                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

                        WESTERN PUBLISHING GROUP, INC.
               (Name of Registrant As Specified In Its Charter)

                        WESTERN PUBLISHING GROUP, INC.
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2), or Item
    22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:


    2) Form, Schedule or Registration Statement No.:

    3) Filing party:

    4) Date filed:

                           REVISED PRELIMINARY COPY

                          [WPGI LOGO AND LETTERHEAD]



                                                     April __, 1996



Dear Western Publishing
  Group, Inc. Stockholder:


                  You are cordially invited to attend a Special Meeting of Stockholders of Western Publishing Group, Inc. (the "Company") to be held at 10:00 A.M., local time, on ________, May __, 1996, at Chemical Bank, 270 Park Avenue, __th Floor, Room ____, New York, New York.


                  At this important meeting, you will be asked to vote on a set of proposals relating to the acquisition by Golden Press Holding, L.L.C. of a significant equity interest in the Company. Golden Press Holding is a company recently formed by Richard E. Snyder, the former Chairman and Chief Executive Officer of Simon & Schuster, Inc., Arrow Holdings, LLC, an entity controlled by Barry Diller, the Chairman and Chief Executive Officer of Silver King Communications, Inc. and Chairman of Home Shopping Network, Inc., and Warburg, Pincus Ventures, L.P. Golden Press Holding will invest $65 million in the Company in exchange for shares of a new series of convertible preferred stock, convertible at a price of $10 per share into approximately 23% of the outstanding common stock of the Company, and a warrant to purchase an additional 3,250,000 shares of common stock at an exercise price of $10 per share. Approximately $10 million of the investment proceeds will be used to redeem the Company's outstanding Series A Preferred Stock due March 31, 1996, and the balance will be available for general working capital purposes, including new product development and future acquisitions.

                  Consistent with my prior public statements and my letter to stockholders appearing in our 1995 annual report, and unlike the proposed transactions announced in September and October of last year, this transaction has been structured so that, like all other common stockholders, I will not be selling my shares and the proceeds from the Golden Press Holding equity investment will be invested directly in the Company. We have negotiated every aspect of this transaction with the best interests of the Company's stockholders as the paramount consideration.

                  Furthermore, in order to secure the participation of Mr. Snyder and Warburg Pincus, I have given up my right to vote the approximately four million shares of common stock that I beneficially own, for so long as I own them, by granting an irrevocable proxy to Golden Press Holding to vote these shares in its sole discretion. Golden Press Holding has agreed to vote these shares, which represent approximately 20% of the outstanding shares, in favor of the proposals to be considered at the Special Meeting. In addition, to provide further comfort to Golden Press Holding, I have agreed to certain transfer restrictions which will significantly limit my freedom to sell my shares in the future.


                  The newly-issued preferred stock would entitle Golden Press Holding, for so long as it owns a significant portion of the preferred stock, to elect three directors of the Company who, together with the six nominees standing for election at the Special Meeting, would constitute the nine-member board of directors following the closing of the equity investment. The preferred stock also would vote, on an as-if-converted basis, with the Company's common stock on all matters submitted to a vote of the Company's stockholders, including the election of directors, and have certain class voting rights with respect to certain material corporate transactions.


                  In order to help ensure a smooth transition of the Company's management, Mr. Snyder has been elected and has begun to serve as President of the Company. This has allowed Mr. Snyder an opportunity to gain a familiarity and insight into the Company's operations so as to enable Mr. Snyder and me to set the stage to rapidly implement his direction and strategy for the Company's future once the equity investment transaction is complete. Upon the closing of the Golden Press investment, I will resign my positions with the Company and Mr. Snyder will become Chairman and Chief Executive Officer.


                  After careful consideration of a number of factors, including the terms relating to Golden Press Holding's investment and the benefits that will be derived from the involvement of Mr. Snyder and Warburg Pincus in the management of the Company and its businesses, as well as the cash infusion to be made by Golden Press Holding, the Board of Directors has unanimously determined that the Securities Purchase Agreement, as amended, and the transactions contemplated thereby, considered as a whole, are fair to and in the best interests of the Company and its stockholders and therefore unanimously recommends that you vote FOR each of the proposals to be considered at the Special Meeting. Your Board of Directors firmly believes that it is in the long-term best interests of the Company and its stockholders, employees and customers that this important transaction be approved and completed.



                  Details concerning the proposals that you will be asked to consider at the Special Meeting are set forth in the accompanying Proxy Statement. In addition to voting on the Golden Press Holding investment, you will be asked to approve the election of Shahara Ahmad-Llewellyn, Barry Diller, Linda L. Janklow, Marshall Rose, Richard E. Snyder and H. Brian Thompson as directors of the Company, amendments to the Company's stock option plan, adoption of a new bonus plan for executive officers and three proposed amendments to the Company's certificate of incorporation. Please note that unless all of these proposals are approved by stockholders (other than the proposed amendments to the Company's certificate of incorporation), none will be effected by the Company. We urge you to read the entire Proxy Statement carefully. It is important that your shares be represented at the Special Meeting no matter how many shares you own. Even if you plan to attend the Special Meeting, please sign, date and mail promptly the enclosed Proxy in the postage-paid envelope. This action will not limit your right to vote in person if you wish to attend the Special Meeting.


                  On behalf of the Board of Directors, thank you for your cooperation and your continued support.

                                                     Sincerely,



                                                     Richard A. Bernstein
                                                     Chairman of the Board and
                                                       Chief Executive Officer

                        WESTERN PUBLISHING GROUP, INC.
                              444 Madison Avenue
                           New York, New York 10022

                                ---------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                            To be Held May __, 1996

                                ---------------


To the Stockholders of WESTERN PUBLISHING GROUP, INC.:


                  A special meeting of stockholders (the "Special Meeting") of Western Publishing Group, Inc. (the "Company") will be held at Chemical Bank, 270 Park Avenue, __th Floor, Room ____, New York, New York, on _________, May __, 1996 at 10:00 A.M., local time, to consider and act on seven proposals (the "Proposals") relating to the Securities Purchase Agreement dated as of January 31, 1996 between the Company and Golden Press Holding, L.L.C. ("GPH"), as amended by Amendment No. 1 thereto dated as of April 15, 1996 and as it may be further amended from time to time (the "Securities Purchase Agreement"). The seven Proposals are summarized as follows:

                  (1) To approve the Securities Purchase Agreement and the performance by the Company of all transactions and acts on the part of the Company contemplated thereby, including, without limitation, the issuance by the Company and sale to GPH, for a cash purchase price of $65 million, of (i) 13,000 shares of the Company's Series B Convertible Preferred Stock, without par value (the "Series B Convertible Preferred Stock"), together with the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon conversion of the Series B Convertible Preferred Stock and as dividends on the Series B Convertible Preferred Stock, and (ii) a warrant (the "Warrant") to purchase 3,250,000 shares of Common Stock, together with the shares of Common Stock issuable upon the exercise of the Warrant. (Proposal No.
         1)


                  (2) To elect Shahara Ahmad-Llewellyn, Barry Diller, Linda L. Janklow, Marshall Rose, Richard E. Snyder and
         H. Brian Thompson as directors of the Company, who will qualify as directors only upon the closing of the transactions under the Securities Purchase Agreement, to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified. (Proposal No. 2)


                  (3) To approve the adoption of several amendments to

         the Company's 1995 Stock Option Plan. (Proposal No. 3)

                  (4) To approve the adoption of the Executive Officer Bonus Plan. (Proposal No. 4)


                  (5) To adopt an amendment to Article First of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to change the name of the Company to "Golden Books Family Entertainment, Inc.".
         (Proposal No. 5)

                  (6) To adopt an amendment to Article Fourth of the Restated Certificate to increase the authorized number of shares of Common Stock from 40,000,000 shares to 60,000,000 shares. (Proposal No. 6)

                  (7) To adopt an amendment to Article Fourth of the Restated Certificate to increase the authorized number of shares of the Company's preferred stock from 100,000 shares to 200,000 shares. (Proposal No. 7)

                  At the Special Meeting, the stockholders also will consider and vote on such other matters as may properly be presented incident to the conduct of the Special Meeting or any and all adjournments or postponements thereof.

                  Among the other actions contemplated by the Securities Purchase Agreement are (a) the redemption by the Company of the Company's outstanding shares of Series A Preferred Stock due March 31, 1996, using a portion of the proceeds from the GPH investment; (b) the grant of certain registration rights to GPH in respect of the Series B Convertible Preferred Stock and the Warrant and the underlying Common Stock; (c) the grant of certain registration rights to Richard A. Bernstein and certain of his affiliated entities in respect of shares of Common Stock owned by them; and (d) the Company's execution of an employment agreement and certain related arrangements with Richard E. Snyder following the closing of the transactions contemplated by the Securities Purchase Agreement, pursuant to which Mr. Snyder would become the Chairman and Chief Executive Officer of the Company.

                  Unless all the Proposals are approved and adopted by the stockholders at the Special Meeting, none will be effected by the Company, except that the other Proposals will be effected regardless of whether any of the proposals to amend the Restated Certificate (Proposal Nos. 5, 6 or 7) is adopted. Accordingly, if the Proposals (including Proposal No. 1) are not approved, no individual elected as a director at the Special Meeting will be qualified as a director or will take office, and the current directors will remain in office until their successors are duly elected and qualified. For further information with respect to the election of directors at the Special

Meeting, see "ELECTION OF DIRECTORS" in the accompanying Proxy Statement.


                  Only holders of record of the Common Stock at the close of business on April 9, 1996 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Special Meeting will be kept at the Company's offices at 444 Madison Avenue, New York, New York 10022, for a period of ten days prior to the Special Meeting and will be available for examination by any stockholder for any purpose germane to the Special Meeting during ordinary business hours.

                                       By Order of the Board of Directors,



                                       James A. Cohen
                                       Secretary

          PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF
MAILED IN THE UNITED STATES.

                                                 TABLE OF CONTENTS

                                                                                                               Page
INTRODUCTION....................................................................................................  1
         Proxy Solicitation.....................................................................................  1
         Voting at the Special Meeting..........................................................................  1
         Revocability of Proxies................................................................................  4

SUMMARY  .......................................................................................................  4
         The Proposals..........................................................................................  4
         The Parties to the Transactions........................................................................  6
         The Special Meeting....................................................................................  7
         Background of and Reasons for the Transactions.........................................................  8
         Recommendation of the Board of Directors...............................................................  9
         Opinions of Financial Advisors.........................................................................  9
         Use of Proceeds........................................................................................  9
         Certain Considerations................................................................................. 10
         Certain Negotiated Features of the Transactions........................................................ 11
         Interests of Certain Persons in the Transactions....................................................... 13
         Certain Terms of the Securities Purchase Agreement..................................................... 14
         Certain Terms of the Series B Convertible Preferred
           Stock................................................................................................ 15
         Certain Terms of the Warrant........................................................................... 16
         Certain Terms of the GPH Registration Rights Agreement................................................. 16
         Regulatory Matters..................................................................................... 17
         Section 203 of the DGCL................................................................................ 17
         Litigation............................................................................................. 17
         Election of Directors.................................................................................. 17
         Amendments to 1995 Stock Option Plan................................................................... 18
         Executive Officer Bonus Plan........................................................................... 18
         Charter Amendments..................................................................................... 18
         Pro Forma Capitalization............................................................................... 19
         Price Range of Common Stock; Dividend Policy........................................................... 22

BENEFICIAL STOCK OWNERSHIP...................................................................................... 24
         Principal Stockholders................................................................................. 24
         Directors and Executive Officers....................................................................... 25


THE PROPOSALS................................................................................................... 28
                  Recommendation of the Board of Directors...................................................... 32
         Opinions of Financial Advisors......................................................................... 34
         Use of Proceeds........................................................................................ 48
         Certain Considerations................................................................................. 49
                  Diminished Ability to Sell the Company;
                    Antitakeover Effect......................................................................... 49
                  Board Representation; Control of Management................................................... 50
                  Dilution ..................................................................................... 50
         Certain Negotiated Features of the Transactions........................................................ 51
                  Status of Bernstein Shares.................................................................... 52

                  Irrevocable Proxies........................................................................... 52

                                                       i

                  Termination of the Securities Purchase Agreement.............................................. 53
                  Election of Directors......................................................................... 54
                  Series B Convertible Preferred Stock Antidilution
                    Adjustments................................................................................. 54
                  Management Services........................................................................... 54
         Interests of Certain Persons in the Transactions....................................................... 55
                  Bernstein Registration Rights Agreement....................................................... 55
                  Redemption of Series A Preferred Stock
                    due March 31, 1996.......................................................................... 56
                  Directors' and Officers' Liability Insurance
                    Coverage ................................................................................... 56
                  Snyder Employment Arrangements................................................................ 57
                  Severance and Management Arrangements......................................................... 61
         Regulatory Matters..................................................................................... 61
         Section 203 of the DGCL................................................................................ 61
         Litigation............................................................................................. 62

SECURITIES PURCHASE AGREEMENT (Proposal No. 1).................................................................. 64
         Issuance and Sale of Series B Convertible Preferred
           Stock and Warrant.................................................................................... 64
         Terms of the Series B Convertible Preferred Stock...................................................... 65
         Terms of the Warrant................................................................................... 69
         Terms of the GPH Registration Rights Agreement......................................................... 70
         Representations and Warranties......................................................................... 71
         Pre-Closing Covenants.................................................................................. 71
         Non-Solicitation of Business Combination Proposals..................................................... 73
         Conditions to Closing.................................................................................. 75
         Termination and Termination Fee  ...................................................................... 75
         Expenses .............................................................................................. 76

ELECTION OF DIRECTORS (Proposal No. 2).......................................................................... 77
         General  .............................................................................................. 77
         Business Experience of Nominees........................................................................ 78
         Business Experience of Series B Directors.............................................................. 80
         Business Experience of Current Directors............................................................... 81
         Business Experience of Executive Officers.............................................................. 82
         Board Meetings and Committees of the Board............................................................. 85
         Compensation Committee Interlocks and Insider
           Participation........................................................................................ 86
         Executive Compensation................................................................................. 87
         Certain Transactions................................................................................... 92
         Compliance with Section 16(a) of the Exchange Act...................................................... 93

AMENDMENTS TO 1995 STOCK OPTION PLAN (Proposal No. 3)........................................................... 93

EXECUTIVE OFFICER BONUS PLAN (Proposal No. 4)................................................................... 97

CHARTER AMENDMENTS.............................................................................................. 99

AMENDMENT TO CHANGE THE NAME OF THE COMPANY

  (Proposal No. 5)..............................................................................................100


                                                       ii

AMENDMENTS TO INCREASE THE AUTHORIZED COMMON AND PREFERRED
  STOCK (Proposal Nos. 6 and 7).................................................................................100

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING...............................................................103

INDEPENDENT AUDITORS............................................................................................103

AVAILABLE INFORMATION...........................................................................................103

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................106

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1


APPENDICES

  Appendix I               -- Amended Securities Purchase Agreement.........................................    I-1
  Appendix II              -- Bernstein Registration Rights
                                Agreement....................................................................  II-1
  Appendix III             -- Bernstein Irrevocable Proxy...................................................  III-1
  Appendix IV              -- Certificate of Designations of
                                Series B Convertible Preferred Stock........................................   IV-1
  Appendix V               -- Form of Warrant................................................................   V-1
  Appendix VI              -- GPH Registration Rights Agreement..............................................  VI-1
  Appendix VII             -- Executive Officer Bonus Plan................................................... VII-1
  Appendix VIII                     -- Charter Amendments................................................... VIII-1
  Appendix IX              -- Fairness Opinion of Bear, Stearns
                              & Co. Inc.....................................................................   IX-1
  Appendix X                -- Fairness Opinion of Jefferies &
                                Company, Inc.................................................................   X-1

                        WESTERN PUBLISHING GROUP, INC.

                               ---------------

                               PROXY STATEMENT
                       SPECIAL MEETING OF STOCKHOLDERS
                           To be held May __, 1996

                               ---------------

                                 INTRODUCTION



Proxy Solicitation



                  This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Western Publishing Group, Inc., a Delaware corporation (the "Company"), for use at the special meeting of stockholders of the Company to be held on ________, May __, 1996, at 10:00 A.M., local time, at Chemical Bank, 270 Park Avenue, __th Floor, Room ____, New York, New York, or at any adjournment or postponement thereof (the "Special Meeting"), for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders. This Proxy Statement and a form of proxy are first being mailed on or about April 15, 1996 to holders of record of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on April 9, 1996, the record date for the Special Meeting.



                  The cost of soliciting proxies will be borne by the Company and will consist of expenses of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners. Solicitation may also be made by the Company's officers, directors or regular employees personally or by telephone.



                  The principal executive offices of the Company are located at 444 Madison Avenue, New York, New York 10022.



Voting at the Special Meeting



                  Vote Required. The seven proposals set forth in the foregoing Notice of Special Meeting of Stockholders (the "Proposals") are being submitted to the stockholders pursuant to a requirement of the Securities Purchase Agreement dated as of January 31, 1996, as amended by Amendment No. 1 thereto dated as of April 15, 1996 and as the same may be further amended from time to time (the "Securities Purchase Agreement"), between the Company and Golden Press Holding, L.L.C. ("GPH"), and the rules of the National Association of Securities Dealers, Inc. (the "NASD") governing corporations, such as the Company, with securities quoted on the Nasdaq National Market. In addition, under the Delaware General Corporation Law, the adoption of each of the Proposals relating to the proposed amendments to the Amended and Restated Certificate of Incorporation of the Company set forth in the foregoing Notice of Special Meeting of Stockholders (the "Charter Amendments") must be submitted to a vote of the holders of the outstanding shares of Common Stock.



                  The presence, in person or by properly executed proxy, of the holders of shares entitled to cast a majority of the votes entitled to be cast by the holders of record of all outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present at the Special Meeting as to any proposal as to which authority to vote is withheld from the broker.




                  Pursuant to the rules of the NASD and the Company's By-laws, the affirmative vote of the holders of a majority of the total votes cast at the Special Meeting is required to approve the Proposals relating to the Securities Purchase Agreement and the transactions contemplated thereby (the "Transactions"). Pursuant to the Company's By-laws, the amendments to the Company's 1995 Stock Option Plan and the Company's Executive Officer Bonus Plan require the affirmative vote of the holders of a majority of the total votes cast at the Special Meeting. Accordingly, abstentions will have the same effect as votes against these Proposals, but broker non-votes will have no effect on the approval of these Proposals. The six nominees receiving a plurality of the votes cast at the Special Meeting for the election of directors will be elected as directors (but will qualify as such only upon the completion of the Transactions; see "ELECTION OF DIRECTORS"). Accordingly, abstentions and broker non-votes will have no effect on the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve each of the Proposals relating to the Charter Amendments. Accordingly, abstentions and broker non-votes will have the same effect as votes against the Charter Amendments.



                  Unless all the Proposals are approved and adopted by the stockholders at the Special Meeting, none will be effected by the Company, except that the other Proposals will be effected regardless of whether any of Proposal Nos. 5, 6 or 7 relating to the Charter Amendments is adopted. Accordingly, if the Proposals (including Proposal No. 1) are not effected, the persons elected as directors at the Special Meeting will not qualify as directors and will not take office, and the current directors will remain in office until their successors are duly elected and qualified.
See "ELECTION OF DIRECTORS."

                  Record Date; Voting Rights. Holders of record of the Common Stock at the close of business on April 9, 1996 are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 21,666,739 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The holders of Common Stock will vote as a single class with regard to all matters to be acted upon at the Special Meeting. Each stockholder of record may cast one vote for each share of Common Stock entitled to be voted on each of the Proposals. The Common Stock is the Company's only class of voting securities outstanding. As described below under "THE PROPOSALS
- -- Certain Negotiated Features of the Transactions -Irrevocable Proxies," Richard A. Bernstein, the current Chairman and Chief Executive Officer of the Company, and certain of his affiliated entities have granted GPH irrevocable proxies pursuant to agreements dated January 31, 1996 in respect of 3,996,771 shares of Common Stock owned by them (representing approximately 20% of the shares of Common Stock currently outstanding) for so long as such shares are owned by Mr. Bernstein or his affiliates, and GPH has agreed to vote those shares in favor of the Proposals at the Special Meeting. The Company's President, Richard E. Snyder, who owns 599,465 shares of Common Stock (representing approximately 3% of the outstanding Common Stock) and will become Chairman and Chief Executive Officer of the Company upon the consummation of the Transactions (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements"), has indicated that he intends to vote in favor of the Proposals. The Company's other directors and executive officers (who collectively own shares of Common Stock representing approximately 3% of the outstanding Common Stock) have indicated that they intend to vote in favor of the Proposals.



                  Shares of Common Stock represented by properly executed proxies received prior to or at the Special Meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR each of the Proposals and, in any case, in the judgment of the proxy holder as to any other matters that may properly come before the Special Meeting.



                  If a stockholder has invested in the Common Stock through the Company 401(k) plan, the proxy will also serve as voting instructions for the Trustee for the 401(k) plan. The Trustee will vote unallocated shares of Common Stock in the 401(k) plan and allocated shares for which it has not received timely direction in its discretion pursuant to its obligations as a fiduciary.

Revocability of Proxies



                  Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it, at any time before it is voted, by delivering to the Secretary of the Company, at 444 Madison Avenue, New York, New York 10022, on or before the business day prior to the Special Meeting or at the Special Meeting itself, a subsequent written notice of revocation or subsequently-dated proxy relating to the same shares or by attending the Special Meeting and voting in person. However, attendance at the Special Meeting will not in itself constitute the revocation of a proxy unless such proxy is revoked by one of the means described in the preceding sentence.



                                   SUMMARY

                  The following is a brief summary (the "Summary") of the information in this Proxy Statement. The Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement and in the Appendices to this Proxy Statement. Cross references in the Summary are to the captions of sections of this Proxy Statement unless otherwise indicated. Stockholders are urged to read this Proxy Statement and the Appendices in their entirety.

The Proposals


                  The seven proposals described in this Proxy Statement (the "Proposals") relate to the transactions and acts (the "Transactions") contemplated on the part of Western Publishing Group, Inc., a Delaware corporation (the "Company"), by the Securities Purchase Agreement dated as of January 31, 1996 between the Company and Golden Press Holding, L.L.C. ("GPH"), as amended by Amendment No. 1 thereto dated as of April 15, 1996 and as it may be further amended from time to time (the "Securities Purchase Agreement"), and consist of:


                  (1) the approval of the Securities Purchase Agreement and the performance by the Company of all transactions and acts on the part of the Company contemplated under the Securities Purchase Agreement, including, without limitation, the issuance and sale to GPH, for a cash purchase price of $65 million, of (i) 13,000 shares of the Company's Series B Convertible Preferred Stock, without par value (the "Series B Convertible Preferred Stock"), together with the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon conversion of the Series B Convertible Preferred Stock and as dividends on the Series B Convertible Preferred Stock, and (ii) a warrant (the

                           "Warrant") to purchase an additional 3,250,000 shares of Common Stock, together with the shares of Common Stock issuable upon the exercise of the Warrant ("Proposal No. 1 -- Securities Purchase Proposal");


                  (2) the election of six directors of the Company, who will qualify as directors only upon the closing of the Transactions (the "Closing"), to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified ("Proposal No. 2-- Election Proposal");



                  (3) the approval of the adoption of certain amendments to the Company's 1995 Stock Option Plan (the "Stock Option Plan") ("Proposal No. 3 -- Stock Option Plan Amendment Proposal");

                  (4) the approval of the adoption of the Company's Executive Officer Bonus Plan (the "Bonus Plan") ("Proposal No. 4 -- Bonus Plan Proposal"); and


                  (5) the adoption of three amendments (the "Charter Amendments") to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to (a) amend Article First to change the name of the Company to "Golden Books Family Entertainment, Inc." (Proposal No. 5), (b) amend Article Fourth to increase the number of authorized shares of Common Stock from 40,000,000 shares to 60,000,000 shares (Proposal No. 6) and
                           (c) amend Article Fourth to increase the number of authorized shares of preferred stock, without par value, of the Company (the "Preferred Stock") from 100,000 shares to 200,000 shares (Proposal No. 7) (collectively, the "Charter Amendment Proposals"). Except as described in this Proxy Statement, the Company has no current plans for any issuances of Common or Preferred Stock. See "THE PROPOSALS."


Approval of each of the Proposals by the requisite vote of the stockholders of the Company (other than the Charter Amendments) is a condition to the consummation of the Transactions under the Securities Purchase Agreement. See "SECURITIES PURCHASE AGREEMENT -- Conditions to Closing."

                  Among the other Transactions contemplated by the Securities Purchase Agreement are (a) the redemption by the Company of the outstanding shares of Series A Preferred Stock due March 31, 1996, without par value, of the Company (the "Series A Preferred Stock") at a redemption price equal to the liquidation value thereof plus accrued and unpaid dividends to the date of redemption, using a portion of the proceeds from the GPH investment (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Redemption of Series A Preferred Stock due March 31, 1996"); (b) the grant of certain registration rights to GPH in respect of the Series B Convertible Preferred Stock and the Warrant and the Common Stock underlying each of the Series B Convertible Preferred Stock and the Warrant pursuant to a registration rights agreement between the Company and GPH (the "GPH Registration Rights Agreement") (see "SECURITIES PURCHASE AGREEMENT -- Terms of the GPH Registration Rights Agreement"); (c) the grant of certain registration rights to Richard A. Bernstein, the current Chairman and Chief Executive Officer of the Company, and certain of his affiliated entities in respect of shares of Common Stock owned by them pursuant to a registration rights agreement between the Company, Mr. Bernstein and such affiliated entities (the "Bernstein Registration Rights Agreement") (see "THE PROPOSALS -- Interests of Certain Persons in the

Transactions -- Bernstein Registration Rights Agreement"); and (d) the Company's execution of an employment agreement (the "Snyder Employment Agreement") and related arrangements (the "Snyder Employment Arrangements") with Richard E. Snyder upon the Closing pursuant to which Mr. Snyder would become the Chairman and Chief Executive Officer of the Company (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements").

The Parties to the Transactions

                  The Company. The Company, through its Western Publishing Company subsidiary, creates, publishes, manufactures, prints and markets story and picture books, coloring and activity books, interactive electronic books and games, and computer and multi-media "edutainment" products for children. These products are sold principally under the GOLDEN BOOKS(R) brand. The Company also produces and markets Frame-Tray(R) puzzles, children's prerecorded videos and special interest books for the entire family. Western Publishing Company also offers a wide range of printing, graphic, creative and distribution services to customers in industry and government.

                  Through the Beach Products Division of its Penn Corporation subsidiary, the Company is engaged in the manufacture and sale of decorated paper tableware, party goods, stationery and gift products.

                  The Bernstein Entities. Richard A. Bernstein is the Chairman and Chief Executive Officer of the Company, Chairman of the Company's Western Publishing Company, Inc. subsidiary and Chairman, President and Chief Executive Officer of the Company's Penn Corporation subsidiary. References in this Proxy Statement to (i) the "Bernstein Entities" mean, collectively,

Mr. Bernstein, the Trust for the benefit of Mr. Bernstein dated March 16, 1978, The Richard A. Bernstein Trust of 1986 and The Richard A. and Amelia Bernstein Foundation, Inc. and (ii) the "Bernstein Shares" shall mean, collectively, the shares of Common Stock owned by the Bernstein Entities.

                  Richard E. Snyder. From 1975 to 1994, Mr. Snyder served as Chairman and Chief Executive Officer of Simon & Schuster, Inc. In order to help ensure a smooth transition of the Company's management prior to the Closing, Mr. Snyder was elected as the President of the Company on January 31, 1996 upon the signing of the Securities Purchase Agreement. He will succeed Mr. Bernstein as Chairman and Chief Executive Officer of the Company following the Closing. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements."

                  Warburg, Pincus Ventures, L.P. Warburg, Pincus Ventures, L.P. ("Warburg Pincus"), a Delaware limited partnership, is engaged in making venture capital and similar investments. The sole general partner of Warburg Pincus is Warburg, Pincus & Co., a New York general partnership, and its manager is E.M. Warburg, Pincus & Co., a New York general partnership.

                  Golden Press Holding, L.L.C. GPH is a newly-organized Delaware limited liability company recently formed by Mr. Snyder, Arrow Holdings, LLC, an entity controlled by Barry Diller, the Chairman and Chief Executive Officer of Silver King Communications, Inc. and Chairman of Home Shopping Network, Inc., and Warburg Pincus solely for purposes of consummating the Transactions and holding securities of the Company.

The Special Meeting


                  Proxy Solicitation. This Proxy Statement is being furnished in connection with the solicitation of proxies for the adoption of the Proposals by the board of directors of the Company (the "Board of Directors") for use at a special meeting of stockholders of the Company to be held on _________, May __, 1996, at 10:00 A.M., local time, at Chemical Bank, 270 Park Avenue, __th Floor, Room ____, New York, New York, or at any adjournment or postponement thereof (the "Special Meeting").



                  Vote Required. Approval of the Securities Purchase Proposal by the Company's stockholders is required by the rules of the National Association of Securities Dealers, Inc. (the "NASD"), governing corporations, such as the Company, with securities quoted on the Nasdaq National Market. The affirmative vote of the holders of a majority of the votes cast at the Special Meeting is required to approve the Securities Purchase Proposal, the Stock Option Plan Amendment Proposal and the Bonus

Plan Proposal (Proposal Nos. 1, 3 and 4). The six nominees receiving a plurality of the votes cast at the Special Meeting for the election of directors (Proposal No. 2) will be elected as directors (but will qualify as such only upon the closing of the Transactions; see "ELECTION OF DIRECTORS"). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve each of the Charter Amendment Proposals (Proposal Nos. 5, 6 and 7). Unless all the Proposals are approved and adopted by the stockholders at the Special Meeting, none will be effected by the Company, except that the other Proposals will be effected regardless of whether any of the Charter Amendment Proposals is adopted. Accordingly, if the Proposals (including Proposal No. 1) are not effected, the nominees elected at the Special Meeting will not qualify as directors and will not take office, and the current directors will remain in office until their successors are duly elected and qualified. See "ELECTION OF DIRECTORS". Pursuant to the Securities Purchase Agreement, 3,996,771 shares of Common Stock owned by certain of the Bernstein Entities, representing approximately 20% of the Common Stock entitled to vote at the Special Meeting, will be voted in favor of the Proposals. See "THE PROPOSALS -- Certain Negotiated Features of the Transactions -- Irrevocable Proxies."

                  Shares of Common Stock represented by properly executed proxies received prior to or at the Special Meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR each of the Proposals.

                  No Appraisal Rights. Stockholders are not entitled to appraisal rights under the Delaware General Corporation Law (the
"DGCL") or otherwise in respect of any of the Proposals.



                  Record Date. The record date for the Special Meeting is April 9, 1996 (the "Record Date").


Background of and Reasons for the Transactions

                  Formal negotiations between the Company and Mr. Snyder and Warburg Pincus concerning the purchase of a significant equity interest in the Company commenced in August 1995. Mr. Snyder and Mr. Bernstein began preliminary discussions in April 1995, and the participation of Warburg Pincus commenced in May 1995. Although agreements in principle were announced in September and October 1995, the Company publicly announced termination of the negotiations on October 17, 1995. Discussions began again in December concerning revised terms for a significant investment by Mr. Snyder and Warburg Pincus, culminating with the public announcement of the signing of the Securities Purchase Agreement and the election of Mr. Snyder as

President of the Company on January 31, 1996. See "THE PROPOSALS -- Background of and Reasons for the Transactions."

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE SECURITIES PURCHASE AGREEMENT AND THE TRANSACTIONS, CONSIDERED AS A WHOLE, ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS AT THE SPECIAL MEETING.

                  For a discussion of the factors considered by the Board of Directors in reaching its decision, see "THE PROPOSALS -Recommendation of the Board of Directors," "Opinions of Financial Advisors," "-- Certain Considerations" and "-- Interests of Certain Persons in the Transactions."

Opinions of Financial Advisors

                  The Company has retained each of Bear, Stearns & Co. Inc. ("Bear Stearns") and Jefferies & Company, Inc. ("Jefferies") on behalf of the Board of Directors to render a fairness opinion with respect to the consideration to be received by the Company pursuant to the equity investment contemplated by the Securities Purchase Agreement. On January 31, 1996, each of Bear Stearns and Jefferies delivered its written opinion to the effect that, as of such date and based upon and subject to certain matters as stated in such opinions, the consideration to be received by the Company from the equity investment contemplated by the Securities Purchase Agreement is fair to the Company from a financial point of view. In rendering their opinions, neither Bear Stearns nor Jefferies considered or opined as to any other transactions or contractual arrangements to be entered into, or payments to be made by or to the Company or to any other person, concurrently with GPH's equity investment. See "THE PROPOSALS -- Opinions of Financial Advisors." A copy of the written opinion of each of Bear Stearns and Jefferies, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Appendix IX and Appendix X, respectively, and should be read carefully by stockholders in their entirety.

Use of Proceeds



                  The estimated net cash proceeds to the Company from the sale of the Series B Convertible Preferred Stock and the Warrant to GPH will be $56,500,000, after giving effect to the payment of estimated transaction expenses (see "SECURITIES PURCHASE AGREEMENT -- Expenses") and the payments under the severance and management arrangements described under "THE PROPOSALS
- --Interests of Certain Persons in the Transactions --

Severance and Management Arrangements." Approximately $10 million of such proceeds will be used by the Company to redeem the outstanding shares of Series A Preferred Stock (which is mandatorily redeemable by the Company on March 31,
1996) as contemplated by the Securities Purchase Agreement (see "THE PROPOSALS
- -- Interests of Certain Persons in the Transactions -- Redemption of Series A Preferred Stock due March 31, 1996"), and the remainder will be available to the Company for general working capital purposes, including new product development and future acquisitions. The Company does not currently have any commitments or understandings regarding the use of such proceeds. Mr. Snyder has advised the Company that he intends to use the net proceeds from the investment to pursue a multi-pronged strategy to build upon the GOLDEN BOOKS(R) franchise. This strategy will include strengthening relationships with the Company's existing mass market retailers, increasing distribution through non-mass channels, including bookstores, extending the existing product line to include books for parents and families and, where appropriate, expanding the GOLDEN BOOKS(R) name into non-book areas, such as home video, television and multi-media. Although Mr. Snyder has advised the Company that he has not yet finalized any plans regarding the future operations of the Company, Mr. Snyder has indicated that his plans, when fully developed, may involve a restructuring of operations which could result in substantial charges to operations or changes in the classification of the Company's assets and liabilities. See "THE PROPOSALS -- Use of Proceeds."


Certain Considerations

                  While the Board of Directors is of the opinion that the Proposals are in the best interests of the Company and its stockholders, in evaluating the Proposals stockholders should consider, among other things, the following possible consequences of completion of the Transactions:


                  (i) the significant ownership interest of GPH in the Company (which will represent approximately 23% of the aggregate voting power of the outstanding shares of capital stock of the Company after giving effect to the issuance of the Series B Convertible Preferred Stock, and approximately 31% after giving effect to the exercise of the Warrant), coupled with the irrevocable proxies granted by Mr. Bernstein and certain of the other Bernstein Entities to GPH with respect to 3,996,771 shares of Common Stock (the "Irrevocable Proxies"), and the fact that the Securities Purchase Agreement does not restrict GPH from acquiring additional shares in the open market or otherwise, may render it more difficult for a third party to effect a change of control of the Company without the consent of GPH and thereby discourage third parties from any attempt to acquire control of the Company;

                  (ii) (a) GPH's ability to influence the management and policies of the Company through Mr. Snyder's status as Chairman and
         Chief Executive Officer of the Company, (b) the class voting rights afforded to the holders of the Series B Convertible Preferred Stock to elect one-third of the members of the Board of Directors and approve certain material corporate transactions, (c) the fact that the Series B Convertible Preferred Stock will vote on an as-if-converted basis with the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Company, including the election of all directors not elected by the holders of the Series B Convertible Preferred Stock, (d) the fact that, immediately following the Closing, the members of the Board of Directors will all be nominees of GPH, and (e) the right of the holders of the Series B Convertible Preferred Stock to vote as a class with the holders of the Common Stock in the election of the remainder of the members of the Board of Directors;



                  (iii) the potential dilution of the voting and economic rights of the existing holders of the Common Stock resulting from the issuance of the Series B Convertible Preferred Stock and the payment of Common Stock dividends on the Series B Convertible Preferred Stock for the first four years from issuance thereof, the exercise of the Warrant after two years from the issuance thereof (or earlier upon the occurrence of certain events) and the Snyder Employment Arrangements; and



                  (iv) the fact that the success of the Company will be dependent in part on the efforts and abilities of Mr. Snyder and that, if the Company were to lose the services of Mr. Snyder before a qualified replacement could be obtained, the Company's business could be materially and adversely affected.


See "SUMMARY -- Pro Forma Capitalization" and "THE PROPOSALS --
Certain Considerations."

Certain Negotiated Features of the Transactions

                  Stockholders should be aware of the following additional aspects and provisions of the Securities Purchase Agreement and the Transactions that were negotiated on behalf of the Company and the stockholders and were required by the parties as a condition to the signing of the Securities Purchase
Agreement:

                  (i) unlike the proposed transactions between the Company,

         Mr. Snyder and Warburg Pincus announced in September and October 1995, none of the shares of Common Stock beneficially owned by Mr.
         Bernstein will be purchased
         as part of the Transactions and GPH's entire investment will be made directly in the Company (see "SECURITIES PURCHASE AGREEMENT -- Issuance and Sale of Series B Convertible Preferred Stock and Warrant");

                  (ii) Mr. Bernstein and certain of the other Bernstein Entities currently owning in the aggregate 3,996,771 shares of Common Stock (representing approximately 20% of the shares currently outstanding)
         (a) have relinquished their voting rights with respect to such shares by granting GPH irrevocable proxies to vote such shares in its sole discretion, subject to certain conditions, for so long as Mr. Bernstein and such other entities own such shares, and (b) have agreed to certain transfer restrictions which will significantly limit their freedom to sell such shares in a block or blocks in the future (see "THE PROPOSALS -- Certain Negotiated Features of the Transactions -- Irrevocable Proxies");

                  (iii) the Securities Purchase Agreement permits the Company, upon the payment of a $2 million break-up fee, to terminate the Securities Purchase Agreement and accept an unsolicited proposal from a third party which the Board of Directors reasonably believes is likely to result in a business combination that is likely to be more favorable to the stockholders of the Company than the Transactions (see "SECURITIES PURCHASE AGREEMENT -- Termination and Termination Fee");

                  (iv) GPH does not have a contractual right to name any directors of the Company (other than the directors who are to be elected by the holders of the Series B Convertible Preferred Stock) following the election of directors at the Special Meeting (see "ELECTION OF DIRECTORS");

                  (v) the holders of the Series B Convertible Preferred Stock are not entitled to antidilution adjustment of the conversion price in respect of (a) an issuance of Common Stock to GPH and certain of its affiliates unless such issuance has been approved by a majority of the directors of the Company who are neither the designees of the holders of the Series B Convertible Preferred Stock nor individuals associated with Warburg Pincus or certain of its affiliates or (b) an issuance of Common Stock in a transaction that has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), unless an investment bank of national standing and reputation, engaged for a fee by the Company pursuant to a written engagement letter, has been consulted by the Company with respect to the structure, and has participated in the negotiation, of such issuance (see "SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock"); and

                  (vi) Mr. Bernstein has agreed to cause a corporation owned by him to employ certain Company employees who will be terminated at the Closing to provide certain management services (including finance and accounting, cash management, real estate matters, labor negotiations and corporate administration) to the Company as requested from time to time by Mr. Snyder for the 180-day transition period following the Closing, and the Company will pay such corporation $1.2 million upon the Closing for the cost (including the cost of employing such former employees) of providing such services (see "THE PROPOSALS -- Certain Negotiated Features of the Transactions -- Management Services").

Interests of Certain Persons in the Transactions

                  In considering the recommendation of the Board of Directors with respect to the Proposals, stockholders should be aware that certain members of the Board of Directors and management have certain interests with respect to the Proposals that may conflict with and are in addition to the interests of the other stockholders of the Company, including:

                  (i) at the Closing, in view of the fact that the Bernstein Entities would otherwise be restricted under the federal securities laws and the rules and regulations promulgated thereunder as to the manner in which they can sell their shares of Common Stock because of the size of the block and Mr. Bernstein's affiliation with the Company, the Bernstein Registration Rights Agreement, pursuant to which the Bernstein Entities will have the right to require the Company, at the Bernstein Entities' cost, to register the sale of Bernstein Shares with the Securities and Exchange Commission (the "SEC") under the Securities Act, and to participate in other registrations initiated by the Company, will become effective (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Bernstein Registration Rights Agreement");

                  (ii) at the Closing, the Company will use a portion of the proceeds from the GPH investment to redeem the outstanding Series A Preferred Stock due March 31, 1996, 46.07% of which is owned by Mr. Bernstein (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Redemption of Series A Preferred Stock due March 31, 1996");

                  (iii) the Company has agreed in the Securities Purchase Agreement to provide the usual extended coverage under the Company's executive liability insurance for a three-year period following the Closing for current and former directors and officers and certain persons serving in fiduciary capacities (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Directors' and Officers' Liability Insurance Coverage");

                  (iv) the Company will enter into the Snyder Employment Agreement immediately following the Closing pursuant to which, among other things, Mr. Snyder will replace Mr. Bernstein as Chairman and Chief Executive Officer of the Company and will be granted options to purchase 1,113,293 shares of Common Stock (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements"); and


                  (v) certain officers and employees of the Company (other than Mr. Bernstein) whose employment will be terminated at the Closing will receive severance payments totaling $1.8 million at the time of the Closing, and as described above a corporation owned by Mr. Bernstein will receive a payment of $1.2 million upon the Closing for the cost (including the cost of employing former employees of the Company) of providing certain management services to the Company as requested from time to time by Mr. Snyder for the 180-day transition period following the Closing (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Severance and Management Arrangements.")


Certain Terms of the Securities Purchase Agreement

                  The Company makes customary representations and warranties in the Securities Purchase Agreement to GPH concerning its business, operations, properties and financial condition and its ability to consummate the Transactions. None of these representations and warranties will survive the Closing.

                  Under the Securities Purchase Agreement, the Company has generally agreed that prior to the Closing it will, among other things, (i) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and (ii) afford GPH and its representatives full access during normal business hours to its properties, books and records and personnel. While the Company has the right to participate in discussions or negotiations with or furnish information to a third party which makes an unsolicited proposal of a transaction which the Board of Directors reasonably believes is likely to result in a business combination that is likely to be more favorable to the stockholders of the Company than the Transactions, the Company has otherwise agreed prior to the Closing to refrain from soliciting, entering into any agreements or participating in any discussions or negotiations concerning, or furnishing any information to any person in connection with or otherwise facilitating, any proposal for certain tender or exchange offers, mergers or other business combination transactions (the "Non-Solicitation Covenant"). See "SECURITIES PURCHASE AGREEMENT -- Pre-Closing Covenants" and "-- Non-Solicitation of Business Combination Proposals."


                  The obligations of the Company and GPH to effect the Closing are subject to the satisfaction of various customary closing conditions, including the approval of the Proposals (other than the Charter Amendment Proposals) by the Company's stockholders. There can be no assurance that each of the conditions to the Closing will be satisfied prior to May 22, 1996, at which time each of the Company and GPH will, subject to the terms of the Securities Purchase Agreement, have the right to terminate the Securities Purchase Agreement. See "SECURITIES PURCHASE AGREEMENT -- Conditions to Closing."



                  The Securities Purchase Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Proposals by the Company's stockholders, subject to certain conditions, (i) by either party if the Closing has not occurred on or before May 22, 1996, (ii) by either party if the Company's stockholders fail to approve the Proposals (other than the Charter Amendment Proposals), or (iii) by the Company or GPH if the Board of Directors reasonably determines that a proposal for a business combination by a third party is likely to result in a business combination which is financially superior to the Transactions and is likely to be consummated. See "SECURITIES PURCHASE AGREEMENT -- Termination and Termination Fee."


                  In the event that (i) the Transactions are not consummated as a result of a material breach by the Company of the Non-Solicitation Covenant,
(ii) the Securities Purchase Agreement is terminated as described above because the Board of Directors has determined that a third party business combination proposal is financially superior to the Transactions, or (iii) certain third party business combinations occur prior to certain terminations of the Securities Purchase Agreement or within nine months following a termination by GPH as a result of a material breach by the Company of any representation, warranty, covenant or agreement set forth in the Securities Purchase Agreement, the Company is required to pay to GPH a termination fee in the amount of $2 million. See "SECURITIES PURCHASE AGREEMENT -- Termination and Termination Fee."

Certain Terms of the Series B Convertible Preferred Stock

                  The Series B Convertible Preferred Stock will (i) be entitled to a 12% annual cumulative dividend payable (x) during the first four years following issuance, by delivery of 195,000 shares of Common Stock per quarter (subject to certain adjustments), and (y) thereafter, at the quarterly rate of $150 per share, compounded quarterly, payable in cash; (ii) have a liquidation preference of $5,000 per share; (iii) be subject to redemption at the option of the Company from time to time after the fourth anniversary of the date of issuance at a price of $5,000 per share; (iv) be convertible into shares of Common Stock at the initial rate of $10 per share, subject to customary antidilution adjustments; (v) for so long as GPH owns a significant portion of the Series B Convertible Preferred Stock, be entitled to elect one-third of the members of the Board of Directors (the "Series B Directors") as a class and have class voting rights with respect to certain material transactions; and (vi) have the right to vote on an as-if-converted basis with the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Company, including the election of all directors other than the Series B Directors. See "SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock."

Certain Terms of the Warrant


                  The Warrant will entitle GPH to purchase 3,250,000 shares of Common Stock at a price of $10 per share, subject to customary antidilution adjustments. The Warrant will be exercisable beginning on the second anniversary of the date of issuance (subject to acceleration in the event of a public announcement of certain bona fide Business Combination Proposals (as defined in "SECURITIES PURCHASE AGREEMENT -- Pre-Closing Covenants") or the initiation of a proxy solicitation for control of the Board of Directors by any person or entity (other than GPH or certain of its affiliated entities)) until the seventh anniversary of the date of issuance. GPH has agreed in the Securities Purchase Agreement not to sell, transfer or assign the Warrant for a two-year period following the Closing, subject to acceleration in certain circumstances. See "SECURITIES PURCHASE AGREEMENT -- Terms of the Warrant."


Certain Terms of the GPH Registration Rights Agreement

                  It is a condition to GPH's obligation to complete its equity investment that the Company execute and deliver the GPH Registration Rights Agreement at the Closing. Pursuant to the GPH Registration Rights Agreement, GPH and certain of its transferees will have the right to require the Company to register the sale of shares of Series B Convertible Preferred Stock, the Warrant or the underlying shares of Common Stock with the SEC under the Securities Act, and to participate in other registrations initiated by the Company. The Company will pay the expenses of GPH or such transferees in connection with any such registration, other than underwriting discounts and commissions and the fees and expenses of legal counsel to the selling stockholders. The GPH Registration Rights Agreement will also contain customary indemnification and contribution provisions.

See "SECURITIES PURCHASE AGREEMENT -- Terms of the GPH Registration Rights Agreement."

Regulatory Matters


                  On March 8, 1996 and March 11, 1996, notification and report forms were filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Transactions by GPH and the Company, respectively. Early termination of the waiting period under the HSR Act was granted on March 25, 1996. The Company is not aware of any other regulatory approvals or filings, or any other consents or approvals, required for the consummation of the Transactions. See "THE PROPOSALS -- Regulatory Matters."


Section 203 of the DGCL

                  As required by the Securities Purchase Agreement, the Board of Directors has taken appropriate action so that the provisions of Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in Section 203 of the DGCL) will not be applicable to the execution and delivery of the Securities Purchase Agreement and the consummation of the Transactions, including the grant by certain of the Bernstein Entities of irrevocable proxies with respect to their Bernstein Shares to GPH. See "THE PROPOSALS -- Section 203 of the DGCL."

Litigation

                  Class action lawsuits were filed in the Delaware Chancery Court following public announcement of the initial and revised proposals for a transaction between the Company and Mr. Snyder and Warburg Pincus challenging the then proposed transactions on several grounds primarily relating to the allegation that Mr. Bernstein would receive consideration for his shares different from that to be received by the other stockholders of the Company. The Company, each of the directors, Warburg Pincus and Mr. Snyder are each named as defendants. In view of the terms of the Securities Purchase Agreement, the Company believes, based on the advice of counsel, that the claims in the class action lawsuits are no longer relevant and wholly without merit. For a more complete discussion of the allegations and relief sought in the class actions, see "THE PROPOSALS -- Litigation."

Election of Directors


                  As contemplated by the Securities Purchase Agreement, the stockholders are being asked at the Special Meeting to elect six nominees nominated by GPH -- Shahara Ahmad-Llewellyn, Barry Diller, Linda L. Janklow, Marshall Rose, Richard E.

Snyder and H. Brian Thompson -- as directors of the Company, who will qualify as directors only upon the Closing and will serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified. Upon the Closing, (i) the size of the Board of Directors will be increased to nine, (ii) GPH (in its capacity as the holder of the Series B Convertible Preferred Stock) will elect James A. Eskridge, David A. Tanner and John L. Vogelstein as Series B Directors and (iii) the incumbent directors will resign as directors of the Company. Accordingly, immediately following the Closing, all members of the Board of Directors will have been nominated by GPH.


Amendments to 1995 Stock Option Plan


                  In connection with its approval of the Securities Purchase Agreement, the Board of Directors adopted certain amendments to the Stock Option Plan, subject to stockholder approval, that will facilitate the granting of options to Mr. Snyder as contemplated by the Snyder Employment Agreement, as well as the granting of options to other employees following the Closing. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements." Adoption of the amendments to the Stock Option Plan is a condition to the consummation of the Transactions contemplated by the Securities Purchase Agreement. If the Closing does not occur under the Securities Purchase Agreement for any reason, the amendments to the Stock Option Plan will be abandoned, regardless of their approval by stockholders. See "AMENDMENTS TO 1995 STOCK OPTION PLAN."


Executive Officer Bonus Plan


                  In connection with the Board of Directors' approval of the Securities Purchase Agreement, the Compensation Committee of the Board of Directors adopted the Bonus Plan, subject to stockholder approval. It is anticipated that certain performance-based bonuses potentially payable to Mr. Snyder in accordance with the Snyder Employment Agreement would be granted under the Bonus Plan. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements." The Bonus Plan is designed to preserve the deductibility by the Company of such bonus payments under Section 162(m) of the Internal Revenue Code of 1986, as amended. Adoption of the Bonus Plan is a condition to the consummation of the Transactions contemplated by the Securities Purchase Agreement. If the Closing does not occur for any reason, the Bonus Plan will be abandoned, regardless of its approval by stockholders. See

"EXECUTIVE OFFICER BONUS PLAN."

Charter Amendments


                  At the Special Meeting, the stockholders will consider the adoption of the Charter Amendments. The Charter Amendments will (i) change the name of the Company to "Golden Books Family Entertainment, Inc."; (ii) increase the authorized number of shares of Common Stock from 40,000,000 shares to 60,000,000 shares; and (iii) increase the authorized number of shares of Preferred Stock from 100,000 shares to 200,000 shares. Adoption of any of the Charter Amendments by the stockholders is not a condition to the consummation of the Transactions contemplated by the Securities Purchase Agreement. If the Closing does not occur under the Securities Purchase Agreement for any reason, the Charter Amendments will not be effected regardless of their approval by stockholders. Except as described elsewhere in this Proxy Statement, the Company has no current plans for any issuances of Common or Preferred Stock. See "CHARTER AMENDMENTS," "AMENDMENT TO CHANGE THE NAME OF THE COMPANY" and "AMENDMENT TO INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK."


Pro Forma Capitalization


                  The following table summarizes the consolidated capitalization of the Company at February 3, 1996, and as adjusted to give effect to the Transactions, including the issuance of the Series B Convertible Preferred Stock and the Warrant to GPH and the receipt by the Company of the net proceeds of $56,500,000 therefrom (after payment of estimated transaction expenses and the payments under the severance and management arrangements described under "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Severance and Management Arrangements"), the application of a portion of the proceeds to the redemption of the Series A Preferred Stock due March 31, 1996 and the impact of certain aspects of the Snyder Employment Arrangements:

                                February 3, 1996



                                                                                                            As
                                                              Actual             Adjustments              Adjusted

                                                            (Unaudited)

                                                     (In thousands of dollars)

Cash...................................................     $ 45,223             $ 59,500 (1)             $ 89,288

                                                                                  (10,835)(2)
                                                                                   (4,600)(4)
                                                            --------             ---------
      Total Cash.......................................     $ 45,223             $ 44,065                 $ 89,288
                                                            ========             =========                ========

Current Liabilities ...................................     $ 57,014             $   (850)(2)             $ 56,164
Long-Term Debt.........................................      149,845                   -                   149,845
Other Noncurrent Liabilities ..........................       30,053                3,060 (4)               33,113

Convertible Preferred Stock -
  Series A, without par value..........................        9,985               (9,985)(2)                  -


Stockholders' Equity:
  Series B Convertible Preferred
    Stock, without par value ..........................          -                 59,500 (1)               59,500
  Common Stock, $.01 par value ........................          219                   -                       219
  Additional paid-in capital ..........................       87,044                   -                    87,044

  Note Receivable from sale of
    Common Stock ......................................       (4,796)               4,796 (3)                  -
  Retained earnings (deficit)..........................       (3,608)              (4,796)(3)              (16,064)
                                                                                   (7,660)(4)
  Cumulative translation
    adjustments........................................       (1,669)                  -                    (1,669)
                                                            ---------            ---------                ---------
                                                              77,190               51,840                  129,030
  Less -- cost of Common Stock
    in treasury........................................        2,822                   -                     2,822
                                                            --------             ---------                --------
      Total Stockholders'
        Equity.........................................       74,368               51,840                  126,208
                                                            --------             ---------                --------

            Total Capitalization.......................     $321,265             $ 44,065                 $365,330
                                                            ========             =========                ========



Note 1 - Series B Convertible Preferred Stock



                  The Adjustment amounts reflect the investment by GPH of $65 million (net of estimated transaction expenses of $5.5 million) in the Company in exchange for 13,000 shares of Series B Convertible Preferred Stock and a Warrant to purchase an additional 3,250,000 shares of Common Stock. See "SECURITIES PURCHASE AGREEMENT -- Issuance and Sale of Series B Convertible Preferred Stock and Warrant."

Note 2 - Series A Convertible Preferred Stock



                  The Adjustment amounts reflect the redemption of the Series A Preferred Stock at its carrying value ($9.985 million) and accumulated unpaid dividends ($.4 million). See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Redemption of Series A Preferred Stock due March 31, 1996."


Note 3 - Incentive Stock of Richard E. Snyder


                  Pursuant to Mr. Snyder's interim employment agreement, the Company issued 599,465 shares of Common Stock to him on January 31, 1996, at a price of $8.00 per share in exchange for a non-recourse note executed by him in the amount of the purchase price, secured by a pledge of the shares. The Adjustment amounts reflect the recognition of compensation expense relating to the vesting of the shares upon consummation of the Transactions. In the event that the Securities Purchase Agreement is terminated or Mr. Snyder is not employed by the Company on May 22, 1996, the stock issuance and note will be rescinded. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements."


Note 4 - Impact of the Transactions


                  The Adjustment amounts give effect to the Transactions as follows:



(a) The effect of certain aspects of the Snyder Employment Arrangements ($4.66 million) which will result in an immediate charge to operations when they are entered into following the completion of the GPH equity investment, principally the special bonus payable ($3.06 million) associated with the stock options to be granted to purchase 1,113,293 shares of Common Stock and the supplemental retirement benefit ($1.6 million) to be provided to Mr. Snyder. For the purposes of determining the special bonus payable to Mr. Snyder, the market price of the Common Stock as of the Closing was assumed to be approximately $10.75. See "THE PROPOSALS-- Interests of Certain Persons in the Transactions-- Snyder Employment Arrangements."


(b) The $1.8 million of severance payments to be received by certain officers and employees (other than Mr. Bernstein) of the Company, who will resign their positions with the Company. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Severance and Management Arrangements."

(c)      The $1.2 million payment to a corporation owned by Mr. Bernstein for the cost (including the cost of employing certain former employees of the Company) of providing certain management services (including finance and accounting, cash management, real estate matters, labor negotiations and corporate administration) to the Company as requested from time to time by Mr. Snyder for the 180-day transition period following the Closing. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Severance and Management Arrangements."


(d) The statement of operations effects relating to the Impact of the Transactions and the Incentive Stock of Richard E. Snyder represent nonrecurring charges to operations.


Price Range of Common Stock; Dividend Policy


                  The Common Stock is quoted on the Nasdaq National Market under the symbol "WPGI." After the Special Meeting, the Company intends to change its listing symbol to GBFE, in accordance with the change in the Company's name contemplated by this Proxy Statement. The following table sets forth, for the periods indicated, the range of high and low prices per share of the Common Stock as reported on the Nasdaq National Market. Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. Stockholders are urged to obtain current market quotations for the Common Stock.






Period                                        High                   Low
- ------                                        ----                   ---
Fiscal Year Ended January 28, 1995:

First Quarter............................... $20.250                $11.000
Second Quarter..............................  12.875                  9.625
Third Quarter...............................  14.125                 10.000
Fourth Quarter .............................  12.625                  9.250

Fiscal Year Ended February 3, 1996:

First Quarter .............................  $ 9.9375               $ 8.000
Second Quarter ............................   11.750                  9.0625
Third Quarter .............................   14.50                   7.875
Fourth Quarter.............................   10.875                  7.750

Fiscal Year Ending February 1, 1997:






First Quarter through
  April   , 1996........................... $                       $

Closing Price on:

September 5, 1995(1)....................... $11.750
October 2, 1995(2).........................  13.5625
October 18, 1995(3)........................   8.875
January 31, 1996(4)........................   9.375
February 1, 1996(5)........................  10.750

- ----------------
(1) The last trading day before the Company publicly announced the terms of the initial proposal for a transaction with Mr. Snyder and Warburg Pincus.

(2) The last trading day before the Company publicly announced the revised terms of the initial proposal for a transaction with Mr. Snyder and Warburg Pincus.

(3) The first trading day after the Company publicly announced that it had not reached agreement on the terms of a transaction with Mr. Snyder and Warburg Pincus.

(4) The last trading day before the Company publicly announced the signing of the Securities Purchase Agreement.

(5) The first trading day after the Company publicly announced the signing of the Securities Purchase Agreement.

                  Holders of Common Stock are entitled to receive such dividends as may be lawfully declared by the Board of Directors. Since its organization in 1984, the Company has not paid a cash dividend on the Common Stock, and management does not currently anticipate the payment of cash dividends on the Common Stock in the foreseeable future.

                          BENEFICIAL STOCK OWNERSHIP

Principal Stockholders


                  The following table sets forth certain information regarding the beneficial ownership as of April 9, 1996 (except as set forth in notes 3 and 4 below) of the Common Stock (the Company's only outstanding class of voting securities) by each person or group known by the Company to be the beneficial owner of more than 5% of the Common Stock:




                                               Beneficial Ownership (1)
                                       --------------------------------------
Name and Address                       Number of Shares
of Beneficial Owner                     of Common Stock            Percentage
- -------------------                    ----------------            ----------
Richard A. Bernstein                    4,280,937(2)                        %
  444 Madison Avenue
  New York, New York  10022

Mario J. Gabelli                        5,520,650(3)                        %
Gabelli Funds, Inc.
  655 Third Avenue
  New York, New York  10017

The Capital Group Companies, Inc.       2,451,000(4)                        %
  333 South Hope Street
  Los Angeles, California  90071

- ---------------

(1) Except where otherwise indicated, all parties listed above have sole voting and dispositive power over the shares beneficially owned by them.

(2) Includes 400,000 shares of Common Stock owned by a trust for the benefit of Mr. Bernstein dated March 16, 1978 (the "1978 Trust"), 95,771 shares of Common Stock owned by The Richard
         A. Bernstein Trust of 1986 ("1986 Trust") and 191,666 shares of Common Stock issuable upon conversion of the 9,200 shares of Series A Preferred Stock due March 31, 1996, without par value, of the Company (the "Series A Preferred Stock") owned by Mr. Bernstein. Each share of Series A Preferred Stock currently is convertible at any time into 20.833 shares of Common Stock. Mr. Bernstein has no voting or investment power over the shares in the 1986 Trust. Also includes 60,000 shares of Common Stock owned by The Richard A. and Amelia Bernstein Foundation, Inc. as to which Mr. Bernstein has shared voting and dispositive power, but Mr. Bernstein disclaims any other beneficial interest in such shares, and 32,500 shares of Common Stock which may be acquired by Mr. Bernstein within 60 days upon exercise of options granted under the Company's Amended and Restated 1986 Employee Stock Option Plan.

         As described under "THE PROPOSALS -- Certain Negotiated Features of the Transactions -- Irrevocable Proxies," on January 31, 1996, Mr. Bernstein, the 1978 Trust and the 1986 Trust granted irrevocable proxies to GPH with respect to 3,996,771 shares of Common Stock, giving GPH the power to vote such shares, for as long as they are owned by Mr.

         Bernstein or his affiliates, in such manner as GPH deems proper (subject to certain limitations), for the term of such irrevocable proxies. Mr. Bernstein, the 1978 Trust and the 1986 Trust have retained sole dispositive power with respect to these shares. According to the
         Schedule 13D filed on February 12, 1996 by GPH, Warburg, Pincus Ventures, L.P., Warburg, Pincus & Co. and E.M. Warburg, Pincus & Company, each such entity has shared voting power, and no dispositive power, as to such shares.


(3) The Gabelli Funds, Inc. has reported to the Company that GAMCO Investors, Inc. beneficially owned, as of December 11, 1995,
         4,545,650 shares of Common Stock, including sole voting power with respect to 4,079,150 shares and sole dispositive power with respect to 4,545,650 shares, and The Gabelli Funds, Inc. beneficially owned, as of such date, 912,000 shares of Common Stock, with respect to which it had shared voting and sole dispositive power. Additionally, Gabelli International Limited beneficially owned, as of such date, 45,000 shares of Common Stock, with respect to which it had sole voting and dispositive power, and Gabelli International II Limited beneficially owned, as of such date, 18,000 shares of Common Stock, with respect to which it had sole voting and dispositive power. Furthermore, Mr. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the persons listed in this footnote and Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities owned beneficially by each of the persons listed in this footnote other than Mr. Gabelli. Mr. Gabelli is the majority stockholder of, and controls and acts as chief investment officer for, each of the foregoing persons.


(4) The Capital Group Companies, Inc. has reported to the Company that its operating subsidiaries, Capital Guardian Trust Company and Capital Research and Management Company, have, as of December 29, 1995, sole voting and dispositive power with respect to 1,651,000 and 800,000 shares of Common Stock, respectively.

Directors and Executive Officers


         The following table sets forth certain information regarding the beneficial ownership as of April 9, 1996 of Series A Preferred Stock and Common Stock by (i) each executive officer of the Company named in the Summary Compensation Table below under "ELECTION OF DIRECTORS -- Executive Compensation", (ii) each director of the Company, (iii) each nominee for director at the Special Meeting and (iv) all directors and executive officers as a group.

                                                                   Beneficial Ownership of Common Stock(1)
                                          --------------------------------------------------------------------------------------
                                          Number of

                                          Shares of           Percentage                                               Percentage
                                          Series A            of Series A           Number of Shares                       of
                                          Preferred            Preferred                   of                            Common
Beneficial Owner                          Stock                 Stock               Common Stock(2)                      Stock(2)
- ----------------                          ----------          ------------          ----------------                  ------------
Richard A. Bernstein                        9,200                  46.07%            4,280,937(3)                         19.56%
John F. Moore                                                                          300,000(4)                          1.37%
Steven M. Grossman                                                                      20,179(5)                            *
James A. Cohen                                 50                  *                    50,087(6)                            *
Ira A. Gomberg                                                                          36,667(7)                            *
Ilan K. Reich                                                                           21,767(8)                            *
Bruce A. Bernberg                                                                       65,021(9)                            *
Richard H. Hochman                                                                       7,000                               *
Jenny Morgenthau                                                                         2,000                               *
Michael A. Pietrangelo                                                                   5,000                               *
Shahara Ahmad-Llewellyn                                                                      0                               *
Barry Diller                                                                                 0                               *
Linda L. Janklow                                                                             0                               *
Marshall Rose                                                                                0                               *
Richard E. Snyder                                                                      599,465(10)                         2.77%
H. Brian Thompson                                                                            0                               *
- ---------------

All directors and executive                 9,250                  46.32%            5,616,092(11)                        25.10%
officers as a group (20 individuals)


- ---------------
*        Represents less than 1% of the Common Stock outstanding.

(1) Except where otherwise indicated, all parties listed above have sole voting and dispositive power over the shares beneficially owned by them. Adjustments are made to avoid double counting of shares as to which more than one beneficial owner is listed.

(2) Includes shares of Common Stock issuable upon conversion of the beneficial owner's shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at any time into 20.833 shares of Common Stock.

(3) Includes 400,000 shares of Common Stock owned by a trust for the benefit of Mr. Bernstein dated March 16, 1978 (the "1978 Trust"), 95,771 shares of Common Stock owned by The Richard A. Bernstein Trust of 1986 (the "1986 Trust") and 191,666 shares of Common Stock issuable upon conversion of

         Mr. Bernstein's shares of Series A Preferred Stock. Mr. Bernstein has no voting or investment power over the shares in the 1986 Trust. Also includes 60,000 shares of Common Stock owned by The Richard A. and Amelia Bernstein Foundation, Inc. as to which Mr. Bernstein has shared voting and dispositive power, but Mr. Bernstein disclaims any other beneficial interest in such shares, and 32,500 shares of Common Stock which may be acquired by Mr. Bernstein within 60 days upon exercise of options granted under the Company's Amended and Restated 1986 Employee


         Stock Option Plan (the "1986 Option Plan").

         As described under "THE PROPOSALS -- Certain Negotiated Features of the Transactions -- Irrevocable Proxies," on January 31, 1996, Mr. Bernstein, the 1978 Trust and the 1986 Trust granted irrevocable proxies to GPH with respect to 3,996,771 shares of Common Stock, giving GPH the power to vote such shares, for so long as they are owned by Mr. Bernstein or his affiliates, in such manner as GPH deems proper (subject to certain limitations), for the term of such irrevocable proxies. Mr. Bernstein, the 1978 Trust and the 1986 Trust have retained sole dispositive power with respect to their shares. According to the
         Schedule 13D filed on February 12, 1996 by GPH, Warburg, Pincus Ventures, L.P., Warburg, Pincus & Co. and E.M. Warburg, Pincus & Company, each such entity has shared voting power, and no dispositive power, as to such shares.

(4) Includes 300,000 shares of Common Stock which may be acquired by Mr. Moore within 60 days upon exercise of options granted under the 1986 Option Plan.

(5) Includes 20,000 shares of Common Stock which may be acquired by Mr. Grossman within 60 days upon exercise of options granted under the 1986 Option Plan.

(6) Includes 1,042 shares of Common Stock issuable upon conversion of Mr. Cohen's shares of Series A Preferred Stock and 36,667 shares of Common Stock which may be acquired by Mr. Cohen within 60 days upon exercise of options granted under the 1986 Option Plan.

(7) Includes 36,667 shares of Common Stock which may be acquired by Mr. Gomberg within 60 days upon exercise of options granted under the 1986 Option Plan.

(8) Includes 21,667 shares of Common Stock which may be acquired by Mr. Reich within 60 days upon exercise of options granted under the 1986 Option Plan.

(9) Includes 42,500 shares of Common Stock which may be acquired by Mr. Bernberg within 60 days upon exercise of options granted under the 1986 Option Plan.


(10) Represents shares issued by the Company to Mr. Snyder upon his election as President of the Company on January 31, 1996 in exchange for a nonrecourse note secured by a pledge of such shares. In the event that the Securities Purchase Agreement is terminated in accordance with its terms or Mr. Snyder is not employed by the Company on May 22, 1996, this stock issuance and the note will be rescinded. These shares do not include non-qualified stock options to purchase 1,113,293 shares of Common Stock to be granted to Mr. Snyder following the closing of GPH's equity investment pursuant to the terms of his employment agreement. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements."



(11) Includes 516,668 shares of Common Stock which may be acquired by certain executive officers within 60 days upon exercise of options granted under the 1986 Option Plan.

                                THE PROPOSALS

                  UNLESS ALL THE PROPOSALS ARE APPROVED AND ADOPTED BY THE STOCKHOLDERS AT THE SPECIAL MEETING, EACH OF THE PROPOSALS WILL BE DEEMED TO HAVE BEEN REJECTED BY THE STOCKHOLDERS AND NONE OF THE PROPOSALS WILL BE EFFECTED, EXCEPT THAT THE OTHER PROPOSALS WILL BE EFFECTED REGARDLESS OF WHETHER ANY OF THE PROPOSALS RELATING TO THE CHARTER AMENDMENTS IS ADOPTED.

Background of and Reasons for the Transactions

                  In 1988, Simon & Schuster, Inc., of which Mr. Snyder was then Chairman and Chief Executive Officer, held discussions with the Company regarding a possible business combination with the Company, but no such transaction was agreed upon.

                  In November 1993, the Company announced that it had retained Bear, Stearns & Co. Inc. ("Bear Stearns") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") to examine overtures from other entities regarding proposed business combination proposals and to explore strategic alternatives to maximize stockholder value. The subsequent solicitation process did not result in a business combination transaction involving the Company. However, in 1994 the Company did sell its games and puzzles operations to Hasbro, Inc., sold the Advertising Specialty Division of Penn Corporation, closed its facility in Fayetteville, North Carolina, sold its school book club and direct marketing businesses and implemented certain reductions in the Company's overhead.

                  Mr. Snyder and Mr. Bernstein met in April 1995 and subsequently held preliminary discussions concerning a potential transaction involving Mr. Snyder and the Company. After several meetings with Mr. Snyder and his financial advisor, Mr. Snyder introduced Warburg, Pincus Ventures, L.P. ("Warburg Pincus" and, together with Mr. Snyder, the "Snyder/Warburg Pincus Group") to a possible transaction. Thereafter, Mr. Snyder and Warburg Pincus jointly pursued a transaction with the Company. In May, Mr. Snyder and Warburg Pincus signed a confidentiality agreement with the Company and began to review detailed information concerning the Company. In August, the parties began to outline the parameters of a potential transaction in which the Snyder/Warburg Pincus Group would acquire a significant equity interest in the Company.


                  Following the publication of an article concerning the possibility of a transaction between the Company, Mr. Snyder and Warburg Pincus in The New York Times, the Company issued a press release on September 6, 1995 announcing (the "September Announcement") that it had reached an agreement in principle for the acquisition of a significant equity interest in the Company by the Snyder/Warburg Pincus Group, subject to the completion of due diligence, the execution of definitive legal agreements and the approval of the board of directors of the Company (the "Board of Directors") and the Company's stockholders. The September Announcement contemplated a transaction in which the

Snyder/Warburg Pincus Group would purchase the Company's wholly-owned subsidiary, Penn Corporation, from the Company for $23 million in cash and contribute $56 million to the capital of Penn Corporation. The Snyder/Warburg Pincus Group would then purchase Mr. Bernstein's approximate 20% stake in the Company, paying him in exchange therefor $14 per share in cash and 20% of the shares of Penn Corporation. The remaining 80% of the stock of Penn Corporation would then be distributed to the other stockholders of the Company in connection with a merger transaction in which the Snyder/Warburg Pincus Group would acquire $120 million of convertible preferred stock, convertible at $14 per share and representing a 33% stake in the Company, and a $15 million note. The September Announcement also contemplated that, upon the closing of the transaction, Mr. Synder would succeed Mr. Bernstein as Chairman and Chief Executive Officer of the Company.



                  Because the transaction outlined in the September Announcement contemplated the purchase of the Bernstein Shares, the Board of Directors formed an independent committee of outside directors to advise the Board of Directors with respect to the proposed transaction. The committee in turn retained Bear Stearns and Jefferies & Company, Inc. ("Jefferies") to consider the fairness of the proposed transaction from a financial point of view. As described under "THE PROPOSALS -- Opinions of Financial Advisors -- Bear Stearns," Bear Stearns also performed and received a fee for certain other financial advisory services for the Company in connection with the proposed transactions.


                  Following the September Announcement, representatives of the Snyder/Warburg Pincus Group, including their advisor SBC Capital Markets, Inc., continued to conduct their due diligence investigation with respect to the Company and its businesses, operations and properties. In addition, the parties and their legal counsel conducted extensive negotiations concerning the legal documentation for the proposed transaction. In late September, representatives of the Snyder/Warburg Pincus Group approached the Company to express their concern with the Company's recent results of operations and to advise the Company that it was not prepared to proceed with the transaction contemplated in the September Announcement. After further negotiations, the Company issued a press release on October 3, 1995 announcing (the "October Announcement") that it had agreed in principle with the Snyder/Warburg Pincus Group on a revised transaction. The October Announcement contemplated a transaction in which the Snyder/Warburg Pincus Group would purchase the Bernstein Shares at a cash price of $15.50 per share. The Snyder/Warburg Pincus Group would then exchange these shares, together with approximately $50 million in cash, for convertible preferred stock, convertible at $14 per share and representing a 34% stake in the Company, and warrants to purchase an additional four million shares at an exercise price of $15 per share. Mr. Snyder would succeed Mr. Bernstein as Chairman and Chief Executive Officer of the Company upon completion of the transaction. Under the revised terms, Penn Corporation would remain a wholly-owned subsidiary of the Company. The October Announcement also indicated that the proposed transaction remained subject to the same conditions as set forth in the September Announcement, that no definitive agreement had been signed to date and that there could be no assurance that the parties would reach a definitive agreement.


                  Following the September Announcement, a class action lawsuit was filed in the Delaware Court of Chancery entitled Samuel Pill v. Richard A. Bernstein, et al. (the "Pill Class Action"). An amended complaint was filed on October 5, 1995 following the October Announcement (the "Amended Pill Complaint"). On October 6, 1995, two additional and substantially similar class action lawsuits were filed in the Delaware Court of Chancery entitled Charles Miller v. Richard Bernstein, et al. (the "Miller Class Action") and Harry Polikoff v. Richard A. Bernstein, et al. (the "Polikoff Class Action" and, together with the Pill Class Action and the Miller Class Action, the "Class Actions"). For a discussion of the allegations contained in the Class Actions, see "THE PROPOSALS -- Litigation."

                  The parties continued to negotiate the terms of the revised transaction following the October Announcement. Representatives of the Snyder/Warburg Pincus Group also continued their due diligence. However, the parties could not reach final agreement on the terms of the proposed transaction and, on October 17, 1995, the Company publicly announced (the "Termination Announcement") that all negotiations between the parties had been terminated.


                  Company management received and considered several preliminary expressions of interest from third parties for a variety of transactions during the ensuing weeks. However, none of these parties was prepared to make a formal offer containing financial or other terms for any of these transactions and, consequently, the Board of Directors was not presented with a transaction that it could pursue. In November, Mr. Snyder and Warburg Pincus approached the Company to attempt to negotiate a new transaction, which negotiations culminated in the signing of the Securities Purchase Agreement on January 31, 1996. As negotiated, the revised transaction contemplated that the Snyder/Warburg Pincus Group would not purchase any of the Bernstein Shares. Instead, the entire investment would be made directly in the Company in exchange for shares of convertible preferred stock, convertible at $10 per share, and warrants exercisable at $10 per share. The revised transaction also provided for the Company to use a portion of the proceeds from the investment to redeem the outstanding shares of Series A Preferred Stock due March 31, 1996. In addition, the Snyder/Warburg Pincus Group required that Mr. Bernstein and certain of his affiliates grant it irrevocable proxies to vote their shares of Common Stock for so long as such shares were owned by Mr. Bernstein and such affiliates.

                  Several weeks of negotiations and additional due diligence followed. The Board of Directors met on December 19, 1995, January 17, 1996 and January 25, 1996 to receive reports from management concerning the renewed negotiations with the Snyder/Warburg Pincus Group and the other expressions of interest received since the Termination Announcement. In addition, at the January 25, 1996 meeting representatives of Jefferies made an oral presentation to the Board of Directors as to the fairness to the Company of the consideration to be received by the Company in the proposed transaction (which at the time contemplated a $60 million investment).

                  On January 26, 1996, John F. Moore resigned as President and Chief Executive Officer of the Company's principal operating subsidiary, Western Publishing Company, Inc., although he remained a director of the Company.



                  The Board of Directors met again on January 31, 1996 to consider the final terms of the Securities Purchase Agreement and related legal documentation, which contemplated a $65 million investment by the Snyder/Warburg Pincus Group. The Board of Directors heard the oral presentation and opinion of Bear Stearns that the consideration to be received by the Company in the proposed transaction was fair to the Company from a financial point of view, and was advised that Jefferies was prepared to deliver its fairness opinion. At that meeting, the Board of Directors, after considering numerous factors set forth below under "THE PROPOSALS -- Recommendation of the Board of Directors," by a unanimous vote, determined that the Securities Purchase Agreement and the transactions contemplated thereby (the "Transactions"), considered as a whole, are fair to and in the best interests of the Company and its stockholders. Later that day, Bear Stearns and Jefferies delivered written fairness opinions, the Securities Purchase Agreement and related documents were signed by the parties and the Company issued a press release announcing the Transactions. In addition, in order to help ensure a smooth transition of the Company's management, Mr. Snyder was elected as President by the Board of Directors and agreed to serve in that capacity through the closing of GPH's equity investment. See "THE PROPOSALS
- -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements."

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE SECURITIES PURCHASE AGREEMENT AND THE TRANSACTIONS, CONSIDERED AS A WHOLE, ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS AT THE SPECIAL MEETING.

                  As described above under "THE PROPOSALS -- Background of and Reasons for the Transactions," the decision of the Board of Directors to approve the Securities Purchase Agreement and related documentation and the Transactions followed extensive negotiations over a period of over six months between the Company, Mr. Snyder, Warburg Pincus and their respective representatives. During the period between the September Announcement and the signing of the Securities Purchase Agreement and related documentation, the Board of Directors met seven times to consider and review information concerning various aspects of the proposed transactions.

                  At its meeting held on January 31, 1996, the Board of Directors unanimously concluded that the Transactions, considered as a whole, are fair to and in the best interests of the Company and its stockholders. During the course of its deliberations, the Board of Directors considered, without assigning relative weights to, the following factors:


                  (i) the terms and conditions for the Transactions as set forth in the Securities Purchase Agreement and the related documentation, including the infusion of cash to be made to the Company by GPH for its stake in the Company, which the Board of Directors concluded represents the most favorable transaction possible with the Snyder/Warburg Pincus

         Group and available to the Company, based on the history of the Company's negotiations with the Snyder/Warburg Pincus Group and the failure of any formal competing offers to emerge following the November 1993 public announcement that the Company had retained Bear Stearns and Morgan Stanley to consider strategic alternatives, or following the September and October Announcements and the Termination Announcement;



             (ii) the historical and prospective operations of the Company, including, among other things, the current financial condition and future prospects of the Company, the strategic direction of the Company's businesses, the current conditions in, and future prospects of, the Company's various lines of business and the competitive position of the Company in its various lines of business, which when considered in their entirety by the Board of Directors, demonstrated the desirability of obtaining a significant equity investment in the Company of the size proposed by the Snyder/Warburg Pincus Group;

            (iii) historical data relating to market prices and trading volume of the Common Stock, the favorable reactions by the public market for the Common Stock to the September and October Announcements, the generally higher prices at which the Common Stock has traded since the September Announcement, presumably in anticipation of a transaction involving the Company, which in the view of the Board of Directors indicated that the public markets would favor the equity investment by the Snyder/Warburg Pincus Group;



             (iv) the desire of Mr. Bernstein to step down as the Chief Executive Officer of the Company and the benefits to the Company of obtaining the services of Mr. Snyder as its Chief Executive Officer based on his experience and track record in the publishing industry, together with the financial expertise and resources of Warburg Pincus;



             (v) the various matters described under "THE PROPOSALS -- Certain Considerations" and "THE PROPOSALS -- Interests of Certain Persons in the Transactions, which the Board of Directors concluded do not outweigh or materially detract from the benefits of the Transactions to the Company;"



             (vi) the opportunity for the Company's stockholders to retain a significant equity interest in the Company, which the Board of Directors concluded would be welcomed by stockholders who do not want to sell their shares at the then current market prices for the Common Stock;




            (vii) the fact that the Company is permitted under the Securities Purchase Agreement to terminate the Securities Purchase Agreement and, subject to paying a $2 million termination fee, to enter into an agreement for a business combination that the Board of Directors reasonably determines is likely to be more favorable to the Company's stockholders than the Transactions, which the Board of Directors concluded would permit it to consider and enter into a more favorable transaction should one present itself following public announcement of the signing of the Securities Purchase Agreement;



           (viii) the presentation of Bear Stearns to the Board of Directors at its meeting on January 31, 1996, together with Bear Stearns' written opinion delivered on that date that, as of such date, the consideration to be received by the Company from the equity investment contemplated by the Securities Purchase Agreement is fair to the Company from a financial point of view; and



             (ix) the presentation of Jefferies to the Board of Directors at its meeting on January 25, 1996, together with Jefferies' written opinion delivered on January 31, 1996 that, as of such date, the consideration to be received by the Company from the equity investment contemplated by the

         Securities Purchase Agreement is fair to the Company from a financial point of view.


Opinions of Financial Advisors

                  Bear Stearns

                  At the January 31, 1996 meeting of the Board of Directors, Bear Stearns delivered its oral presentation and opinion, which it confirmed in writing later that day, to the effect that, based upon the matters presented to the Board of Directors and subject to various considerations set forth in Bear Stearns' opinion, as of January 31, 1996, the consideration to be received by the Company from the equity investment contemplated by the Securities Purchase Agreement is fair to the Company from a financial point of view. As described below under "-- Fees and Expenses," Bear Stearns also performed and received a fee for certain other financial advisory services for the Company in connection with the GPH equity investment, including analyzing and advising the Company's management with respect to certain structural and financial aspects of the transactions proposed by the Snyder/Warburg Pincus Group over the course of the negotiations, as well as participating in the negotiations between the parties at various stages of the discussions.



                  The full text of the opinion of Bear Stearns, dated April __, 1996, is attached as Appendix IX to this Proxy Statement and sets forth the assumptions made, matters considered and limits on the review undertaken. Stockholders are urged to read the opinion of Bear Stearns in its entirety. Bear Stearns' opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by the Company from the equity investment contemplated by the Securities Purchase Agreement, pursuant to which, among other things, GPH will purchase, for a purchase price of $65 million which will be paid in cash, shares of Series B Convertible Preferred Stock with an aggregate redemption value of $65 million and a Warrant to purchase 3,250,000 shares of Common Stock (the "Securities Issuance"). Except as set forth below and in the full text of Bear Stearns' opinion, no limitations were imposed by the Board of Directors upon Bear Stearns with respect to the investigations made or procedures followed by it in rendering its opinion. In rendering its opinion, Bear Stearns did not opine as to any other transactions or contractual arrangements to be entered into or payments to be made by or to the Company or any other person concurrently with the Securities Issuance.


                  The summary of the opinion of Bear Stearns set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion set forth as Appendix IX to this Proxy Statement. Bear Stearns' opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the Proposals at the Special Meeting.


                  In arriving at its opinion, Bear Stearns, among other things:
(i) reviewed the Securities Purchase Agreement; the

Certificate of Designations, Number, Voting Powers, Preferences and Rights relating to the Series B Convertible Preferred Stock; the form of the Warrant; the GPH Registration Rights Agreement; and certain related agreements; (ii) reviewed the Company's Annual Reports to Shareholders for the fiscal years ended on or about January 31, 1993 through 1995; its Annual Reports on Form 10-K for the fiscal years ended on or about January 31, 1993 through 1995; and its Quarterly Reports on Form 10-Q for the periods ended April 29, 1995, July 29, 1995 and October 28, 1995; (iii) reviewed certain operating and financial information, including budgets and current estimates for Fiscal 1996 (FYE February 3, 1996) provided to Bear Stearns by the Company's senior management, relating to the Company's businesses and prospects (Bear Stearns having been informed by senior management of the Company that no quantitative forecasts of financial performance were available for any period after the fiscal year ending February 3, 1996); (iv) met with certain members of the Company's senior management to discuss the Company's businesses and operations, previous restructuring initiatives, historical financial performance, estimated financial performance for Fiscal 1996 (FYE February 3, 1996), current financial condition and liquidity, expected capital requirements and future prospects; (v) met with Mr. Snyder and Warburg Pincus to discuss their prospective business strategy for the Company and their views of the Company's corporate and operating management, previous business strategies, businesses and operations, previous restructuring initiatives, historical financial performance, estimated financial performance for Fiscal 1996 (FYE February 3, 1996), current financial condition and liquidity, expected capital requirements and future prospects; (vi) reviewed the historical prices, trading activity and valuation parameters of the shares of Common Stock and the Company's 7.65% Senior Notes due 2002 (the "Senior Notes");
(vii) reviewed publicly available financial data, stock market performance data and valuation parameters of certain companies which Bear Stearns deemed generally comparable to the Company; (viii) reviewed the terms of selected precedent investment transactions, to the extent publicly available, which Bear Stearns deemed generally comparable to the Securities Issuance; (ix) reviewed the terms of selected precedent mergers and acquisitions, to the extent publicly available, involving companies which Bear Stearns deemed generally comparable to the Company; (x) reviewed the terms of selected issuances of convertible preferred stock in the public securities market; and (xi) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.



                  In connection with the foregoing, Bear Stearns relied upon and assumed the accuracy and completeness of the financial and other information provided to it by the Company and representations of the Company's senior management related thereto. With respect to the Company's budgets and current estimates for Fiscal 1996 (FYE February 3, 1996) referred to in clause
(iv) of the previous paragraph, Bear Stearns assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company as to the expected performance of the Company for Fiscal 1996. Bear Stearns was informed by the senior management of the Company that no budget or forecast was available for Fiscal 1997 (FYE February 1, 1997). Bear Stearns did not assume any responsibility for the information or current estimates provided to it and relied upon the assurances of the senior management of the Company that it was unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of the Company. Bear Stearns' opinion was necessarily based on economic, market and other conditions, and the information made available to it, as of the date thereof.



                  In rendering its opinion, Bear Stearns considered (i) the reaction of the stock market and certain major stockholders to previous proposed transactions between the Company and the Snyder/Warburg Pincus Group which had been publicly disclosed during the Fall of 1995 and the potential positive impact on the prices of the Company's equity and debt securities of new senior management; (ii) the Company's recent financial performance, current financial condition and (based on recent trends as well as the discussions with senior management, Mr. Snyder and Warburg Pincus described above) future prospects;
(iii) the potential negative impact on the prices of the Company's equity and debt securities of the Company's expected financial performance for Fiscal 1996 (FYE February 3, 1996) in the absence of the proposed transaction with the Snyder/Warburg Pincus Group or another similar extraordinary transaction; (iv) the fact that (a) no other potential equity investors or strategic acquirors had made a formal investment or acquisition proposal to the Company since the September Announcement and (b) the Company had failed to effect a sale transaction or similar extraordinary transaction despite various discussions with potential financial and strategic buyers throughout 1995 and during a public auction conducted during 1994; (v) the Company's prospects for raising debt and/or equity in the public and private capital markets; and (vi) various terms and conditions of the Securities Issuance, including that (x) the Securities Issuance is subject to a vote of the Company's stockholders, (y) the

"no solicitation" and "termination" provisions of the Securities Purchase Agreement provide the Board of Directors of the Company with the flexibility to exercise its fiduciary duty to pursue certain alternative transactions in lieu of the Securities Issuance and (z) the irrevocable proxies granted by Mr. Bernstein and certain of his affiliates to GPH as a condition to the Securities Issuance.

                  The following is a summary of the principal financial and valuation analyses performed by Bear Stearns to arrive at its opinion. Based on these financial and valuation analyses and the other factors discussed herein, Bear Stearns determined that, as of the date of its opinion, the consideration to be received by the Company pursuant to the Securities Issuance is fair, from a financial point of view, to the Company.

                  Review and Analysis of the Company's Financial and Operating Performance. Bear Stearns reviewed and analyzed the historical financial and operating performance of the Company for Fiscal 1993, 1994 and 1995 and the nine months ended October 28, 1995 and the estimated financial and operating performance of the Company for Fiscal 1996. This review and analysis considered the Company's reported revenues, gross profit, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income and free cash flow. Bear Stearns noted that the Company's results for Fiscal 1993, 1994 and 1995, for the nine months ended October 28, 1995 and as projected by the Company for Fiscal 1996 were (i) total revenues of $652.2 million, $616.7 million, $402.6 million, $285.4 million and $380.0 million, respectively, (ii) EBITDA of $52.0 million, ($30.1) million, $16.3 million, ($19.4) million and ($34.7) million, respectively, (iii) EBIT of $38.8 million, ($47.1) million, ($17.6) million, ($30.5) million and ($49.2) million, respectively, and (iv) net income of $17.5 million, ($41.0) million, ($17.6) million, ($53.8) million and ($76.1) million, respectively. Bear Stearns also noted that the Company's free cash flow from operations before financing activities was ($97.0) million for Fiscal 1993, ($49.8) million for Fiscal 1994, ($4.9) million for Fiscal 1995 and ($37.7) million for the nine months ended October 28, 1995. Bear Stearns noted that the Company's EBITDA, EBIT and net income are in most cases negative, and the Company's periodic growth in EBITDA, EBIT and net income was also generally negative.

                  Valuation of the Company's Common Stock Absent a Transaction. As part of its review and analysis, Bear Stearns summarized the historical trading performance of the Common Stock in light of the recent financial and operating performance of the Company. In particular, Bear Stearns reviewed the prices of the Common Stock following the Termination Announcement and the release of the Company's third quarter results on December 7, 1995. From December 8, 1995 through December 29, 1995, the closing price of the Common Stock ranged from $7.75 to $8.50, and the price of the Common Stock stood at $7.88 on December 29, 1995 (the "Unaffected Market Price"). Bear Stearns noted that the price of the Common Stock had risen significantly during the weeks leading up to the meeting of the Board of Directors to approve the Securities Issuance, closing at $9.63 on January 30, 1995 (the "Affected Market Price"). Based on a review of selected publicly traded companies and precedent merger and acquisition transactions, Bear Stearns estimated the price at which the Common Stock might trade (i) in light of the financial and operating performance of the

Company and (ii) absent the prospect of any extraordinary transaction such as the Securities Issuance (the "Hypothetical Intrinsic Value"); as described more fully herein, Bear Stearns estimated the Hypothetical Intrinsic Value utilizing, for Bear Stearns' analytical purposes, a range of enterprise value to revenue multiples of 0.60x to 0.70x.


                  Valuation of the Securities to be Issued. Bear Stearns estimated the value of the securities to be issued pursuant to the Securities Issuance based on three alternative scenarios assuming underlying per share prices for the Common Stock of

$6.00, $8.00 and $10.00 (approximating the Hypothetical Intrinsic Value, the Unaffected Market Price and the Affected Market Price, respectively). As described below, Bear Stearns noted that in two of these three alternative scenarios, the value of the securities to be issued pursuant to the Securities Issuance exceeded the proceeds to the Company resulting from the Securities Issuance. For each assumed underlying stock price, Bear Stearns calculated a theoretical value to be ascribed to the Series B Convertible Preferred Stock and the Warrant and compared such theoretical value to the consideration being received by the Company in the Securities Issuance. These theoretical values were determined based on (i) the terms of the Series B Convertible Preferred Stock and assuming a cross-yield of 15-17% for valuing the fixed income portion of the Series B Convertible Preferred Stock (reflecting the trading price of the Senior Notes plus an appropriate spread), a volatility factor of 30% for valuing the equity component and a 5-10% discount due to certain transfer restrictions and other unique features of the Series B Convertible Preferred Stock and (ii) the terms of the Warrant and assuming a volatility factor of 30%. At an assumed underlying price for the Common Stock of $6.00, Bear Stearns determined that the theoretical value of the Series B Convertible Preferred Stock was approximately $57.2 million and the theoretical value of the Warrant was approximately $4.3 million, for a total of $61.5 million, which is $3.5 million below the $65.0 million consideration to be received by the Company (or $0.5 million above such consideration after accounting for up to $4.0 million of expenses of Warburg Pincus to be reimbursed from the proceeds of the Securities Issuance). At an assumed underlying price for the Common Stock of $8.00, Bear Stearns determined that the theoretical value of the Series B Convertible Preferred Stock was approximately $69.6 million and the theoretical value of the Warrant was approximately $8.1 million, for a total of $77.7 million, which is $12.7 million above the $65.0 million consideration to be received by the Company (or $16.7 million above such consideration after accounting for up to $4.0 million of expenses of Warburg Pincus to be reimbursed from the proceeds of the Securities Issuance). At an assumed underlying price for the Common Stock of $10.00, Bear Stearns determined that the theoretical value of the Series B Convertible Preferred Stock was approximately $81.9 million and the theoretical value of the Warrant was approximately $12.9 million, for a total of $94.8 million, which is $29.8 million above the $65.0 million consideration to be received by the Company (or $33.8 million above such consideration after accounting for up to $4.0 million of expenses of Warburg Pincus to be reimbursed from the proceeds of the Securities Issuance).



                  Analysis of Selected Publicly Traded Companies. Bear Stearns compared certain operating and financial information of the Company to certain publicly available operating, financial, trading and valuation information of six publicly traded companies which are engaged in the publishing, juvenile products or greeting card business and which, in Bear Stearns' judgment, were comparable to the Company for purposes of this analysis. These companies included Mattel, Inc., Scholastic

Corporation, Banta Corporation, Hasbro, Inc., American Greetings Corp. and Houghton Mifflin Co. (collectively, the "Comparable Companies"). Bear Stearns' analysis of the Comparable Companies included reviewing their enterprise values as a multiple of revenues, EBITDA and EBIT and their stock prices as a multiple of earnings per share; in addition, Bear Stearns analyzed various financial and operating performance measures of the Comparable Companies including revenue growth, EBITDA growth, EBITDA margins, EBIT growth, EBIT margins, net income margins, earning per share growth, return on equity and total debt as a percentage of total capitalization. In reviewing the valuation parameters of the Company, Bear Stearns noted that the Company could only be analyzed based on a multiple of revenues as a result of its recent financial and operating performance and the lack of any estimates or projections for the Company. Bear Stearns' analysis of the Comparable Companies indicated that the range of enterprise value to revenues multiples was 1.02x to 2.16x with a harmonic mean (the reciprocal of the arithmetic mean of reciprocals) of 1.37x. Bear Stearns estimated the Hypothetical Intrinsic Value of the Common Stock based on a range of enterprise value to revenue multiples of 0.60x to 0.70x, which reflects a significant discount to the trading multiples of revenue for the Comparable Companies due to the Company's financial and operating performance.



                  Analysis of Selected Precedent Merger and Acquisition Transactions. Bear Stearns reviewed and analyzed the publicly available financial terms of ten selected recent merger and acquisition transactions which involved companies which are engaged in the publishing, juvenile products or greeting card business and which, in Bear Stearns' judgment, were reasonably comparable to the Securities Issuance for purposes of this analysis. The ten transactions were (i) the acquisition of Cleo, Inc. from Gibson Greetings, Inc. by CSS Industries, Inc.; (ii) the acquisition of D.C. Heath from Raytheon Co. by Houghton Mifflin Co.; (iii) the acquisition of Thomas C. Wright Inc. by Tribune Co.; (iv) the acquisition of McDougal Littell & Co. by Houghton Mifflin Co.; (v) the acquisition of Fisher-Price, Inc. by Mattel, Inc.; (vi) the acquisition of Affiliated Publications, Inc. by New York Times Co.; (vii) the acquisition of the Fleer Corp. by Marvel Entertainment Group, Inc.; (viii) the acquisition of Universal Matchbox Group Limited by Tyco Toys, Inc.; (ix) the acquisition of Tonka Corp. by Hasbro Bradley, Inc.; and (x) the acquisition of Harcourt Brace Jovanovich, Inc. by General Cinema Corp. (collectively, the "Precedent M&A Transactions"). Bear Stearns reviewed the prices paid in the Precedent M&A Transactions and analyzed various operating and financial information and imputed valuation multiples and ratios. Bear Stearns noted that none of the Precedent M&A Transactions was identical to the Securities Issuance and that, accordingly, any analysis of the Precedent M&A Transactions necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the value of the Company versus the acquisition values of the companies to which the Company was being compared. In addition, Bear Stearns noted that the

Precedent M&A Transactions could generally be analyzed based on various valuation parameters such as enterprise value as a multiple of revenues, EBITDA and EBIT and equity value as a multiple of net income whereas the Company could only be analyzed based on a multiple of revenues as a result of its recent financial and operating performance and the lack of any estimates or projections for the Company. Bear Stearns' analysis of the Precedent M&A Transactions indicated that the range of enterprise value to revenues multiples was 0.76x to 2.94x with a harmonic mean of 1.30x and an average of 1.68x. Bear Stearns estimated the Hypothetical Intrinsic Value of the Common Stock based on a range of enterprise value to revenue multiples of 0.60x to 0.70x, which reflects a significant discount to the multiples of revenue implied by the Precedent M&A Transactions due to the Company's financial and operating performance.


                  Precedent Investment Transactions. Bear Stearns summarized and analyzed two transactions in which private equity investors had purchased significant equity stakes directly from publicly traded corporations and been granted certain rights, including representation on the board of directors of the corporation. These two transactions were (i) the investment by Haas Wheat & Harrison Incorporated in Playtex Products, Inc. and (ii) the investment by Kohlberg Kravis Roberts & Co. in TW Holdings, Inc. (collectively, the "Precedent Investment Transactions"). Bear Stearns noted that neither of the Precedent Investment Transactions was identical to the Securities Issuance and that, accordingly, any analysis of the Precedent Investment Transactions necessarily involved complex considerations and judgments concerning differences in transaction structures, financial and operating characteristics of the issuing corporation and other factors that would necessarily affect the terms of the Securities Issuance versus the terms of the Precedent Investment Transactions. Notwithstanding the numerous and significant differences between the Securities Issuance and the Precedent Investment Transactions, this analysis provided a useful benchmark as to certain structural, corporate governance and financial aspects of such investment transactions.


                  Based on the foregoing analyses and factors Bear Stearns arrived at its opinion; however, the summary set forth above does not purport to be a complete description of the analysis performed and factors considered by Bear Stearns in arriving at its opinion, although it does reflect all material factors considered and analyses performed by Bear Stearns. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such reviews, calculations and analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the consideration to be received by the Company pursuant to the Securities Issuance, from a financial point of view, to the

Company and do not purport to be appraisals or necessarily reflect the prices at which securities might actually be sold to other parties. Analyses based upon future prospects are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Bear Stearns' opinion and presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Securities Issuance and recommend the Proposals to the stockholders of the Company.

                  Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities and in rendering opinions in connection with mergers, acquisitions, corporate transactions and other purposes. The Company retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies as well as its familiarity with the Company.

                  Previously, in November 1993, Bear Stearns and Morgan Stanley were jointly engaged by the Company to assist it as its financial advisors in responding to "several companies expressing a desire to discuss a business combination." Bear Stearns and Morgan Stanley were charged with "exploring all alternatives to maximize shareholder value." Although such efforts by Bear Stearns and Morgan Stanley did not produce any offers for the Company in its entirety, the Company did sell its games and puzzles business to Hasbro, Inc. In connection with the aforementioned sale of the games and puzzles business, Bear Stearns and Morgan Stanley were each paid a customary transaction fee. In September 1992, Bear Stearns lead-managed, with Morgan Stanley as co-manager, the Company's $150 million offering of Senior Notes.

         Jefferies


         At the January 25, 1996 meeting of the Board of Directors, Jefferies made an oral presentation as to its analysis of the fairness from a financial point of view of the consideration to be received by the Company from the GPH equity investment (which at the time, as described above, contemplated a $60 million investment by GPH). On January 31, 1996, Jefferies delivered its written opinion as of such date to the Board of Directors to the effect that, based upon and subject to the various considerations set forth in its opinion, the consideration to be received by the Company from the Securities Issuance is fair to the Company from a financial point of view. Except as set forth below and in the full text of Jefferies' opinion, no limitations were imposed by the Board of Directors upon Jefferies with respect to the investigations made or procedures followed by it in rendering its opinion. In rendering its opinion, Jefferies did not opine as to any other transactions or contractual arrangements to be entered into or payments to be made by or to the Company or any other person concurrently with the Securities Issuance. In addition, Jefferies was not requested to opine as to, and its opinion did not address, the underlying business decision of the Board of Directors to proceed with or to effect the Securities Issuance.



                  The full text of the opinion of Jefferies, dated April __, 1996, is attached as Appendix X to this Proxy Statement and sets forth the assumptions made, matters considered and limits on the review undertaken. Stockholders are urged to read the opinion of Jefferies in its entirety. The summary of the opinion of Jefferies set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion set forth as Appendix X to this Proxy Statement. The Jefferies opinion is addressed only to the Board of Directors, is directed only to the fairness, from a financial point of view, of the consideration to be received by the Company from the Securities Issuance and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the Proposals at the Special Meeting.


                  In connection with the provision of its opinion, Jefferies, among other things, (i) reviewed drafts of the Securities Purchase Agreement (including the Exhibits thereto) and certain financial and other information about the Company that was publicly available or furnished to Jefferies by the Company, including certain internal financial analyses, budgets and estimated financial performance for its fiscal year ending February 3, 1996, reports and other information prepared by the Company's management; (ii) held discussions with representatives of the management of the Company concerning the business, properties and prospects of the Company; and (iii) conducted such other reviews, analyses and inquiries relating to the Company as it deemed appropriate.

                  In addition, Jefferies assumed and relied upon, without independent investigation or verification, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies by or on behalf of the Company, Mr. Snyder, GPH or Warburg Pincus or that was publicly available for purposes of rendering its opinion, and its opinion is expressly conditioned upon all such information (whether written or oral) being complete, accurate and fair in all material respects. Furthermore, the Company did not prepare, and Jefferies did not accordingly review or conduct valuation analyses based upon, any financial projections with respect to the estimated future performance of the Company, and Jefferies' opinion is, as a result, qualified by the absence of such reviews and analyses. Jefferies, moreover, did not make an independent evaluation or appraisal or conduct a physical inspection of any of the tangible or intangible assets of the Company, nor was Jefferies furnished with any such appraisals.

                  In performing its analysis, Jefferies considered such financial and other factors as Jefferies deemed appropriate under the circumstances, including, among others: (i) the business and financial aspects of the Securities Issuance; (ii) the historical and current markets for the Common Stock; (iii) the financial impact of the Securities Issuance upon the Company; (iv) the discussions with Mr. Snyder and with representatives of GPH, Warburg Pincus and the Company's management referred to above; (v) certain of the Company's operating and financial information; (vi) the Company's Annual Reports to Stockholders and Annual Reports on Form 10-K for its last three full fiscal years and its Quarterly Reports on Form 10-Q filed since the date of its most recent such Form 10-K; (vii) the potential negative impact on the prices of the Company's equity and debt securities of the Company's expected financial performance for its fiscal year ending February 3, 1996 in the absence of the proposed transaction with GPH or another similar extraordinary transaction; (viii) the fact that (a) the Company was unsuccessful in effecting a sale or similar extraordinary transaction during a public auction conducted during 1994 or thereafter and (b) no other potential equity investors or strategic acquirors have made a formal investment or acquisition proposal to the Company since the September Announcement; (ix) the degree of control that GPH and Warburg Pincus will have with respect to the Company; (x) the potentially positive impact of new senior management led by Mr. Snyder and the affiliation with Warburg Pincus on the prices of the Company's equity and debt securities, its capital raising capacity and its ability to access the capital markets; (xi) the consummation of the Securities Issuance being conditioned upon the approval of the Company's stockholders; and (xii) such other information as Jefferies deemed to be appropriate. Jefferies also conducted such other reviews, analyses and inquiries relating to the Company, Mr. Snyder, GPH and Warburg Pincus (in addition to those set forth above) as it considered proper.

                  Jefferies' opinion is based on economic, monetary, political and market conditions prevailing, and stock prices and other circumstances and conditions existing, on the date thereof. Jefferies also notes that such conditions are subject to rapid and unpredictable change. In addition, Jefferies did not express any opinion as to the market value of the Common Stock or the price or trading range at which any of the securities of the Company may trade following the consummation of the Securities Issuance.


                  The following is a summary of the analyses performed by Jefferies in connection with Jefferies' opinion to the Board of Directors.

                  Financial and Operating Performance of the Company. As part of its overall analysis, Jefferies examined the historical financial and operating performance of the Company for its last three full fiscal years and for the twelve-month period ended October 28, 1995 ("LTM"). This analysis considered the Company's reported revenues, gross profit, earnings before interest and income taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and net income. Jefferies noted (i) that on an LTM basis, EBITDA, EBIT and net income were all substantially negative, and (ii) that the Company expected to report significant negative EBITDA, EBIT and net income for the fiscal year ending February 3, 1996.

                  Jefferies noted that because of the significant negative operating results for the Company on an LTM basis, it was not meaningful to conduct any valuation analysis based on (i) total enterprise value to EBIT,
(ii) total enterprise value to EBITDA and (iii) price/earnings multiples.

                  The Series B Convertible Preferred Stock. As part of its overall analysis, Jefferies also evaluated the terms of the Series B Convertible Preferred Stock, including the implied floating dividend yield of 7.5% to 15% and the implied conversion premium associated with such Series B Convertible Preferred Stock. In its review of the Series B Convertible Preferred Stock's implied floating dividend yield, Jefferies considered the financial condition of the Company and Jefferies' historical experience involving private equity investments and trading levels of public and private high yield securities. In its review of the Series B Convertible Preferred Stock's implied conversion premium, Jefferies noted that, based upon (i) the $10 conversion price associated with the Series B Convertible Preferred Stock and (ii) the closing price of the Common Stock of $9.625 per share on January 29, 1995, the resulting 4% implied conversion premium associated with the Series B Convertible Preferred Stock appeared, in isolation, historically low. However, Jefferies noted that such implied conversion premium was likely understated in light of other factors, including, (i) the price at which the Common Stock would presumably trade in light of the expected financial and operating performance for the fiscal year ending February 3, 1996 and in the absence of an extraordinary transaction such as the Securities Issuance, and (ii) the fact that the price of the Common Stock had increased significantly, approximately 18.5%, during the three-week period leading up to the public announcement of the execution of the Securities Purchase Agreement. In addition, based on a range of market prices of the Common Stock, Jefferies noted that the following range of implied conversion premiums of the Series B Convertible Preferred Stock would result: (i) at a Common Stock price of $6.00 per share, the implied conversion premium would be 66.7%; (ii) at a Common Stock price of $7.00 per share, the implied conversion premium would be 42.9%; (iii) at a Common Stock price of $8.00 per share, the implied conversion premium would be 25.0%; (iv) at a Common Stock Price of $9.00 per share, the implied conversion premium would be 11.1%; and (v) at a Common Stock price of $10.00 per share, the implied conversion premium would be 0.0%.


                  The Warrant. Jefferies also analyzed the terms of the Warrant as part of its overall analysis. In its valuation of the Warrant, Jefferies undertook various considerations, including use of the Black-Scholes model, to develop a reference valuation range for the Warrant, at an assumed volatility level of 40%, ranging from approximately $6 million to $8 million. Jefferies noted that the Warrant also provided an incentive for the new senior management of the Company to increase the market price of the Common Stock and would be a source of an additional equity infusion into the Company upon exercise of the Warrant (unless the holder elects a cashless exercise as permitted by the terms of the Warrant (see "SECURITIES PURCHASE AGREEMENT -- Terms of the Warrant -- Exercise"). Furthermore, Jefferies noted various intangible benefits to be received by the Company in connection with the Securities Issuance, including among others: (i) the potentially positive impact of new senior management led by Mr. Snyder and the affiliation of Warburg Pincus on the prices of the Company's equity and debt securities, as evidenced (and described more fully below) by the respective movements of the Company's equity and debt securities in reaction to the Company's public announcements involving Mr. Snyder and Warburg Pincus during the five-month period preceding the public announcement of the Securities Issuance; (ii) the likely resulting increase in the credibility of the Company with its stockholders and other constituencies, including suppliers, vendors and equity analysts; (iii) the greater likelihood for realizing the value of the Company's intangible assets, including its well-established brand names, archives and libraries; and (iv) the significant investment of cash and immediate access to growth capital created by the Securities Issuance.

                  Stock Market and Bond Market Trading Activity. As part of its review and analysis, Jefferies also examined the historical trading performance of the Common Stock in light of the recent financial and operating trends of the Company. In particular, Jefferies reviewed the closing prices of the Common Stock surrounding the dates of each of the September and October Announcements, the Termination Announcement and the public announcement of the execution of the Securities Purchase Agreement. Jefferies noted that (i) in the two weeks immediately prior to the first trading day after the date of the September Announcement, the closing price of the Common Stock had increased significantly, by approximately 20%; (ii) on the first trading day after the date of the September Announcement, the closing price of the Common Stock had increased approximately 18.4% from the previous day's close; (iii) on the date of the Termination Announcement, the closing price of the Common Stock had fallen approximately 22.6% from the previous day's close; (iv) on the day after the date of the Termination Announcement, the closing price of the Common Stock had fallen approximately 33.0% from the Common Stock's closing price on October 16, 1995, the day prior to the Termination Announcement; and (v) by late December 1995, the closing price of the Common Stock had fallen approximately 24.4% from the Common Stock's closing price on the date of the Termination Announcement.

                  In addition to examining the trading performance in the Common Stock, Jefferies reviewed the performance levels in the Company's debt securities. Following the Termination Announcement in October 1995, Standard & Poor's downgraded the Company's $150 million face amount Senior Notes from "BB-" to "B". On November 1, 1995, Moody's Investors Service downgraded the Senior Notes from "Ba3" to "B1". Jefferies noted that these downgradings still did not fully reflect the continuing declines in operating profitability of the Company. In that connection, Jefferies noted that, as of January 24, 1996, there was a bid for the Senior Notes at approximately 77% of par, implying a yield of approximately 13%, a yield more typical for securities with lower ratings than the above-referenced downgradings of the Senior Notes.


                  Analysis of Selected Publicly Traded Companies. Jefferies compared certain operating and financial information of the Company to certain publicly available operating, financial, trading and valuation information of six publicly traded companies which are engaged in the publishing, juvenile products or greeting card business and which, in Jefferies' judgment, were comparable to the Company for purposes of this analysis. These companies included Houghton Mifflin Company, Scholastic Corporation, Thomas Nelson Inc., Educational Development Corporation, John Wiley & Sons and Steek-Vaughn Publishing Corporation (collectively, the "Comparable Companies"). Jefferies' analysis of the Comparable Companies included reviewing their total enterprise values as a multiple of revenues, EBITDA and EBIT and the market prices of the stock of those companies as a multiple of earnings per share. In addition, Jefferies analyzed various financial and operating performance measures of the Comparable Companies, including revenue growth, EBITDA growth, EBITDA margins, EBIT growth, EBIT margins, net income margins, earnings per share growth, return on equity and total debt as a percentage of total capitalization. In reviewing the valuation parameters of the Company, Jefferies noted that the Company's value could only be analyzed based on a multiple of revenues as a result of its recent financial and operating performance and the lack of any estimates or projections for the Company. Jefferies' analysis of the Comparable Companies indicated that the range of total enterprise value to revenues multiples was 1.1x to 3.5x with an arithmetic mean of 1.4x. Jefferies noted that on a total enterprise value to revenue multiple basis, the Company traded at a significant discount to the trading multiples of its peers. Jefferies also noted that total enterprise value to revenue multiple valuations are not generally regarded as a reliable method of valuation.

                  Recent Trends in the Company's Results of Operations. In evaluating the terms of the Securities Issuance, Jefferies considered all of the intangible aspects of the Securities Issuance as well as the lack of alternative options or strategic opportunities for the Company. Jefferies noted that no formal offers were made to acquire the Company in its entirety as a result of the efforts of Bear Stearns and Morgan Stanley commencing in November 1993, as described above. Jefferies further noted that the Company's operating performance, working capital investment and liquidity had continued to decline following this auction process. In addition to evaluating both the tangible and intangible benefits of the Securities Issuance, Jefferies reviewed the existing liquidity and prospects for future liquidity for the business under several scenarios.

                  Based on the foregoing analyses and factors Jefferies arrived at its opinion; however, the summary set forth above does not propose to be a complete description of the analysis performed and factors considered by Jefferies in arriving at its opinion, although it does reflect all material factors considered and analyses performed by Jefferies. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Jefferies opinion. In its analyses, Jefferies made many assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of the Company. In addition, analyses relating to the value of the Company's securities do not purport to be appraisals or to reflect the prices at which securities might actually be sold to other parties. As described above, Jefferies opinion was only one factor considered by the Board of Directors in making its determination to approve the Securities Issuance.


                  The Company selected Jefferies to render an opinion in connection with the Securities Issuance based upon Jefferies' qualifications, expertise and reputation, including the fact that Jefferies, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Jefferies may actively trade securities of the Company for its own account and for the accounts of its customers and, accordingly, may, at any time, hold a long or short position in such securities.

                  Fees and Expenses


         Pursuant to letter agreements entered into on September 11, 1995 with Bear Stearns and on October 6, 1995 (and as amended on January 10, 1996) with Jefferies, Bear Stearns and Jefferies were retained to render fairness opinions in respect of the Transactions. Bear Stearns and Jefferies originally were retained following the September Announcement to render fairness opinions to an independent committee of the Board of Directors appointed at that time to assist the Board of Directors in assessing the proposed transactions. Because the

Transactions contemplated by the Securities Purchase Agreement did not involve any sale of shares by Mr. Bernstein or his affiliates to GPH, the Board of Directors determined, upon advice of legal counsel, that an independent committee was not required in connection with the Board of Directors' assessment of the Transactions. Accordingly, the independent committee was disbanded, and Bear Stearns and Jefferies were retained to issue opinions to the Board of Directors on the same terms.



                  The Company has agreed to pay (i) Bear Stearns a fee of $575,000 and up to an additional $25,000 for Bear Stearns' reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred in connection with the rendering of such fairness opinion and
(ii) Jefferies a fee of $400,000 plus expenses up to an additional $50,000. Pursuant to a separate letter agreement entered into on September 11, 1995, the Company has agreed to pay Bear Stearns an additional fee of $650,000 in respect of other financial advisory services performed in connection with the GPH equity investment as described above. The Company has agreed to indemnify both Bear Stearns and Jefferies and certain related persons against certain liabilities in connection with their respective engagements by the Company, including certain liabilities under the federal securities laws.


Use of Proceeds


                  The estimated net cash proceeds to the Company from the sale of the Series B Convertible Preferred Stock and the Warrant to GPH will be $56,500,000, after giving effect to the payment of estimated transaction expenses (see "SECURITIES PURCHASE AGREEMENT -- Expenses") and the payments under the severance and management arrangements described under "THE PROPOSALS
- -- Interests of Certain Persons in the Transactions -- Severance and Management Arrangements." Approximately $10 million of such proceeds will be used by the Company to redeem the outstanding shares of Series A Preferred Stock (which is mandatorily redeemable by the Company on March 31, 1996) as contemplated by the Securities Purchase Agreement (see "THE PROPOSALS -- Interests of Certain
Persons in the Transactions -- Redemption of Series A Preferred Stock due March 31, 1996"), and the remainder will be available to the Company for general working capital purposes, including new product development and future acquisitions. The Company does not currently have any commitments or understandings regarding the use of such proceeds. Mr. Snyder has advised the Company that he intends to use the net proceeds from the investment to pursue a multi-pronged strategy to build upon the GOLDEN BOOKS(Registered) franchise.
This strategy will include strengthening relationships with the Company's existing mass market retailers, increasing distribution through non-mass channels, including bookstores, extending the existing product line to include books for parents and families and, where appropriate, expanding the GOLDEN BOOKS(Registered) name into non-book areas, such as home video, television and multi-media. Although Mr. Snyder has advised the Company that he has not yet finalized any plans regarding the future operations of the Company, Mr. Snyder has indicated that his plans, when fully developed, may involve a restructuring of operations which could result in substantial charges to operations or changes in the classification of the Company's assets and liabilities.


Certain Considerations

                  While the Board of Directors is unanimously of the opinion that the Proposals are fair to, and in the best interests of, the Company and its stockholders, stockholders should consider the following possible consequences of completion of the Transactions when evaluating the Proposals:

                  Diminished Ability to Sell the Company; Antitakeover
                  Effect


                  The Series B Convertible Preferred Stock initially will be convertible into shares of Common Stock representing approximately 23% of the shares of Common Stock then outstanding, and the Series B Convertible Preferred Stock will vote on an as- if-converted basis together with the Common Stock, as a single class, on all matters submitted to a vote of the stockholders of the Company, including the election of directors other than the Series B Directors (as defined below). The Series B Convertible Preferred Stock also will initially be entitled to vote as a class for one-third of the nine members of the Board of Directors (the "Series B Directors"). During each of the first four years following initial issuance of the Series B Convertible Preferred Stock, 195,000 shares of Common Stock will be delivered quarterly (subject to certain adjustments) in lieu of cash dividends on the Series B Convertible Preferred Stock. Moreover, the Warrant will entitle GPH to purchase up to 3,250,000 shares of Common Stock, at an exercise price of $10 per share, beginning in the third year after initial issuance (or sooner under certain circumstances). See "SECURITIES PURCHASE AGREEMENT -- Terms of Series B Convertible Preferred Stock" and "-- Terms of the Warrant." In addition, Mr. Snyder purchased 599,465 shares of Common Stock from the Company on January 31, 1996 when he was elected as President, and will be granted a non-qualified stock option following completion of the GPH equity investment to purchase an additional 1,113,293 shares. In the event that the Securities Purchase Agreement is terminated in accordance with its terms or Mr. Snyder is not employed by the Company on May 22, 1996, the stock grant will be rescinded. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements." Further, by virtue of the irrevocable proxies granted to GPH by Mr. Bernstein and certain of his affiliated entities pursuant to agreements dated January 31, 1996 in respect of 3,996,771 shares of Common Stock owned by them (the "Irrevocable Proxies"), GPH will control, through the Irrevocable Proxies, the voting of an additional 3,996,771 shares of Common Stock immediately following completion of its equity investment (which, after giving effect to the consummation of the Transactions, will constitute approximately 14% of the total voting power of the outstanding shares of capital stock of the Company immediately following the consummation of the Transactions). However, such voting power is subject to decrease if Mr. Bernstein or such other entities transfer the shares to which the Irrevocable Proxies relate to persons other than affiliates of Mr. Bernstein. Furthermore, the Securities Purchase Agreement contains no restrictions on the ability of GPH to acquire additional shares of Common Stock, whether in the open market or otherwise. Accordingly, GPH, together with Mr. Snyder, will control approximately 39% of the voting power of the outstanding capital stock of the Company immediately following completion of its equity investment and will have the ability to acquire an even greater stake. Finally, for so long as at least one-half of the shares of Series B Convertible Preferred Stock initially issued are owned by GPH and certain of its affiliates, certain matters will be subject to the consent of the holders of a majority of the shares of Series B Convertible Preferred Stock. See "SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock." The foregoing will make it more difficult for a third party to acquire control of the Company without the consent of GPH and, therefore, may discourage third parties from making an acquisition proposal or seeking to acquire control of the Company.


                  Board Representation; Control of Management

                  The Series B Convertible Preferred Stock will initially be entitled to vote separately as a class for the Series B Directors and on the approval of certain material corporate transactions, and will vote, on an as-if-converted basis, together with the Common Stock on the election of the remaining members of the Board of Directors and on all other matters submitted to a vote of the stockholders of the Company. If the Proposals are adopted at the Special Meeting, each of the members of the Board of Directors immediately following completion of GPH's equity investment will have been nominated by GPH. See "ELECTION OF DIRECTORS." In addition, Mr. Snyder will serve as Chairman and Chief Executive Officer of the Company upon the completion of GPH's equity investment. Consequently, Mr. Snyder and GPH will have significant influence over the management and policies of the Company.

                  Dilution

                  The Securities Purchase Agreement contemplates the issuance by the Company of 13,000 shares of Series B Convertible Preferred Stock convertible into shares of Common Stock initially representing approximately
23% of the voting power of the outstanding Common Stock, at an initial conversion price of $10 per share. Because the Series B Convertible Preferred Stock will vote on an as-if-converted basis with the Common Stock, the issuance of the Series B Convertible Preferred Stock will dilute the voting rights of existing holders of Common Stock. This issuance also could have the effect of diluting the economic interests of the existing holders of Common Stock. The Series B Convertible Preferred Stock will be entitled to receive dividends and liquidating distributions prior to the payment of such dividends or distributions on the Common Stock. Whether such issuance will have a dilutive effect on the earnings per share of the Common Stock and, if so, the extent of such dilution will depend upon, among other factors, the actual earnings generated by the application of the proceeds to the Company from the Transactions. See "THE PROPOSALS -- Use of Proceeds." The issuance of up to 3,250,000 shares of Common Stock upon exercise of the Warrant, at an exercise price of $10 per share, or upon the payment of dividends on the Series B Convertible Preferred Stock by delivery of 3,120,000 shares of Common Stock over the first four years after the date of initial issuance, will have the effect of further diluting the voting rights of existing holders of Common Stock. Moreover, such issuances, as well as the right of the holder of the Warrant, in lieu of exercising the Warrant, to receive shares of Common Stock having a value equal to the difference between the then current market price of the Common Stock and the $10 exercise price, may, depending on the market price of the Common Stock at the time, have a dilutive effect on their economic interests as well. In addition, 599,465 shares of Common Stock were issued to Mr. Snyder when he was elected President of the Company, it is expected that Mr. Snyder will be granted a non-qualified stock option to purchase 1,113,293 shares of Common Stock pursuant to his employment agreement following the closing of GPH's equity investment, and certain aspects of the Snyder Employment Arrangements are expected to result in an immediate charge to operations when they are entered into following the completion of the GPH equity investment. See "SUMMARY -- Pro Forma Capitalization," "THE PROPOSALS
- -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements" and "SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock" and "-- Terms of the Warrant."


                  Dependence on Mr. Snyder



                  Following the completion of GPH's equity investment, the success of the Company will be dependent in part on the efforts and abilities of Mr. Snyder. Accordingly, if the Company were to lose the services of Mr. Snyder before a qualified replacement could be obtained, the Company's business could be materially and adversely affected. The Company is advised by Mr. Snyder and GPH that, under the terms of an employment agreement to be entered into upon the closing of GPH's equity investment, if Mr. Snyder dies or becomes disabled during the term of his employment with the Company, the Company will pay him or his legal representatives any accrued, but unpaid, salary and vacation pay, a pro-rated annual bonus, any deferred compensation not yet paid to him and any other benefits provided by the Company in accordance with the terms and provisions of the Company's plans or programs. See "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements" for a description of the terms of Mr. Snyder's employment agreement, including the Company's obligations to him upon the termination of his employment under various circumstances.

Certain Negotiated Features of the Transactions

                  Stockholders should be aware of the following additional aspects and provisions of the Securities Purchase Agreement and the Transactions that were negotiated on behalf of the Company and the stockholders and were required by the parties as a condition to the signing of the Securities Purchase Agreement.

                  Status of Bernstein Shares

                  As described under "THE PROPOSALS -- Background of and Reasons for the Transactions," the transactions described in the September and October Announcements contemplated that shares of Common Stock beneficially owned by Mr. Bernstein and certain of his affiliated entities would be purchased in connection with the arrangements contemplated thereby. Consistent with public statements made by Mr. Bernstein and as also stated in his letter to stockholders appearing in the Company's 1995 annual report to stockholders, the Transactions contemplated by the Securities Purchase Agreement do not provide for the purchase of shares owned by Mr. Bernstein or any of his affiliates, which will remain outstanding following the completion of GPH's equity investment. The investment by GPH of $65 million (prior to the payment of expenses) will be made directly in the Company in exchange for the issuance of the Series B Convertible Preferred Stock and Warrant. Pursuant to the Bernstein Registration Rights Agreement, Bernstein Entities will have certain registration rights with respect to their shares of Common Stock. See "The Proposals -- Interests of Certain Persons in the Transactions -- Bernstein Registration Rights Agreement."

                  Irrevocable Proxies

                  Warburg Pincus required that Mr. Bernstein and certain of the Bernstein Entities relinquish their voting rights with respect to their shares of Common Stock as a condition to Warburg Pincus' participation in the Transactions. In addition, Warburg Pincus required that Mr. Bernstein and such entities agree to certain transfer restrictions with respect to their shares of Common Stock. Accordingly, concurrent with the execution of the Securities Purchase Agreement, each of Mr. Bernstein and certain of the Bernstein Entities owning in the aggregate 3,996,771 shares of Common Stock executed Irrevocable Proxies in favor of GPH in respect of such shares. The following is a summary of certain provisions of the Irrevocable Proxies, each of which is substantially identical. The Irrevocable Proxy granted by Mr. Bernstein to GPH is attached as Appendix III to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Irrevocable Proxies.

                  Pursuant to the Irrevocable Proxies, GPH will have the power to vote, on behalf of the Bernstein Entities party thereto, their Bernstein Shares in such manner and upon such matters as GPH deems proper (other than voting against, or for the removal of, existing members of the Board of Directors except as contemplated by the Securities Purchase Agreement), including voting such Bernstein Shares in favor of the Proposals and against any transaction that would make it impractical for GPH to effect the Transactions. Pursuant to the Securities Purchase Agreement, GPH has agreed to vote the Irrevocable Proxies in favor of the Proposals at the

Special Meeting. Such voting rights will terminate upon the earlier to occur of
(i) the termination of the Securities Purchase Agreement in accordance with its terms and (ii) whenever GPH and certain affiliates beneficially own in the aggregate less than 15% of the outstanding Common Stock on a fully-diluted basis (determined as described in the Irrevocable Proxies).

                  Mr. Bernstein has agreed in his Irrevocable Proxy, subject to his fiduciary duties to the Company, to use his best efforts to prevent the Company from taking any action in violation of the Securities Purchase Agreement. Additionally, pursuant to the Irrevocable Proxies the Bernstein Entities party thereto have agreed, prior to completion of GPH's equity investment, not to (i) take or permit any action that would result in the representations contained in the Irrevocable Proxies not being true, (ii) directly or indirectly, solicit or initiate any proposals or offers from any person or entity relating to the acquisition of any properties, assets, business or equity interest, or any merger or other business combination, of the Company, or discuss, furnish any information or otherwise assist any person or entity with respect to such proposals or offers; provided that Mr. Bernstein may participate in discussions or negotiations with or furnish information to any other person or entity if the Board of Directors, on advice of counsel, determines that Mr. Bernstein, in his capacity as Chairman and Chief Executive Officer of the Company, should so participate or furnish such information, (iii) grant any proxies or enter into any voting trusts with respect to their Bernstein Shares, (iv) acquire or sell or otherwise dispose of shares of Common Stock or (v) seek or solicit any such acquisition or sale or other disposition of shares of Common Stock. Notwithstanding the foregoing, the Bernstein Entities shall be entitled to sell all or a portion of their Bernstein Shares to any purchaser (i) in amounts not to exceed the limitations set forth in SEC Rule 144(e) in the case of non-negotiated, public, open-market transactions, and (ii) in all other cases, other than to an Entrepreneurial Investor (as defined in the Irrevocable Proxies).

                  Once any Bernstein Shares subject to the Irrevocable Proxies are transferred in accordance with the terms thereof, the purchaser of such shares will not be bound by the voting and transfer restrictions described above.

                  Termination of the Securities Purchase Agreement

                  The Securities Purchase Agreement permits the Company, in certain specified circumstances, upon the payment of a $2 million break-up fee, to terminate the Securities Purchase Agreement and accept an unsolicited proposal from a third party which the Board of Directors reasonably believes is likely to result in a business combination that is likely to be more favorable to the stockholders of the Company than the Transactions. See "SECURITIES PURCHASE AGREEMENT -- Termination and Termination Fee."

                  Election of Directors

                  As described under "ELECTION OF DIRECTORS," if the Transactions are consummated, a majority of the members of the Board of Directors will be designees of GPH. However, other than the Series B Directors,

GPH will have no contractual right thereafter to name any of the directors of the Company.

                  Series B Convertible Preferred Stock Antidilution
                  Adjustments

                  As described below under "SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock," the rate and price at which the shares of Series B Convertible Preferred Stock are convertible into shares of Common Stock are subject to customary antidilution adjustments. However, the Series B Convertible Preferred Stock provides that the conversion rate and price will not be subject to adjustment in respect of (i) an issuance of Common Stock to Warburg Pincus and certain of its affiliates unless such issuance has been approved by a majority of the directors of the Company who are neither the designees of the holders of the Series B Convertible Preferred Stock nor individuals associated with Warburg Pincus or certain of its affiliates, or (ii) an issuance of Common Stock in a transaction that has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), unless an investment bank of national standing and reputation, engaged for a fee by the Company pursuant to a written engagement letter, has been consulted by the Company with respect to the structure and has participated in the negotiation of such issuance.

                  Management Services

                  The Board of Directors has authorized the Company to enter into a Management Agreement (the "Management Agreement") with P&E Properties, Inc., a corporation owned by Mr. Bernstein ("P&E Properties"). Pursuant to the Management Agreement, for a transition period of 180 days following completion of GPH's equity investment, P&E Properties will perform such duties as are requested from time to time by Mr. Snyder, but in no event will P&E Properties be required to perform duties other than those that are substantially the same as those performed by the Company's employees located at the Company's principal executive offices in New York City as of the date of the Management Agreement. In addition, P&E Properties will use its best efforts to retain the services and pay the compensation of such employees, whose employment by the Company will be terminated upon completion of GPH's equity investment, as are necessary to perform such services on P&E Properties' behalf. Mr. Bernstein has agreed to cause P&E Properties to perform its obligations under the Management Agreement. The Company will pay P&E Properties the sum of $1.2 million at the closing of GPH's equity investment for the cost (including the cost of employing such former Company employees) of providing such management services.

Interests of Certain Persons in the Transactions

                  In considering the recommendation of the Board of Directors with respect to the Proposals, stockholders should be aware that certain members of the Board of Directors and management have certain interests with respect to the Proposals that may conflict with and are in addition to the interests of the other stockholders of the Company. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Securities Purchase Agreement, the Transactions and the Proposals.

                  Bernstein Registration Rights Agreement


                  In view of the fact that Mr. Bernstein and the other Bernstein Entities would otherwise be restricted under the federal securities laws and the rules and regulations promulgated thereunder as to the manner in which they can sell their shares of Common Stock because of the size of the block and Mr. Bernstein's affiliation with the Company, GPH has agreed that the Company grant certain registration rights to the Bernstein Entities, effective following the closing of GPH's equity investment, in respect of their shares of Common Stock pursuant to a registration rights agreement between the Company and the Bernstein Entities (the "Bernstein Registration Rights Agreement"). The following is a summary of certain provisions of the Bernstein Registration Rights Agreement, which is attached as Appendix II to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Bernstein Registration Rights Agreement.

                  The Bernstein Registration Rights Agreement contains customary terms and conditions and provides, among other things, that the holders of Registrable Securities (as defined below) thereunder will have the right to require the Company to use its best efforts to register under the Securities Act, Registrable Securities in up to two demand registrations (subject to a "black-out" period of up to 90 days not more than once during any 12-month period and the requirement that shares not be sold to "Entrepreneurial Investors", as defined below under "-- Irrevocable Proxies") and an unlimited number of incidental ("piggyback") registrations. Subject to certain limitations, holders of Registrable Securities will also have the right, during the first two months following completion of the GPH equity investment, to request a shelf registration of their securities pursuant to Securities and Exchange Commission (the "SEC") Rule 415 for up to a three-month period following the closing of the GPH equity investment. "Registrable Securities" are defined in the Bernstein Registration Rights Agreement as any shares of Common Stock owned by the Bernstein Entities on the date of execution of the Bernstein Registration Rights Agreement and any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any such shares. The Bernstein Entities will pay all registration expenses (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company)) in connection with each registration of Registrable Securities requested by the Bernstein Entities pursuant to the Bernstein Registration Rights Agreement, together with underwriting discounts and commissions and fees and disbursements of counsel to the Bernstein Entities. The Company also will agree in the Bernstein Registration Rights Agreement to customary indemnification and contribution protections to selling holders of Registrable Securities under the federal securities laws and otherwise; provided that the Company shall not be required to indemnify the Bernstein Entities for any losses arising out of or based on any representation or warranty made by the Company in the Securities Purchase Agreement until the date of issuance of the Company's audited consolidated financial statements for the fiscal year ending February 1, 1997.

                  Redemption of Series A Preferred Stock
                  due March 31, 1996


                  As described above under "THE PROPOSALS -- Use of Proceeds," approximately $10 million of the proceeds from the sale of the Series B Convertible Preferred Stock and the Warrant to GPH will be used by the Company to redeem the outstanding shares of Series A Preferred Stock due March 31, 1996 concurrent with the closing of the GPH equity investment, at a redemption price equal to the liquidation value thereof plus accrued and unpaid dividends to the date of redemption. The Series A Preferred Stock is mandatorily redeemable by the Company in accordance with its terms on March 31, 1996. Although the stockholders of the Company approved adoption of an amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") at the 1995 annual meeting of stockholders providing for an extension of the mandatory redemption date until March 31, 1998, in view of the resumption of discussions with Mr. Snyder and Warburg Pincus during December 1995, such amendment was not made effective by the necessary filings with the Delaware Secretary of State. Mr. Bernstein owns 9,200 shares of Series A Preferred Stock, representing 46.07% of the shares of Series A Preferred Stock outstanding. If the Transactions are not consummated, the Company intends to file the amendment with the Delaware Secretary of State, thereby extending the mandatory redemption date to March 31, 1998.

                  Directors' and Officers' Liability Insurance Coverage

                  The Company has agreed in the Securities Purchase Agreement that, through the third anniversary of the completion of GPH's equity investment and for so long thereafter as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, it will provide the usual extended coverage under the Company's executive liability insurance for current and former directors and officers of the Company and its subsidiaries and other persons serving in a fiduciary capacity at the direction of the board of directors or any officer of the Company or any of its subsidiaries, with respect to matters occurring prior to completion of GPH's equity investment, at least to the extent covered by the current Company liability insurance coverage. Such insurance coverage will be of a scope of coverage and in amounts and having deductibles at least equivalent to that currently maintained by the Company and otherwise reasonably comparable to the coverage currently maintained by the Company. The Company has been advised that the costs of such coverage are estimated to not exceed $350,000 for such three-year period. The Company also has agreed during such period not to amend or modify provisions of the Restated Certificate or the Company's By-laws providing for indemnification of directors and officers in any manner that would adversely affect such individuals, unless required by law. The extended insurance coverage will enable the Company to fund its obligations to such directors, officers and fiduciaries under such indemnity provisions.

                  Snyder Employment Arrangements

                  Concurrent with the signing of the Securities Purchase Agreement, Mr. Snyder entered into an interim employment agreement with the Company (the "Interim Employment Agreement"), which was unanimously approved by the Board of Directors, pursuant to which Mr. Snyder became President of the Company until the earlier of the completion of GPH's equity investment, the termination of the Securities Purchase Agreement in accordance with its terms and his death or disability. Mr. Snyder will be compensated during this period based on a per annum salary of $400,000, and will be entitled to participate in employee benefit plans and programs sponsored by the Company. The Company has agreed in the Securities Purchase Agreement not to terminate Mr. Snyder's employment as President prior to the completion of GPH's equity investment other than for cause.

                  In accordance with the Interim Employment Agreement, the Company issued 599,465 shares of Common Stock (the "Snyder Shares") to Mr. Snyder on January 31, 1996, at a price of $8.00 per share, in exchange for a ten-year nonrecourse note executed by Mr. Snyder in the amount of the purchase price, secured by a pledge of such shares. See Note 3 to the table under "SUMMARY -- Pro Forma Capitalization." In addition, the Interim Employment Agreement provides that upon the earliest of (x) a termination of Mr. Snyder's employment for any reason, (y) the tenth anniversary of the Interim Employment Agreement and (z) a disposition of any of the Snyder Shares after the closing of GPH's equity investment, Mr. Snyder will receive a special bonus equal in amount to the purchase price of the Snyder Shares (prorated in the case of a sale of less than all of the Snyder Shares). The Interim Employment Agreement also grants Mr. Snyder rights to acquire a proportionate amount of additional shares at the same price as the initial purchase, and on other similar terms (including the use of a nonrecourse note), in respect of issuances by the Company of additional equity of up to $50 million during the 12 months following completion of GPH's equity investment. In the event that the Securities Purchase Agreement is terminated in accordance with its terms or Mr. Snyder is not employed by the Company on May 22, 1996, the stock issuance and the note will be rescinded.

                  The Company is advised by Mr. Snyder and GPH that, upon the closing of GPH's equity investment, Mr. Snyder will enter into an employment agreement with the Company pursuant to which he will become Chairman and Chief Executive Officer of the Company (the "Snyder Employment Agreement"). The following description of the Snyder Employment Agreement and the other arrangements for Mr. Snyder's employment by the Company following completion of GPH's equity investment (together, the "Snyder Employment Arrangements") is based on the draft of the Snyder Employment Agreement furnished by Mr. Snyder and Warburg Pincus to the Board of Directors in connection with its approval of the Securities Purchase Agreement and the Transactions. GPH has advised the Company that it is contemplated that the Snyder Employment Agreement will be entered into immediately upon the closing of GPH's equity investment. In determining that the Transactions are fair to and in the best interests of the Company and the stockholders, the Board of Directors has not separately considered the fairness of the terms of, or approved the Company's entering into, the Snyder Employment Agreement. Similarly, neither Bear Stearns nor Jefferies have taken the Snyder Employment Arrangements into account in rendering their fairness opinions described elsewhere in this Proxy Statement.

                  Under the Snyder Employment Agreement, Mr. Snyder will continue as the Company's President and will succeed Mr. Bernstein as the Company's Chairman of the Board of Directors and Chief Executive Officer. The term of employment under the Snyder Employment Agreement will be five years (the "Term"). If less than three years remain in the Term upon the occurrence of a change of control (as defined in the Snyder Employment Agreement), the Term will automatically be extended until the third anniversary of the change of control upon the consent of the Company or its successor. In the absence of such consent, the Term shall automatically end and Mr. Snyder will receive payments and benefits as if he had been terminated without cause (as defined in the Snyder Employment Agreement). Mr. Snyder will receive an annual base salary, subject to discretionary increases, of $500,000 (retroactive to February 4, 1996) and an annual incentive bonus equal to 100% of annual base salary under the Company's Executive Officer Bonus Plan, if certain targeted performance criteria are met. The annual incentive bonus could be increased to up to 200% of annual base salary if the Company's performance exceeds targeted goals.

                  The Snyder Employment Agreement also provides that the Company will grant Mr. Snyder a non-qualified stock option to acquire 1,113,293 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant (the "Option"). The Option will have a term of ten years and will become exercisable upon the earliest to occur of: (1) three years and four months following the date of grant; (2)upon a change of control; (3) upon Mr. Snyder's termination of employment due to death or disability (as defined in the Snyder Employment Agreement); (4) upon Mr. Snyder's termination by the Company without cause (as defined in the Snyder Employment Agreement); or (5) upon termination by Mr. Snyder of his employment for good reason (as defined in the Snyder Employment Agreement). If the Company issues up to an additional $50 million of equity securities within twelve months after completion of GPH's equity investment, additional options will be granted to avoid dilution of the interest in the Company represented by the Option. In addition, the Company will pay Mr. Snyder a one-time special bonus (the "Special Bonus") equal to the product obtained by multiplying the number of shares covered by the Option by the amount by which the fair market value of the Common Stock on the date of grant of the Option or the date immediately preceding the payment of the Special Bonus, whichever is less, exceeds $8.00. The Special Bonus will be paid on the earlier of (i) the fifth anniversary of the Snyder Employment Agreement (if Mr. Snyder is employed by the Company on that date) or (ii) the date of Mr. Snyder's termination of employment other than by the Company for cause or by Mr. Snyder without good reason or upon his death or disability. The Special Bonus will cease to be payable upon the termination of Mr. Snyder's employment for cause or termination by Mr. Snyder without good reason.

                  Commencing on the later of the fifth anniversary of the Snyder Employment Agreement or the cessation of Mr. Snyder's employment (other than due to his death), Mr. Snyder will receive a supplemental single-life annuity retirement benefit of $250,000 per annum. This retirement benefit will be increased to 60% of Mr. Snyder's highest average base salary and bonus payments if the fair market value of the Common Stock on the fifth anniversary of the date of the Snyder Employment Agreement is less than the exercise price of the Option, as described above. This increased retirement benefit will be offset by any other defined benefit pension amounts payable to Mr. Snyder by any previous employer (which the Company has been advised are significant) or by the Company.

                  In addition, Mr. Snyder will receive active and retiree medical benefits (not to exceed a $3 million lifetime cap) and, at his election, either term life insurance coverage with a death benefit of at least $3 million or a monthly cash allowance equal to the cost of such insurance. Mr. Snyder will also be eligible to participate generally in all incentive, savings, retirement and welfare benefit programs available to other senior executives of the Company. In no event shall the incentive, savings, retirement and welfare benefits programs maintained by the Company after a change of control provide less favorable benefits
                                      59
to Mr. Snyder or his family than were provided to them prior to the change of control.

                  If Mr. Snyder's employment is terminated by the Company without cause or by Mr. Snyder for good reason, all stock options and other stock-based awards will become immediately exercisable or vested, as the case may be, and the Company will pay Mr. Snyder in cash in one lump sum (1) any salary and vacation pay accrued, but unpaid, through the date of termination and any deferred compensation not yet paid to him; (2) the greater of the target annual bonus for the year of termination or the actual bonus amount paid or payable for the most recently completed fiscal year of the Company (the "Highest Annual Bonus"), in each case pro-rated through the date of termination; (3) three times his annual base salary and Highest Annual Bonus or, if greater, the sum of his annual base salary and Highest Annual Bonus times the number of years (including fractions thereof) remaining in the Term as of the date of termination; and (4) the actuarial equivalent of any retirement benefits that would have accrued during the remainder of the Term or three years, whichever is longer. In addition, Mr. Snyder will be entitled to continuation of welfare and fringe benefits for the greater of three years or the remaining Term.

                  If Mr. Snyder terminates his employment without good reason or if he dies or becomes disabled, the Company will pay him or his legal representatives any accrued, but unpaid, salary and vacation pay, a pro-rated annual bonus (determined as set forth above), any deferred compensation not yet paid to him and any other benefits provided by the Company in accordance with the terms and provisions of the Company's plans or programs. If Mr. Snyder's employment is terminated by the Company for cause, or by Mr. Snyder without good reason, the Company will pay him accrued, but unpaid, salary and deferred compensation not yet paid to him and any other benefits provided by the Company in accordance with the terms and provisions of the Company's plan or programs. In that case, Mr. Snyder will forfeit all unvested stock options.

                  The Company also will pay all legal and professional fees which Mr. Snyder may reasonably incur as a result of the negotiation or enforcement of any provision of the Snyder Employment Agreement. If any payments made to Mr. Snyder under the Snyder Employment Agreement or otherwise are subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excess Parachute Payments"), the Company will pay Mr. Snyder an additional amount (the "Additional Payment") such that, after payment of all taxes attributable to the Additional Payment (including any additional excise taxes thereon), he retains a portion of the Additional Payment equal to the excise tax imposed on the Excess Parachute Payments.

                  Under the terms of the Snyder Employment Agreement, Mr. Snyder may not disclose any confidential information relating to the Company or any affiliate to anyone other than the Company and those designated by it, and he may not solicit any employee or customer of the Company or any affiliate prior to the later of the fifth anniversary of the Snyder Employment Agreement or one year after his termination of employment with the Company.

                  Severance and Management Arrangements


                  Concurrent with its approval of the Securities Purchase Agreement, the Board of Directors determined that the Company will make severance payments totalling $1.8 million to certain officers and employees (other than Mr. Bernstein) of the Company who will resign their positions with the Company on the date of completion of GPH's equity investment. See Note 2 under the Summary Compensation Table under "ELECTION OF DIRECTORS -- Executive Compensation" for additional information with respect to the severance payments.

                  As described above under "THE PROPOSALS -- Certain Negotiated Features of the Transactions -- Management Services," upon the completion of GPH's equity investment the Company will enter into the Management Agreement with a corporation owned by Mr. Bernstein for the purpose of providing management services as requested from time to time by Mr. Snyder for a transition period of 180 days thereafter.

Regulatory Matters

                  The Company is not aware of any regulatory approvals or filings, or any other consents or approvals, required for the consummation of the Transactions, except as provided under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"). Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Transactions may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On March 8, 1996 and March 11, 1996, notification and report forms were filed by GPH and by the Company, respectively, under the HSR Act with the FTC and the Antitrust Division relating to the Transactions. Early termination of the waiting period under the HSR Act was granted by the FTC on March 25, 1996.


                  At any time before or after consummation of the Transactions, notwithstanding that the waiting period under the HSR Act has expired or been terminated, the Antitrust Division, the FTC or any state could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Transactions or seeking divestiture of substantial assets of the Company. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

Section 203 of the DGCL


                  The Company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). Generally, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date the person became an interested stockholder, unless (i) prior to such date, either the business combination in question or the transaction resulting in such person becoming an interested stockholder is approved by the board of directors of the relevant corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the relevant corporation or (iii) on or after such date the business combination is approved by the board of directors of the relevant corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns 15% or more of the relevant corporation's outstanding voting stock. As required by the Securities Purchase Agreement, the Board of Directors has taken appropriate action so that the provisions of Section 203 of the DGCL shall not be applicable to the execution and delivery of the Securities Purchase Agreement and the consummation of the Transactions, including the execution and delivery of the Irrevocable Proxies.


Litigation

                  On September 8, 1995, the Pill Class Action was filed on behalf of all stockholders of the Company (other than the defendants named below) in the Delaware Court of Chancery. The Amended Complaint was filed on October 5, 1995. The substantially similar Miller and Polikoff Class Actions were filed in the Delaware Chancery Court on October 6, 1995. The Class Actions name as defendants the Company, the directors of the Company, the President of the Company's wholly-owned subsidiary, Western Publishing Company, Inc., Warburg Pincus and Mr. Snyder. The Class Actions challenge the transactions contemplated by the October Announcement, alleging, among other things, that (i) such transaction was an attempt to deny the Company's stockholders (other than the defendants) their right to share in the control premium being paid to Mr. Bernstein, (ii) the public stockholders were not being adequately compensated for the potential earnings of the Company, (iii) Mr. Bernstein was being unduly compensated by such transaction, obtaining the right, given to no other stockholder, to sell his Common Stock at a substantial premium, (iv) the defendants failed to consider alternate transactions and (v) the defendants violated fiduciary and other common law duties owed to the stockholders (other than the defendants) by not exercising independent business judgment and having conflicts of interest.

The Class Actions seek to preliminarily and permanently enjoin such transaction or, if consummated, to rescind such transaction, and also pray for an award of compensatory damages. The defendants have denied, and continue to deny, that they have committed any violations of law in connection with the transactions proposed at the date of filing of the respective Class Actions. Additionally, in view of the revised structure for the Transactions contemplated by the Securities Purchase Agreement, the defendants believe, based on the advice of counsel, that the claims made in the Class Actions are no longer relevant and wholly without merit. Should the Class Actions proceed, the defendants intend to defend such lawsuits vigorously.

                SECURITIES PURCHASE AGREEMENT (Proposal No. 1)


                  At the Special Meeting, the stockholders are being asked to approve the Securities Purchase Agreement and the performance by the Company of all transactions and acts on the part of the Company contemplated under the Securities Purchase Agreement, including (a) the issuance and sale to GPH, for a cash purchase price of $65 million, of shares of Series B Convertible Preferred Stock (and any shares of Common Stock issuable upon the conversion thereof) and the Warrant (and any shares of Common Stock issuable upon the exercise thereof),
(b) the redemption by the Company of the outstanding shares of Series A Preferred Stock due March 31, 1996 from the proceeds of GPH's investment, (c) the grant of certain registration rights to GPH in respect of the Series B Convertible Preferred Stock and the Warrant and the underlying Common Stock pursuant to a registration rights agreement between the Company and GPH (the "GPH Registration Rights Agreement"), (d) the grant of certain registration rights to Mr. Bernstein and certain of his affiliates in respect of their shares of Common Stock pursuant to the Bernstein Registration Rights Agreement and (e) the Company's execution of the Snyder Employment Agreement upon the closing of GPH's equity investment. The approval of the matters set forth in clause (a) of the preceding sentence is required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") for corporations with securities quoted on the Nasdaq National Market. The following is a summary of certain provisions of the Securities Purchase Agreement, which is attached as Appendix I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Securities Purchase Agreement.

                  The Board of Directors reserves its right, pursuant to the Securities Purchase Agreement, to amend the provisions of the Securities Purchase Agreement in all respects in accordance with its terms and without stockholder approval before or after approval of the Proposals by the Company's stockholders. The Board of Directors also reserves the right to terminate the Securities Purchase Agreement in accordance with its terms notwithstanding stockholder approval.

Issuance and Sale of Series B Convertible Preferred Stock and Warrant

                  Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed, subject to the terms and conditions set forth therein, to issue to GPH at the closing of the equity investment by GPH contemplated by the Securities Purchase Agreement (the "Closing"), 13,000 shares of Series B Convertible Preferred Stock with a liquidation value of $65 million, and the Warrant to purchase 3,250,000 shares of Common Stock at a price of $10 per share, in exchange for the payment by GPH of $65 million in cash at the Closing.

Terms of the Series B Convertible Preferred Stock

                  General

                  Pursuant to the terms of the Securities Purchase Agreement, the Company will issue and sell, and GPH will purchase, 13,000 shares of Series B Convertible Preferred Stock at the Closing. The preferences and rights of the Series B Convertible Preferred Stock are set forth in a Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock that will be filed with the Secretary of State of Delaware at the time of the Closing (the "Certificate of Designations"). The following is a summary of certain provisions of the Certificate of Designations, which is attached as Appendix IV to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Certificate of Designations.


                  Dividends

                  Pursuant to the Certificate of Designations, the Series B Convertible Preferred Stock shall be entitled to receive a 12% annual dividend payable (i) during each of the first four years following the date of initial issuance of the Series B Convertible Preferred Stock (the "Initial Issuance Date"), by delivery quarterly of an aggregate of 195,000 shares of Common Stock, subject to certain adjustments described below, and (ii) thereafter, when and as declared out of legally available funds, in cash (computed on the basis of a 360-day year of twelve 30-day months) at the rate of $150 per share, compounded quarterly, all of which dividends shall be cumulative from the Initial Issuance Date. In the event that (x) the product of (i) the number of shares of Common Stock per share of Series B Convertible Preferred Stock to be distributed in any quarter during the first four years following the Initial Issuance Date and (ii) the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding the applicable dividend payment date (the "Dividend Value") is less than $93.75, then, in addition to such shares of Common Stock, the holders of Series B Convertible Preferred Stock shall receive on the applicable dividend payment date, out of legally available funds of the Company, cash per share of Series B Convertible Preferred Stock in an amount equal to the excess of $93.75 over the Dividend Value, compounded quarterly, and
(y) the Dividend Value exceeds $187.50, then the number of shares of Common Stock to be so distributed shall be reduced by an amount sufficient to cause the Dividend Value to equal $187.50 (subject in each case to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares). Dividends will be payable on the 1st day of February, May, August and November of each year before any dividends are paid on the Common Stock.

                  Liquidation

                  The holders of Series B Convertible Preferred Stock shall have the right to receive $5,000 per share, plus accrued and unpaid dividends, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company. Such liquidation preference shall rank senior to any liquidation rights of the Common Stock. The merger or sale of the Company or the sale of all or substantially all its assets shall not be deemed to be a liquidation, dissolution or winding up of the Company for this purpose.

                  Redemption

                  The Series B Convertible Preferred Stock shall be subject to optional redemption by the Company at a redemption price of $5,000 per share, plus an amount equal to any accrued and unpaid dividends, at any time on or after the fourth anniversary of the Initial Issuance Date. The Company is not required to mandatorily redeem the Series B Convertible Preferred Stock and the Series B Convertible Preferred Stock is not the subject of any sinking fund requirement.

                  Voting and Other Rights

                  In addition to any voting rights granted under the DGCL, each share of Series B Convertible Preferred Stock shall be entitled to vote, on an as-if-converted basis, together with the Common Stock as one class on all matters submitted to a vote of the stockholders of the Company, including the election of directors (in addition to electing the Series B Directors). Consequently, subject to adjustment as provided in the Certificate of Designations, each share of Series B Convertible Preferred Stock will have a vote equal to 500 shares of Common Stock. In addition, the Company may not, without the affirmative vote or consent of a majority of the holders of Series B Convertible Preferred Stock, amend, alter or repeal the preferences, special rights or other powers of the Series B Convertible Preferred Stock so as to adversely affect the rights of the holders of Series B Convertible Preferred Stock, including, without limitation, authorizing a series or class of stock having any preference or priority over, or being on a parity with, the Series B Convertible Preferred Stock either as to dividends or on liquidation.

                  Subject to the limitations described below, the holders of Series B Convertible Preferred Stock will have the right to elect, as a class, one-third of the members of the Board of Directors, which shall on the Initial Issuance Date have nine members; provided, however, that upon such time as less than (i) 40% of the shares of Series B Convertible Preferred Stock issued on the Initial Issuance Date are owned by GPH and certain of its affiliates, the holders of Series B Convertible Preferred Stock will have the right to elect, as a class, two Series B Directors, (ii) 30% of the shares of Series B Convertible Preferred Stock issued pursuant on the Initial Issuance Date are owned by GPH and certain of its affiliates, the holders of Series B Convertible Preferred Stock will have the right to elect, as a class, one Series B Director and (iii) 20% of the shares of Series B Convertible Preferred Stock issued on the Initial Issuance Date are owned by GPH and certain of its affiliates, the holders of Series B Convertible Preferred Stock shall no longer have a right, as a class, to elect any member of the Board of Directors. Furthermore, the Certificate of Designations will prohibit the Company (and, in the case of clauses (ii), (iii), (iv) and (v) below, its subsidiaries), for so long as at least one-half of the shares of Series B Convertible Preferred Stock issued on the Initial Issuance Date are owned by GPH and certain of its affiliates, without first obtaining the consent of the holders of a majority of the shares of Series B Convertible Preferred Stock, voting as a separate class, from engaging in the following transactions or taking the following actions:

              (i) amend or repeal any provision of the Restated
         Certificate or the Company's By-laws, including without limitation a change in the number of members of the Board of Directors;

             (ii) authorize or effect the incurrence or issuance of any indebtedness (other than pursuant to an agreement to incur the same which has been approved in writing by holders of a majority of outstanding shares of Series B Convertible Preferred Stock, and other than pursuant to that certain Credit Agreement, dated September 29, 1995, between Western Publishing Company, Inc. and Heller Financial, Inc.) or shares of capital stock or rights to acquire capital stock other than, in the case of shares of Common Stock, (x) options to acquire up to 1,874,300 shares of Common Stock issued to employees of the Company pursuant to the Amended and Restated 1986 Employee Stock Option Plan (the "1986 Plan") or (y) thereafter approved with the consent of the holders of record of a majority of the then outstanding shares of Series B Convertible Preferred Stock; provided, however, that the incurrence of indebtedness among the Company and its subsidiaries shall not require such consent;

            (iii) authorize or effect (A) in one or in a series of two or more related transactions, any sale, lease, license, transfer or other disposition of assets for consideration in excess of $5,000,000 (other than in the ordinary course of business or among the Company and its subsidiaries); (B) any merger or consolidation or other reorganization involving the Company or any of its subsidiaries (other than with one another or in respect of which the aggregate consideration paid to or received by the Company or its subsidiaries is less than $5,000,000) or
         (C) a liquidation, winding up, dissolution or adoption of any plan for the same other than the liquidation, winding up, dissolution or adoption of any plan for the same of a subsidiary into the Company or another subsidiary thereof;

             (iv) authorize or effect, in one or in a series of two or more related transactions, (A) any acquisition or lease of assets or (B) any license of patent, trademark or other rights relating to any intellectual property, in each case, that involves by its terms a per annum payment in excess of $5,000,000 as determined in good faith by the Board of Directors, other than among the Company and its subsidiaries or in the ordinary course of business; or

              (v) terminate the employment of the chief executive officer of the Company.

Notwithstanding the foregoing, in the event that the shares of Series B Convertible Preferred Stock are held by more than 10 holders, then the right of the holders to elect Series B Directors and to vote as a class on the matters listed above shall terminate.

                  Conversion

                  The Series B Convertible Preferred Stock is convertible, at the option of the holders of Series B Convertible Preferred Stock, into shares of Common Stock, at the exchange rate of 500 shares of Common Stock for each share of Series B Convertible Preferred Stock, at any time from and after the Initial Issuance Date, representing a conversion price of $10 per share of Series B Convertible Preferred Stock. The number of shares of Common Stock for which the Series B Convertible Preferred Stock may be converted is subject to customary antidilution adjustments pursuant to the Certificate of Designations to prevent dilution on the occurrence of certain events ("Triggering Transactions"), including: (i) stock dividends or other distributions of Common Stock, (ii) certain issuances of Common Stock (or other securities convertible into or exercisable for Common Stock) at a price per share (or having a conversion or exercise price per share) less than the conversion price of the Series B Convertible Preferred Stock at such time, or (iii) a merger, consolidation or other reorganization of the Company. Notwithstanding the foregoing, the conversion rate shall not be so reduced if (A) for so long as the holders of the Series B Convertible Preferred Stock have class voting rights to elect one or more Series B Directors or to approve certain transactions as described above, such Triggering Transaction involves a grant, issuance or sale of Common Stock to GPH or certain of its affiliates, other than ratably to all holders of Common Stock, and such Triggering Transaction has not been approved by a majority of the non-Series B Directors (other than natural persons having certain relations with GPH) or (B) the Triggering Transaction involves a grant, issuance or sale of Common Stock that has not been registered pursuant to the Securities Act and an investment bank of national standing and reputation, engaged for a fee by the Company pursuant to a written engagement letter, has not been consulted by the Company with respect to the structure of such Triggering Transaction and participated in the negotiation of such Triggering Transaction. The foregoing anti-dilution adjustments will not apply to any

Common Stock issued or issuable to any person or entity: (i) on exercise of options outstanding as of the Initial Issuance Date to acquire up to 1,874,300 shares of Common Stock issued to employees of the Company pursuant to the 1986 Plan and any options approved by the holders of record of a majority of the outstanding shares of Series B Convertible Preferred Stock, (ii) pursuant to options granted to Mr. Snyder under the terms of the Snyder Employment Arrangements, (iii) on conversion of the Series B Convertible Preferred Stock or Series A Preferred Stock, (iv) as a dividend on the Series B Convertible Preferred Stock or (v) on exercise of the Warrant.

                  Preemptive Rights

                  The holders of Series B Convertible Preferred Stock will have no preemptive rights to purchase any securities issued by the Company. The holders of Common Stock and Series A Preferred Stock have no preemptive rights to purchase Series B Convertible Preferred Stock or any other securities issued by the Company.

Terms of the Warrant

                  General

                  The Warrant is to be issued to GPH pursuant to the Securities Purchase Agreement. The following is a summary of certain provisions of the Warrant, the form of which is attached as Appendix V to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to such form of Warrant.

                  Exercise

                  The Warrant will initially entitle the holder thereof to purchase 3,250,000 shares of Common Stock at a price of $10 per share (the "Exercise Price"), subject to adjustment as described below. The Warrant will be exercisable beginning on the second anniversary of the date of issuance (subject to acceleration in the event of a public announcement of certain bona fide Business Combination Proposals (as defined in "SECURITIES PURCHASE AGREEMENT -- Pre-Closing Covenants") or the initiation of a proxy solicitation for control of the Board of Directors by any person or entity (other than GPH or certain of its affiliated entities)) until the seventh anniversary of the date of issuance. The Warrant may be exercised by surrendering the Warrant to the Company, at its office in New York, New York, accompanied by payment of an amount equal to the Exercise Price multiplied by the number of shares being purchased pursuant to such exercise. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the market price of the

Common Stock multiplied by the number of shares as to which the Warrant is then being exercised and (ii) the Exercise Price with respect to such shares, payable by the Company to the holder of the Warrant only in shares of Common Stock valued at the market price on the date of exercise.

                  Antidilution and Exercise Price Adjustments

                  The number of shares of Common Stock purchasable upon the exercise of the Warrant and the Exercise Price are subject to customary antidilution adjustments in connection with the occurrence of certain events, substantially the same as those applicable to the Series B Convertible Preferred Stock as described above under "THE SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock -- Conversion."

                  Transferability

                  The Securities Purchase Agreement prohibits GPH from selling, transferring or assigning the Warrant other than to an affiliate until the earlier to occur of (i) the second anniversary of the Closing Date and (ii) the date on which a bona fide Business Combination Proposal is publicly announced or a proxy solicitation for control of the Board of Directors is initiated by any person other than GPH or any of its affiliates.

Terms of the GPH Registration Rights Agreement

                  Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to enter into the Registration Rights Agreement with GPH at the Closing. The following is a summary of certain provisions of the GPH Registration Rights Agreement, which is attached as Appendix VI to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the GPH Registration Rights Agreement.

                  The GPH Registration Rights Agreement will contain customary terms and conditions and will provide, among other things, that the holders of Registrable Securities (as defined below) thereunder will have the right to require the Company to use its best efforts to register under the Securities Act Registrable Securities in up to three demand registrations and an unlimited number of incidental ("piggyback") registrations. Subject to certain limitations, holders of Registrable Securities will also have the right to request unlimited registrations of their securities on SEC Form S-3 and to effect a shelf registration of such securities pursuant to SEC Rule 415, and to keep such shelf registration continuously effective for up to 18 months. "Registrable Securities" will be defined in the GPH Registration Rights Agreement as (i) any shares of Series B Convertible Preferred Stock, (ii) any shares of Common Stock issued upon conversion of shares of Series B Convertible Preferred Stock, (iii) the Warrant or any portion thereof, (iv) any shares of Common Stock issued upon the exercise of the Warrant or any portion thereof and
(v) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities referred to in clauses (i) through (iv) above. The Company will pay all registration expenses in connection with each registration of Registrable Securities pursuant to the GPH

Registration Rights Agreement, except for underwriting discounts and commissions and fees and disbursements of counsel to the selling holders. The Company also will agree in the GPH Registration Rights Agreement to customary indemnification and contribution protections to selling holders of Registrable Securities under the federal securities laws and otherwise.

Representations and Warranties

                  The Securities Purchase Agreement contains various customary representations and warranties of the parties, none of which survive the Closing, made as of the date of the Securities Purchase Agreement and to be made as of the date of the Closing, including, among other things, representations
(A) from both parties relating to (i) each party's organization and similar corporate matters, (ii) the authorization, execution, delivery, performance and enforceability of the Securities Purchase Agreement and related matters and
(iii) required consents or approvals and violations of any instruments or laws;
(B) representations from the Company relating to (i) the capital structure of the Company and its subsidiaries and equity investments, (ii) the documents and reports filed by the Company with the SEC and the accuracy of the information contained therein, (iii) the accuracy of the information provided by the Company with respect to this Proxy Statement, (iv) the Company's business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and the absence of any material adverse change thereto and (v) the Company's having taken all actions so that the restrictions of Section 203 of the DGCL will not apply to the consummation of the transactions contemplated by the Securities Purchase Agreement; and (C) representations from GPH relating to
(i) GPH's having sufficient funds to effect the transactions contemplated by the Securities Purchase Agreement and (ii) GPH's purchasing the Series B Convertible Preferred Stock and the Warrant for investment for its own (or an affiliate's) account and not with a view to the distribution of any part of the Series B Convertible Preferred Stock or the Warrant.

Pre-Closing Covenants

                  Pursuant to the Securities Purchase Agreement, the Company has agreed that prior to the Closing, unless otherwise agreed to by either GPH or Mr. Snyder, it will, among other things: (i) afford GPH and its representatives full access during normal business hours to its properties, books, contracts, commitments, records and personnel; (ii) carry on its business in the usual, regular and ordinary course; (iii) preserve intact its business organization;
(iv) keep available the services of officers and employees; (v) preserve its relationships with customers, suppliers and others material to the operation of its business; (vi) maintain its insurance coverage and its books and records;
(vii) comply in all material respects with all applicable laws and regulations,
(viii) maintain its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (ix) maintain in full force and effect and perform in all material respects its obligations under all material contracts and commitments. Further, the Company has agreed that prior to the Closing, unless otherwise agreed to by either GPH or Mr. Snyder, it will not, among other things: (i) sell or pledge or agree to sell or pledge any capital stock owned by it or any of its subsidiaries; (ii) amend the Restated Certificate or the By-laws, except as contemplated by the Securities Purchase Agreement; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or, except as contemplated by the Securities Purchase Agreement, declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends payable on the Series A Preferred Stock, to the extent otherwise permitted); or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except as contemplated by the Securities Purchase Agreement or pursuant to existing contractual rights.

                  Additionally, the Company has agreed that unless otherwise agreed to by either GPH or Mr. Snyder, it will not, nor will it permit any of its subsidiaries to: (i) except as required by the Securities Purchase Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (x) issuances of Common Stock pursuant to the exercise of outstanding warrants or stock options or (y) grants of employee stock options at fair market value at the time of grant and issuances of Common Stock upon exercise thereof, in the ordinary course of business and consistent with past practice (other than to certain executive officers of the Company located at its New York City offices and their affiliates, who shall not be eligible to receive such grants subsequent to the date of the Securities Purchase Agreement); provided that the number of shares of Common Stock issuable upon exercise of all employee stock options outstanding on the date of the Securities Purchase Agreement and those granted thereafter and before the Closing shall not exceed the sum of 1,874,300;
(ii) except for the sale of the Company's Fayetteville, North Carolina facility, acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (iii) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any transaction other than in the ordinary course of business; (iv) incur any liability or obligation, or contribute any asset, to a subsidiary of the Company other than in the ordinary course of business; (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, in each case in this clause (v) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole; (vi) adopt, enter into, amend or terminate any contract, agreement or other arrangement with respect to the actions described in clauses (i) through (v) that is not otherwise permitted by the exceptions contained therein; (vii) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any Company employee benefit plan or arrangement, (B) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries relative to the level in effect prior to such increase), (C) pay any benefit not provided under any existing Company employee benefit plan or arrangement, (D) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Company benefit plan, except for (x) the making of matching and annual contributions to 401(k) plans in the ordinary course of business and consistent with past practice and (z) the granting of employee stock options and the issuance of Common Stock upon exercise thereof, to the extent permitted by subclauses (x) and (y) of clause (i) above, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Company employee benefit plan or arrangement, other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement or other arrangement to do any of the actions described in this clause (vii) that is not otherwise permitted by the exceptions contained herein; (viii) make any investments in non-investment grade securities; (ix) make any change in its accounting policies or procedures except as required under statutory accounting practices or generally accepted accounting principles, as applicable; (x) take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in the Securities Purchase Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in the Securities Purchase Agreement not being satisfied, or (unless such action is required by applicable law) which would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the transactions contemplated by the Securities Purchase Agreement;
(xi) terminate or materially modify the employment arrangements of Mr. Snyder, other than for "cause" (as defined in the draft of the Snyder Employment Agreement furnished to the Board of Directors); and (xii) enter into any agreement to perform any of the actions prohibited under this paragraph and the immediately preceding paragraph and not otherwise permitted by the exceptions contained therein.

Non-Solicitation of Business Combination Proposals

                  The Securities Purchase Agreement provides that the Company shall not, nor shall any of its subsidiaries, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal. "Business Combination Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other series of related transactions in a business combination involving the Company or any subsidiary of the Company or any other proposal or offer to enter into a Third Party Business Combination (as defined below). "Third Party Business Combination" means the occurrence of any of the following events: (A) the Company or any subsidiary of the Company is acquired by merger or otherwise by any person, entity or group, other than GPH or certain affiliates thereof (a "Third Party"); (B) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of 25% or more of the total assets of the Company and its subsidiaries taken as a whole; (C) the Company enters into a merger or other agreement with a Third Party which contemplates the acquisition of beneficial ownership of more than 25% of the outstanding shares of the Common Stock (or securities convertible thereinto or exercisable therefor); (D) a Third Party acquires more than 25% of the total assets of the Company and its subsidiaries taken as a whole; (E) a Third Party who, as of the date 10 days preceding the date of the Securities Purchase Agreement, beneficially owns less than 10% of the outstanding shares of the Common Stock obtains beneficial ownership of such number of shares of Common Stock such that it beneficially owns more than 25% of the outstanding shares of Common Stock, or any person, entity or group which beneficially owns (or has the right to acquire) 10% or more of the outstanding shares of the Common Stock increases its beneficial ownership of the outstanding shares of Common Stock by 10% or more; (F) the Company adopts a plan of liquidation relating to more than 25% of the total assets of the Company and its subsidiaries taken as a whole;
(G) the Company repurchases more than 25% of the outstanding shares of the Company's capital stock; or (H) there is a public announcement or written proposal with respect to a plan or intention by the Company or a Third Party to effect any of the foregoing transactions (provided such transaction is consummated during the nine month period following such public announcement or written proposal).

                  Notwithstanding the foregoing, the Company may participate in discussions or negotiations with or furnish information to any third party which makes an unsolicited proposal of a transaction which the Board of Directors reasonably believes is likely to result in a Business Combination Proposal pursuant to which such third party would, or would have the right to, acquire more than 25% of the outstanding voting capital stock of the Company and which the Board of Directors reasonably determines, based upon advice of its financial advisors, is financially superior than the transactions contemplated by the Securities Purchase Agreement and is likely to be consummated (a "Superior Proposal").

                  In addition to the obligations of the Company set forth in the preceding two paragraphs, the Securities Purchase Agreement also provides that the Company (i) shall promptly advise GPH of any request for information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and the identity of the person making any such request, Business Combination Proposal or inquiry, and the identity of the person making any such request, Business Combination Proposal or inquiry, and (ii) shall keep GPH fully informed of the status and details of any such request, Business Combination Proposal or inquiry and (iii) shall promptly furnish GPH a copy of any written proposal in connection therewith.

Conditions to Closing

                  In addition to the approval and adoption of the Proposals by the stockholders of the Company, the obligations of the Company and GPH to effect the Transactions are subject to the fulfillment or waiver of certain conditions specified in the Securities Purchase Agreement, including, among others: (i) the continuing accuracy of the representations and warranties of the respective parties contained in the Securities Purchase Agreement in all material respects except if the aggregate of any breaches have not resulted in, and are not likely to result in, a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the breaching party and its subsidiaries taken as a whole; (ii) the performance and compliance in all material respects by the respective parties of all obligations under the Securities Purchase Agreement required to be performed on or prior to the Closing Date; (iii) the absence of any injunction or other order by any federal or state court preventing consummation of the Transactions and of any legal challenge seeking to prevent such consummation; (iv) the applicable waiting period under the HSR Act having expired or been terminated; and (v) the absence of a material breach of any of the provisions of the Irrevocable Proxies.

Termination and Termination Fee


                  The Securities Purchase Agreement may be terminated (a) at any time by mutual consent of the parties; (b) by either party if (i) the Transactions have not occurred on or before May 22, 1996, provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under the Securities Purchase Agreement;
(ii) the requisite vote of the stockholders of the Company to approve any of the Proposals (other than the Proposals relating to the proposed amendments to the Restated Certificate) has not been obtained; (iii) any court or other governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the Transactions; or (iv) if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in the Securities Purchase Agreement which has not been cured within fifteen business days of notice by the other party thereof; or (c) by either party, if the Board of Directors reasonably determines that a Business Combination Proposal is likely to result in a Superior Proposal; provided, however, that such termination under this clause (c) shall not be effective unless and until (i) simultaneously with such termination the Company enters into a definitive agreement to effect such Business Combination Proposal and
(ii) the Company has made payment in full of the Termination Fee (as defined below).

                  If (i) the Transactions are not consummated as a result of a material breach of the non-solicitation covenant described above under "THE SECURITIES PURCHASE AGREEMENT -- Non-Solicitation of Business Combination Proposals," (ii) the Securities Purchase Agreement is terminated as a result of the Company's entering into a definitive agreement with respect to a Business Combination Proposal or (iii) a Third Party Business Combination has been consummated either (A) prior to the termination of the Securities Purchase Agreement under specified circumstances or (B) within nine months following the date of the termination of the Securities Purchase Agreement by GPH as a result of the breach of a representation, warranty, covenant or agreement by the Company in the Securities Purchase Agreement (which shall not have been cured within fifteen days of notice thereof), then the Company shall pay to GPH a termination fee of $2,000,000 (the "Termination Fee").

Expenses

                  Except with respect to the Termination Fee described above, the Securities Purchase Agreement provides that each party will pay its own costs and expenses incurred in connection therewith; provided that (a) if the Transactions are consummated or if they are not consummated as a result of a material breach by the Company of any representation or warranty contained in the Securities Purchase Agreement, all costs and expenses incurred by GPH in connection therewith shall be paid by the Company, and (b) if the Transactions are not consummated for any other reason, all costs and expenses incurred by GPH in connection therewith from and after December 14, 1995 shall be paid by the Company. In either case the Company shall not be responsible for costs and expenses incurred by GPH in an amount exceeding $4,000,000.

                                ---------------

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
             APPROVAL OF THE SECURITIES PURCHASE AGREEMENT AND THE
                      TRANSACTIONS CONTEMPLATED THEREBY.

                                ---------------

                    ELECTION OF DIRECTORS (Proposal No. 2)

General


                  The Board of Directors currently consists of five directors. As contemplated by the Securities Purchase Agreement, six directors are to be elected at the Special Meeting, who will qualify as such only upon the Closing, to serve until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified. At the Closing, the five incumbent directors will resign. The Board of Directors proposes the election of the following six nominees, who have been designated by GPH in accordance with the provisions of the Securities Purchase Agreement:

                                            Shahara Ahmad-Llewellyn

                                            Barry Diller

                                            Linda L. Janklow

                                            Marshall Rose

                                            Richard E. Snyder

                                            H. Brian Thompson


                  The Board of Directors has no reason to believe that any of the foregoing nominees will not serve if elected and qualified, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, the Board of Directors will designate a substitute nominee named by GPH, and the persons named as proxy holders will vote for the substitute nominee.


                  If the nominees listed above are elected and are qualified as directors, they are expected to serve until the 1996 annual meeting of stockholders and until their successors are duly elected and qualified. Because such nominees have been nominated by the Board of Directors pursuant to the terms of the

Securities Purchase Agreement, they will not be qualified as directors and take office, even if elected at the Special Meeting, until immediately upon the Closing. Until such time, in accordance with the Company's By-laws, the current directors will remain in office. Moreover, if the Closing does not occur for any reason, including by reason of any of the Proposals (other than the Proposals relating to the proposed amendments to the Restated Certificate) not being approved at the Special Meeting, then the foregoing nominees will not qualify as directors even if elected at the Special Meeting, and the current directors will continue to serve in office until their successors are duly elected and qualified in accordance with the DGCL and the Company's By-laws.



              In addition to the six directors to be elected at the Special Meeting, upon the Closing (i) the size of the Board of Directors will be increased to nine, (ii) the three individuals named below under "ELECTION OF DIRECTORS -- Business Experience of Series B Directors" will be elected by GPH in its capacity as the holder of the Series B Convertible Preferred Stock to serve as the Series B Directors and (iii) the incumbent directors will resign as directors of the Company. Accordingly, immediately following the Closing, all members of the Board of Directors will have been nominated by GPH.



                                ---------------

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION
                  OF THE NOMINEES AS DIRECTORS LISTED ABOVE.

                                ---------------


Business Experience of Nominees


Shahara Ahmad-Llewellyn
Age: 52

                  Ms. Ahmad-Llewellyn is Vice Chairman of Philadelphia Coca-Cola Bottling Company Inc. From its founding in 1971 until
1991, she served as President of H.A.V.A. Inc., a home health care company. Ms. Ahmad-Llewellyn is President of the Board of Directors of the Northside Center for Child Development, and a member of the Board of Directors of The New 42nd Street
Corporation, The Dance Theater of Harlem, Jazz at Lincoln Center, the American Red Cross of Greater New York and The Madeira School in McLean, VA. Ms. Ahmad-Llewellyn previously served as Chairperson of the Small Business Administration District

Advisory Council for Region II, as Vice President, of the Home
Care Council of New York City Inc. and as a Presidential appointee to the White House Conference on Small Business.


Barry Diller
Age: 53

                  Mr. Diller has been a director and the Chairman of the Board and Chief Executive Officer of Silver King Communications, Inc. since August 24, 1995. He was Chairman of the Board and Chief Executive Officer of QVC Network, Inc. (now QVC, Inc.) from January 1993 until February 28, 1995. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Gulf & Western's (now Paramount Communications) Paramount Pictures Corporation. Mr. Diller is a director and Chairman of the Board of Home Shopping Network, Inc., and he also serves on the Board of the Museum of Television and Radio and is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television. Mr. Diller also serves on the Board of Directors for AIDS Project Los Angeles and the Executive Board for the Medical Sciences for UCLA.

Linda L. Janklow
Age: 56


                  Ms. Janklow is Chairman, Lincoln Center Theater, having served in this capacity since 1991. Prior thereto, she served as Vice-Chairman, Lincoln Center Theater since 1979. She is a member of the Board of Directors, Lincoln Center for the Performing Arts, Inc. She has also been Chairman of Arts Connection, the largest arts-in-education organization in New York City since its founding in 1978. She is Chairman of the Collection Committee and a founding Trustee of the American Museum of the Moving Image. She is also a member of the Board of Directors of The New 42nd Street Corporation.



Marshall Rose
Age: 59

                  Mr. Rose is Managing Partner of The Georgetown Group, a privately held real estate development and financial services group. Mr. Rose serves as a Director of One Liberty Properties and Estee Lauder Companies, Inc. and as a Trustee of BRT Realty Trust. In addition, Mr. Rose serves as Chairman of the Executive Committee and Chairman of the Board Emeritus of The New York Public Library; as Trustee of the New York University Medical Center; as Director of Lincoln Center for the Performing Arts; as a Member of the Executive Committee of the Board of Visitors of The Graduate School and University Center of The

City University of New York; as Director and Executive Committee member of the Bryant Park Restoration Committee; and as a Trustee of the Robert Steel Foundation for Pediatric Cancer Research.

Richard E. Snyder
Age: 62

                  On January 31, 1996, in connection with the signing of the Securities Purchase Agreement, Mr. Snyder was elected as President of the Company. Prior to that time, Mr. Snyder had, since 1994, been an independent business consultant and investor. He was the Chairman and Chief Executive Officer of Simon & Schuster from 1975 to 1994. Mr. Snyder is a director of Franklin Electronic Publishers, Inc. and of Reliance Group Holdings, Inc.


H. Brian Thompson
Age:  56

                  Mr. Thompson has been Chairman of the Board of Directors and Chief Executive Officer of LCI International and its subsidiaries since July 1991. Mr. Thompson previously served as executive vice president of MCI Communications Corporation where he was responsible for all eight of MCI's operating divisions and various other senior management capacities from 1981 to 1991. These capacities included vice president responsible for all staff functions, Divisional president and Senior Vice President responsible for strategic development and corporate planning. Mr. Thompson is a director of Microdyne Corporation, NeXstar Pharmaceuticals, Inc., STN Incorporated and Comcast UK Cable Partners Limited.


Business Experience of Series B Directors


James A. Eskridge
Age:  53

                  Mr. Eskridge currently serves as a senior advisor for Mattel, Inc., and was Group President-Mattel from April 1995 through March 1996, and served previously as the President of Fisher-Price, Inc. from November 1993 through April 1995. Prior thereto, Mr. Eskridge served as Executive Vice President and Chief Financial Officer of Mattel from December 1988 through November 1993.


David A. Tanner
Age:  37

                  Mr. Tanner has served as a Managing Director of E.M. Warburg, Pincus & Co., Inc. since January 1993. Mr. Tanner served as a Vice President of E.M. Warburg from January 1991 to January 1993 and was an associate at E.M. Warburg from March 1986 to December 1990. Prior to joining E.M. Warburg, Mr. Tanner was engaged in the private practice of law with the law firm of Simpson Thacher & Bartlett. Mr. Tanner is a director of RenaissanceRe Holdings Ltd.

John L. Vogelstein
Age:  61


                  Mr. Vogelstein has served since 1982 as Vice Chairman of the Board of Directors, and since 1994 as President, of E.M. Warburg Pincus & Co., Inc. Prior thereto, he was an officer and a director of E.M. Warburg & Co. and certain of its affiliates. Mr. Vogelstein is currently a director of AEGIS GROUP plc., ADVO Inc., LCI International, Mattel Inc., Value Health, Inc., and several privately held companies.

Business Experience of Current Directors

Richard A. Bernstein
Director since:  1984
Age:  49


                  Mr. Bernstein has been Chairman and Chief Executive Officer of the Company and Chairman of Western Publishing Company, Inc. since February 1984. From 1984 to August 1989, Mr. Bernstein was also President of the Company. In November 1986, Mr. Bernstein became Chairman, President and Chief Executive Officer of Penn Corporation. He is President of P & E Properties, Inc., a private commercial real estate ownership/management company, and has been for more than five years. Mr. Bernstein is the sole shareholder of P & E Properties, Inc. He is a member of the Regional Advisory Board of Chemical Bank, a member of the Board of Trustees of New York University, a member of the Board of Overseers of the New York University Stern School of Business, a Director and Vice President of the Police Athletic League, Inc., a member of the Board of Trustees of New York University's Hospital for Joint Diseases/Orthopedic Institute, a member of the Board of Directors of The Big Apple Circus, Inc., and a member of The Economic Club of New York.


Richard H. Hochman
Director since:  1995
Age:  50

                  Mr. Hochman has been Chairman of Regent Capital Partners, L.P., a private investment company, since April 1995. From 1990 through April 1995 he was a managing director of the Corporate Finance Department of PaineWebber Incorporated. Mr. Hochman also serves on the Board of Directors of Cablevision Systems Corporation and Alliance Entertainment Corporation.

John F. Moore
Director since:  1995
Age:  58

                  Mr. Moore is Chief Executive Officer of Mindscape, Inc. Mr. Moore served as President and Chief Executive Officer of the Company's principal operating subsidiary, Western Publishing Company, Inc., from May 1995 until his resignation on January 26, 1996. From 1991 to 1995, Mr. Moore was President and Chief Operating Officer of Penguin USA, the large book publishing unit of Pearson Group, a London-based international media company. From 1985 to 1991, Mr. Moore was President of Parker Brothers, Inc., and from 1980 to 1985, he was President of Kenner Parker Toys Canada.

Jenny Morgenthau

Director since:  1992
Age:  50

                  Ms. Morgenthau is Executive Director, Chief Executive and Chief Operating Officer of The Fresh Air Fund, serving in that capacity since 1983. Between 1977 and 1983, Ms. Morgenthau was the Director, Office of Program Planning, for the New York
City Human Resources Administration. Ms. Morgenthau is a member of the Board of Directors of Paul Newman's Hole in the Wall Gang camp, The National Dance Institute, The Baron de Hirsch Fund and the New York Chapter of The American Jewish Committee.

Michael A. Pietrangelo
Director since:  1989
Age:  52

                  Mr. Pietrangelo is President of the Personal Care Products Group of IVAX Corporation. From May 1990 through
February 1994, he was President and Chief Executive Officer of
CLEO Inc., a subsidiary of Gibson Greetings, Inc. From July 1989 through April 1990, Mr. Pietrangelo served as President and Chief Operating Officer of the Company. Between 1985 and July 1989,
Mr. Pietrangelo was President of Schering-Plough's Personal Care Group. Mr. Pietrangelo is a member of the Board of Directors of Universal Heights, Inc., Medicis Pharmaceutical Corporation, The American Parkinson Disease Association and The Memphis College of Art. He is also Of Counsel to the law firm of Weirich and Pietrangelo in Memphis, Tennessee.


Business Experience of Executive Officers

Richard A. Bernstein
Age:  49

                  Mr. Bernstein has been Chairman and Chief Executive Officer of the Company and Chairman of Western Publishing

Company, Inc. since February 1984. From 1984 to August 1989, Mr. Bernstein was also President of the Company. In November 1986, Mr. Bernstein became Chairman, President and Chief Executive Officer of Penn Corporation. He is President of P & E Properties, Inc., a private commercial real estate ownership/management company, and has been for more than five years. Mr. Bernstein is the sole shareholder of P & E Properties, Inc. He is a member of the Regional Advisory Board of Chemical Bank, a member of the Board of Trustees of New York University, a member of the Board of Overseers of the New York University Stern School of Business, a Director and Vice President of the Police Athletic League, Inc., a member of the Board of Trustees of New York University's Hospital for Joint Diseases/Orthopedic Institute, a member of the Board of Directors of The Big Apple Circus, Inc., and a member of The Economic Club of New York.

James A. Cohen
Age:  50

                  Mr. Cohen has been Senior Vice President-Legal Affairs and

Secretary of the Company since December 1991 and a senior executive of P & E Properties, Inc. since February 1984. He became Senior Vice President-Legal Affairs & Secretary of Western Publishing Company, Inc. in January 1995. From February 1984 until December 1991 he was Vice President, General Counsel and Secretary of the Company. In March 1987, Mr. Cohen became Secretary of Western Publishing Company, Inc. and in January 1993, Vice President-Legal Affairs of that corporation. In November 1986, Mr. Cohen became Secretary of Penn Corporation, in April 1987, Vice President and General Counsel, and in May 1991, Vice President-Legal Affairs and Secretary of that corporation.

Ira A. Gomberg
Age: 52

                  Mr. Gomberg has been Vice President-Business Development and Corporate Communications of the Company since February 1986. In April 1987, Mr. Gomberg became a Vice President of Penn Corporation. In addition, he is a Vice President and Assistant Secretary of Western Publishing Company, Inc. Since February 1986, he has also been a senior executive of P & E Properties, Inc. From 1976 through January 1986, Mr. Gomberg was employed by Sony Corporation of America, a manufacturer and distributor of consumer electronic products, first as General Counsel and after November 1983 as Vice President-Government Affairs.

Dale Gordon
Age:  48

                  Mr. Gordon joined Western Publishing Company, Inc. in August 1993 as Vice President and General Counsel. He became Vice President and General Counsel of the Company and Penn Corporation in January, 1994. From 1980 through July 1993 he was with Playboy Enterprises, Inc. in various legal/management positions, most recently as Vice President, Secretary and Associate General Counsel.

Steven M. Grossman
Age:  35

                  Mr. Grossman has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since June 1994. Prior to that, Mr. Grossman was Vice President-Financial Planning. Since July 1992, he has also been an employee of P & E Properties, Inc. From August 1983 to July 1992 Mr. Grossman was with the public accounting firm of Deloitte & Touche LLP. He is a Certified Public Accountant licensed in the State of New York.

Michael J. Kutchin
Age:  38

                  Mr. Kutchin joined Western Publishing Company, Inc. in February 1995 as Vice President-Corporate Controller and was appointed Chief Financial Officer in September 1995. Before joining Western Publishing Company, Inc., he was Vice President- Chief Financial Officer of Ganton Technologies, Inc. From 1982 through 1989 Mr. Kutchin was with the public accounting firm of Price Waterhouse LLP. He is a Certified Public Accountant.

Ilan Reich
Age:  41


                  Mr. Reich has been Vice President-Special Projects of the Company since October 1992. Since December 1987 he has also been an employee of P & E Properties, Inc.

Richard E. Snyder
Age:  63

                  Mr. Snyder was elected as President of the Company on January 31, 1996, in connection with the signing of the Securities Purchase Agreement. Prior to that time, Mr. Snyder had, since 1994, been an independent business consultant and investor. He was the Chairman and Chief Executive Officer of Simon & Schuster from 1975 to 1994. Mr. Snyder is a director of Franklin Electronic Publishers, Inc. and of Reliance Group Holdings, Inc.

Hal B. Weiss
Age:  39

                  Mr. Weiss has been Vice President and Assistant Treasurer of the Company since August 1990. From April 1986 until July 1990, Mr. Weiss was Controller and Assistant Treasurer of the Company and from November 1986 until July 1989 he was Controller of Penn Corporation. In addition, Mr. Weiss has been Controller of P & E Properties, Inc. since 1985. Mr. Weiss is a Certified Public Accountant. Prior to joining the Company in 1985, Mr. Weiss practiced public accounting at the firm of Turner, Imowitz and Company.


Board Meetings and Committees of the Board

                  Board of Directors. During Fiscal 1996, the Board of Directors met nine times and all directors attended more than 75% of the meetings and 100% of their respective committee meetings.

                  Audit Committee. The Audit Committee met once during Fiscal 1996. Pursuant to Board of Directors' authorization, the Committee reviews with the independent auditors and the Company's internal audit department the general scope of their respective audit coverages. Such reviews include consideration of the Company's accounting practices, business ethics and conflicts of interest policies, procedures and system of internal accounting controls and any significant problems encountered. The Audit Committee also recommends to the Board of Directors the appointment of the Company's principal independent auditors.

                  The Audit Committee advises the Board of Directors of its activities and may present to the Board of Directors its recommendation and conclusions as to any matters considered by the Audit Committee. At least annually, the Audit Committee reviews the services performed and the fees charged by the independent auditors engaged by the Company and determines that the non-audit services rendered by the independent auditors do not compromise their independence.

                  The independent auditors and the Company's internal audit department have direct access to the Audit Committee and may discuss with it any matters which may arise in connection with audits, the maintenance of internal accounting controls or any other matters relating to the Company's financial affairs. Furthermore, the Audit Committee may authorize the independent auditors to investigate any matters which the Audit Committee deems appropriate any may present its recommendations and conclusions to the Board of Directors.

                  The Audit Committee is currently composed of Mr. Hochman (Chairperson), Ms. Morgenthau and Mr. Pietrangelo.

                   Executive Compensation Committee. The Executive Compensation Committee reviews the Company's executive compensation policies and practices each year and approves the compensation of senior officers. The Committee's approval of the compensation of the chief executive officer and other employee directors are reviewed with and approved by all of the directors.

                   The Executive Compensation Committee is currently composed of Ms. Morgenthau (Chairperson), Mr. Hochman and Mr. Pietrangelo.

                  Nominating Committee. The Board of Directors does not presently have a nominating committee.

                  Stock Option Committee. The Stock Option Committee administers the Amended and Restated 1986 Employee Stock Option Plan. The Stock Option Committee members are not eligible to receive options. Options may be granted at such times and in such amounts as may be determined by the Stock Option Committee.

                  The Stock Option Committee is currently composed of Mr. Pietrangelo (Chairperson), Mr. Hochman and Ms. Morgenthau.

                  Directors Remuneration. Employee directors receive no additional compensation for service on the Board of Directors or its committees. Each non-employee director receives an annual retainer fee in the amount of $15,000 together with a fee in the amount of $500 for each meeting of the Board of Directors attended and related out-of-pocket expenses.

Compensation Committee Interlocks and Insider Participation

                  The Executive Compensation Committee and Stock Option Committee consist of Mr. Hochman, Ms. Morgenthau and Mr. Pietrangelo, none of whom are former or current officers or employees of the Company or any of its subsidiaries, other than Mr. Pietrangelo who served as President and Chief Operating Officer of the Company from July 1989 through April 1990. No executive officer of the Company serves as an officer, director or member of a Compensation Committee of any entity for which any of the persons serving on the Board of Directors of the Company or on the executive Compensation Committee or Stock Option Committee of the Company is an executive officer.

Executive Compensation

                  The following table sets forth information for the past three years for the Chief Executive Officer, the other four most highly compensated executive officers of the Company, the former President and Chief Executive Officer of Western Publishing Company, Inc. and the former Senior Vice President, Finance and Administration of Western Publishing Company, Inc.




                                                                                SUMMARY COMPENSATION TABLE
                                                                                --------------------------
                                                                           Annual              Long-Term
                                                                         Compensation         Compensation
                                                                     --------------------     ------------
                                                                                              Securities
                                                            Fiscal                            Underlying            All Other
Name and Principal Position                                  Year    Salary ($)   Bonus ($)   Options(#)(4)     Compensation ($)(5)
- ---------------------------                                 ------   ----------   ---------   -------------     -------------------

Richard A. Bernstein                                         1996     540,000           --           --               12,533
Chairman and Chief Executive Officer of Western              1995     540,000           --       30,000               12,706
Publishing Group, Inc.; Chairman of Western Publishing       1994     529,231           --           --               15,133
Company, Inc.; Chairman, President and
Chief Executive Officer of Penn Corporation

John F. Moore(1)                                             1996     269,750           --      300,000               79,060
Former President and Chief Executive Officer of
Western Publishing Company, Inc.

Steven M. Grossman(2)                                        1996     207,000           --           --               10,044
Executive Vice President, Treasurer                          1995     201,179           --       30,000                7,720
and Chief Financial Officer of                               1994      96,701           --           --                4,334
Western Publishing Group, Inc.

James A. Cohen(2)                                            1996     212,500           --           --               10,044
Senior Vice President, Legal Affairs of                      1995     196,809           --       25,000               10,044
Western Publishing Group, Inc.                               1994     141,317           --           --                9,107

Ira A. Gomberg(2)                                            1996     238,500           --           --               10,044
Vice President, Business Development and                     1995     237,558           --       25,000               10,044
Corporate Communications of                                  1994     178,605           --           --               10,649
Western Publishing Group, Inc.

Ilan K. Reich(2)                                             1996     212,500           --           --                8,657
Vice President, Special Projects of                          1995     196,481           --       25,000                8,657
Western Publishing Group, Inc.                               1994     149,817           --           --                7,723

Bruce A. Bernberg(3)                                         1996     230,000       25,000       25,000               12,741
Former Senior Vice President, Finance and                    1995     230,000           --       15,000               13,861
Administration of Western Publishing Company, Inc.           1994     230,000       23,650           --               15,983

- --------------
(1) Mr. Moore joined the Company in May, 1995 and resigned effective January 26, 1996.

(2) Salaries of Messrs. Grossman, Cohen, Gomberg and Reich are allocated among the Company and unaffiliated businesses based upon the services rendered to each entity. As described under "THE PROPOSALS-- Interests of Certain
         Persons in the Transactions-- Severance and Management
         Arrangements," Messrs. Grossman, Cohen, Gomberg and Reich will each receive severance payments of $375,000 upon the Closing.

(3)      Effective February 16, 1996, Mr. Bernberg retired from the Company.

(4)      Options to acquire shares of Common Stock.

(5) Includes amounts contributed by the Company as matching contributions equal to 60% of the first 6% of earnings (to a maximum Company contribution of $5,544) and a 3% annual Company contribution based on employee's annual compensation (up to the Internal Revenue Service limitation of $150,000 of compensation) to the Golden Comprehensive Security Program (the "Program"). In calendar year 1995, contributions to the Program with respect to Messrs. Bernstein, Grossman, Cohen, Gomberg, Reich and Bernberg were $10,044, $10,044, $10,044, $10,044,
         $8,657 and $9,257, respectively. In calendar year 1994, contributions to the Program with respect to Messrs. Bernstein, Grossman, Cohen, Gomberg, Reich and Bernberg were $10,044, $7,720, $10,044, $10,044,
         $8,657 and $9,914, respectively. In calendar year 1993, contributions to the Program with respect to Messrs. Bernstein, Grossman, Cohen, Gomberg, Reich and Bernberg were $12,471, $4,334, $9,107, $10,649,
         $7,723 and $12,296, respectively.

         In addition, the following amounts were paid or accrued during the last three years pursuant to the Executive Medical Reimbursement Plan and the excess life insurance program:

         In calendar year 1995, the Executive Medical Reimbursement Plan paid premiums for each of Messrs. Bernstein, Moore and Bernberg of $1,800, $750 and $1,800, respectively. During the same period, the Company paid excess life insurance premiums for Messrs. Bernstein, Moore and Bernberg of $689, $402 and $680, respectively. In calendar year 1994, the Executive Medical Reimbursement Plan paid premiums for each of Messrs. Bernstein and Bernberg of $1,800. During the same period, the Company paid excess life insurance premiums for Messrs. Bernstein and Bernberg of $862 and $1,152, respectively. In calendar year 1993, the Executive Medical Reimbursement Plan paid premiums for each of Messrs. Bernstein and Bernberg of $1,800. During the same period, the Company paid excess life insurance premiums for each of Messrs. Bernstein and Bernberg of $862.

         In calendar years 1995, 1994 and 1993, $995, $995 and $1,025, respectively, was paid to Mr. Bernberg for financial planning assistance.



         In accordance with his employment agreement, Mr. Moore was entitled to the reimbursement of moving expenses which amounted to $77,908, including the related income tax gross up.

                                               OPTION GRANTS IN THE LAST FISCAL YEAR


                                     Individual Grants
                                ------------------------------
                                Number of      Percent of Total                                    Potential Realizable Value at
                                Securities         Options                                         Assumed Annual Rates of Stock
                                Underlying        Granted To                                       Appreciation For Option Term(3)
                                Options          Employees In     Exercise Price   Expiration      -------------------------------
       Name                     Granted (#)       Fiscal Year         $/Share         Date             5%               10%
       ----                     -----------    ----------------   --------------   ----------         ----              -----

John F. Moore                    150,000             31.8%            $ 9.50       5/30/97(2)        95,000            190,000
                                 150,000             31.8%            $13.50       5/30/97(2)       135,000            270,000
Bruce A. Bernberg(1)              25,000              5.3%            $11.75       3/17/96           13,464             26,927

- ------------


(1) The options granted to Mr. Bernberg were immediately vested on the date granted. As Mr. Bernberg retired effective February 16, 1996, these options will expire pursuant to their terms on March 17, 1996.

(2) In accordance with his employment agreement, Mr. Moore was granted options to acquire 300,000 shares of Common Stock (150,000 shares at an exercise price of $9.50 and 150,000 shares at an exercise price of $13.50). The options granted vested 1/5 per year beginning on the first anniversary of the grant. On January 25, 1996, the aforementioned options were cancelled. Simultaneously, new options to acquire 300,000 shares of Common Stock (150,000 shares at an exercise price of $9.50 and 150,000 shares at an exercise price of $13.50) were granted. The market value of the underlying securities at January 25, 1996 was $9.375. These options were immediately vested on the date granted and expire May 30, 1997. The new options were granted to Mr. Moore in consideration for his waiving all benefits under his employment agreement upon his termination of employment.

(3) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates and are not intended to forecast future price appreciation of Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUE



                                                                                                      Value of Unexercised
                                                                 Number of Unexercised Options       In-The-Money Options At
                                 Shares                          Held at February 3, 1996(#)           February 3, 1996(1)
                                 Acquired on      Value         ------------------------------     ------------------------------
             Name                Exercise(#)     Realized($)    Exercisable   Unexercisable        Exercisable       Unexercisable
             ----                ------------    -----------    -----------   -------------       -----------       --------------

Richard A. Bernstein..........       --              --            32,500        35,000                --                 --
John F. Moore.................       --              --           300,000          --               $206,250              --
Steven M. Grossman............       --              --            20,000        17,500                --                 --
James A. Cohen................       --              --            36,667        23,333                --                $4,375
Ira A. Gomberg................       --              --            36,667        23,333                --                 4,375
Ilan K. Reich.................       --              --            21,667        23,333                --                 4,375
Bruce A. Bernberg.............       --              --            42,500        12,500               21,875              --

- -------------

(1)      Market value of underlying securities at February 3, 1996 was $10.875.

Certain Transactions

                  In Fiscal 1996, the Company paid P&E Properties, Inc. ("P&E Properties"), a corporation owned by Mr. Bernstein, approximately $290,000 to reimburse P&E Properties for the use of an airplane owned by P&E Properties. When commercially available flights are available to the destination, the Company reimburses P&E Properties at the rate of the normal first class fare. When commercial flights are not available, the Company reimburses P&E Properties at an amount equal to the hourly variable operating costs of the airplane, times the number of hours of use. The Company also reimburses P&E Properties for out-of-pocket expenditures made by P&E Properties on the Company's behalf.

                  Salaries are paid by P&E Properties to Mr. Bernstein and certain other officers whose services are rendered to P&E Properties. Salaries paid to such persons were not related to services performed by P&E Properties for the Company. None of the services provided by P&E Properties to the Company were provided pursuant to a written agreement. The Company believes that the terms of its transactions with P&E Properties were no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis.


                  During Fiscal 1996, the Company provided a bridge loan to Mr. John F. Moore, former President and Chief Executive Officer of Western Publishing Company, Inc., a wholly-owned subsidiary of the Company ("Western"), in the amount of $620,000 for the purchase of a primary residence in Racine, Wisconsin. Such loan and accrued interest at the applicable federal rate was repaid following the closing of the sale of Mr. Moore's former primary residence in September, 1995.

                  In Fiscal 1996, Western agreed to license six properties owned or licensed by Western to Powerhouse Entertainment Company, Inc. ("Powerhouse"), a corporation affiliated with Mr. Bernstein, pursuant to which Powerhouse would develop certain interactive CD-ROM storybooks and other computer software products (the "Products") based upon these properties. Under the terms of the arrangement, all development costs would be incurred by Powerhouse, the Products' content, packaging and design would be subject to Westerns' approval and Western would be paid a royalty based upon the net proceeds of the sales of the Products. The Company believes that the terms of this arrangement with Powerhouse were no less favorable than could be obtained from unaffiliated third parties on an arms'-length basis.

                  Concurrent with the execution of the Securities Purchase Agreement and the Transactions contemplated thereby, Western and Powerhouse entered into an agreement relating to the existing arrangement between Powerhouse and Western (the "Powerhouse Agreement"). The Powerhouse Agreement provides, among other things, that, immediately after the Closing, Western will exercise one of three options (the "Options"), such chosen Option to replace and supersede the existing arrangement in its entirety. Under the Options, any one of which may be selected by the Company, (i) the existing arrangement could continue in full force and effect; (ii) the existing arrangement could be terminated, the Products destroyed and Powerhouse reimbursed its development costs and expenses; or (iii) upon the completion of the development of the Products, Western acquires the Products from Powerhouse and pays a royalty to Powerhouse for the use of its proprietary software technology.

                  As described under "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Severance and Management Arrangements," P&E Properties will receive a payment of $1.2 million upon the Closing pursuant to a management agreement with the Company to provide services (including finance and accounting, cash management, real estate matters, labor negotiations and corporate administration) as requested from time to time by Mr. Snyder for a period of 180 days following the Closing.

Compliance with Section 16(a) of the Exchange Act

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on the Company's review of the copies of the forms it has received and written representations from certain Reporting Persons, the Company believes that all of its Reporting Persons complied with all filing requirements applicable to them with respect to transactions during calendar year 1995.

             AMENDMENTS TO 1995 STOCK OPTION PLAN (Proposal No. 3)

                  On July 19, 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Stock Option Plan (the "Stock Option Plan") to serve as a replacement for the 1986 Employee Stock Option Plan. Stockholders approved the adoption of the Stock Option Plan at the 1995 Annual Meeting of Stockholders of the Company.


                  In connection with the Board of Directors' approval of, and as contemplated by, the Securities Purchase Agreement, the Board of Directors adopted the following amendments to the Stock Option Plan (the "Amendments"), subject to stockholder approval and to the consummation of the Transactions under the Securities Purchase Agreement: (1) an increase in the number of shares of Common Stock available for the grant of options by 1,500,000
(including the formula grant feature for non-employee directors of the Company referred to below); (2) an increase in the maximum number of shares of Common Stock for which options may be granted to any person in any one calendar year to 1,500,000; (3) permitting the Stock Option Committee (as defined below) to determine the meaning of the term "cause" as used in the Stock Option Plan on a grant-by-grant basis; and (4) a formula option grant feature for non-employee directors of the Company. The Amendments will enable the Company to grant stock options to Mr. Snyder as contemplated by the Snyder Employment Agreement at the Closing (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions
- -- Snyder Employment Arrangements"), and will also increase the number of shares available for the grant of options to key employees following the Closing.



                  The formula grant feature will provide for the grant of a non-qualified stock option to purchase 5,000 shares of Common Stock to each non-employee director of the Company on the date of Closing. Thereafter, on the date that a person first becomes a non-employee director, he or she will automatically be granted a non-qualified stock option to purchase 5,000 shares of Common Stock. The formula grant feature also will provide for the annual automatic grant of an option to purchase 3,000 shares of Common Stock to each non-employee director on the date of each annual meeting of stockholders of the Company following such individual's first becoming a non-employee director. Each such option granted to a non-employee director will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, will be fully vested and exercisable as of the date of grant and will have a term of ten years.

                  Approval of the adoption of the Amendments at the Special Meeting is a condition to the consummation of the Transactions under the Securities Purchase Agreement and is necessary to effectuate elements of the Snyder Employment Arrangements. See "SECURITIES PURCHASE AGREEMENT -- Conditions to Closing." The Amendments will be abandoned and the Stock Option Plan will not be so amended, even if adoption of the Amendments is approved by the stockholders at the Special Meeting, if the Transactions are not consummated for any reason.


Description of the Stock Option Plan

                  The Stock Option Plan currently provides for the issuance of options to purchase up to an aggregate of 750,000 shares of Common Stock. The Stock Option Plan provides for the granting of options intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options to key employees of the Company or its subsidiaries, including officers and employee directors of the Company or its subsidiaries who are also employees, and to consultants who perform services for the Company or its subsidiaries. Currently, no person may receive in any one calendar year options to purchase more than 500,000 shares of Common Stock.

                  The Stock Option Plan is administered by a disinterested committee appointed by the Board of Directors which is comprised of at least two disinterested members of the Board of Directors (the "Stock Option Committee"). Among other things, the Stock Option Committee determines, subject to the provisions of the Stock Option Plan, the key employees and consultants to whom options should be granted, the nature of the options to be granted, the number of options to be granted and the exercise price, the vesting schedule and the term of the options and all other conditions and terms of the options to be granted. The number of grantees may vary from year to year. It is not possible to state in advance the exact number or identity of the grantees or the amounts of the grants. To date, no options have been granted under the Stock Option Plan. For information concerning stock options to be granted to Mr. Snyder pursuant to the Snyder Employment Agreement following the Closing, see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements."

                  The exercise price of incentive stock options granted under the Stock Option Plan may not be less than the fair market value of the shares at the time the option is granted. The exercise price of non-qualified stock options granted under the Stock Option Plan may not be less than 85% of the fair market value of the shares at the time the option is granted. An optionee may pay the option price in cash or, if permitted by the Stock Option Committee, by delivering to the Company shares of Common Stock that have a fair market value equal to the option price or a combination of cash and shares. Shares may not be issued or transferred upon the exercise of an option until the option price is paid in full.

                  Options generally become exercisable over such period as the Stock Option Committee may prescribe, and expire no later than ten years from the date of grant, subject to earlier termination on the optionee's termination of employment or relationship with the Company. The Stock Option Committee may accelerate the exercisability of any outstanding stock options, at any time or upon the occurrence of any event. Options are not assignable or otherwise transferable other than by will or the laws of descent and distribution, except that the Stock Option Committee may permit transfers by an optionee to his family members. Shares subject to options granted under the Stock Option Plan that have lapsed or terminated may again be subject to options granted under the Stock Option Plan. Furthermore, the Stock Option Committee may offer to exchange new options for existing options, with the shares subject to the existing options again being available for grant under options.

                  The Board of Directors may amend or terminate the Stock Option Plan at any time; provided that approval by the stockholders of the Company will be obtained if necessary or desirable to comply with applicable law.

Federal Income Tax Consequences to Optionees

                  For federal tax purposes, an optionee is not subject to tax upon the grant of an option. If the option is not an incentive stock option, the optionee will generally recognize ordinary income at the time of exercise of the option in an amount equal to the difference between the fair market value of the shares and the exercise price. A subsequent sale of the shares will result in a capital gain or loss. If the option is an incentive stock option, the optionee will generally not recognize income until the sale of the shares. If the shares are held for the requisite holding periods, then all gain on the sale will be treated as long-term capital gain. If the requisite holding periods are not satisfied (a "disqualifying disposition"), then the portion of the gain equal to the difference between the market value of the shares at the time of exercise and the exercise price will generally be treated as ordinary income. The Company will be entitled to a tax deduction in an amount corresponding to any ordinary income recognized by the optionee.

Federal Income Tax Consequences to the Company

                  The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gains as described above, the Company will not be entitled to any deduction for federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with incentive stock options with respect to which there is no disqualifying disposition.

                  The Company believes that compensation attributable to options granted under the Stock Option Plan at a price at least equal to the fair market value of the underlying option shares at the date of grant may reasonably be treated as performance-based compensation and will not be subject to the limitations contained in Section 162(m) of the Code on the deductibility of non-performance related compensation paid to certain corporate executives in excess of $1 million in any taxable year. For a discussion of Section 162(m) of the Code, see "EXECUTIVE OFFICER BONUS PLAN."

                                ---------------

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                   VOTE FOR APPROVAL OF THE ADOPTION OF THE
                     AMENDMENTS TO THE STOCK OPTION PLAN.

                                ---------------

                 EXECUTIVE OFFICER BONUS PLAN (Proposal No. 4)


                  In connection with the Board of Directors' approval of, and as contemplated by, the Securities Purchase Agreement, the Compensation Committee of the Board of Directors (the "Compensation Committee") adopted the Executive

Officer Bonus Plan (the "Bonus Plan"), subject to stockholder approval and to the consummation of the Transactions under the Securities Purchase Agreement. The Bonus Plan will enable the Company, through the Compensation Committee, to award bonuses to Mr. Snyder under the Bonus Plan as contemplated by the Snyder Employment Agreement following the Closing (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions--Snyder Employment Arrangements"), as well as to other executive officers of the Company following the Closing.


                  Approval of the adoption of the Bonus Plan by the Compensation Committee is a condition to the consummation of the Transactions under the Securities Purchase Agreement. See "SECURITIES PURCHASE AGREEMENT -- Conditions to Closing." The Bonus Plan will be abandoned and no awards thereunder will be made, even if adoption of the Bonus Plan is approved by the stockholders at the Special Meeting, if the Transactions are not consummated for any reason.

                  The Bonus Plan has been structured, and its adoption has been made subject to stockholder approval, in order to assure that the Company will be able to deduct bonus payments to Mr. Snyder as contemplated by the Snyder Employment Agreement and to other executive officers under the Bonus Plan. In 1993, the Code was amended to add Section 162(m), which precludes the Company from taking a tax deduction for individual compensation in excess of $1 million to each of the Company's highest paid executives. There are, however, certain exceptions to this limitation, specifically for compensation that is performance-based within the meaning of Section 162(m) and approved by the stockholders. Accordingly, in order to qualify the Bonus Plan under Section 162(m) of the Code and maximize the deductibility by the Company of bonus payments made to executive officers (including Mr. Snyder), the Compensation Committee directed that the Bonus Plan be submitted to the stockholders of the Company for their approval at the Special Meeting.

Terms of the Bonus Plan

                  The following is a summary of certain provisions of the Bonus Plan, which is attached as Appendix VII to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Bonus Plan.

                  The purpose of the Bonus Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic cash bonus awards to certain senior executive officers of the Company.

                  The Bonus Plan will be administered by the Compensation Committee, as such committee is from time to time constituted. The Compensation Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "outside directors," as defined under Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

                  The Compensation Committee has the exclusive authority to select the senior executives of the Company (a "Participant") to be granted bonus awards ("Bonuses") under the Bonus Plan, to determine the size and terms of the Bonus to be made to each individual selected, to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect to Bonuses and to certify that such performance objectives were attained. The Compensation Committee is authorized to interpret the Bonus Plan, to establish, amend and rescind any rules and regulations relating to the Bonus Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Bonus Plan.


                  The Compensation Committee may in its discretion award a Bonus to a Participant for any fiscal year of the Company (a "Year"). The amount of a Participant's Bonus shall be an amount (the "Maximum Bonus") determinable from written performance goals approved by the Committee not later than 90 days following the beginning of the Year to which such goals relate and while the outcome is substantially uncertain. The performance goals and formula applicable to each affected Participant shall be set forth in a written schedule established by the Compensation Committee (the "Bonus Schedule"). The performance goals must be objective and based on actual versus budgeted earnings before interest, income taxes, depreciation and amortization. The Bonus Schedule shall specify the manner in which the Maximum Bonuses shall be determined if the performance goals are met and the period or periods to which the performance goals apply. The performance goals and Maximum Bonus applicable to any affected Participant may be adjusted in such manner as the Compensation

Committee determines to be proper and may be made without a loss of deductibility of Bonuses under Section 162(m) of the Code. The amount of the Bonus actually paid to any affected Participant may be less than the Maximum Bonus at the discretion of the Compensation Committee, but shall be no greater than the amount of such Participant's Maximum Bonus. No awards may be made under the Bonus Plan until following the Closing. Notwithstanding any other provision of the Bonus Plan to the contrary, however, in no event may a Participant's Maximum Bonus for any Year under the Bonus Plan exceed $2 million. If the Company were nevertheless to decide to pay a larger bonus, a portion thereof may not be deductible under Section 162(m).

                  The Plan may be amended or suspended in whole or in part at any time and from time to time, or may be terminated at any time, by the Compensation Committee. Amendments will require stockholder approval only if required under Section 162(m) of the Code.

Federal Income Tax Consequences

                  Under present federal income tax law, Participants will realize ordinary income equal to the amount of the Bonus received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the Participant, provided that the Bonus Plan satisfies the requirements of Section 162(m) of the Code. It is the Company's intention that the Bonus Plan be adopted and administered in a manner that maximizes the deductibility of compensation for the Company under Section 162(m) of the Code.

                                ---------------

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  APPROVAL OF THE ADOPTION OF THE BONUS PLAN.


                                ---------------

                              CHARTER AMENDMENTS


                  The proposed amendments to the Restated Certificate set forth in the foregoing Notice of Special Meeting of Stockholders (the "Charter Amendments") have been approved by the Board of Directors and are being submitted to a vote of the stockholders of the Company pursuant to the requirements of the Securities Purchase Agreement. However, approval of the Charter Amendments by the stockholders is not a condition to the consummation of the Transactions under the Securities Purchase Agreement. See "SECURITIES PURCHASE AGREEMENT -- Conditions to Closing." None of the Charter Amendments will be effected, even if adopted by the stockholders at the Special Meeting, if the Transactions are not consummated for any reason.

                  Approval of the Charter Amendments by the stockholders shall be deemed also to constitute approval of a resolution authorizing the Board of Directors, at any time prior to the filing of the Charter Amendments with the Delaware Secretary of State, to abandon any such proposed amendment without further action by the stockholders, in connection with the termination of the Securities Purchase Agreement or otherwise, notwithstanding approval of such amendment by the stockholders of the Company at the Special Meeting. Reference is made to Appendix VIII to this Proxy Statement, which is incorporated by reference herein and sets forth the full text of the Charter Amendments.

         AMENDMENT TO CHANGE THE NAME OF THE COMPANY (Proposal No. 5)


                  The Board of Directors has adopted an amendment to Article First of the Restated Certificate that, subject to stockholder approval, changes the name of the Company to "Golden Books Family Entertainment, Inc." This is the name under which GPH intends to operate the business of the Company following the Closing. The Company has been advised by GPH that, in the view of Mr. Snyder and GPH, the proposed name change will be of benefit to the Company and its stockholders in view of the Company's well-known GOLDEN BOOKS(R) trademark.


                                ---------------

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO
            CHANGE THE NAME OF THE COMPANY TO "GOLDEN BOOKS FAMILY
                             ENTERTAINMENT, INC."

                                ---------------


               AMENDMENTS TO INCREASE THE AUTHORIZED COMMON AND

                    PREFERRED STOCK (Proposal Nos. 6 and 7)

                  The Restated Certificate currently authorizes the issuance of 40,000,000 shares of Common Stock and 100,000 shares of preferred stock, without par value (the "Preferred Stock"). As of April 9, 1996, 21,666,739 shares of Common Stock were outstanding, 208,800 shares were held in treasury, 2,580,300 shares of Common Stock were reserved for issuance upon the exercise of options granted and available for future grants under the Company's existing stock option plans, and 416,042 shares were subject to the conversion privilege of the Series A Preferred Stock (all of which will be redeemed at the Closing under the Securities Purchase Agreement). In addition, as of the date of this Proxy Statement, 19,970 shares of Preferred Stock were outstanding, representing the shares of Series A Preferred Stock which will be redeemed at the Closing and will thereupon again constitute authorized and unissued shares of Preferred Stock. In connection with the consummation of the Transactions, the Board of Directors has reserved an additional 14,370,000 shares, including 6,500,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, 3,120,000 shares issuable as stock dividends on the Series B Convertible Preferred Stock, 3,250,000 shares issuable upon exercise of the Warrant and 1,500,000 additional shares available for the grant of options under the Stock Option Plan. See "SECURITIES PURCHASE AGREEMENT -- Terms of the Series B Convertible Preferred Stock" and "-- Terms of the Warrant" and "AMENDMENTS TO 1995 STOCK OPTION PLAN." Accordingly, giving effect to the consummation of the Transactions contemplated by the Securities Purchase Agreement, a balance of 1,382,961 authorized shares of Common Stock and 87,000 authorized shares of Preferred Stock will be available to the Board of Directors for future stock issuances.

                  The Board of Directors has adopted an amendment to Article Fourth of the Restated Certificate that, subject to stockholder approval, increases the authorized number of shares of Common Stock to 60,000,000 and increases the authorized number of shares of Preferred Stock to 200,000. The Board of Directors believes that the authorization of such additional shares of Common and Preferred Stock is appropriate in order to provide added flexibility for future corporate purposes, which may include capital and financing needs, stock distributions and stock splits, business acquisitions, management incentive and employee benefit plans and other general corporate purposes. The increase in the number of authorized shares of Common and Preferred Stock will permit the Board of Directors to approve the issuance of additional shares of Common Stock or Preferred Stock if warranted without the need for further action by stockholders to authorize such shares, subject to present or future requirements of any stock exchange upon which the Common Stock may be listed (including the rules of the NASD governing corporations (such as the Company) with securities quoted on the Nasdaq National Market) and applicable law. Currently, the rules of the NASD require stockholder approval by a majority of the total votes cast in person or by proxy prior to the issuance of designated securities by an issuer with securities quoted on the Nasdaq National Market (1) where the issuance would result in a change of control of the issuer, (2) in connection with the acquisition of the stock or assets of another company if an affiliate of the issuer has certain interlocking interests with the company to be acquired or where the issuer issues more than 20% of its currently outstanding shares or (3) in connection with a transaction, other than a public offering, involving the sale or issuance of more than 20% of the common stock or voting power outstanding before the issuance. The Board of Directors believes that the availability of such additional shares of Common and Preferred Stock would enable the Company to act promptly to take advantage of various corporate opportunities as such opportunities arise without the delay or cost of calling a special meeting of stockholders.

                  The additional authorized shares of Common Stock and Preferred Stock could also conceivably be issued to make any attempt to acquire control of the Company more difficult and costly and thereby discourage attempts to acquire the Company. For example, additional shares of Common Stock or Preferred Stock could be sold in private placement transactions to purchasers who support the Board of Directors and who are opposed to a takeover bid which the Board of Directors believes is not in the best interests of the Company and its stockholders. Additionally, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. Additional shares of Common Stock or shares of Preferred Stock convertible into Common Stock could also be issued to increase the aggregate number of outstanding shares of Common Stock, thereby diluting the interest of parties attempting to obtain control of the Company. If an issuance of additional shares of Common or Preferred Stock is made on other than a pro rata basis to all stockholders, dilution of ownership interest and voting power of existing stockholders may occur and, depending on the consideration for which the shares were issued, could dilute earnings per share.

                  There are at present no plans or arrangements concerning the issuance of additional shares of Common Stock or Preferred Stock, except pursuant to outstanding stock options and employee benefit plans and the Series A Preferred Stock (which will be redeemed at the Closing), and except as contemplated by the Securities Purchase Agreement and the Snyder Employment Arrangements (see "THE PROPOSALS -- Interests of Certain Persons in the Transactions -- Snyder Employment Arrangements"). If any plans or arrangements are made concerning the issuance of any such shares, holders of the then outstanding shares of Common Stock or Preferred Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of any stock exchange (including the NASD) upon which the shares of Common Stock may be listed at such time and the judgment of the Board of Directors.

                  None of the outstanding shares of any class of capital stock of the Company has preemptive rights or cumulative voting rights. The proposed amendment would not change the terms and conditions of any outstanding shares of Common Stock. Each certificate representing shares of Common Stock outstanding immediately prior to the effective date of the proposed amendments, if they are adopted by the stockholders at the

Special Meeting, would remain outstanding and represent the same number of shares of Common Stock as before such effective date.

                                ---------------

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
              ADOPTION OF THE PROPOSED AMENDMENTS TO INCREASE THE
                    AUTHORIZED COMMON AND PREFERRED STOCK.

                                ---------------

               STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

                  Any proposal of a stockholder intended to be presented at the Company's 1996 Annual Meeting of Stockholders must have been received by the Secretary of the Company by January 3, 1996 for inclusion in the notice of meeting and proxy statement relating to the 1996 Annual Meeting.

                             INDEPENDENT AUDITORS


                  The consolidated financial statements of the Company and its subsidiaries at February 3, 1996 and January 28, 1995 and for each of the three fiscal years in the period ended February 3, 1996 included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in fiscal 1994 in the method of accounting for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106) which appears elsewhere in this Proxy Statement.


                  Deloitte & Touche LLP has served as the Company's independent auditors since its incorporation in 1984. Representatives of Deloitte & Touche LLP will attend the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                             AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60621. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.




                                  By Order of the Board of Directors,



                                  James A. Cohen
                                  Secretary



April __, 1996

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



     The following discussion should be read in conjunction with the audited consolidated financial statements of the Company for the three fiscal years ended February 3, 1996 and related notes thereto appearing above.




Fiscal Year Ended February 3, 1996 (Fiscal 1996)
Compared to Fiscal Year Ended January 28, 1995 (Fiscal 1995)



     Revenues for the year ended February 3, 1996 decreased $28.3 million (7.0%) to $374.3 million as compared to $402.6 million for the year ended January 28, 1995. Consumer Products Segment revenues decreased $33.9 million (9.8%) for the year. The decrease resulted from the decline in unit and dollar sales of the Company's interactive electronic storybooks and products reflecting the competitive environment, the maturity of certain older formats, and the price reductions implemented by the Company on a number of formats in the third quarter of Fiscal 1996 in an effort to further reduce its inventory of these products. In addition, the Company experienced lower sales in its paper tableware and party goods division as the performance of certain licensed products declined in comparison to the prior year. The reduced productivity of these licensed products is attributable to their declining popularity with the consumer as these products approach maturity and in light of the Fiscal 1996 performance of certain licenses utilized by competitors. Sales in the Company's other core Consumer Products categories, including picture, color and activity books rebounded in the fourth quarter, in comparison to the comparable period of the prior year, and concluded Fiscal 1996 with minor increases over the prior year. All product categories utilizing licenses associated with major motion pictures released in Fiscal 1996 experienced lower sales as compared to products utilizing major motion picture releases in Fiscal 1995. Further, the minor sales increases of core products and decreases in sales of non-core products resulted, in part, from financial setbacks at a number of the Company's regional mass merchant customers and the non-quantifiable impact of the personnel distractions resulting from the contemplated sale of a major interest in the Company and the resulting change in management. Commercial product segment revenues which are comprised of printing services, increased $5.6 million (9.9%) for the year ended February 3, 1996. The increase for the year reflects double-digit growth in the Company's graphic products and kit businesses, partially offset by a decline in custom publishing sales.



     Price decreases in the Consumer Products Segment were approximately 4%. This decline primarily resulted from pricing adjustments of the Company's older electronic storybook formats to reflect the ongoing competitive pressures in this category and
inventory reduction measures partially offset by minor price increases in other product categories. Sales of printing services in the Commercial Products Segment are the result of individual agreements entered into with customers as to price and services performed. Accordingly, the effects of inflation cannot be determined on the sales of printing services.



     The loss before interest expense and income taxes for the year ended February 3, 1996 was $42.9 million as compared to income of $2.5 million for the year ended January 28, 1995. During Fiscal 1996, the Company recorded an $8.7 million provision for restructuring and closure of operations and an additional gain of $2.0 million from its streamlining plan (the "Plan" or "streamlining plan") as certain costs and expenses of implementing the Plan were less than originally anticipated. During Fiscal 1995, the Company recorded a $20.4 million gain on its streamlining plan and a $1.1 million reduction to the Company's previously recorded provision for write-down of the Advertising Specialty Division (the "Division"). Excluding the Fiscal 1996 and 1995 non-recurring items, the loss before interest expense and income taxes increased $17.2 million. The increase was the result of a $12.3 million decrease in gross profit, and a $4.9 million increase in selling, general and administrative expenses.



     Gross profit for the year ended February 3, 1996 was $92.9 million, as compared to $105.1 million for the year ended January 28, 1995, a decrease of 11.7%. As a percentage of revenues, the gross profit margin decreased to 24.8% for Fiscal 1996 as compared to 26.1% for Fiscal 1995. In the Consumer Products Segment, gross profit decreased $13.8 million (14.1%) to $84.4 million for the year ended February 3, 1996, as compared to the year ended January 28, 1995. As a percentage of revenues, the Consumer Products Segment gross profit margin decreased to 27.1% for Fiscal 1996 as compared to 28.5% for Fiscal 1995. A portion of the decrease in gross profit margin for the year resulted from unfavorable manufacturing variances as actual production was less than planned due to the Company's lower sales level and its continued efforts to reduce inventories.



     Further, increased raw material prices for certain selling grades of paper, certain price decreases in the Consumer Products Segment and the sell down of inventory related to non-core discontinued product categories at less than historical margins contributed to the decline in the gross profit margin. The gross profit margin decline was mitigated by lower royalties as a percentage of sales, reflecting a product mix shift from licensed to proprietary products. In the Commercial Products Segment, the gross profit margin of printing services increased to 13.4% in Fiscal 1996 from 12.0% in Fiscal 1995. The increase for the year was due to lower unfavorable manufacturing variances.

     Selling, general and administrative expenses for the year ended February 3, 1996 increased $4.9 million (3.9%) to $129.0 million as compared to $124.1 million for the year ended January 28, 1995. The increase for the year is primarily attributable to accelerated amortization of the Company's Storyland racks as a result of the resumption of the operation of the Wal-Mart Storyland program by Wal-Mart management at the beginning of the first quarter in Fiscal 1997 (see Financial Condition, Liquidity and Capital Resources). In addition, Fiscal 1996 reflects a full year of depreciation of the Company's order processing, customer service and inventory management system that was placed in service during the fourth quarter of Fiscal 1995.



     Interest expense for the year decreased $4.7 million to $12.9 million as compared to $17.6 million in Fiscal 1995. The decrease was due to lower average debt outstanding as the Company repaid all outstanding notes under its Revolving Credit Agreement in the first quarter of Fiscal 1996, partially offset by higher interest rates in the first quarter of Fiscal 1996 and the costs associated with the Company's Receivable Purchasing Agreement. Total average outstanding debt decreased to $152.8 million in Fiscal 1996 from $221.3 million in Fiscal 1995, while average interest rates increased from 7.9% to 8.2%. The increase in average interest rates resulted primarily from the increase in first quarter short term rates and the composition of the average debt outstanding (see Financial Condition, Liquidity and Capital Resources).



     The Company's provision for income taxes was $11.3 million and $2.5 million for the years ended February 3, 1996 and January 28, 1995, respectively. The Fiscal 1996 provision includes a non-cash charge of $13.9 million, reflecting an increase in the income tax valuation allowance as the future realization of existing deductible temporary differences was uncertain. The effective income tax rates from operations of 20.3% in Fiscal 1996 and 16.3% in Fiscal 1995 are significantly below the Federal statutory rate due to losses incurred during each year for which no tax benefit has been recognized. In Fiscal 1995, the disproportionate provision was partially offset by permanent differences relating to the sale of the Advertising Specialty Division. Profitable operating results in subsequent years will benefit from an income tax provision rate which will be lower than the statutory rate due to the reinstatement of deferred tax assets for which valuation allowances have been established. At February 3, 1996, the Company had available net operating loss carryforwards of approximately $65.9 million for Federal income tax purposes and approximately $6.5 million for state income tax purposes. In addition, the Company had tax credit carryforwards of approximately $3.7 million.



     The loss for the year ended February 3, 1996, before the provision for restructuring and closure of operations, the additional gain on streamlining plan and the non-cash write-off of deferred income taxes, was $46.4 million or $2.25 per share, compared to a loss of $18.4 million or $.91 per share, before the gain on streamlining plan, the adjustment of the previously recorded provision for write-down of Division and the non-cash write-off of deferred income taxes. During the year ended February 3, 1996, the Company recorded net non-recurring charges of $20.6 million or $.98 per share for the provision for restructuring and closure of operations, the additional gain on streamlining plan and the non-cash write-off of deferred income taxes. Therefore, the net loss for Fiscal 1996 was $67.0 million or $3.23 per share. During the year ended January 28, 1995, the Company recorded non-recurring gains of $21.5 million ($13.2 million, net of income taxes) or $.62 per share for the Plan gain and the adjustment of the previously recorded provision for write-down of Division and a non-cash charge of $12.4 million or $.59 per share for the write-off of deferred income taxes. Therefore, the net loss for Fiscal 1995 was $17.6 million or $.88 per share.



Fiscal Year Ended January 28, 1995 (Fiscal 1995)
Compared to Fiscal Year Ended January 29, 1994 (Fiscal 1994)







     On May 12, 1993, the Company established a provision, including operating losses through the expected disposition date, to write-down the assets of the Advertising Specialty Division of its Penn Corporation subsidiary to net realizable value. Further, on April 7, 1994, the Company announced the adoption of a plan (the "Plan" or "streamlining plan") designed to improve its competitive position and reduce its operating cost structure through the sale, divestiture, consolidation or phase out of certain operations, properties and products, and a reduction in its management, administrative and direct labor workforces. The Plan included the sale of the game and puzzle operation, the exit from direct marketing continuity clubs and school book club businesses, the closure and sale of the Company's Fayetteville, North Carolina manufacturing and distribution facility and streamlining the Company's publishing business so as to focus on its core competencies. Therefore, subsequent to the Company's quarter ended May 1, 1993, the results of operations do not include the results of the Advertising Specialty Division and subsequent to January 29, 1994, the results of operations do not include the results of those businesses and facilities sold or closed as part of the Plan.



     During the year ended January 28, 1995, the game and puzzle operation was sold to Hasbro, Inc. for cash proceeds of $101.4 million; the sale of the Advertising Specialty Division was completed for cash proceeds of $14.0 million; the Direct Marketing Continuity Clubs business was sold for cash proceeds of $10.2 million and the Company completed the sale of its School Book Club business for cash proceeds of $4.3 million.

     Revenues for the year ended January 28, 1995 decreased $214.1 million

(34.7%) to $402.6 million as compared to $616.7 million for the year ended January 29, 1994. Excluding revenues of the operations disposed of under the Plan, revenues decreased $76.3 million (15.9%) for the year ended January 28, 1995, as compared to the prior year. Consumer Products Segment revenues from ongoing operations decreased $68.7 million (16.6%) for the year. The decline resulted from lower sales of non-Western products after the management of the Books 'R' Us program at Toys 'R' Us was assumed by Toys 'R' Us at the beginning of Fiscal 1995; lower sales of interactive electronic storybooks as the growth in new electronic storybook formats was offset by original formats approaching maturity; and the continued reductions in retailers' on-hand inventories, resulting in a slower order rate for restocking and future orders. Additionally, the decrease for the year was further impacted by the decline in domestic consumer product sales caused by distractions resulting from the previously contemplated sale of the Company, market uncertainties and employee concerns associated with announced and implemented overhead reduction measures and the sales of certain of the Company's businesses as outlined in the Plan. Commercial product segment revenues (other than revenues of the Advertising Specialty Division) which are comprised of printing services, decreased $7.6 million (11.7%) for the year ended January 28, 1995. The decline for the year was due to decreases in sales of kits, services to third party software developers and custom publishing.



     Price increases in the Consumer Products Segment were approximately 3%. Sales of printing services are the result of individual agreements entered into with customers as to price and services performed. Accordingly, the effects of inflation cannot be determined on the sales of printing services.



     Income before interest expense and income taxes for the year ended January 28, 1995 was $2.5 million as compared to a loss of $47.1 million for the year ended January 29, 1994. This improvement of $49.6 million was the result of a $20.4 million gain on streamlining plan, a $1.1 million reduction to the Company's previously recorded provision for write-down of the Advertising Specialty Division, a $78.9 million decrease in selling, general and administrative expenses and a $79.0 million decrease in gross profit. In addition, operations for the year ended January 29, 1994 included a $28.2 million provision to write-down the carrying value of the assets of the Advertising Specialty Division to their estimated net realizable value.



     Gross profit for the year ended January 28, 1995 was $105.1 million, as compared to $184.2 million for the year ended January 29, 1994, a decrease of 42.9%. As a percentage of revenues, the gross profit margin decreased to 26.1% for Fiscal 1995 as compared to 29.9% for Fiscal 1994. For ongoing operations, gross profit for Fiscal 1995 decreased $32.3 million (23.5%) to $105.1 million, compared to $137.5 million in Fiscal 1994. As a percentage of revenues, the gross profit margin decreased to 26.1% for Fiscal 1995 as compared to 28.7% for Fiscal 1994. In the Consumer Products Segment, gross profit of on-going operations decreased $32.3 million (24.7%) to $98.3 million for the year ended January 28, 1995, as compared to the year ended January 29, 1994. As a percentage of revenues, the Consumer Products Segment gross profit margin decreased to 28.5% for Fiscal 1995 as compared to 31.5% for Fiscal 1994. A substantial portion of the decrease in gross profit margin for the year arose from negative manufacturing variances due to lower production in response to the Company's continuing efforts to reduce inventories. Additionally, the decrease in gross profit margin was attributable to a change in product mix, which caused an increase in royalty costs and increased freight costs associated with category management and direct store shipment programs. In the Commercial Products Segment, the gross profit margin of printing services increased to 12.0% in Fiscal 1995 from 10.7% in Fiscal 1994. The increase for the year was due to a more favorable product mix.



     Selling, general and administrative expenses for the year ended January 28, 1995 decreased $78.9 million (38.9%) to $124.1 million as compared to $203.0 million for the year ended January 29, 1994. For ongoing operations, selling, general and administrative expenses for the year ended January 28, 1995 decreased $19.6 million (13.6%) to $124.1 million as compared to $143.7 million for the year ended January 29, 1994. The decrease was primarily attributable to decreased sales promotion costs, including the costs of corrugated displays and co-op advertising, and reduced personnel and other costs resulting from the implementation of the Plan.



     Interest expense for the year increased $1.3 million to $17.6 million as compared to $16.3 million in Fiscal 1994. While the increase was due to higher interest rates, it was substantially offset by increased earnings from invested cash balances of $1.2 million. Total average outstanding debt decreased to $221.3 million for the year from $248.7 million for the previous year, while average interest rates increased from 6.6% to 7.9%. The increase in average interest rates resulted primarily from the increase in short term rates (see Financial Condition, Liquidity and Capital Resources).



     The Company's income tax provision for Fiscal 1995 includes income taxes resulting from the streamlining plan gain, the adjustment of the provision for write-down of Division and an effective income tax benefit rate of 16.0% from operations. The effective income tax benefit rate from operations is significantly below the federal statutory rate due to losses incurred during the year for which no tax benefit has been recognized, partially offset by permanent differences relating to the sale of the Advertising Specialty Division. Profitable operating results in subsequent years will benefit from an income tax provision rate which will be lower than the statutory rate due to the reinstatement of deferred tax assets for which a valuation allowance was established in Fiscal 1995. For the year ended January

29, 1994, the income tax benefit rate was 35.2%.



     The loss for the year ended January 28, 1995, before the streamlining plan gain and the adjustment of the provision for write-down of Division and the non-cash write-off of deferred income taxes was $18.4 million or $.91 per share, compared to a loss of $21.7 million or $1.07 per share, before the provision for write-down of Division and the cumulative effect of a change in accounting principle (postretirement benefits other than pensions), for the year ended January 29, 1994. During the year ended January 28, 1995, the Company recorded a gain on streamlining plan of $20.4 million ($12.4 million, net of income taxes) or $.59 per share, adjusted its provision for write-down of Division by $1.1 million ($.8 million, net of income taxes) or $.03 per share and recorded a non-cash charge of $12.4 million or $.59 per share for the write-off of deferred income taxes. Therefore, the net loss for Fiscal 1995 was $17.6 million or $.88 per share. During the year ended January 29, 1994, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", using the immediate recognition method. As a result, the Company recorded a non-cash charge of $24.3 million ($14.8 million, net of income taxes) or $.71 per share as a cumulative effect of a change in accounting principle in the statement of operations. Further, the Company's provision for write-down of Division was $28.2 million ($19.3 million, net of income taxes) or $.92 per share. Therefore, the net loss for Fiscal 1994 was $55.8 million or $2.70 per share.



Effects of Inflation



     For Fiscal 1994 and the first three quarters of Fiscal 1995, the Company's raw material costs, principally paper, remained relatively stable. In the fourth quarter of Fiscal 1995 and throughout Fiscal 1996, the Company experienced increases in the price of paper due to increased demand, decreases in imported paper and an overall reduction in industry capacity. Pricing pressures make it difficult for the Company to recover the effect of inflation and industry dynamics on costs and expenses. To the extent possible, the Company's objective is to offset the impact of inflation through productivity enhancements, product specification changes and price increases.



Financial Condition, Liquidity and Capital Resources

     Operations for the year ended February 3, 1996, excluding the non-cash portion of the provision for restructuring and closure of operations, the additional Plan gain, non-cash charges for depreciation, amortization and the provision for losses on accounts receivable utilized cash of $49.6 million. The operations for the year ended January 28, 1995, excluding the Plan gain, the adjustment of the previously recorded provision for write-down of Division, non-cash charges for depreciation, amortization and the provision for losses on accounts receivable utilized cash of $24.8 million. During the years ended February 3, 1996 and January 28, 1995, other changes in assets and liabilities resulting from operating activities, provided cash of $50.5 million and $38.4 million, respectively, resulting in net cash provided by operating activities of $.9 million and $13.6 million in Fiscal 1996 and 1995, respectively.



     Acquisitions of property, plant and equipment were $17.9 million during the year ended February 3, 1996 as compared to $19.3 million during the year ended January 28, 1995. Capital expenditures for the year ended February 3, 1996 include costs associated with the completion of the Company's new order processing, customer service and inventory management system, the acquisition of a five unit web press, retail fixtures utilized in its category management programs and the installation of emission control equipment in one of its manufacturing facilities. During the second quarter of Fiscal 1996, the Company commenced a facility expansion of its paper tableware and party goods operations in Kalamazoo, Michigan, which is expected to be completed in the second quarter of Fiscal 1997. The construction of the building addition phase of the expansion is estimated to cost $5.1 million; of which $2.6 million has been expended through February 3, 1996.



     During the year ended February 3, 1996, financing activities utilized cash of $32.3 million, primarily by the repayment of $32.0 million of outstanding borrowings under the Company's Revolving Credit Agreement, and the Agreement was terminated. Financing activities during the year ended January 28, 1995 utilized cash of $49.1 million primarily by the repayment of $48.0 million of outstanding borrowings under the Company's Revolving Credit Agreement.



     Working capital decreased to $165.3 million from $228.2 million at January 28, 1995. This decrease resulted from the Company's investment in property, plant and equipment and the funds required by its operations during Fiscal 1996. Further, during the third quarter of Fiscal 1996, deferred income taxes of $13.9 million, including $10.7 million of current deferred income taxes were charged to expense as the future realization of existing deductible temporary differences is uncertain.

     During Fiscal 1994, the Company's Storyland category management program, which provides retailers with the Company's management of all operational and supply chain functions within a children's book department, was expanded to Wal-Mart Stores, Inc. ("Wal-Mart") following a thirty store test in Fiscal 1993. During Fiscal 1995 and 1996, the Storyland "store-within-an- aisle" program, which included special racks, signage and full face presentation of children's books, grew to 664 locations. During Fiscal 1996, it was determined that despite the success of the program in expanding the sales of children's books at the mass market level, operation of the program would be returned to Wal-Mart management.



     In anticipation of this change and in recognition of the trend among mass market retailers to consolidate operating decisions at the headquarters level rather than at store level, the Company announced the elimination of approximately 400 positions from its in-store merchandising and sales forces in the third quarter of Fiscal 1996. This workforce reduction was completed in January, 1996. Management of the Company believes that over time the reorganized sales and merchandising forces will be more appropriately suited to interact with and meet the needs of their customer base.



     As a result of the Wal-Mart decision and the sales and merchandising force reorganization, rack management and product presentation will be the responsibility of the Company's customers. Additionally, the Company will no longer be responsible for the sourcing of third party ("guest") publisher product for Storyland locations at Wal-Mart. In light of these developments, the Company anticipates that its Customer Products sales will significantly decline in the first quarter of Fiscal 1997, reflecting the elimination of guest publisher sales and sales declines in other product categories as the amount of retail selling space dedicated to the Company's products has been reduced. However, the decline in sales and related gross profits will be substantially offset by headcount reductions and operating cost efficiencies completed and realized in Fiscal 1996 as well as a price increase implemented in the first quarter of Fiscal 1997 to offset the impact of Fiscal 1996 raw material cost increases. Further, management of the Company believes that its emphasis on the headquarters operations of retailers will lead to promotional opportunities and sales increases in the second half of Fiscal 1997.



     During the year ended February 3, 1996, Western Publishing Company, Inc., a wholly-owned subsidiary of the Company, entered into an extendable one-year Receivables Purchasing Agreement, which includes a letter of credit facility, with a financial institution providing for the sale of certain trade accounts receivable on a non-recourse revolving basis, up to a maximum of $62.5 million outstanding at any one time. As of

February 3, 1996, there were $1.5 million of receivables outstanding under this program. In the opinion of management, this Agreement will provide adequate working capital to satisfy planned operating levels.



Proposed Equity Investment




     On January 31, 1996, the Company entered into a Securities Purchase Agreement (the "Agreement") with Golden Press Holding, L.L.C. ("Golden Press"), a newly-formed Delaware limited liability company owned by Richard E. Snyder, Barry Diller and Warburg, Pincus Ventures, L.P., pursuant to which Golden Press will acquire a significant equity interest in the Company. The transaction is subject to customary conditions, including stockholder approval.



     Under the terms of the Agreement, Golden Press will invest $65 million of cash in the Company in exchange for $65 million of newly-issued Series B Convertible Preferred Stock and a warrant to purchase 3,250,000 shares of Common Stock (the "Warrant"). The Series B Convertible Preferred Stock will have a dividend rate of 12% per annum, will be convertible at $10 per share, and will not have a mandatory redemption date. The preferred stock dividend will be payable quarterly in 195,000 shares of Common Stock for the first four years, subject to certain adjustments based on the market price of the Common Stock at that time. Thereafter, preferred stock dividends will be paid in cash. The Warrant, which will not be exercisable for the first two years, will have a seven year term and an exercise price of $10 per share.



     In conjunction with the proposed equity investment, a stockholder meeting will be held to consider and act upon several proposals, including approval of the equity investment transaction; an amendment to increase the Company's authorized number of shares of Common Stock from 40,000,000 to 60,000,000 shares; an amendment to increase the Company's authorized number of shares of Preferred Stock from 100,000 to 200,000 shares; and an amendment to increase the number of shares of Common Stock available under the 1995 stock option plan from 750,000 shares to 2,250,000 shares.



     The Agreement contemplates the redemption of the Company's Series A Convertible Preferred Stock which was mandatorily redeemable by the Company in accordance with its terms on March 31, 1996. As a result, the charter amendment providing for the extension of the mandatory redemption date until March 31, 1998, which was previously approved by the requisite preferred and common stockholders, was not made effective. If the equity investment transaction is not consummated the Company intends to file the charter amendment, thereby extending the mandatory redemption date to March 31, 1998.



     Coincident with the Agreement, the Company entered into an interim employment agreement (the "Interim Employment Agreement") with Richard E. Snyder, whereby Mr. Snyder became President of the Company. Pursuant to the Interim Employment Agreement, the Company issued 599,465 shares of Common Stock to Mr. Snyder at a price of $8 per share in exchange for a non-recourse note in the amount of the purchase price, secured by a pledge of the shares. Upon the consummation of the equity investment, the Interim Employment Agreement will be superseded by a five year employment agreement. Under the terms of the agreement, Mr. Snyder will receive annual compensation of $500,000 and an annual bonus opportunity of up to $1 million. Additionally, Mr. Snyder will receive options to acquire 1,113,293 shares of the Company's Common Stock at fair value, a one-time special bonus based on the market price of the Company's Common Stock, supplemental retirement benefits, post-retirement medical benefits and certain other benefits. A substantial portion of the costs associated with Mr. Snyder's agreement will be charged to operations upon the closing of the equity investment transaction.



     Since his appointment, Mr. Snyder has not been directly involved in the Company's business or financial decisions but has been assessing its operations. Mr. Snyder has not yet finalized any plans regarding future operations. Such plans will likely be finalized during Fiscal 1997 and may involve a restructuring of operations which could result in substantial charges to operations or changes in the classification of the Company's assets and liabilities.



     On a pro forma basis, after giving effect to the transactions contemplated by the Agreement, the Company would have cash of $89.3 million, Stockholder's Equity of $126.2 million and Total Capitalization of $365.3 million at February 3, 1996.

CONSOLIDATED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
(In Thousands Except For Per Share Data)

                                                          First        Second        Third         Fourth
                                                         Quarter       Quarter      Quarter       Quarter
1996
   Net sales                                            $   84,072      $ 93,093     $104,439      $ 87,968
   Gross profit                                             18,474        25,944       23,234        20,528
   Net loss (1)                                            (13,308)       (3,041)     (37,488)      (13,210)
   Net loss per common share                             $    (.64)     $   (.15)    $  (1.79)     $   (.64)
   Weighted average number of common
     shares                                                 21,023        21,025       21,043        21,092

1995
   Net sales                                            $   67,308      $104,410     $129,269      $ 97,367
   Gross profit                                             10,629        28,370       39,282        22,652
   Net (loss) income (2)                                   (14,017)       (2,932)       5,383        (6,013)
   Net (loss) income per common share                   $     (.68)     $   (.15)    $    .25      $   (.30)
   Weighted average number of common
     shares                                                 20,959        20,985       21,020        21,023




(1) Includes an additional gain on streamlining plan of $2,000 recognized in the Second Quarter, and the provision for restructuring and closure of operations of $8,701 recognized in the Third Quarter.

(2) Includes gain on streamlining plan of $20,352 ($12,396, net of income taxes) recognized in the Third Quarter, and a reduction to the Company's previously recorded provision for write-down of Division of $1,100 ($753, net of income taxes) recognized in the Fourth Quarter.

                         INDEX TO FINANCIAL STATEMENTS

                WESTERN PUBLISHING GROUP, INC. AND SUBSIDIARIES



                                                                           Page


Independent Auditors' Report.........................................       F-2
Consolidated Balance Sheets as of February 3, 1996
  and January 28, 1995...............................................       F-3
Consolidated Statements of Operations for the
  Years ended February 3, 1996, January 28, 1995 and
  January 29, 1994...................................................       F-4
Consolidated Statements of Common Stockholders' Equity
  for the Years ended February 3, 1996, January 28, 1995 and
  January 29, 1994...................................................       F-5
Consolidated Statements of Cash Flows for the
  Years ended February 3, 1996, January 28, 1995 and
  January 29, 1994...................................................       F-6
Notes to Consolidated Financial Statements...........................       F-7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Western Publishing Group, Inc.:

We have audited the accompanying consolidated balance sheets of Western Publishing Group, Inc. and subsidiaries as of February 3, 1996 and January 28, 1995, and the related consolidated statements of operations, common stockholders' equity and cash flows for each of the three years in the period ended February 3, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 3, 1996 and January 28, 1995, and the results of their operations and their cash flows for each of the three years in the period ended February 3, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 15 to the consolidated financial statements, in Fiscal 1994 the Company changed their method of accounting for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106.




/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 2, 1996
                                      F-2

WESTERN PUBLISHING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
FEBRUARY 3, 1996 AND JANUARY 28, 1995
(In Thousands Except for Share and Per Share Data)
- --------------------------------------------------------------------------------

ASSETS
                                                         1996         1995
                                                      ---------    ---------
CURRENT ASSETS:
 Cash and cash equivalents                             $ 45,223      $ 85,406
 Accounts receivable                                     61,033        83,251
 Inventories                                             84,354       108,738
 Prepublication and prepaid advertising costs             4,716         7,314
 Royalty advances                                         3,240         2,221
 Refundable income taxes                                  2,492         5,940
 Deferred income taxes                                                 10,676
 Net assets held for sale                                13,302        17,681
 Other current assets                                     8,663         6,397
                                                       --------       -------
   Total current assets                                 223,023       327,624
                                                       --------       -------
OTHER ASSETS:
 Deferred income taxes                                                  3,210
 Other noncurrent assets                                 14,429        10,834
                                                       --------       -------
   Total other assets                                    14,429        14,044
                                                       --------       -------

PROPERTY, PLANT AND EQUIPMENT:
 Cost:
  Land                                                    1,022         1,022
  Buildings and improvements                             23,568        21,463
  Machinery and equipment                                98,420        96,317
  Machinery and equipment in process
   of installation                                       11,006         4,188
                                                       --------       -------
                                                        134,016       122,990
  Less accumulated depreciation                          58,566        47,325
                                                        -------       -------
   Total property, plant and equipment                   75,450        75,665
                                                        -------       -------

IDENTIFIED INTANGIBLES AND COST IN EXCESS
 OF NET ASSETS ACQUIRED (GOODWILL), less accumulated
 amortization of $21,205 and $19,173                      9,063        11,473
                                                       --------      --------
 TOTAL                                                 $321,965      $428,806
                                                       ========      ========

See notes to consolidated financial statements.



LIABILITIES AND STOCKHOLDERS' EQUITY

                                                          1996        1995
                                                        --------    ---------
CURRENT LIABILITIES:
 Accounts payable                                       $ 19,000     $ 18,461
 Accrued compensation and fringe benefits                  8,073        8,770
 Notes payable to banks                                                32,000
 Other current liabilities                                30,641       40,153
                                                        --------    ---------
   Total current liabilities                              57,714       99,384

NONCURRENT LIABILITIES:
 Long-term debt                                          149,845      149,828
 Accumulated post retirement benefit obligation           27,572       26,894
 Other                                                     2,481        1,921
                                                        --------    ---------
   Total noncurrent liabilities                          179,898      178,643
                                                        --------    ---------

CONVERTIBLE PREFERRED STOCK - Series A, 20,000
 shares authorized, no par value, 19,970 shares
 issued  and outstanding; at mandatory
 redemption amount                                         9,985        9,985
                                                        --------    ---------

 COMMON STOCKHOLDERS' EQUITY:
  Common Stock, $.01 par value, 40,000,000 and
   30,000,000 shares authorized, 21,875,539 and
   21,232,074 shares issued                                  219          212
  Additional paid-in capital                              87,044       80,914
  Note receivable from sale of Common Stock               (4,796)
  Retained earnings (deficit)                             (3,608)      64,287
  Cumulative translation adjustments                      (1,669)      (1,797)
                                                         --------    ---------
                                                          77,190      143,616
 Less cost of Common Stock in
  treasury - 208,800 shares                                2,822        2,822
                                                        --------    ---------
    Total common stockholders' equity                     74,368      140,794
                                                       ---------    ---------
 TOTAL                                                 $ 321,965    $ 428,806
                                                       =========    =========
                                      F-3

WESTERN PUBLISHING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
THREE YEARS ENDED FEBRUARY 3,1996
(In Thousands Except for Per Share Data)
- --------------------------------------------------------------------------------

                                               1996        1995         1994
                                            ---------   ----------    ---------
REVENUES:
 Net sales                                  $ 369,572    $ 398,354    $ 613,464
 Royalties and other income                     4,685        4,201        3,211
                                            ---------   ----------    ---------
   Total revenues                             374,257      402,555      616,675
                                            ---------   ----------    ---------
COSTS AND EXPENSES:
 Cost of sales                                281,392      297,421      432,503
 Selling, general and administrative          129,020      124,128      203,042
 Provision for restructuring and
  closure of operations                         8,701
 Gain on streamlining plan                     (2,000)     (20,352)
 Provision for write-down of Division                       (1,100)      28,180
                                            ---------   ----------    ---------
   Total costs and expenses                   417,113      400,097      663,725
                                            ---------   ----------    ---------
(LOSS) INCOME BEFORE INTEREST EXPENSE,
 INCOME TAXES AND CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING PRINCIPLE            (42,856)       2,458      (47,050)

INTEREST EXPENSE                               12,859       17,567       16,270
                                            ---------   ----------    ---------
LOSS BEFORE INCOME TAXES
 AND CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE               (55,715)     (15,109)     (63,320)

PROVISION (BENEFIT) FOR INCOME TAXES           11,332        2,470      (22,295)

LOSS BEFORE CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING PRINCIPLE            (67,047)     (17,579)     (41,025)

CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE                                                   (14,800)
                                            ---------    ---------    ---------
NET LOSS                                    $ (67,047)   $ (17,579)   $ (55,825)
                                            =========    =========    =========
LOSS PER COMMON SHARE:
 Before cumulative effect of change
  in accounting principle                   $   (3.23)   $   (0.88)   $   (1.99)
 Cumulative effect of change in
  accounting principle                                                    (0.71)
                                            ---------   ----------    ---------
 Net Loss                                     $ (3.23)     $ (0.88)     $ (2.70)
                                            =========    =========    =========


See notes to consolidated financial statements.

WESTERN PUBLISHING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
THREE YEARS ENDED FEBRUARY 3, 1996
(In Thousands Except for Share and Per Share Data)

                                     Common Stock    Additional   Note Receivable   Retained   Cumulative        Treasury Stock
                                   ---------------    Paid-In       from sale of    Earnings   Translation     ---------------------
                                   Shares   Amount    Capital       Common Stock    (deficit)  Adjustments      Shares        Amount

BALANCES, JANUARY 30, 1993       21,148,424   $211    $79,914         $     0        $139,387   $(1,444)        208,800       $2,822

  Net loss                                                                            (55,825)
  Dividends on Preferred
   Stock - $42.50 per share                                                              (848)
  Excercise of stock options         18,900      1        299
  Translation adjustments                                                                (200)
                                 ----------   ----    -------         -------        --------   -------         -------       ------

BALANCES, JANUARY 29, 1994       21,167,324    212     80,213               0          82,714    (1,644)        208,800        2,822

  Net loss                                                                            (17,579)
  Dividends on Preferred Stock
   - $42.50 per share                                                                    (848)
  Exercise of stock options          64,750               701
  Translation adjustments                                                                          (153)
                                 ----------   ----    -------         -------        --------   -------         -------       ------

BALANCES, JANUARY 28, 1995       21,232,074    212     80,914               0          64,287    (1,797)        208,800        2,822

  Net loss                                                                            (67,047)
  Dividends on Preferred Stock
   - $42.50 per share                                                                    (848)
  Exercise of stock options          44,000      1        516
  Issuance of Common Stock          599,465      6      5,614          (4,796)
  Translation adjustments                                                                           128
                                 ----------   ----    -------         -------        --------   -------         -------       ------

BALANCES, FEBRUARY 3, 1996       21,875,539   $219    $87,044         $(4,796)       $(3,608)   $(1,669)        208,800       $2,822
                                 ==========   ====    =======         =======        ========   =======         =======       ======

See notes to consolidated financial statements.

WESTERN PUBLISHING GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE YEARS ENDED FEBRUARY 3, 1996

(In Thousands)

                                               1996        1995        1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $(67,047)  $(17,579)   $(55,825)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
      Depreciation and amortization            13,963     11,708      13,625
      Amortization of intangibles arising
       from acquisition                         2,032      3,457       4,888
      Provision for losses on accounts
       receivable                               1,440        472       5,662
      Provision for restructuring and
       closure of operations                    1,954
      Provision for write-down of Division                (2,450)     26,405
      Gain on streamlining plan                (2,000)   (20,352)
      Cumulative effect of change in
       accounting principle (before income
       tax benefit)                                                   24,300
      Gains on sale of equipment                 (339)      (187)        (26)
      Other                                     2,935        712        (187)
      Changes in assets and liabilities:
        Accounts receivable                    20,451     54,174      (9,222)
        Inventories                            22,550     12,504      17,959
        Prepublication, prepaid advertising
         costs and royalty advances             1,579      1,189       1,229
        Net assets held for sale                         (37,719)
        Income taxes                            2,614      6,890     (12,830)
        Other current assets                      546      3,954      (2,280)
        Accounts payable                          539    (22,226)     (1,087)
        Accrued compensation and fringe
         benefits                                (696)    (2,164)     (1,021)
        Other current liabilities             (13,552)    12,881      (5,708)
        Deferred income taxes                  13,886      8,376     (20,340)
                                             --------   --------    --------
           Net cash provided by (used in)
             operating activities                 855     13,640     (14,458)
                                             --------   --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and
   equipment                                  (17,921)   (19,307)    (37,359)
  Proceeds from streamlining plan               8,252    115,971
  Proceeds from sale of Division                          14,001
  Proceeds from sale of equipment                 566        225         119
  Return of investment in joint venture           350        500       1,900
                                             --------   --------    --------

           Net cash (used in) provided
            by investing activities            (8,753)   111,390     (35,340)
                                             --------   --------    --------

See notes to consolidated financial statements.



                                               1996        1995        1994

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) borrowings under Credit
   Agreement                                 $(32,000)  $(48,000)    $50,000
  Proceeds from sale of Common stock
   (exercise of options)                          517        701         300
  Dividends paid on Preferred Stock                         (848)       (848)
  Other                                          (768)      (986)       (562)
                                             --------   --------     -------

           Net cash (used in) provided
            by financing activities           (32,251)   (49,133)     48,890
                                             --------   --------     -------

EFFECT OF EXCHANGE RATE CHANGES
  ON CASH                                         (34)        (4)        (20)
                                             --------   --------     -------

NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                            (40,183)    75,893        (928)

CASH AND CASH EQUIVALENTS, BEGINNING
  OF YEAR                                      85,406      9,513      10,441
                                             --------   --------     -------

CASH AND CASH EQUIVALENTS, END
  OF YEAR                                    $ 45,223   $ 85,406     $ 9,513
                                             ========   ========     =======

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
    Cash paid during the year for:
      Interest                               $ 11,893   $  16,663    $15,738
      Income taxes, net of refunds
       received                                (5,465)    (12,829)     6,124

WESTERN PUBLISHING GROUP, INC. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE YEARS ENDED FEBRUARY 3, 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation - The consolidated financial statements include the accounts of Western Publishing Group, Inc., and its wholly-owned subsidiaries (the "Company"). Certain reclassifications have been made in the prior year financial statements to conform with the current year presentation. All significant intercompany transactions and balances are eliminated in consolidation.

         Use of Estimates - The financial statements, which are prepared in conformity with generally accepted accounting principles, include amounts that are based, in part, on management's best estimates and judgments.

         Fiscal Year - The fiscal year of the Company ends on the Saturday nearest January 31. Accordingly, Fiscal 1996 contained 53 weeks and Fiscal 1995 and 1994 each contained 52 weeks.

         Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with maturities of three months or less to be cash equivalents. Cash equivalents consist of investments in high grade commercial paper. Accordingly, these investments are subject to minimal credit and market risk. As of January 30, 1994, the Company adopted Statement of Financial Accounting Standards ("FAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under this statement, the Company is required to classify cash equivalents into one or more of the following categories: held to maturity, trading, or available for sale. The adoption of this statement had no effect on the consolidated financial statements. At February 3, 1996 and January 28, 1995, all of the Company's cash equivalents are classified as held to maturity and their carrying amounts approximate fair value.

         Inventories - Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method for substantially all domestic inventories. Inventories of international operations are valued using the first-in, first-out ("FIFO") method. At February 3, 1996 and January 28, 1995, approximately 92% and 93% of total inventories were valued under the LIFO method.

         Prepublication Costs - Prepublication costs (comprised principally of externally developed art, manuscript and editorial costs and internally or externally developed plate costs) are deferred. Such costs are amortized from the date of initial product sale, generally over a period of one year.

         Properties and Depreciation - Property, plant and equipment are stated at cost and depreciated on the straight-line method over the following estimated useful lives for financial statement purposes:

           Buildings and improvements                               10-40 years
           Machinery and equipment                                   3-10 years

         Expenditures which significantly increase value or extend useful lives are capitalized, while maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are eliminated from the property accounts, and any gain or loss is reflected in operations.

         Costs related to the development of information systems that are expected to benefit future periods are capitalized and amortized over the estimated useful lives of the systems.

         During Fiscal 1996, the Financial Accounting Standards Board ("FASB") issued FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The adoption of this statement in the first quarter of Fiscal 1997 will not have a material effect on the Company's financial statements.

         Identified Intangibles - Identified intangibles arising from the acquisition of Penn Corporation in Fiscal 1987 are being amortized generally by accelerated methods over 15 years.

         Cost in Excess of Net Assets Acquired - The cost in excess of net assets acquired ("goodwill") arising from the acquisition of Penn Corporation is being amortized on the straight-line method over a 40-year period.

         Foreign Currency Translation - Foreign currency assets and liabilities are translated into United States dollars at end of period rates of exchange, and income and expense accounts are translated at the weighted average rates of exchange for the period. The gains and losses resulting from the translation adjustments have been accumulated as a separate component of common stockholders' equity.


2.       PROPOSED EQUITY INVESTMENT

         On January 31, 1996, the Company entered into a Securities Purchase Agreement with Golden Press Holding, L.L.C. ("Golden Press"), a newly-formed Delaware limited liability company owned by Richard E. Snyder, Barry Diller and Warburg, Pincus Ventures, L.P., pursuant to which Golden Press will acquire a significant equity interest in the Company. The transaction is subject to customary conditions, including stockholder approval.

         Under the terms of the equity investment transaction, Golden Press will invest $65 million of cash in the Company in exchange for $65 million of newly-issued Series B Convertible Preferred Stock and a warrant to purchase 3,250,000 shares of Common Stock (the "Warrant"). The Company will utilize the investment proceeds to redeem its existing Series A Convertible Preferred Stock which matured on March 31, 1996 (see Note
         9), for expenses associated with the transaction and for general working capital purposes.

         The Series B Convertible Preferred Stock will have a dividend rate of 12% per annum, will be convertible at $10 per share, and will not have a mandatory redemption date. The preferred stock dividend will be payable quarterly in 195,000 shares of Common Stock for the first four years, subject to certain adjustments based on the market price of the Common Stock at that time. Thereafter, preferred stock dividends will be paid in cash.


         The Warrant, which will not be exercisable for the first two years, will have a seven year term and an exercise price of $10 per share.


3.       RESTRUCTURING AND ASSET DISPOSITIONS

         Provision for Restructuring and Closure of Operations

         During the quarter ended October 28, 1995, the Company recorded an $8,701,000 provision for restructuring and closure of operations in a further effort to reduce its operating cost structure and improve future operating results, and to reflect the costs incurred in connection with the termination of a previously announced transaction to sell a significant interest in the Company. The provision includes a non-cash charge of $2,000,000 and consists of the following components:

            o Severance costs of $3,660,000 associated with the Company's previously announced workforce reductions of salaried and hourly personnel. These reductions were completed in the fourth quarter of Fiscal 1996.

            o Unrecoverable assets and costs of $3,171,000 to be incurred in connection with the Company's decision to close certain of its retail store locations.

            o Transaction costs of $1,870,000 resulting from the Company's October 17, 1995 announcement of the termination of its initial agreement in principle to sell a significant interest in the Company to Warburg, Pincus Ventures, L.P. and Richard E. Snyder.

         Sale and Phase Out of Operations

         On April 7, 1994, the Company adopted a plan (the "Plan") designed to improve its competitive position and reduce its cost structure through the sale, divestiture, consolidation or phase out of certain operations, properties and products, and a workforce reduction.

         The Plan included the following major components:

            o An agreement to sell the game and puzzle operation (including certain inventories) to Hasbro, Inc. ("Hasbro"). This transaction was completed on August 4, 1994 for cash proceeds of approximately $101,400,000.

            o The decision to exit the Direct Marketing Continuity Clubs and School Book Club businesses. The sale of the School Book Club business was consummated on July 1, 1994 for cash proceeds of approximately $4,300,000 and the sale of the Direct Marketing Continuity Club business was completed on October 7, 1994 for cash proceeds of approximately

                  $10,200,000.

            o The closedown and sale of the Company's Fayetteville, North Carolina manufacturing and distribution facility, which was primarily dedicated to the game and puzzle operation but was not included in the sale to Hasbro. This facility is closed and is for sale.

            o The decision to streamline the Company's publishing business so as to focus on its core competencies. This included a reduction in the management, administrative and direct labor workforces.

         Revenues of the game, puzzle, direct marketing and school book club operations were approximately $125,000,000 for Fiscal 1994. As of February 3, 1996, net assets held for sale primarily relates to the Company's Fayetteville facility.

         The Company recorded a net gain from the Plan of $20,352,000 ($12,396,000, net of income taxes), inclusive of operating losses of the game, puzzle, direct marketing and school book club operations from January 30, 1994 through their respective disposition dates in the third quarter of Fiscal 1995. During the second quarter ended July 29, 1995, an additional gain of $2,000,000 was recorded as certain costs and expenses of implementing the Plan were less than originally anticipated.

         Provision for Write-Down of Division

         During Fiscal 1994, the Company established a provision, including operating losses through the expected disposition date, of $28,180,000 ($19,280,000, net of income taxes) to write-down the assets of the Advertising Specialty Division of its Penn Corporation subsidiary to net realizable value.

         On August 5, 1994, the sale of the Ritepoint and Adtrend businesses of the Division was completed for cash proceeds of approximately $5,650,000. The sale of the Vitronic and K-Studio businesses of the Division was completed on November 7, 1994 for cash proceeds of approximately $8,350,000. As the proceeds from the sale of this Division exceeded management's estimate, the Company adjusted its previously recorded provision for write-down of Division by recognizing a gain of $1,100,000 ($753,000, net of income taxes) in the fourth quarter of Fiscal 1995.

         Revenues of $7,202,000 and losses before interest expense and income taxes, exclusive of the provision for write-down, of $2,083,000 for the Division, are included in the accompanying consolidated statements of operations for Fiscal 1994. Subsequent to May 1, 1993, the consolidated statements of operations do not include the results of the Division.

         Net Assets Held for Sale


         Net assets held for sale consisted of the following:

                                                  1996        1995
                                                   (In thousands)

           Current assets                       $   802     $ 2,181
           Property, plant and equipment, net    14,500      17,500
                                                -------     -------
                                                 15,302      19,681
           Less:
             Current liabilities                 (2,000)     (2,000)
                                                -------     -------
         Net assets held for sale               $13,302     $17,681
                                                =======     =======

 4.      ACCOUNTS RECEIVABLE

         Accounts receivable consisted of the following:
                                                  1996        1995
                                                   (In thousands)

         Accounts receivable                    $68,037     $94,790
         Allowance for doubtful accounts         (2,522)     (4,067)
         Allowance for returns                   (4,482)     (7,472)
                                                -------     -------

                                                $61,033     $83,251
                                                =======     =======

         On September 29, 1995, Western Publishing Company, Inc. ("WPC"), a wholly-owned subsidiary of the Company entered into an extendable one-year Receivables Purchasing Agreement, which includes a letter of credit facility, with a financial institution to sell in pools, certain trade accounts receivable on a revolving basis, up to a maximum of $62.5 million outstanding at any one time. The pools are sold on a non-recourse basis for credit losses and subject to a discount fee. During Fiscal 1996, the Company sold approximately $19,000,000 of receivables, of which approximately $1,500,000 were outstanding at February 3, 1996. The proceeds from the sale of receivables are reported as providing operating cash flow in the accompanying statements of cash flows. The costs associated with this program of $571,000 are included as a component of interest expense in the accompanying consolidated statement of operations.

 5.      INVENTORIES

         Inventories consisted of the following:
                                                  1996        1995
                                                   (In thousands)

         Raw materials                          $ 10,877    $  9,780

         Work-in-process                          13,014      19,838
         Finished goods                           60,463      79,120
                                                --------    --------

                                                $ 84,354    $108,738
                                                ========    ========

         At February 3, 1996 and January 28, 1995, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $9,800,000 and $9,200,000, respectively.


 6.      IDENTIFIED INTANGIBLES AND GOODWILL

         Identified intangibles and goodwill, all of which result from the acquisition of Penn Corporation in Fiscal 1987, net of amortization, included in the accompanying consolidated balance sheets, were as follows:

                                                  1996        1995
                                                   (In thousands)

         Goodwill                               $  5,364    $  5,928
         Identified intangibles:
           Customer lists                          3,008       4,832
           Other                                     691         713
                                                --------    --------

                                                $  9,063    $ 11,473
                                                ========    ========

         During Fiscal 1996, the Company reduced the unamortized portion of goodwill by a tax benefit of approximately $378,000, resulting from a carryback of certain related items.


 7.      LONG-TERM DEBT

         Long-term debt consisted of the following:
                                                  1996        1995
                                                   (In thousands)

         Notes payable to banks                 $           $ 32,000
         7.65% Senior Notes ($150,000,000
           face amount) due in 2002              149,845     149,828
                                                --------    --------
                                                 149,845     181,828
         Less current portion                                 32,000
                                                --------    --------

                                                $149,845    $149,828
                                                ========    ========

         The Company maintained an amended and restated revolving credit agreement dated May 31, 1994, as amended (the "Agreement"), with a group of commercial banks, which expired on May 31, 1995. During the first quarter of Fiscal 1996, all outstanding notes were repaid and the Agreement was terminated.

         On September 17, 1992, the Company completed an offering of $150,000,000 of 7.65% Senior Notes due September 15, 2002. Interest is payable semiannually on March 15 and September 15. There is no obligation to redeem, purchase or repay the Senior Notes prior to maturity.

         The Indenture covering the Senior Notes contains certain provisions limiting additional indebtedness, guarantees, liens and the payment of cash dividends on Preferred and Common Stock. At February 3, 1996, there were no retained earnings available to pay dividends on Common Stock.

         The Company's 7.65% Senior Notes had a fair value of approximately $125,000,000 and $111,000,000 at February 3, 1996 and January 28, 1995,
         respectively, based on market interest rates. Notes payable to banks at January 28, 1995 under the Company's Revolving Credit Agreement approximate fair value, as the short-term interest rates on the then outstanding balances were reset in December 1994.


 8.      OTHER CURRENT LIABILITIES

         Other current liabilities consisted of the following:
                                                  1996        1995
                                                   (In thousands)

         Royalties payable                      $  5,985    $  6,320
         Accrued interest                          4,339       4,151
         Costs associated with restructuring
          and closure of operations                5,247
         Costs associated with streamlining plan   3,919       8,732
         Other                                    11,151      20,950
                                                 -------    --------
                                                $ 30,641    $ 40,153
                                                ========    ========


 9.      PREFERRED STOCK

         The Company has 100,000 authorized preferred shares, no par value, including 20,000 shares of Convertible Preferred Stock, Series A. The Series A Convertible Preferred Stock has a dividend rate of 8.5% per annum. The conversion price is $24 per share. The stock is redeemable at the option of the Company at any time for $500 a share plus all dividends (whether or not earned or declared) accrued and unpaid to the date fixed for redemption.


         The Series A Convertible Preferred Stock was mandatorily redeemable by the Company in accordance with its terms on March 31, 1996. Although the requisite approval of the preferred stockholders was obtained and the common stockholders of the Company approved adoption of a charter amendment which provided for the extension of the mandatory redemption date until March 31, 1998, such amendment was not made effective as all outstanding Series A Convertible Preferred Stock is expected to be redeemed pursuant to the Securities Purchase Agreement between Golden Press and the Company (see Note 2) . If the transaction is not consummated, the Company intends to file the charter amendment, thereby extending the mandatory redemption date to March 31, 1998. The carrying amount of preferred stock approximates its fair value.

10.      EMPLOYEE STOCK OPTIONS

         In December 1995, the Company adopted a stock option plan ("the 1995 stock option plan"), which provides for the granting of options to purchase up to 750,000 shares of Common Stock through 2005 to employees of the Company and its subsidiaries. As of February 3, 1996, no options have been granted under the 1995 stock option plan. In March 1986, the Company adopted a stock option plan ("the 1986 stock option plan"), which as amended, provides for the granting of options to purchase up to 2,100,000 shares of Common Stock through 1996 to employees of the Company and its subsidiaries.

         Prior to February 3, 1990, options granted become exercisable two years after the date of grant (50%) and three years after the date of grant (50%). Options granted between February 4, 1990 and January 29, 1994 become exercisable in their entirety five years after the date of grant. Options granted between January 30, 1994 and February 28, 1995 generally become exercisable on the date of grant (33 1/3%), one year after the date of grant (33 1/3%) and two years after the date of grant (33 1/3%). Options granted subsequent to February 28, 1995 become exercisable one year after the date of grant (33 1/3%), two years after the date of grant (33 1/3%) and three years after the date of grant (33 1/3%).

         For Fiscal 1995 and 1996, the Company granted options to purchase 366,500 shares of Common Stock which became exercisable on the date of grant and expire during calendar 1997.

         The following data is presented in connection with the stock option plan:

                                                                                             Shares
                                                                            --------------------------------------------
                                                                                                               Available
                                                        Option Price        Reserved        Outstanding        For Grant
                                                      ----------------     ---------        -----------        ---------

         Balances, January 30, 1993                   $10.00 to $20.00     1,357,950         1,038,650          319,300
                Increase in authorization                                    600,000                            600,000
                Granted                               $12.50                                    70,000          (70,000)
                Cancelled                             $10.00 to $20.00                         (91,000)          91,000
                Exercised                             $11.75 to $16.75       (18,900)          (18,900)
                                                                           ---------         ---------          -------

         Balances, January 29, 1994                   $10.00 to $20.00     1,939,050           998,750          940,300
                Granted                               $11.50 to $12.75                         871,650         (871,650)
                Cancelled                             $10.00 to $20.00                        (428,950)         428,950
                Exercised                             $10.00 to $12.00       (64,750)          (64,750)
                                                                           ---------         ---------          -------

         Balances, January 28, 1995                   $10.00 to $20.00     1,874,300         1,376,700          497,600
                Granted                               $ 8.25 to $13.50                         771,000         (771,000)
                Cancelled                             $ 9.50 to $20.00                        (539,600)         539,600
                Exercised                             $10.00 to $11.75       (44,000)          (44,000)
                                                                           ---------         ---------          -------

         Balances, February 3, 1996                                        1,830,300         1,564,100          266,200
                                                                           =========         =========          =======

         As of February 3, 1996, stock option grants to purchase 1,012,315 shares of the Company's Common Stock were exercisable at an average price of $12.17. In addition to the shares reserved for the exercise of stock options, the Company has reserved 416,042 shares of Common Stock for the conversion of its Preferred Stock (see Note 9).

         During Fiscal 1996, the FASB issued FAS No. 123, "Accounting for Stock-Based Compensation". While the Company does not currently anticipate that it will adopt FAS No. 123, proforma disclosures of operating results and earnings per share will be presented beginning with the first quarter of Fiscal 1997 in accordance with the pronouncement.

11.      STOCKHOLDER'S EQUITY

         During Fiscal 1996, the Board of Directors adopted a resolution, that was approved by the stockholders of the Company, to increase the authorized number of shares of the Company's Common Stock, $.01 par value from 30,000,000 shares to 40,000,000 shares.

         On January 31, 1996, the Company entered into an interim employment agreement (the "Employment Agreement") with Richard E. Snyder, in conjunction with the execution of the Securities Purchase Agreement, whereby Mr. Snyder became President of the Company (see Note 2). Pursuant to the Employment Agreement, the Company issued 599,465 shares of Common Stock to Mr. Snyder at a price of $8.00 per share in exchange for a non-recourse note in the amount of the purchase price, secured by a pledge of the shares. The non-recourse note is shown as a separate component of stockholder's equity. The difference between the market price of $9.375 per share on January 31, 1996 and the purchase price was recorded as compensation to Mr. Snyder.

         Since his appointment, Mr. Snyder has not been directly involved in the Company's business or financial decisions but has been assessing its operations. Mr. Snyder has not yet finalized any plans regarding future operations. Such plans will likely be finalized during Fiscal 1997 and may involve a restructuring of operations which could result in substantial charges to operations or changes in the classification of the Company's assets and liabilities.

         In conjunction with the proposed equity investment, a stockholder meeting will be held to consider and act upon several proposals, including approval of the transaction; an amendment to increase the Company's authorized number of shares of Common Stock from 40,000,000 to 60,000,000 shares; an amendment to increase the Company's authorized number of shares of Preferred Stock from 100,000 to 200,000 shares, and an amendment to increase the number of shares of Common Stock available under the 1995 stock option plan from 750,000 shares to 2,250,000 shares (see Note 2).

12.      COMMITMENTS AND CONTINGENCIES

         Leases

         The Company leases certain facilities, machinery and vehicles under various noncancellable operating lease agreements over periods of one to 10 years. Future minimum lease payments required under such leases in effect at February 3, 1996 were as follows (by fiscal year):

                                                              (In thousands)
                    1997                                         $  4,493
                    1998                                            3,207
                    1999                                            2,472
                    2000                                            1,920
                    2001                                            1,663
                    2002 through 2006                               4,111
                                                                  -------

                                                                  $17,866
                                                                  -------

         Total rental expense charged to operations was $6,105,000, $6,914,000 and $8,330,000 for the years ended February 3, 1996, January 28, 1995 and January 29, 1994, respectively.

         Contingencies

         The Company has been named in various legal proceedings in the normal course of its business. Additionally, the Company, along with other parties, is involved in a number of proceedings brought under the

         Comprehensive Environmental Response, Compensation and Liability Act, commonly known as Superfund, as well as under other Federal and state statues. Environmental expenditures that relate to current operations are expensed or capitalized, as appropriate. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, the cost can be reasonably estimated and the Company's responsibility is established.

         While it is not feasible to predict or determine the outcome of these proceedings, it is the opinion of management that their outcome, to the extent not provided for through insurance or otherwise, will not have a materially adverse effect on the Company's financial position or results of future operations.

13.      ROYALTIES AND OTHER INCOME

         Royalties and other income consisted of the following:

                                 1996             1995              1994
                                             (In thousands)

         Royalties              $1,299           $1,948            $2,043
         Interest income         2,963            1,994               807
         Other                     423              259               361
                                ------           ------            ------
                                $4,685           $4,201            $3,211
                                ======           ======            ======

14.      INCOME TAXES

         Income tax expense (benefit) (calculated in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes") consisted of the following:

                                 1996             1995              1994
                                             (In thousands)
         Currently (refundable)
          payable:
           Federal              $(2,092)         $(6,656)         $(11,185)
           State                     78              380              (240)
           Foreign                 (540)             370               (30)
                                -------          -------          --------

                                 (2,554)          (5,906)          (11,455)
                                -------          -------          --------

         Deferred:
           Federal               11,281            8,239            (9,520)
           State                  2,615              222            (1,300)
           Foreign                  (10)             (85)              (20)
                                -------          -------          --------


                                 13,886            8,376           (10,840)
                                -------          -------          --------

                                $11,332          $ 2,470          $(22,295)
                                =======          =======          ========

         Income (loss) before income tax expense (benefit) of Western Publishing Company, Inc.'s Canadian subsidiary was $(1,257,000), $1,412,000 and $(106,000) for the years ended February 3, 1996, January 28, 1995 and January 29, 1994, respectively.

         A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate follows:

                                                                              1996             1995              1994
         Statutory rate                                                       35.0%            35.0%             35.0%
         State income taxes, net of Federal benefit                            (.2)            (2.6)              1.6
         Valuation allowance, net of refundable amounts                      (56.8)           (82.4)
         Permanent differences relating to the sale of
             the Advertising Specialty Division                                                35.9
         Other - net                                                           1.7             (2.2)             (1.4)
                                                                             -----            -----              ----

                                                                             (20.3)%          (16.3)%            35.2%
                                                                             =====            =====              ====

         The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at February 3, 1996 and January 28, 1995 were as follows:

                                                               1996                                  1995
                                                               ----                                  ----
                                                      Assets         Liabilities           Assets         Liabilities
                                                                              (In thousands)


         Allowances for doubtful accounts and
           returns not currently deductible         $   2,098                            $   4,035
         Inventories:
           Excess of book basis over tax
             basis due to purchase accounting                         $ (6,117)                            $  (6,108)
           Other                                        7,395                                9,803
         Property, plant and equipment:
           Excess of tax basis over
             acquisition accounting basis               3,620                                3,746

           Excess of tax over book depreciation                         (9,107)                               (6,555)
         Identified intangibles                                         (1,096)                               (1,096)
         Deferred gain on sale of plant                                   (794)                                 (738)
         Accrued expenses not
           currently deductible                         7,396                                9,714
         Deductible pension contributions
           in excess of pension expense                                 (1,717)                               (1,768)
         Postretirement benefits                       11,028                               10,758
         Net operating loss carryforwards
           and credits                                 32,811                                4,026
         Other - net                                      557                                  514
         Valuation Allowance                          (46,074)                             (12,445)
                                                    ---------         --------           ---------         ---------
         Total                                      $  18,831         $(18,831)          $  30,151         $ (16,265)
                                                    =========         ========           =========         =========

         Deferred income taxes are classified as follows:

                                                               1996                                  1995
                                                               ----                                  ----
                                                              Assets                                Assets
                                                      Current        Noncurrent            Current        Noncurrent
                                                                             (In thousands)
         Deferred income taxes                      $  11,169         $ 34,905           $  17,536         $   8,795
         Valuation allowance                          (11,169)         (34,905)             (6,860)           (5,585)
                                                    ---------         --------           ---------         ---------

                                                    $      -          $     -            $  10,676         $   3,210
                                                    =========         ========           =========         =========

         At February 3, 1996, the Company had available net operating loss carryforwards of approximately $65,900,000 for Federal income tax purposes that expire in 2011 and approximately $6,500,000 for state income tax purposes. The Federal carryforwards primarily resulted from operating losses generated in Fiscal 1996. The Company also has tax credit carryforwards at February 3, 1996 of approximately $3,700,000. The valuation allowance relates to the uncertainty of realizing certain Federal and state deferred tax assets.

15.      PENSION, POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

         Pension Benefits

         Western Publishing Company, Inc. and its Canadian subsidiary have noncontributory defined benefit retirement plans covering substantially all domestic hourly and Canadian salaried and hourly employees. The benefits are generally based on a unit amount at the date of termination multiplied by the participant's credited service. The Company's funding policy is to contribute amounts within the limits which can be deducted for income tax purposes.

         The following tables set forth the plans' funded status and amounts recognized in the consolidated financial statements at February 3, 1996 and January 28, 1995, and for each of the three years ended February 3, 1996:

                                                                              1996             1995
                                                                                 (In thousands)
         Actuarial present value of benefit obligations:
           Accumulated benefit obligations, including
             vested benefits of $15,052,000 and $11,897,000                $  15,222         $ 12,052
                                                                           =========         ========

         Projected benefit obligations for service rendered                $  15,745         $ 12,472
         Plan assets at fair value (primarily U.S. government
           securities, corporate bonds and equity mutual funds)               16,995           15,051
                                                                            --------         --------
         Projected benefit obligations less than plan assets                   1,250            2,579
         Unrecognized net loss (gain)                                            978             (181)
         Unrecognized prior service cost                                       2,205            2,272
         Unamortized portion of unrecognized net asset
           at January 31, 1987                                                  (140)            (249)
                                                                            --------         --------
         Prepaid pension costs recognized in
           accompanying balance sheets                                     $   4,293         $  4,421
                                                                           =========         ========

                                                                              1996             1995              1994
                                                                                          (In thousands)
         Net pension (income) expense, included the following components:
             Service cost - benefits earned during the period              $     441         $    509         $     573
             Interest cost on projected benefit obligations                    1,054            1,105             1,104
             Actual return on plan assets                                     (3,437)             415            (1,836)
             Net amortization and deferral                                     2,070           (1,995)              211
             Net settlement gain                                                  (3)             (50)
                                                                           ---------         --------         ---------

         Net pension expense (income)                                      $     125         $    (16)        $      52
                                                                           =========         ========         =========

         The weighted average discount rate used in determining the actuarial present value of the projected benefit obligations was 7.0% and 8.5% in 1996 and 1995. The expected long-term rate of return on assets was 10.0%.


         Pension expense charged to operations for these plans and for other multi-employer plans in which certain union employees of the Company's subsidiaries participate was $503,000, $376,000 and $598,000 for the years ended February 3, 1996, January 28, 1995 and January 29, 1994, respectively.

                                     F-18

         Subsidiaries of the Company also maintain defined contribution contributory retirement plans for substantially all domestic employee groups. Under the plans, the subsidiaries make contributions based on employee compensation and in certain cases based on specified levels of voluntary employee contributions. Western Publishing Company, Inc.'s Canadian subsidiary also maintains a profit sharing plan for certain salaried employees. Expense for these plans was $3,123,000, $3,723,000 and $4,157,000 for the years ended February 3, 1996, January 28, 1995 and January 29, 1994, respectively.

         Postretirement Benefits

         Western Publishing Company, Inc. provides certain health care and life insurance benefits for substantially all of its retired employees.
         Effective January 31, 1993, the Company adopted FAS No. 106,
         "Employers' Accounting for Postretirement Benefits Other Than
         Pensions." FAS No. 106 requires the Company to accrue the estimated cost of retiree benefit payments during the years the employee provides services. The Company previously expensed the cost of these benefits, which are principally health care, as claims were incurred.
         FAS No. 106 allows recognition of the cumulative effect of the liability in the year of adoption or the amortization of the obligation over a period of up to twenty years. The Company elected to recognize the cumulative effect of this obligation on the immediate recognition basis. At January 31, 1993, the Company recognized the accumulated liability for such benefits (transition obligation). The cumulative effect of this change in accounting principle reduced earnings by $24,300,000 ($14,800,000, net of income taxes).

         The postretirement benefit obligation recorded in the consolidated balance sheets consisted of the following components:


                                                                              1996             1995
                                                                                 (In thousands)

         Retirees currently receiving benefits                             $  13,872         $ 12,594
         Current employees eligible to receive benefits                        6,500            5,600
         Current employees not yet eligible to receive benefits                9,400            6,600
         Unrecognized net (gain) loss from past experience                    (4,900)           1,800
         Unrecognized prior service cost                                       2,700              300
                                                                           ---------          -------


                                                                           $  27,572         $ 26,894
                                                                           =========         ========

         The net postretirement benefit cost, which is not currently funded, consisted of the following components:

                                                                              1996             1995              1994
                                                                                          (In thousands)

         Service cost - benefits earned during the year                    $     500         $    600         $     700
         Interest cost on accumulated postretirement benefit
           obligation                                                          2,000            2,000             1,900
         Net amortization and deferral of unrecognized amounts                  (100)
         Recognition of transition obligation                                                                    24,300
                                                                           ---------         --------         ---------

         Net postretirement benefit expense                                $   2,400         $  2,600         $  26,900
                                                                           =========         ========         =========

         The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation as of January 1, 1996 was 7.5% for 1996 decreasing linearly to 5% in 2010; and remaining level thereafter.

         If the health care cost trend rate were increased one percentage point in each year, the accumulated postretirement benefit obligation as of January 1, 1996 and the net postretirement cost would have both increased by approximately 13%. The weighted average discount rate used in determining the accumulated postretirement benefit obligation as of January 1, 1996 and January 1, 1995 was 7.0% and 8.5%, respectively.

         Postemployment Benefits

         During November 1992, the FASB issued FAS No. 112, "Employers' Accounting for Postemployment Benefits", which requires the cost of such benefits be accrued over the employee service period. The adoption of this statement in Fiscal 1995 did not have a material effect on the Company's financial statements.

16.      INDUSTRY SEGMENT INFORMATION

         The Company has two industry segments, Consumer Products and Commercial Products.

         The Company is engaged in the creation, publication, manufacturing,

         printing and marketing of story and picture books, interactive electronic books and games, coloring books and other activity books and products for children as well as multimedia "edutainment" products. The Company is also engaged in the manufacture and sale of decorated paper tableware, party goods, stationery and gift products. The Company's foreign operations within the Consumer Products Segment consist of a marketing subsidiary in Canada and a marketing branch in the United Kingdom.

         The Company's Commercial Products Segment provides printing, graphic, creative and distribution services and prior to May 1, 1993, was engaged in the manufacture of advertising specialties including imprinted writing instruments, wearable and simulated leather items, such as wallets, folders and other promotional business products (see
         Note 3).

         Operating profit represents income before income taxes, interest expense and general corporate income and expense. Identifiable assets are those assets used specifically in the operations of each industry segment or which are allocated when used jointly. Corporate assets are principally comprised of cash and cash equivalents, net assets held for sale, refundable income taxes, deferred income taxes, prepaid pension costs and certain other assets. Domestic sales to foreign markets were less than 10% of total consolidated sales for the years ended February 3, 1996, January 28, 1995 and January 29, 1994.

         Information by industry segment is set forth below:

                                                                              1996             1995              1994
                                                                                          (In thousands)
         Net sales:
           Consumer Products                                               $ 306,543         $340,970         $ 535,603
           Commercial Products                                                63,029           57,384            77,861
                                                                           ---------         --------         ---------

                                                                           $ 369,572         $398,354         $ 613,464
                                                                           =========         ========         =========
         Operating (loss) profit:
           Consumer Products                                               $ (23,887)        $ (7,487)        $     192
           Commercial Products                                                   805             (112)           (2,558)
                                                                           ---------         --------         ---------

                                                                             (23,082)          (7,599)           (2,366)

         Other income                                                          3,386            2,253             1,168
         General corporate expense                                           (16,459)         (13,648)          (17,672)
         Provision for restructuring and closure
             of operations                                                    (8,701)
         Gain on streamlining plan                                             2,000           20,352

         Provision for write-down of Division                                                   1,100           (28,180)
         Interest expense                                                    (12,859)         (17,567)          (16,270)
                                                                           ---------         --------         ---------

         Loss before income taxes and
            cumulative effect of change in accounting
            principle                                                      $ (55,715)        $(15,109)        $ (63,320)
                                                                           =========         ========         =========


                                                      Consumer             Commercial
                                                      Products              Products          Corporate       Total
                                                      --------             ----------         ---------       -----
                                                                                 (In thousands)
         Identifiable assets:
           1996                                      $  213,792            $   33,521        $   74,652     $  321,965
           1995                                         268,517                23,201           137,088        428,806
           1994                                         331,502                27,974           145,640        505,116

         Depreciation and amortization:
           1996                                          12,816                 1,734             1,445         15,995
           1995                                          11,263                 2,293             1,609         15,165
           1994                                          12,176                 5,153             1,184         18,513

         Capital expenditures:
           1996                                          12,540                 5,202               179         17,921
           1995                                          18,805                   372               130         19,307
           1994                                          33,524                 2,443             1,392         37,359

         Other Information

         For the year ended February 3, 1996, net sales from the Company's two largest customers, Wal-Mart Stores, Inc. and Toys `R' Us, Inc. totaled approximately $78,400,000, or 21% of net sales. For the years ended January 28, 1995 and January 29, 1994, revenues from these customers totaled approximately $91,700,000 or 23% of net sales and $133,400,000 or 22% of net sales, respectively. The Company's products are primarily sold to mass market retailers throughout the United States, Canada and the United Kingdom.


17.      NET LOSS PER COMMON SHARE

         Net loss per common share was computed as follows:

                                              1996        1995         1994
                                                 (In thousands except for

                                                      per share data)

         Net loss                          $ (67,047)   $(17,579)   $ (55,825)
         Preferred dividend requirements        (848)       (848)        (848)
                                           ---------    --------    ---------

         Loss applicable to Common Stock   $ (67,895)   $(18,427)   $ (56,673)
                                           =========    ========    =========

         Weighted average common shares
          outstanding                         21,047      20,997       20,956
                                           =========    ========    =========

         Net loss per common share         $   (3.23)   $   (.88)   $   (2.70)
                                           =========    ========    =========



                                 * * * * * *

PROXY                   WESTERN PUBLISHING GROUP, INC.                    PROXY
                              444 MADISON AVENUE
                           NEW YORK, NEW YORK 10022



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



     The undersigned hereby appoints _____________ and _____________ as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Western Publishing Group, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at Chemical Bank, 270 Park Avenue, __th Floor, Room ____, New York, New York, on __________, May __, 1996 at 10:00 A.M., local time, and any adjournment or postponement thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present, upon the matters noted below:



1. Approval of the Securities Purchase Agreement dated as of January 31, 1996, as amended, between Golden Press Holding, L.L.C. and the Company and the transactions contemplated thereby.



              |_| FOR                   |_| AGAINST               |_| ABSTAIN



2. Election of Directors to hold office until the 1996 Annual Meeting of Stockholders.

         FOR all nominees listed below               WITHHOLD AUTHORITY
         (except as marked to the contrary below)  |_|  to vote for all nominees
                                                          listed below     |-|



         Shahara Ahmad-Llewellyn, Barry Diller, Linda L. Janklow, Marshall Rose, Richard E. Snyder and H. Brian Thompson



         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)




          (continued and to be signed and dated on the reverse side)




   3.    Adoption of Amendments to the 1995 Stock Option Plan.

              |_| FOR                   |_| AGAINST               |_| ABSTAIN



4.       Adoption of the Executive Officer Bonus Plan.

              |_| FOR                   |_| AGAINST               |_| ABSTAIN



5. Adoption of an amendment to the Amended and Restated Certificate of Incorporation changing the name of the Company to "Golden Books Family Entertainment, Inc."

              |_| FOR                   |_| AGAINST               |_| ABSTAIN



6. Adoption of an amendment to the Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock from 40 million shares to 60 million shares.

              |_| FOR                   |_| AGAINST               |_| ABSTAIN



7. Adoption of an amendment to the Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Preferred Stock from 100,000 shares to 200,000 shares.

              |_| FOR                   |_| AGAINST               |_| ABSTAIN



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF EACH OF THE PROPOSALS LISTED ABOVE.



This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the adoption of Proposals No. 1, 2, 3, 4, 5, 6 and 7 above.



         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




Please sign exactly as name appears herein.





                            When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                                             Signature




                                       Signature if held jointly



                            Dated:                                     , 1996

                                                                    APPENDIX I
                                                              [COMPOSITE COPY]



                     AMENDED SECURITIES PURCHASE AGREEMENT

                     AMENDED SECURITIES PURCHASE AGREEMENT

                                    BETWEEN

                         GOLDEN PRESS HOLDING, L.L.C.

                                      AND

                        WESTERN PUBLISHING GROUP, INC.



     Dated as of January 31, 1996, as Amended by Amendment No. 1 Thereto,
                          Dated as of April 15, 1996

                              TABLE OF CONTENTS

                                                              Page
ARTICLE I. SALE AND PURCHASE

Section 1.1. Agreement to Sell and to Purchase...............    3
Section 1.2. Closing.........................................    3
Section 1.3. Purchase Price..................................    3

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF BUYER

Section 2.1. Organization and Qualification..................    4
Section 2.2. Authority Relative to this Agreement............    4
Section 2.3. Financing Arrangements..........................    5
Section 2.4. Investment Intent...............................    5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1. Organization and Qualification..................    5
Section 3.2. Capitalization..................................    6
Section 3.3. Subsidiaries and Equity Investments.............    7
Section 3.4. Authority Relative to this Agreement............    8
Section 3.5. Reports and Financial Statements; Undisclosed
              Liabilities....................................    9
Section 3.6. Absence of Certain Changes or Events............    11
Section 3.7. Litigation......................................    11
Section 3.8. Disclosure......................................    11
Section 3.9. Employee Benefit Plans..........................    12
Section 3.10. ERISA..........................................    13
Section 3.11. Compliance with Applicable Laws................    15
Section 3.12. Taxes..........................................    15
Section 3.13. Certain Agreements.............................    16
Section 3.14. Takeover Provisions Inapplicable...............    17
Section 3.15. Company Action.................................    17
Section 3.16. Fairness Opinions..............................    17
Section 3.17. Financial Advisors; Expenses...................    18
Section 3.18. Title to Property..............................    18
Section 3.19. Intellectual Property..........................    18
Section 3.20. Licenses, Permits and Authorizations...........    19
Section 3.21. Insurance......................................    20
Section 3.22. Environment....................................    20
Section 3.23. Related Party Transactions.....................    21
Section 3.24. No Company Material Adverse Effect.............    21

ARTICLE IV.  CONDUCT OF BUSINESS PENDING THE SALE AND PURCHASE

Section 4.1. Conduct of Business by the Company..............    22
Section 4.2. Notice of Breach................................    25

ARTICLE V.  ADDITIONAL AGREEMENTS

Section 5.1. Access and Information..........................    26
Section 5.2. Company Proxy Statement.........................    26

Section 5.3. Stockholders' Meeting...........................    27
Section 5.4. HSR Act.........................................    28
Section 5.5. Additional Agreements...........................    28

Section 5.6. No Solicitation..................................   28
Section 5.7. Transfer Restriction.............................   29
Section 5.8. Director and Officer Indemnification and
              Insurance.......................................   30
Section 5.9. Board of Directors...............................   30
Section 5.10. Redemption of Company Preferred Stock...........   31
Section 5.11. Expenses........................................   31
Section 5.12. Related Party Transactions......................   31
Section 5.13. Moore Termination...............................   31

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1. Conditions to Each Party's Obligation to Effect
              the Sale and Purchase............................  32
Section 6.2.  Conditions to Obligation of the Company to Effect
               the Sale and Purchase...........................  32
Section 6.3.  Conditions to Obligations of Buyer to Effect the
               Sale and Purchase...............................  33

ARTICLE VII.  TERMINATION, AMENDMENT AND WAIVER

Section 7.1. Termination.....................................    34
Section 7.2. Effect of Termination...........................    36
Section 7.3. Amendment.......................................    36
Section 7.4. Waiver..........................................    36

ARTICLE VIII. GENERAL PROVISIONS

Section 8.1. Non-Survival of Representations, Warranties and
              Agreements......................................   37
Section 8.2. Notices..........................................   37
Section 8.3. Expenses; Termination Fees.......................   38
Section 8.4. Publicity........................................   39
Section 8.5. Specific Performance.............................   40
Section 8.6. Interpretation...................................   40
Section 8.7. Miscellaneous....................................   40

Exhibit A -- Form of Series B Certificate of Designations
Exhibit B -- Form of Warrant
Exhibit C -- Form of Registration Rights Agreement
Exhibit D -- Form of Opinion of Willkie Farr & Gallagher
Exhibit E -- Form of Opinion of Milbank, Tweed, Hadley & McCloy

                     INDEX OF DEFINED TERMS
                                                               PAGE
Beneficial ownership........................................... 36
Bernstein......................................................  5
Business Combination Proposal.................................. 26
Buyer..........................................................  1
Buyer Disclosure Schedule......................................  3
Buyer Material Adverse Effect..................................  3
CERCLA.........................................................  18
Closing........................................................  2
Closing Date...................................................  2
Code........................................................... 11
Commission.....................................................  6
Companies......................................................  6
Company Benefit Plans.......................................... 10
Company Common Stock...........................................  1
Company Disclosure Schedule....................................  4
Company Material Adverse Effect................................  4
Company Meeting................................................ 24
Company Preferred Stock........................................  5
Company Proxy Statement........................................ 10
Company SEC Reports............................................  8
Company Voting Matters......................................... 25
Confidentiality Agreement...................................... 23
Continuing Directors........................................... 27
Environmental Laws............................................. 18
ERISA.......................................................... 10
Exchange Act...................................................  3
Excluded_Employees............................................. 20
Expenses....................................................... 34
GAAP...........................................................  8
Governmental Entity............................................ 13
HSR Act........................................................  3
Intellectual Property.......................................... 16
Interim SEC Reports............................................  8
Irrevocable Proxies............................................ 31
Moore.......................................................... 11
New Preferred Shares...........................................  l
New Preferred Stock............................................  l
Purchase Price.................................................  2
Registration Rights Agreement..................................  3
Securities Act.................................................  3
Series B Certificate of Designations...........................  1
Significant Agreements......................................... 14
Significant Subsidiary.........................................  6
Snyder......................................................... 19
Stock Option Plan..............................................  5
Subsidiaries...................................................  6
Subsidiary.....................................................  6
Superior Proposal.............................................. 26
Tax_Subsidiaries............................................... 13
Third Party.................................................... 35

Third Party Business Combination............................... 35
Warrant........................................................  l
WPV............................................................ 25

                     AMENDED SECURITIES PURCHASE AGREEMENT



                  THIS AMENDED SECURITIES PURCHASE AGREEMENT, dated as of January 31, 1996, as amended by Amendment No. 1 thereto, dated as of April 15, 1996, between Western Publishing Group, Inc., a Delaware corporation (the "Company"), and Golden Press Holding, L.L.C., a Delaware limited liability company ("Buyer").

                             W I T N E S S E T H:

                  WHEREAS, the Company desires to create a series of its Preferred Stock, no par value, consisting of 13,000 shares ("New Preferred Shares") designated as its "Series B Convertible Preferred Stock" (the "New Preferred Stock"). The terms, limitations and relative rights and preferences of the New Preferred Stock are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company, substantially in the form of Exhibit A attached hereto (the "Series B Certificate of Designations");

                  WHEREAS, the Company desires to issue a warrant (the "Warrant") to purchase an aggregate of 3,250,000 shares (subject to adjustment) of the common stock, par value $.01 per share, of the Company ("Company Common Stock"), substantially in the form of Exhibit B attached hereto;

                  WHEREAS, Buyer desires to purchase the New Preferred Shares and the Warrant from the Company, and the Company desires to sell the New Preferred Shares and the Warrant to Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the members of Buyer and the Board of Directors of the Company have approved, and deem it advisable and in the best interests of their members and stockholders, respectively, to consummate the purchase and sale of the New Preferred Shares and the Warrant, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Board of Directors of the Company, subject to
Section 5.3 hereof, has resolved to recommend approval of the purchase and sale of the New Preferred Shares and the Warrant and the other transactions contemplated herein to the holders of all the issued and outstanding shares of Company Common Stock;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:
                                     I-2

                                  ARTICLE I.


                              SALE AND PURCHASE

     Section 1.1. Agreement to Sell and to Purchase. On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell, and deliver the New Preferred Shares and the Warrant to Buyer, and Buyer shall purchase and accept the New Preferred Shares and the Warrant from the Company.

     Section 1.2. Closing. The closing of such sale and purchase (the "Closing") shall take place (i) at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, at 10:00 a.m. on the day on which the last of the conditions set forth in Article VI is satisfied or waived, or
(ii) at such other time and place as the parties hereto shall agree in writing. The date on which the Closing is to occur is herein referred to as the "Closing Date."

     At the Closing, the Company shall deliver to Buyer or its designees a stock certificate representing the New Preferred Shares and the Warrant, each of which shall be duly executed on behalf of the Company and registered in the name of Buyer (or its nominee). In full consideration for the New Preferred Shares and the Warrant, Buyer shall thereupon pay to the Company the Purchase Price (as defined below) as provided in Section 1.3 hereof.

     Section 1.3.  Purchase Price.  The aggregate purchase
price for the New Preferred Shares and the Warrant ("Purchase Price")shall be $65,000,000. At the Closing, Buyer shall deliver to the Company $65,000,000 by wire transfer of immediately available funds to such account as the Company shall designate not less than three business days prior to the Closing Date.


                                 ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as follows:

     Section 2.1. Organization and Qualification. Buyer is a limited liability company duly authorized and validly existing under the laws of the state of Delaware and has the requisite power to carry on its business as it is now being conducted and currently proposed to be conducted. Buyer is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its business, properties, assets, condition (financial or otherwise), liabilities or operations (a "Buyer Material Adverse Effect"). Complete and correct copies as of the date hereof of the certificate of formation of Buyer have been delivered to the Company as part of a disclosure schedule delivered by Buyer to the Company on the date of this Agreement (the "Buyer Disclosure Schedule").

     Section 2.2.  Authority Relative to this Agreement.
Buyer has the requisite power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the Registration Rights Agreement between the Company and Buyer to be entered into on the Closing Date (the "Registration Rights Agreement"), substantially in the form of Exhibit C attached hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on the part of Buyer. This Agreement and the Registration Rights Agreement, upon its execution, each constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.
No other proceedings on the part of Buyer are necessary to authorize this Agreement or the Registration Rights Agreement and the transactions contemplated hereby and thereby. Buyer is not subject to or obligated under (i) any operating agreement, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, that would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Buyer Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next sentence. Except as disclosed in Section 2.2 of the Buyer Disclosure Schedule or, in

connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the
"HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not reasonably be expected to have a Buyer Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

     Section 2.3. Financing Arrangements. Buyer has funds available to it sufficient to effect the transactions contemplated by this Agreement.

     Section 2.4.  Investment Intent.  Buyer is acquiring
the New Preferred Shares and the Warrant for investment for its own (or an affiliate's) account, not as a nominee or agent and not with a view to the distribution of any part thereof in violation of law. Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.


                                 ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer as follows:

     Section 3.1.  Organization and Qualification.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies as of the date hereof of the Restated Certificate of Incorporation and By-laws of the Company and each of its subsidiaries have been delivered to Buyer or its representatives as part of a disclosure schedule delivered by the Company to Buyer on the date of this Agreement (the "Company Disclosure
Schedule").

     Section 3.2.  Capitalization.  The authorized capital
stock of the Company consists of 40,000,000 shares of Company Common Stock and 100,000 shares of preferred stock, no par value. As of the date hereof, 21,276,074 shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable (which figure does not include shares issued upon exercise of employee stock options granted after October 28, 1995), 208,800 shares of Company Common Stock are held in the Company's treasury, 19,970 shares of preferred stock designated as Series A Preferred Stock ("Company Preferred Stock") are outstanding, and no shares of Company Preferred Stock are held in the Company's treasury. As of October 28, 1995, employee stock options to acquire up to 1,705,300 shares of Company Common Stock were outstanding, and employee stock options to purchase 311,500 shares of Company Common Stock were issued from such date through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. As of the date hereof, except for (i) options to acquire up to 1,725,133 shares of Company Common Stock issued to employees of the Company pursuant to the Amended and Restated 1986 Employee Stock Option Plan of the Company (the "Stock Option Plan") and (ii) 416,042 shares of Company Common Stock issuable upon conversion of the Company Preferred Stock, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Section 3.2 of the Company Disclosure Schedule sets forth a complete and correct list of (a) all agreements, offering memoranda, registration statements, prospectuses or offering circulars concerning sales or attempted sales of the Company's securities (whether by the Company or by a substantial stockholder) since January 1, 1992 and (b) all written proposals concerning the acquisition or proposed acquisition of the
Company's securities since January 1, 1992.   As of the date
hereof, the New Preferred Shares, including the Series B Certificate of Designations, and the Warrant were duly authorized by the Company's Board of Directors. On or prior to the Closing Date, assuming approval of the Company Voting Matters (as defined in Section 5.3 hereof) by holders of the Company Common Stock, the Series B Certificate of Designations will have become effective in accordance with the DGCL, and all of the New Preferred Shares and all of the shares of Company Common Stock issuable in payment of dividends in respect of or upon conversion of the New Preferred Shares and upon exercise of the Warrant will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever. The Company has duly reserved 3,250,000 shares of Company Common Stock for issuance upon exercise of the Warrant and 9,620,000 shares of Company Common Stock for issuance upon conversion of the New Preferred Stock and upon payment of stock dividends in respect thereof. The Company has not agreed to register any securities under the Securities Act (other than pursuant to the Registration Rights Agreement and the Registration Rights Agreement, dated as of even date herewith, between Richard A. Bernstein ("Bernstein") and certain of his affiliates and the Company).

     Section 3.3.  Subsidiaries and Equity Investments.

     (a) Section 3.3 of the Company Disclosure Schedule sets forth (i) the name of each corporation that is a "Significant Subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission") (such subsidiaries hereinafter referred to collectively as "Subsidiaries" and individually as a "Subsidiary", and collectively with the Company, the "Companies")), (ii) the name of each corporation, partnership, joint venture or other entity (other than the Subsidiaries) in which any of the Companies has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the capitalization thereof and the percentage of each class of voting capital stock owned by any of the Companies, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation, and (E) a description of any other contractual charge or impediment which would materially limit or impair any of the Companies' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

     (b)  Each Subsidiary is a corporation duly organized,

validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except as specified in Section 3.3 of the Company Disclosure Schedule) are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 or as disclosed in Section 3.3 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any interest in any other corporation, partnership, joint venture or other business association or entity.

     Section 3.4.  Authority Relative to this Agreement.
The Company has the corporate power to enter into this Agreement and the Registration Rights Agreement and to issue the Warrant and, subject to approval of the Company Voting Matters by holders of the Company Common Stock, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors. Each of this Agreement, the Registration Rights Agreement (when executed) and the Warrant (when issued) constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of Company Common Stock described in
Section 5.3, no other proceedings on the part of the Company are necessary to authorize this Agreement, the Registration Rights Agreement and the Warrant and the transactions contemplated hereby and thereby.

     Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither the Company nor any subsidiary is subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, that would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, or a right to receive a severance or other similar payment, by its executing and carrying out this Agreement and the transactions contemplated herein, except, in the case of clause (ii), where such breach, violation or default would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.4 of the Company Disclosure Schedule or, in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated hereby, except where the failure to so file or register or to receive an authorization, consent or approval would not reasonably be expected to have a Company Material Adverse Effect.

     Section 3.5.  Reports and Financial Statements;
Undisclosed Liabilities.

     (a) The Company has furnished Buyer with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended January 29, 1994 and January 28, 1995, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995, July 29, 1995 and October 28, 1995, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 1993 and (iv) all other reports filed with, or registration statements declared effective by, the Commission since December 31, 1992, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company filed or was required to file with the Commission from that date through the date hereof (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). From the date hereof through the Closing Date, the Company will furnish to Buyer copies of any reports and registration statements to be filed with the Commission (the "Interim SEC Reports") within a reasonable amount of time prior to filing thereof. As of the their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such reports and registration statements. As of their respective dates, the Company SEC Reports (or the Interim SEC Reports, as the case may be) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (or the Interim SEC Reports, as the case may be) comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the Commission with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the Company SEC Reports (or in the Interim SEC Reports, as the case may be) (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books and records of the Company.

     (b)  Except as set forth in Section 3.5(b) or Section
3.17 of the Company Disclosure Schedule and except for indebtedness or liabilities that are reflected or reserved against in the most recent financial statements included in the Company SEC Reports or that have been incurred since October 28, 1995 in the ordinary course of business, the Company does not have any liabilities, whether absolute, accrued, contingent or otherwise.

     Section 3.6.  Absence of Certain Changes or Events.
Except as disclosed in the Company SEC Reports or as disclosed in
Section 3.6 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement, since October 28,

1995, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability), (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, in the future would reasonably be expected to have, a Company Material Adverse Effect, or (iii) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale or purchase of assets) except in the ordinary course of business consistent with past practice.

     Section 3.7. Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended January 28, 1995, or the Company's Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995, July 29, 1995 and October 28, 1995, or as disclosed in Section 3.7 of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary which, either alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any subsidiary having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any such Company Material Adverse Effect.

     Section 3.8. Disclosure. None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the proxy statement of the Company, including any amendments or supplements thereto (collectively, the "Company Proxy Statement"), to be mailed to the stockholders of the Company in connection with the transactions contemplated herein will, at the time of the mailing of the Company Proxy Statement and at the time of the Company Meeting (as defined in Section 5.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

provided, however, that this provision shall not apply to statements or omissions in the Company Proxy Statement based upon information expressly furnished by or on behalf of Buyer for use therein. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Company Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and no fact or circumstance exists or has occurred which has, or in the future can reasonably be expected to have, a Company Material Adverse Effect which has not been disclosed in this Agreement, the Company Disclosure Schedule or the Company SEC Reports. Prior to the date hereof, the Company has provided or made available to Buyer or its representatives complete and accurate copies of (i) all unredacted minutes of meetings and written consents of the Board of Directors of the Company and committees thereof since January 1, 1993 and (ii) all documents and agreements, including any amendments, renewals or modifications thereof, referenced in the Company Disclosure Schedule.

     Section 3.9. Employee Benefit Plans. (a) Except as disclosed in the Company SEC Reports or as disclosed in Section 3.9(a) of the Company Disclosure Schedule, there are no material employee benefit or compensation plans, agreements or arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries has an obligation to make contributions or material collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, "Company Benefit Plans"). No default exists with respect to the obligations of the Company or any of its subsidiaries under any such Company Benefit Plan, which default, either alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Since January 1, 1993, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Company Benefit Plans, that have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Company

Benefit Plans, by the Company or its subsidiaries or, to the best knowledge of the Company, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, either alone or in the aggregate, would reasonably be expected have a Company Material Adverse Effect. Since January 1, 1993 there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company and its subsidiaries, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(b) All of the approximately 175 employees of the Company or its subsidiaries who, pursuant to letters distributed in December 1993, were made beneficiaries of certain benefits payable upon a "change of control" of the Company have subsequently received letters in July 1994 effectively terminating such benefits, and no such person has or will, or could in the future, under any circumstances, become eligible for such benefits. Section 3.9(b) of the Company Disclosure Schedule sets forth in reasonable detail the amount of benefits that would have been payable to such beneficiaries who are employed by the Company or any of its subsidiaries on the date hereof pursuant to such letters had all the requisite conditions therefor been subsequently satisfied in December 1993 and assuming that such benefits had never been revoked.

     (c)  The employment of John F. Moore ("Moore") with the
Company and its subsidiaries was terminated as of January 26, 1996. The terms of such termination are set forth in Section
3.9(c) of the Company Disclosure Schedule.

     Section 3.10.  ERISA.  All Company Benefit Plans have
been administered in accordance with, and are in compliance with, the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other Laws, domestic or foreign, except where such failures to administer or comply would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined, or, as described in Section 3.10 of the Company Disclosure Schedule, is in the process of being determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans, including any failure to request a determination letter from the Internal Revenue Service regarding any such plan's compliance with the applicable requirements of the Tax Reform Act of 1986 within the Code
Section 401(b) remedial amendment period.

     None of the Company Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in
Section 412 of the Code and, as disclosed in the Coopers & Lybrand actuarial report dated April 7, 1995 delivered by the Company to the Buyer prior to the date hereof, the fair market value of the assets of each such plan equal or exceed the accrued liabilities of such plan. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company's Benefit Plans which could subject the Company, its subsidiaries or Buyer to the penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code and which would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Schedule, no Company Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Benefit Plan have been instituted by the Pension Benefit Guaranty Corporation under Title IV of ERISA; and no reportable event within the meaning of
Section 4043(c) of ERISA has occurred with respect to any Company Benefit Plan. Neither the Company nor any of its subsidiaries has any outstanding liability under Section 4062, 4063 or 4064 of ERISA with respect to any "single-employer plan", as defined in
Section 4001(a)(15) of ERISA, and, to the best knowledge of the Company, no event has occurred which could reasonably be expected to result in any such liability except for any such liability which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of
Section 4201 of ERISA, from any "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, which has resulted in, or is reasonably expected to result in, any withdrawal liability to the Company or any of its subsidiaries except for any such liability which would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years except for any such transaction which would not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have complied with all requirements of the Worker Adjustment and Retraining Notification Act and any similar state or local "plant closing" law with respect to the employees of the Company and its subsidiaries, except for such failures to comply as would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment becoming due to any current, former or retired employee of the Company and its subsidiaries, (ii) increase any benefits otherwise payable under any Company Benefit

Plan or (iii) result in the acceleration of the time for payment or vesting of any benefits under any Company Benefit Plan.

     Section 3.11. Compliance with Applicable Laws. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.11 of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance, regulation, order or writ of any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), except for possible violations that individually or in the aggregate do not and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, that would affect any of their respective assets, properties or operations, except for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries (a) is pending, nor (b) to the knowledge of the Company, (i) is threatened nor (ii) has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of all material filings and correspondence with, reports to, and transcripts of any significant proceedings (including dates thereof) before, any Governmental Entity since January 1, 1993.

     Section 3.12.  Taxes.

     (a) Each of the Company and the subsidiaries of which it owns 50% or more of the capital stock (the "Tax Subsidiaries") has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns, except where the failure to pay would not reasonably be expected to have a Company Material Adverse Effect. The information contained in such tax returns is true, complete and accurate in all material respects, except where a failure to be so would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Tax Subsidiary is delinquent in the payment of any assessed tax or other assessed governmental charge, except where such delinquency would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section
3.12 of the Company Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Tax Subsidiaries that have not been finally settled or paid in full, which would reasonably be expected to have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending.

     (b) Neither the Company nor any of its subsidiaries is a party to any contract or arrangement which would result in an "excess parachute payment" within the meaning of Section 280G of the Code as a consequence of the transactions contemplated hereby, assuming for this purpose satisfaction of the requirements of Section 280(G)(b)(2)(A)(i) of the Code.

     Section 3.13. Certain Agreements. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Significant Agreement (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Company Material Adverse Effect.
Section 3.13(a) of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of each agreement, contract and commitment of the following types, written or oral, to which the Company or its subsidiaries is a party or by which they or any of their assets are bound: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment, severance and material consulting agreements; (c) licenses of patent, trademark and other rights relating to any Intellectual Property (as defined below) and any other licenses, permits and authorizations relating to the businesses of the Company and its subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment in excess of $100,000 or resulted in a payment obligation in excess of $100,000 in the calendar year ended December 31, 1995; (d) joint venture or partnership contract or agreement; and (e) consignment sales contracts and franchise agreements (whether as franchisor or franchisee) granting the franchisee the privilege to sell the franchisor's products or services in a specified geographic area ((a) through (e) collectively, "Significant Agreements"). Prior to the date hereof, the Company has delivered or made available to Buyer or its representatives complete and correct copies of all written

Significant Agreements together will all amendments thereto, and accurate descriptions of all oral Significant Agreements. Each Significant Agreement is in full force and effect and is binding upon the Company and, to the Company's knowledge, is binding upon such other parties,
in each case in accordance with its terms.   There are no material
unresolved disputes involving the Company or any of its subsidiaries under any Significant Agreement.

     Section 3.14. Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Closing Date,
Section 203 of the DGCL is, and shall be, inapplicable to the transactions contemplated by this Agreement (including the granting of an irrevocable proxy by Bernstein to Buyer). Section
3.14 of the Company Disclosure Schedule sets forth a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that such section of the DGCL is, and shall be, inapplicable to the transactions contemplated by this Agreement.

     Section 3.15.  Company Action.  The Board of Directors
of the Company (at a meeting duly called and held) has by unanimous vote of the directors (i) determined that the transactions that are the subject of the Company Voting Matters (as defined in Section 5.3 hereof) are advisable and in the best interests of the Company and its stockholders, (ii) recommended the approval of this Agreement, the transactions that are the subject of the Company Voting Matters and the other matters to be voted upon at the Company Meeting as contemplated hereby by the holders of the Company Common Stock and directed that the transactions that are the subject of the Company Voting Matters and the other matters to be voted upon at the Company Meeting as contemplated hereby be submitted for consideration by the Company's stockholders at the Company Meeting, and (iii) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the transactions contemplated by this Agreement.

     Section 3.16.  Fairness Opinions.  The Company has
received, and has furnished the Buyer with a complete and correct copy of, the written opinion of each of Bear, Stearns & Co. Inc. ("Bear Stearns") and Jefferies & Company, Inc. ("Jefferies"), the financial advisors to the Company, dated the date hereof, to the effect that the consideration to be received by the Company for the New Preferred Shares and the Warrant is fair to the Company from a financial point of view, and such opinions have not been withdrawn or otherwise modified.

     Section 3.17.  Financial Advisors; Expenses.

     (a) Except for Bear Stearns and Jefferies, a complete and correct copy of the engagement letter between each of whom and the Company has been furnished to Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (b) The fees, costs and expenses (including without limitation, all attorneys' and accountants' fees and expenses but excluding the fees, costs and expenses incurred by Buyer and its affiliates) incurred through the date hereof by each of the Company and its subsidiaries, any committees of the Company's Board of Directors and Bernstein in connection with the transactions contemplated hereby, including, without limitation, all severance and related costs, consulting fees, payments made for non-compete agreements and all fees and commissions (including expenses) payable to Bear Stearns and Jefferies, as well as a good faith projection of all such fees, costs and expenses that will be incurred by each such party from the date hereof through the Closing Date, are set forth in reasonable detail on Section 3.17 of the Company Disclosure Schedule.

     Section 3.18.  Title to Property.  Except as set forth
on Section 3.18 of the Company Disclosure Schedule, the Company and its subsidiaries have good, marketable and unencumbered title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them or that is required for the conduct of the businesses of the Company or its subsidiaries as presently conducted, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) liens for fees, taxes, levies, duties or governmental charges of any kind that are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof,
(ii) liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property, and (iv) liens or defects in title or leasehold rights that, in the aggregate, do not and would not reasonably be expected to have a Company Material Adverse Effect.

     Section 3.19.  Intellectual Property.  The Companies
own or possess adequate licenses or other valid rights to use all patents, patent rights, copyrights, service marks, service mark rights, trademarks, trademark rights, trade names, trade name rights, proprietary characters and products (or any likeness or other attribute thereof) and proprietary information used or held for use in connection with the businesses of the Company and its subsidiaries (collectively, the "Intellectual Property") as currently being conducted and are unaware of any assertions or claims challenging the validity of any of the foregoing that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; and the conduct of the businesses of the Company and its subsidiaries as now conducted or now proposed to be conducted by the Company does not and will not conflict with any patents, patent rights, copyrights, service marks, service mark rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way that would reasonably be expected to have a Company Material Adverse Effect. No known existing infringement of any proprietary right owned by or licensed by or to the Company and its subsidiaries would reasonably be expected to have a Company Material Adverse Effect. Other than as set forth in the Company SEC Reports or Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, since January 1, 1993, has transferred, assigned, hypothecated or otherwise disposed of any rights to use, produce, market or in any way exploit through any electronic medium (including computer software) any Intellectual Property. Except as set forth in
Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, orally or in writing, has assigned, transferred, hypothecated or otherwise disposed of (or agreed to do any of the foregoing) any of its rights with respect to any Intellectual Property to any affiliates of the Company, or any officers, directors or affiliates of any officers or directors of the Company, except to wholly owned subsidiaries of the Company or the Company.

     Section 3.20.  Licenses, Permits and Authorizations.
No license, permit or authorization that is currently held by the Company or any of its subsidiaries with respect to the businesses of the Company and its subsidiaries, or which is required for the conduct of the businesses of the Company or its subsidiaries as presently conducted, is subject to any restriction or condition that limits in any material respect the businesses of the Company and its subsidiaries as presently conducted, and there are no applications by the Company or any of its subsidiaries with respect to any material aspect of the businesses of the Company or its subsidiaries, or complaints by other persons or entities pending or threatened as of the date hereof before any Governmental Entity relating to any material licenses, permits or authorizations applicable to the businesses of the Company or its subsidiaries, where such complaints have or would reasonably be expected to have a Company Material Adverse Effect. The Company has provided the Buyer or its representatives with copies of all material licenses, permits, and authorizations that are currently held by the Company or any of its subsidiaries. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no consents or approvals of a Governmental Entity are necessary for the material licenses, permits and authorizations of the Companies to continue in full force and effect following consummation of the transactions contemplated by this Agreement.

     Section 3.21.  Insurance.  The insurance policies in
force at the date hereof, with respect to the assets, properties or operations of each of the Company and its subsidiaries are in full force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are consistent with historical practices and customary to protect the properties and businesses of the Company and its subsidiaries.

     Section 3.22.  Environment.

     (a) As used herein, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     (b) Except as disclosed on Section 3.22 of the Company Disclosure Schedule or in the Company SEC Reports, there are, with respect to the Company and its subsidiaries, and all real property currently or formerly owned, leased, or otherwise used by the Company or its subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") or similar state or local laws, which liabilities, either individually or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed on Schedule 3.22 hereto or in the Company SEC Reports, to the knowledge of the Company, there have been and are no (i) polychlorinated biphenyls, (ii) underground storage tanks, or
(iii) asbestos-containing materials located on, under, or in any portion of real property currently or formerly owned, leased, or otherwise used by the Company or its subsidiaries.

     (c)  The Company has provided to Buyer all
environmental studies and reports pertaining to the previous and current real property and the improvements thereon of the Company and its subsidiaries that they are aware of, have commissioned or have in their possession. To the knowledge of the Company and its subsidiaries, the information furnished by the Company to Willkie Farr & Gallagher under cover of a letter dated December 14, 1995 is true and correct in all material respects, and there is no environmental condition or noncompliance that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

     Section 3.23.  Related Party Transactions.  Section
3.23(a) of the Company Disclosure Schedule and the Company SEC Reports together set forth the transactions and agreements (whether oral or written) during the past five years between the Company and its subsidiaries on the one hand, and (i) any employee, officer or director of the Companies, (ii) a record or beneficial owner of five percent (5%) or more of Company Common Stock, or (iii) any affiliate of any such employee, officer, director or beneficial owner, on the other hand, other than payment of employee compensation. Except as disclosed in the Company SEC Reports or in Section 3.23(a) of the Company Disclosure Schedule, during the past three years no employee, officer or director of the Companies, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer, sales agent, or licensor or licensee of real or personal property or Intellectual Property, of the Company or any of its subsidiaries or has competed with or been engaged in any business of the kind being conducted by the businesses of the Company and its subsidiaries.

     Section 3.24.  No Company Material Adverse Effect.
Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.24 or any other Section of the Company Disclosure Schedule, there does not exist any fact or circumstance which, alone or together with another fact or circumstance, would reasonably be expected to result in a Company

Material Adverse Effect.

                           ARTICLE IV.

        CONDUCT OF BUSINESS PENDING THE SALE AND PURCHASE

     Section 4.1. Conduct of Business by the Company. From the date hereof through the Closing Date, unless either Buyer or Richard E. Snyder ("Snyder") shall otherwise agree in writing:

     (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired on the Closing Date, except such impairment as would not reasonably be expected to have a Company Material Adverse Effect. The Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books and records in a manner consistent with prior practices, (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries, (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

     (ii) the Company shall not, nor shall it propose to, except as required by this Agreement, (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or, except as contemplated by this Agreement, declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends payable on the Company Preferred Stock, to the extent otherwise permitted), or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except as contemplated by this Agreement or except pursuant to (x) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (y) contractual obligations arising under agreements existing on the date hereof and disclosed in the Company Disclosure Schedule;

     (iii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (x) issuances of Company Common Stock pursuant to the exercise of warrants or stock options outstanding on the date hereof and disclosed on Section 4.1(iii) of the Company Disclosure Schedule, or (y) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof, at fair market value at the time of grant of the options, in each case in the ordinary course of business and consistent with past practice, to employees (other than Richard A. Bernstein, James A. Cohen, Ilan K. Reich, Steven M. Grossman and Ira A. Gomberg (collectively, the "Excluded Employees")), provided that such employees are not affiliates or immediate family members of Excluded Employees, and provided further that the sum of the number of shares of Company Common Stock issuable upon exercise of all employee stock options outstanding on the date hereof and the aggregate number of such options granted pursuant to this clause (y) shall not exceed the sum of 1,874,300 and such number of options outstanding on the date hereof that expire or are canceled (but not exercised) after the date hereof, (B) except for the sale of the facility located in Fayetteville, North Carolina, acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any transaction other than in the ordinary course of business, (D) incur any liability or obligation, or contribute any asset, to a subsidiary of the Company other than in the ordinary course of business, (E) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (E) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

     (iv) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law, (A) except as set forth in Section 4.1(iv) of the Company Disclosure Schedule, adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries relative to the level in effect prior to such increase), (C) pay any benefit not provided under any Company Benefit Plan disclosed to Buyer in Section 3.9(a) of the Company Disclosure Schedule or any employee benefit or compensation plan or agreement of the Company or any of its subsidiaries which, by its terms, is not required to be disclosed therein, in each case, that is in existence on the date hereof, provided that the aggregate amount of bonuses under the Company's Management Incentive Plan, which is the only bonus plan for the Excluded Employees, paid pursuant to this clause (C) to Excluded Employees shall not exceed $375,000, (D) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), except for (x) making of matching and annual contributions to 401(k) plans and (y) the grant of employee stock options (and the issuance of Company Common Stock upon exercise thereof), at fair market value at the time of grant of the options, to employees (other than Excluded Employees), provided that such employees are not affiliates or immediate family members of Excluded Employees, and provided further that the sum of the number of shares of Company Common Stock issuable upon exercise of all employee stock options outstanding on the date hereof and the aggregate number of such options granted pursuant to this clause (y) shall not exceed the sum of 1,874,300 and such number of options outstanding on the date hereof that expire or are canceled (but not exercised) after the date hereof, in the case of each of clause (x) and (y), in the ordinary course of business and consistent with past practice, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan, other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

     (v) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities;

     (vi) the Company shall not, nor shall it permit its subsidiaries to make any change in its accounting policies or procedures except as required under statutory accounting practices or GAAP, as applicable;

     (vii) the Company shall use its best reasonable efforts to refrain from taking, nor shall it permit any of its subsidiaries to take, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article VI not being satisfied, or (unless such action is required by applicable law) which would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the transactions contemplated hereby;

     (viii) the Company shall use its best efforts to maintain in full force and effect each of the Significant
Agreements;

     (ix) the Company shall not terminate or materially modify the employment arrangements of Snyder, including the employment agreement, dated as of even date herewith, between the Company and Snyder, other than for cause (as defined in the 1/31/96 draft of the employment agreement to be entered into between the Company and Snyder on the Closing Date); and

     (x) the Company shall not enter into any agreement to

perform any of the actions prohibited under this Section 4.1 and not otherwise permitted by the exceptions contained therein.

     Section 4.2.  Notice of Breach.  Each party shall
promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Closing Date or cause a material breach of any covenant contained or referenced in this Agreement and will use its best reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Buyer Disclosure Schedule.


                           ARTICLE V.

                      ADDITIONAL AGREEMENTS

     Section 5.1. Access and Information. The Company and its subsidiaries shall afford to Buyer and to Buyer's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to Buyer a copy of (i) each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) monthly financial statements and all other information concerning its business, properties and personnel as the Buyer or its representatives may reasonably request. Buyer shall hold, and shall cause its employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated May 19, 1995, between Buyer, Snyder and the Company (the "Confidentiality Agreement").

     Section 5.2.  Company Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Company Proxy Statement. Buyer shall furnish to the Company such information regarding Buyer as the Company may reasonably request in writing and as shall be reasonably required in connection with preparation of the Company Proxy Statement.
As promptly as practicable after comments are received from the Commission with respect to such preliminary materials and after the furnishing by the Company of all information required to be contained therein, the Company shall file with the Commission the definitive Company Proxy Statement.

     The Company shall mail the foregoing to its stockholders as promptly as practicable after clearance by the Commission. The Company shall provide Buyer for its review a copy of the preliminary and the final Company Proxy Statement at least such amount of time prior to its filing and mailing as is customary in transactions of the type contemplated hereby and shall not file or mail such Company Proxy Statement without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

     (b) The Company shall retain the services of a proxy soliciting firm mutually acceptable to Buyer and the Company for the purpose of communicating to the Company's stockholders the recommendation of the Company's Board of Directors in favor of the transactions contemplated hereby and of seeking to obtain sufficient votes to satisfy the requirements of Section 5.3 and of applicable law for the completion of the transactions contemplated hereby.

     (c) Buyer and the Company shall make all necessary filings applicable to it with respect to the transactions contemplated hereby under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable
Blue Sky or similar securities laws and shall use its best reasonable efforts to obtain required approvals and clearances with respect thereto.


     Section 5.3. Stockholders' Meeting. The Company shall take all action necessary, in accordance with applicable law, including the rules and regulations of the National Association of Securities Dealers, Inc., and the Company's Certificate of Incorporation and By-laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action to authorize this Agreement and the transactions contemplated hereby, including the transactions contemplated by Section 6.1(d) hereof and (subject to the consummation of the transactions contemplated hereby) the election as directors of the Company of the individuals set forth on Schedule 5.9 hereof (collectively, the "Company Voting Matters"), as well as amendments to the Restated Certificate of Incorporation of the Company changing the name of the Company to "Golden Books Family Entertainment Inc." and increasing the authorized number of shares of Company Common Stock from 40,000,000 to 60,000,000 and the authorized number of shares of preferred stock from 100,000 to 200,000. Subject to its fiduciary duties as advised by outside counsel in connection with the receipt by the Company of a Business Combination Proposal (as defined in Section 5.6) that the Board of Directors of the Company reasonably believes is likely to result in a Superior Proposal (as defined in Section 5.6), the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Company Voting Matters and the other matters described above at the Company Meeting. At the Company Meeting, all of the shares of Company Common Stock then owned by Buyer, each member thereof, any affiliates of any member (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV, or with respect to which such persons or entities hold the power to direct the voting, will be voted in favor of the Company Voting Matters and the other matters described above. Prior to Closing, the Company shall take all actions necessary to permit the change of the name of the Company as contemplated above, including changing the name of any subsidiary of the Company that presently has the desired name and reserving the desired name with the Secretary of State of the State of Delaware.

     Section 5.4. HSR Act. The Company and Buyer shall use their reasonable best efforts to file as soon as practicable notifications under the HSR Act in connection with the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters relating to the transactions contemplated by this Agreement.

     Section 5.5.  Additional Agreements.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with each other and use its best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities).

     (b) In case at any time after the Closing any further

action is necessary or desirable to carry out the purposes of this Agreement, Buyer and the Company shall take all such necessary action.

     Section 5.6.  No Solicitation.

     (a) Except as contemplated by this Agreement, the Company shall not, nor shall any of its subsidiaries, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person or entity in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided, however, that (A) the Company may participate in discussions or negotiations with or furnish information to any Third Party (as defined in Section 8.3(b)) which makes an unsolicited proposal of a transaction which the Board of Directors of the Company reasonably believes is likely to result in a Superior Proposal (as defined below) and
(B) the Company may recommend to its shareholders a Business Combination Proposal which it has reasonably determined is likely to result in a Superior Proposal. For purposes of this Agreement, "Business Combination Proposal" shall mean, with respect to the Company, any tender or exchange offer, proposal for a merger, consolidation or other series of related transactions in a business combination involving the Company or any Subsidiary of the Company or any other proposal or offer to enter into a Third Party Business Combination (as defined in Section 8.3(b)), and "Superior Proposal" shall mean, with respect to the Company, any Business Combination Proposal pursuant to which a Third Party would, or would have the right to, acquire more than 25% of the outstanding voting capital stock of the Company and which the Board of Directors of the Company reasonably determines, based upon advice of its financial advisors, is financially superior than the transactions contemplated hereby and is likely to be consummated.

     (b) In addition to the obligations of the Company set forth in Section 5.6(a), the Company shall promptly advise Buyer of any request for information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and the identity of the person or entity making any such request, Business Combination Proposal or inquiry. The Company shall keep
Buyer fully informed of the status and details of any such request, Business Combination Proposal or inquiry and shall promptly furnish Buyer a copy of any written proposal in connection therewith.

     Section 5.7. Transfer Restriction. Until the earlier to occur of (i) the second anniversary of the issuance of the Warrant and (ii) the date on which a bona fide Business Combination Proposal is publicly announced or a proxy solicitation for control of the Company's Board of Directors is initiated by any person or entity (other than Buyer, each member thereof, any affiliates of such members (other than of WPV) and the general partnership that acts as a general partner of WPV), Buyer shall not sell, transfer or assign the Warrant other than to any members of Buyer or to any affiliate of Buyer or such members.

     Section 5.8. Director and Officer Indemnification and Insurance. From the date hereof through the third anniversary of the Closing Date and for so long as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, the Company (i) shall at all times maintain liability insurance coverage with respect to each of the Company's and its subsidiaries' respective current and former directors and officers and persons serving in a fiduciary capacity at the direction of the board of directors or of any officer of the Company or any of its subsidiaries (at least to the extent covered by the current Company liability insurance policies), insuring each such individual against liability for their actions in such capacities occurring prior to the Closing and in scope of coverage and in amounts and having deductibles at least equivalent to that maintained by the Company on the date hereof and otherwise reasonably comparable to the coverage maintained by the Company on the date hereof and (ii) shall not amend or modify any of the provisions of Article Eight of the Company's Restated Certificate of Incorporation or Article 6 of the Company's By-laws in any manner that would adversely affect such individuals, unless required by law.

     Section 5.9. Board of Directors. The individuals set forth on Schedule 5.9 hereto (the "Continuing Directors"), subject to their election at the Company Meeting by the holders of Company Common Stock as contemplated by Section 5.3 and to the applicable provisions of the Restated Certificate of Incorporation and By-laws of the Company, shall be the directors of the Company until their respective successors shall be duly elected or appointed and qualified. A majority of the Continuing Directors set forth on Schedule 5.9 shall be designated by Buyer

(the "Designated Directors"). Schedule 5.9 will be provided subsequent to the date hereof but prior to the filing of the preliminary Company Proxy Statement, and the Designated Directors set forth thereon shall be approved by the Company's Board of Directors, subject only to their fiduciary duties.

     Section 5.10. Redemption of Company Preferred Stock. Effective upon the Closing, the Company shall duly cause all of the shares of the Company Preferred Stock then outstanding to be redeemed for cash, including payment of all accumulated and unpaid dividends thereon, pursuant to the terms of the Company's Restated Certificate of Incorporation.

     Section 5.11.  Expenses.  The expenses incurred (or to
be incurred) by the Company or its subsidiaries at any time from the commencement of discussions among the parties hereto and their representatives in connection with the transactions contemplated hereby (including, without limitation, the proposed transactions that ultimately evolved into the transactions contemplated hereby) through the Closing Date relating to (i) severance and related costs in respect of employees located at 444 Madison Avenue and payments made for non-compete agreements and all fees and commissions (including expenses) payable to Bear Stearns and Jefferies and (ii) any independent committees of the Company's Board of Directors, shall not exceed $3,925,000 in the aggregate.

     Section 5.12.  Related Party Transactions.  Except as
set forth in Section 5.12 of the Company Disclosure Schedule, any and all transactions set forth in Section 3.23 of the Company Disclosure Schedule between the Company or any of its subsidiaries and any of the persons or entities described in clauses (i), (ii) and (iii) of Section 3.23 shall be canceled by the Closing Date such that the Company and its subsidiaries will have no rights to any assets or properties of such persons or entities or obligations whatsoever with respect to such transactions, and such other persons or entities will have no rights to any assets or property (including Intellectual Property) of the Company or any of its subsidiaries or obligations whatsoever with respect to such transactions.

     Section 5.13. Moore Termination. The Company shall deliver to Buyer prior to the Closing Date copies of written agreements duly executed by the Company (or the appropriate subsidiary of the Company) and Moore, in form and substance reasonably satisfactory to Buyer, implementing the terms of the termination of Moore as described in Section 3.9(c) of the Company Disclosure Schedule.

                           ARTICLE VI.

                      CONDITIONS PRECEDENT

     Section 6.1. Conditions to Each Party's Obligation to Effect the Sale and Purchase. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived in a writing executed by Buyer and the Company subject to and in accordance with Section 7.4 hereof:

     (a) This Agreement and the other Company Voting
Matters shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

     (b) The waiting period applicable to the consummation of the sale and purchase of the New Preferred Shares under the HSR Act shall have expired or been terminated.

     (c) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no other legal proceedings, challenge or litigation challenging the legality of or threatening the consummation of, or otherwise arising out of, the transactions contemplated hereby or seeking an injunction in order to prevent the consummation of the transactions contemplated hereby shall be pending.

     (d) The amendments to the Stock Option Plan adopted by the Company's Board of Directors on the date hereof and the Company's Incentive Bonus Plan in the form delivered to Buyer on the date hereof shall have been approved by the Company's Board of Directors (and such approval shall not have been modified or rescinded) and by the requisite vote of the holders of Company Common Stock in a manner that complies with the requirements of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

     Section 6.2.  Conditions to Obligation of the Company
to Effect the Sale and Purchase. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the additional following conditions, unless waived in writing by the Company in accordance with Section 7.4 hereof:

     (a) Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement shall be true in all respects when made and on and as of the Closing Date as if made on and as of such date (except to the extent they are expressly made as of another specific date and except if any breaches of such representations and warranties have not, in the aggregate, resulted in, and would not reasonably be expected to result in, a Buyer Material Adverse Effect), and the Company shall have received, on behalf of Buyer, a certificate executed by an authorized member of Buyer to that effect. For purposes of this Section 6.2(a), all representation and warranties qualified by materiality shall not be deemed to be so qualified.

     (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 2.2 of the Buyer Disclosure Schedule shall have been obtained, and, to the extent required to be submitted prior to the Closing, all filings and notices set forth in Section 2.2 of the Buyer Disclosure Schedule shall have been submitted by Buyer.

     (c) The Company shall have received an opinion of Willkie Farr & Gallagher relating to certain matters set forth in
Article II, substantially in the form of Exhibit D attached hereto.

     Section 6.3.  Conditions to Obligations of Buyer to
Effect the Sale and Purchase. The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the additional following conditions, unless waived in writing by Buyer in accordance with Section 7.4 hereof:

     (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement shall be true in all respects when made and on and as of the Closing Date as if made on and as of such date (except to the extent they are expressly made as of another specific date and except if any breaches of such representations and warranties have not, in the aggregate, resulted in, and would not reasonably be expected to result in, a Company Material Adverse Effect) and Buyer shall have received a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company on behalf of the Company to that effect. For purposes of this
Section 6.3(a), all representation and warranties qualified by materiality shall not be deemed to be so qualified.

     (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Sections 3.4 and 6.3(b) of the Company Disclosure Schedule shall have been obtained and, to the extent required to be submitted prior to the Closing, all filings and notices set forth in Sections 3.4 and 6.3(b) of the Company Disclosure Schedule shall have been submitted by the Company.

     (c) Neither the Board of Directors of the Company nor any committee thereof shall have amended, modified, rescinded or repealed the recommendation of the Company's Board of Directors to the stockholders of the Company to approve the adoption of this Agreement, and neither the Board of Directors of the Company nor any committee thereof shall have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such recommendation of the consummation of the transactions contemplated hereby.

     (d) The Registration Rights Agreement shall have been entered into by the Company.

     (e) Buyer shall have received opinions from Milbank, Tweed, Hadley & McCloy, substantially in the form of Exhibit E attached hereto.

     (f) The Irrevocable Proxies, dated as of even date herewith, between Buyer and each of Bernstein and certain of his affiliates (the "Irrevocable Proxies") shall be in full force and effect and no representation, warranty, covenant or agreement set forth therein shall have been breached in any material respect on the part of Bernstein or any of his affiliates, as the case may be.

                          ARTICLE VII.

                TERMINATION, AMENDMENT AND WAIVER

     Section 7.1.  Termination.  This Agreement may be
terminated at any time prior to the Closing, whether before or after approval of the Company Voting Matters by the stockholders of the Company:

     (a) by mutual consent of the members of Buyer and the Board of Directors of the Company;


     (b) by either Buyer or the Company if the transactions contemplated by this Agreement shall not have been consummated on or before May 22, 1996 (provided the terminating party is not otherwise (i) in material breach of its covenants or agreements under this Agreement or (ii) in breach (determined without regard to any materiality qualifier therein) of its representations and warranties contained in this Agreement such that such breaches of representations and warranties, in the aggregate, have resulted, or would reasonably be expected to result in (A) if Buyer is the terminating party, a Buyer Material Adverse Effect or (B) if the Company is the terminating party, a Company Material Adverse Effect);

     (c) by the Company if any of the conditions specified in Sections 6.1 or 6.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company Voting Matters at a duly held meeting of stockholders or at an adjournment thereof (provided the Company is not otherwise (i) in material breach of its covenants or agreements under this Agreement or (ii) in breach (determined without regard to any materiality qualifier therein) of its representations and warranties contained in this Agreement such that such breaches of representations and warranties, in the aggregate, have resulted, or would reasonably be expected to result in, a Company Material Adverse Effect, and provided further that the failure to obtain such approval is not due to a breach by Bernstein or any of his affiliates of their respective obligations under the Irrevocable Proxies);

     (d) by Buyer if any of the conditions specified in Sections 6.1 or 6.3 have not been met or waived by Buyer at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders at the Company Meeting or at an adjournment thereof (provided Buyer is not otherwise (i) in material breach of its covenants or agreements under this Agreement or (ii) in breach (determined without regard to any materiality qualifier therein) of its representations and warranties contained in this Agreement such that such breaches of representations and warranties, in the aggregate, have resulted, or would reasonably be expected to result in, a Buyer Material Adverse Effect);

     (e) by either Buyer or the Company if there has been a breach on the part of the other of any of (i) its covenants or agreements under this Agreement in a material respect or (ii) its representations and warranties contained in this Agreement (determined without regard to any materiality qualifier therein) such that such breaches of representations and warranties, in the aggregate, have resulted, or would reasonably be expected to result in, (A) if Buyer is the terminating party, a Company Material Adverse Effect or (B) if the Company is the terminating party, a Buyer Material Adverse Effect), or by Buyer if there has been a material breach on the part of Bernstein or any of his affiliates of any representation, warranty, covenant or agreement set forth in any of the Irrevocable Proxies, which breach has not been cured within fifteen business days following receipt by the breaching party of written notice of such breach;

     (f) by either Buyer or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted; or

     (g) by either Buyer or the Company if the Board of Directors of the Company reasonably determines that a Business Combination Proposal is likely to result in a Superior Proposal; provided, however, that termination of this Agreement under this
Section 7.1(g) by the Company shall not be effective unless and until (i) simultaneously with such termination the Company enters into a definitive agreement to effect the Business Combination Proposal and (ii) the Company has made payment in full of the fee required in Section 8.3(b) hereof.

     Section 7.2. Effect of Termination. In the event of termination of this Agreement by either Buyer or the Company as provided above, this Agreement shall forthwith become void and (except for termination of this Agreement pursuant to Section 7.1(e) resulting from a breach of a covenant set forth in this Agreement) there shall be no liability on the part of either the Company or Buyer or their respective officers or directors; provided that Section 3.17, the last sentence of Section 5.1, this Section 7.2 and Sections 8.3, 8.6 and 8.7 shall survive the termination.

     Section 7.3. Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by Buyer's members and the Company's Board of Directors, at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4.  Waiver.  At any time prior to the
Closing, the parties hereto, by or pursuant to action taken by Buyer's members and the Company's Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and (iii)
waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall materially adversely affect the rights of the stockholders of the
Company or Buyer, as the case may be.   Any agreement on the part
of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                          ARTICLE VIII.

                       GENERAL PROVISIONS

     Section 8.1.  Non-Survival of Representations,
Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the earlier of (x) the Closing and (y) termination of this Agreement in accordance with Article VII hereof. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

     Section 8.2.  Notices.  All notices or other
communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Company:

               Western Publishing Group, Inc.
               444 Madison Avenue
               Suite 601
               New York, New York  10022
               Attention:  Richard A. Bernstein
               Telecopy No.:  (212) 888-5025

               With a copy to:

               James A. Cohen, Esq.
               Senior Vice President -
                Legal Affairs
               Western Publishing Group, Inc.
               444 Madison Avenue
               New York, New York  10022
               Telecopy No.:  (212) 888-5025

               and a copy to:

               Milbank, Tweed, Hadley & McCloy
               One Chase Manhattan Plaza
               New York, New York  10005
               Attention:  Lawrence Lederman, Esq.
               Telecopy No.:  (212) 530-5219

               If to Buyer:

               Golden Press Holding, L.L.C.
               c/o Warburg, Pincus Ventures, L.P.
               466 Lexington Avenue
               New York, New York  10017
               Attention:  Joanne R. Wenig
               Telecopy No.:  (212) 878-9351

               With a copy to:

               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, New York  10022
               Attention:  Jack H. Nusbaum, Esq.
               Telecopy No.:  (212) 821-8111


or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.2.

     Section 8.3.  Expenses; Termination Fees.

     (a) Except in cases in which a fee is paid pursuant to
Section 8.3(b), all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (collectively, "Expenses") shall be paid by the party incurring such costs and expenses, provided that (i) if the transactions contemplated by this Agreement are consummated or if they are not consummated as a result of a breach (determined without regard to any materiality qualifier therein) by the Company of any representation or warranty made as of the date hereof in this Agreement (such that such breach, in the aggregate, has resulted, or would reasonably be expected to result in, a Company Material Adverse Effect), all Expenses incurred by Buyer shall be paid by the Company and (ii) if the transactions contemplated by this Agreement are not consummated for any other reason, all Expenses incurred by Buyer from and after December 14, 1995 shall be paid by the Company, in each case not to exceed an aggregate amount of $4,000,000.

     (b) If (i) the transactions contemplated by this Agreement are not consummated as a result of a material breach by the Company of Section 5.6 hereof, (ii) the Agreement is terminated pursuant to Section 7.1(g) hereof, or (iii) a Third Party Business Combination (as defined below) shall occur either prior to the termination of this Agreement pursuant to Section 7.1(a), 7.1(b), 7.1(c) (other than by the Company as a result of the failure of a condition specified in Section 6.2 to be satisfied), 7.1(d) or 7.1(g) hereof or within nine months following the date this Agreement is terminated pursuant to
Section 7.1(e) hereof (unless properly terminated by the Company pursuant to Section 7.1(e)), then the Company shall pay to Buyer, within five business days after receipt of a written request therefor in the case of clause (i) and immediately after the termination of this Agreement pursuant to Section 7.1(g) or the occurrence of a Third Party Business Combination in the case of clauses (ii) and (iii), respectively, an amount in same day funds equal to $2,000,000. For purposes of this Agreement, the term "Third Party Business Combination" of the Company hereto means the occurrence of any of the following events: (A) the Company or any Subsidiary of the Company is acquired by merger or otherwise by any person, entity or group, other than the other party hereto or any affiliate thereof (a "Third Party"); (B) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of 25% or more of the total assets of the Company and its subsidiaries taken as a whole; (C) the Company enters into a merger or other agreement with a Third Party which contemplates the acquisition of beneficial ownership of more than 25% of the outstanding shares of the Company Common Stock (or securities convertible thereinto or exercisable therefor); (D) a Third Party acquires more than 25% of the total assets of the Company and its subsidiaries taken as a whole; (E) a Third Party who, as of the date 10 days preceding the date hereof, beneficially owns less than 10% of the outstanding shares of the Company Common Stock obtains beneficial ownership of such number of shares of Company Common Stock such that it beneficially owns more than 25% of the outstanding shares of the Company Common Stock, or any person, entity or group which beneficially owns (or has the right to acquire) 10% or more of the outstanding shares of the Company Common Stock increases its beneficial ownership of the outstanding shares of Company Common Stock by 10% or more; (F) the Company adopts a plan of liquidation relating to more than 25% of the total assets of the Company and its subsidiaries taken as a whole; (G) the Company repurchases more than 25% of the outstanding shares of the Company's capital stock; or (H) there is a public announcement or written proposal with respect to a plan or intention by the Company or a Third Party to effect any of the foregoing transactions (provided such transaction is consummated during the nine month period following such public announcement or written proposal). For purposes of this Agreement, the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

     Section 8.4. Publicity. So long as this Agreement is in effect, Buyer and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 8.4.

     Section 8.5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.6.  Interpretation.  The headings contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.7. Miscellaneous. This Agreement (including the documents, exhibits, schedules and instruments referred to herein), together with the Confidentiality Agreement,
(i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except for certain persons under Section 5.8 hereof, is not intended to confer upon any other person or entity any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law); provided, however, that the law of the State of Delaware shall govern as to internal corporate matters. This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of Buyer and the Company has caused this Agreement to be duly signed on its behalf all as of the date first written above.

                                       GOLDEN PRESS HOLDING, L.L.C.

                                       By: WARBURG, PINCUS VENTURES, L.P.
                                           Member



                                       By:
                                           ----------------------------
                                           Name:
                                           Title:  General Partner



                                       WESTERN PUBLISHING GROUP, INC.



                                       By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                     APPENDIX II

                         REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 31, 1996, is entered into by and among Western Publishing Group, Inc., a Delaware corporation (the "Company"), Richard A. Bernstein ("Bernstein"), the Trust, fbo Richard A. Bernstein u/a March 16, 1978, Richard A. Bernstein and Stuart Turner, as trustees (the "Bernstein Trust"), The Richard A. and Amelia Bernstein Foundation, Inc., a New York not-for-profit corporation (the "Bernstein Foundation"), and the Trust fbo Richard A. Bernstein u/a Barry S. Bernstein dated April 5, 1986, Fleet National Bank of Connecticut, as trustee (the "Fleet National Trust").

                  WHEREAS, Bernstein is the owner of 3,501,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), the Bernstein Trust is the owner of 400,000 shares of Common Stock, the Bernstein Foundation is the owner of 60,000 shares of Common Stock and the Fleet National Trust is the owner of 95,771 shares of Common Stock (collectively, the "Registrable Securities" (subject to Section 1(e) below));

                  WHEREAS, the Company has agreed to grant to each Holder certain rights to have the shares of Common Stock owned by such Holder registered under the Securities Act of 1933, as amended (the "Act");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

                  SECTION 1.  Definitions.

                  As used in this Agreement:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

                  (c) the term "Holders" shall mean Bernstein, the Bernstein Trust, the Bernstein Foundation, the Fleet National Trust and permitted transferees of Registrable Securities pursuant to Section 10 hereof;

                  (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

                  (e) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (f) "Registrable Securities" is defined in the first recital hereof and shall also include any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any such securities, provided, however, that any shares transferred to a person other than a Holder shall cease to be Registrable Securities;

                  (g) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 2, 3, 4, 5 and 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

                  (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                   SECTION 2.  Demand Registration.

                  (a) Request for Registration. If the Company shall receive from an Initiating Holder, at any time after the Company's publicly announcing (which may include disclosure in the proxy statement mailed to the holders of Company Common Stock in connection with the transaction contemplated by the Securities Purchase Agreement (as defined in Section 7(a) hereof)) the consolidated financial results of the Company and its consolidated subsidiaries for the fiscal year ending February 3, 1996 in the same detail as the Company's public announcement of such results for the fiscal year ended January 29, 1995 (containing at least the consolidated revenues, operating income and net income of the Company and its consolidated subsidiaries), a written request that the
Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                             (i) within five (5) days of receipt of such
                  request, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                            (ii) as soon as practicable, use its diligent best
                  efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after written notice from the Company is given under Section 2(a)(i) above; provided further that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2:

                                       (A) In any particular jurisdiction in
                           which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder;

                                       (B) After the Company has effected two
                           (2) such registrations pursuant to this Section 2, provided that the Company shall be deemed to have effected such a registration if a registration statement is filed at the request of the Holders and
                           (x) is subsequently withdrawn other than at the initiative of the Company or (y) is declared effective;

                                       (C) If, after the first anniversary of
                           the date hereof, in the good faith judgment of the

                           Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, provided that such deferral does not last longer than 90 days and will not occur more than once in any 12-month period.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(b) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no absolute right to include any of its securities in any such registration.

                  (b) Underwriting. Any distribution of Registrable Securities pursuant to this Section 2 shall be accomplished by means of a firm commitment underwriting.


                  If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 2, or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which selection shall be reasonably acceptable to the Initiating Holders. Notwithstanding any other provision of this Section 2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors (other than Registrable Securities) of the Company and the securities held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares originally proposed to be registered by such Holder) by such minimum number of shares as is necessary to comply with such request. No
Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  (c) Conditions. Any offering of Registrable Securities registered pursuant to this Section 2 shall be subject to the following conditions:

                                    (i)  No purchaser shall be an
                  Entrepreneurial Investor (as defined in the Irrevocable Proxy, dated as of even date herewith, between Golden Press Holding, L.L.C. ("GP Holding") and the Shareholder); and

                                    (ii) Such offering shall not be made for
                  reasonable periods before and, as determined by the managing underwriter in respect of such offering, after the effective date of a registration statement for any primary or secondary public offering of the Company's securities.

                   SECTION 3.  Company Registration.

                  (a) Request For Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:


                             (i) promptly give to each of the Holders a written
                  notice thereof which shall describe in reasonable detail the proposed registration and distribution (including those jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and


                            (ii) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.


                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting as the representative deems necessary and appropriate. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities, securities held by holders who by contractual right demanded such registration ("Demanding Holders") and securities held by "Holders" under the Registration Rights Agreement, dated as of the effective date of this Agreement, between the Company and GP Holding (the "GP Holding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and the GP Holding Holders (if the GP Holding Holders are not Demanding Holders) shall be reduced, on a pro rata basis (based on the number of shares originally proposed to be registered by each such person), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders disapprove of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company shall have the right to withdraw such registration at any time in its sole discretion.


                  (c) Number. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this
Section 3.

                  SECTION 4. Shelf Registration. If the Company shall receive from an Initiating Holder, at any time prior to two (2) months after the effective date hereof set forth in Section 19 hereof, a written request that the Company effect a registration pursuant to Rule 415, or any successor rule under the Act, that would permit the sale of all or a part of the Registrable Securities from time to time:

                             (a) The Company shall use its best efforts to file
                  with the Commission and thereafter to cause to be declared effective as promptly as practicable a registration statement on an appropriate form under the

                  Act as reasonably determined by the Company relating to the offer and sale of the Registrable Securities by the Holders from time to time pursuant to Rule 415, or any successor rule under the Act, in accordance with the methods of distribution set forth in such registration statement (a "Shelf Registration Statement").

                             (b) The Company shall use its best efforts to keep
                  the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for the period ending three (3) months after the effective date hereof or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold. Notwithstanding any other provision hereof, the Company may postpone or suspend the filing or the effectiveness of the Shelf Registration Statement (or any amendments or supplements thereto) if (i) such action is required by applicable law, or
                  (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, other pending corporate developments, public filings with the Commission or other similar events, so long as the Company promptly thereafter complies with the requirements of Section 6(a)(v) hereof, if applicable. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it intentionally takes any action not contemplated by clause (i) or (ii) above that would result in holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the period.


                  SECTION 5. Expenses of Registration. With respect to a registration pursuant to Section 2 and 4 hereof, all Registration Expenses and all Selling Expenses shall be borne by the Holders of the securities so registered, together with any other party whose shares are included in such registration (including the Company, either because shares are included in such registration for its own account or because it agreed to pay the expenses of other registering holders), pro rata, on the basis of the number of their shares so registered. With respect to a registration pursuant to Section 3(a) hereof, all Registration Expenses shall be borne by the Company and all

Selling Expenses shall be borne by the Holders of the securities so registered, together with any other party whose shares are included in such registration (including the Company, either because shares are included in such registration for its own account or because it agreed to pay the expenses of another registering holder), pro rata on the basis of the number of their shares so registered. In addition to the Company's other rights in respect of expenses in this Agreement, the Company shall have the right, in order to cover such expenses, to deduct the amount of such expenses from the offering proceeds to which the Bernstein Trust, the Bernstein Foundation and the Fleet National Trust would otherwise have been entitled.



                            SECTION 6.  Registration Procedure.

                  (a) In the case of each registration effected by the Company pursuant to this Agreement, the Company will:

                           (i) provide the Holders of Registrable Securities to
                  be registered under the registration statement, their underwriters, if any, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto;

                            (ii) notify each Holder as to the filing of the
                  registration statement and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

                           (iii) notify each Holder, promptly after it shall
                  receive notice thereof, of the time when such registration statement becomes effective or when any amendment or supplement to any prospectus forming a part of such registration statement has been filed;

                            (iv) notify each Holder promptly of any request by
                  the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                             (v) prepare and promptly file with the Commission,
                  and promptly notify each Holder of the filing of, any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and, in addition, prepare and file with the Commission, promptly upon the written request of any Holder, any amendments or supplements to such registration statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

                            (vi) prepare promptly upon request of the Holders or
                  any underwriters for the Holders such amendment or amendments to such registration statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Act, unless, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such amendment or amendments to be filed, provided that such deferral does not last longer than 90 days and will not occur more than once in any 12-month period;

                           (vii) advise each Holder promptly after the Company
                  shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

                          (viii) use its best efforts to qualify as soon as
                  reasonably practicable the Registrable Securities included in the registration statement for sale under the blue sky or other state securities laws of such states and jurisdictions within the United States as shall be reasonably requested by any Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                            (ix) furnish each Holder, as soon as available,
                  copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any Holder may from time to time reasonably request;

                             (x) furnish, at the request of any Holder
                  requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities, and
                  (ii) a letter, dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if customarily given to holders of securities to be sold in a registration, to the Holders requesting registration of Registrable Securities;

                            (xi) otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provision of Section 11(a) of the Act; and

                           (xii) enter into and perform an underwriting
                  agreement with the managing underwriter, if any, selected as provided in Section 2(b) and 3(b), containing customary (y) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (z) representations, warranties, covenants, indemnities, terms and conditions provided that the Holders may, at their option, require that any or all agreements on the part of the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders, any or all of the conditions precedent to the obligations of the Company shall also be conditions precedent to the obligations of such Holders, and all representations and warranties by the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders, and provided further that such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements reasonably requested by the managing underwriter or otherwise required by law.

                  (b) At the expense of the Company, the Company will keep each registration effected by the Company pursuant to Section 3(a) effective for a period of nine (9) months or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs. At the expense of the Holders, together with any other party whose shares are included in such registration (including the Company, either because shares are included in such registration for its own account or because it agreed to pay the expenses of other registering holders), pro rata, on the basis of the number of their shares so registered, the Company will keep each registration effected by the Company pursuant to Section 2 effective for a period of nine (9) months or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, unless, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such registration to be kept effective for such period, provided that such deferral does not last longer than 90 days and will not occur more than once in any 12-month period. In addition to the Company's other rights in respect of expenses in this Agreement, the Company shall have the right, in order to cover such expenses, to deduct the amount of such expenses from the offering proceeds to which the Bernstein Trust, the Bernstein Foundation and the Fleet National Trust would otherwise have been entitled.

                            SECTION 7.  Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each of the Holders, each of its officers, directors, agents, trustees, representatives and affiliates of the foregoing, each underwriter (as defined in the Act), if any, and each person controlling each of the Holders or such underwriter within the meaning of the Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, partners, members, managers, agents, representatives and their affiliates, each such underwriter and each person controlling any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon (i) written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein or (ii) until the date of issuance of the Company's audited consolidated financial statements for the fiscal year ended on or about January 31, 1997, any representation or warranty made by the Company in that certain Securities Purchase Agreement, dated as of even date herewith, between the Company and GP Holding (the "Securities Purchase Agreement").

                  (b) To the extent permitted by law, each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the

Company, each of its directors, officers, agents and representatives and each underwriter, if any, and each person controlling the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such directors, officers, agents, representatives, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this
Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders, and provided further that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that the obligations of each Holder shall be limited to an amount equal to the proceeds to such Holder from the sale of Registrable Securities as contemplated herein. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreements are subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                  (g)  The obligations of the Company and the Holders under this

Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

                  (h) The foregoing indemnity agreements shall include reasonable fees and expenses of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

                  SECTION 8. Information by the Holders. Each of the Holders shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to use its reasonable best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                  (c) furnish to any Holder upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents so filed by the Company and (iii) such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                  SECTION 10. Assignability. No party may assign or transfer its rights or obligations hereunder without the prior written consent of the other, except that Bernstein's rights hereunder may be transferred by will or the laws of descent and distribution to a charitable organization, an immediate family member or a trust (25% or more of the beneficial interests of which are owned by affiliates of Bernstein or one or more members of his immediate family), in each case to which Bernstein has transferred Registrable Securities to the extent permitted by Section 5(d)(i) or (iv) of the Irrevocable Proxy, dated as of even date herewith, between GP Holding and Bernstein.

                  SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 12.  Amendment.  Any modification, amendment or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company, GP Holding and the Holders of not less than 50% of the Registrable Securities, provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities.

                  SECTION 13. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed or delivered by any nationally recognized overnight delivery service to the Company at:

                           to the Company:

                           Western Publishing Group, Inc.
                           444 Madison Avenue
                           New York, New York  10022
                           Telecopy:  (212) 888-5025
                           Attn:  Chief Executive Officer
                           with a copy to:

                           General Counsel
                           Western Publishing Group, Inc.
                           444 Madison Avenue
                           New York, New York  10022
                           Telecopy:  (212) 888-5025

                           and, until the effective date hereof, a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, New York  10028
                           Telecopy:  (212) 530-5219
                           Attn:       Lawrence Lederman, Esq.

and to GP Holding and each Holder at such address set forth on the signature page hereof or as shall be furnished in writing to the Company. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepared), personally delivered, or telegraphed, be effective four (4) days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied or delivered by any nationally recognized overnight delivery service, shall be effective upon actual receipt.

                  SECTION 14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  SECTION 16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or
                                    II-18
affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 17. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

                  SECTION 18. Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  SECTION 19. Effective Date. This Agreement shall become effective as of the date of consummation of the transactions contemplated by the Securities Purchase Agreement, and this Agreement shall have no effect for any purpose unless and until such transactions have been consummated.

                  IN WITNESS WHEREOF, the Company and each of the undersigned parties has executed this Agreement effective for all purposes as of the date first above written.


                                       WESTERN PUBLISHING GROUP, INC.


                                       By: _________________________
                                           Name:
                                           Title:



                                       ______________________________
                                       Richard A. Bernstein


                                       RICHARD A. BERNSTEIN AND STUART TURNER,
                                       trustees u/a March 16, 1978 fbo Richard
                                       A. Bernstein


                                       By: ___________________________
                                           Richard A. Bernstein
                                           Trustee


                                       By: ___________________________
                                           Stuart Turner
                                           Trustee


                                       THE RICHARD A. AND AMELIA BERNSTEIN
                                       FOUNDATION, INC.

                                       _______________________________
                                       Richard A. Bernstein
                                       President


                                       Address for notices for all
                                       Holders named above:


                                       _______________________________

                                       FLEET NATIONAL BANK OF CONNECTICUT

                                       trustee u/a Barry S. Bernstein dated
                                       April 5, 1986 fbo Richard A. Bernstein


                                       By: ________________________________
                                           Name:
                                           Title:


                                       Address for notices:

                                       Fleet National Bank of Connecticut
                                       P.O. Box 1454
                                       One Landmark Square
                                       Stamford, Connecticut 06904
                                       Telecopy:  _______________
                                       Attn:  Ms. Catherine Clark
Section 12 is hereby
acknowledged and agreed to:

GOLDEN PRESS HOLDING, L.L.C.

By: WARBURG, PINCUS VENTURES, L.P.
    Member


    By: __________________________
        Name:
        Title: General Partner

Address for notices:

Golden Press Holding, L.L.C.
c/o Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York  10017
Telecopy:  (212) 878-9351
Attn:  Joanne R. Wenig

with a copy to:

Willkie Farr & Gallagher
153 East 53rd Street
New York, New York  10022
Telecopy:  (212) 821-8111
Attn:  Jack H. Nusbaum, Esq.

                             Index of Defined Terms

Bernstein.............................  1
Bernstein Foundation..................  1
Bernstein Trust.......................  1
Commission............................  1
Common Stock..........................  1
Company...............................  1
Demanding Holders.....................  7
Exchange Act..........................  1
Fleet National Trust..................  1
Final Prospectus...................... 16
GP Holding............................  5
Holders...............................  1
Indemnified Party..................... 14
Indemnifying Party.................... 14
Initiating Holder.....................  2
Registrable Securities................  2
Registration Expenses.................  2
Selling Expenses......................  2
Shelf Registration Statement..........  8
Act...................................  1
GP Holding Holders....................  7
Securities Purchase Agreement......... 13

                                                                    APPENDIX III

                           IRREVOCABLE PROXY

                  THIS AGREEMENT, dated as of January 31, 1996, between Golden Press Holding, L.L.C., a Delaware limited liability company (the "Buyer"), and Richard A. Bernstein (the "Shareholder"), a shareholder of Western Publishing Group, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

                  WHEREAS, contemporaneously with the execution of this Agreement, the Company and the Buyer are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which the Buyer will purchase (the "Securities Purchase") 13,000 shares of the Company's Series B Convertible Preferred Stock, no par value ("Series B Preferred Stock"), and a warrant (the "Warrant") to purchase 3,250,000 shares (subject to adjustment) of the Company's common stock, par value $.01 per share ("Company Common Stock");

                  WHEREAS, contemporaneously with the execution of this Agreement, Buyer is entering into an agreement substantially similar to this Agreement with each of (i) the Trust, fbo Richard A. Bernstein u/a March 16, 1978, Richard A. Bernstein and Stuart Turner, as trustees, and (ii) the Trust fbo Richard A. Bernstein u/a Barry S. Bernstein dated April 5, 1986, Fleet National Bank of Connecticut, as trustee (collectively, the "Other Shareholders"), which own 400,000 and 95,771 shares of Company Common Stock, respectively; and

                  WHEREAS, the Buyer, as a condition to its willingness to enter into the Securities Purchase Agreement, has required the Shareholder to grant the Buyer an irrevocable proxy with respect to all of the shares of Company Common Stock owned by the Shareholder, together with any additional shares of Company Common Stock hereafter acquired by the Shareholder (such specified number of shares, and any additional shares when and if they are acquired by Shareholder or any "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), and including, without limitation, immediate family members and trusts, 25% or more of the beneficial interests of which are owned by such person or one or more members of his immediate family members; provided that the Company shall not be deemed an "Affiliate" of the Shareholder for purposes of this Agreement), being referred to as the "Shares") on the terms and conditions hereinafter set forth;

                                 III-1

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Irrevocable Proxy. By entering into this Agreement, the Shareholder hereby grants a proxy (the "Proxy") appointing the Buyer (or any designee of the Buyer) as the Shareholder's lawful agent, attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as the Buyer or its proxy or substitute shall, in the Buyer's sole discretion, deem proper with respect to the Shares, including without limitation, to vote any or all the Shares at any meeting, or in connection with any written consent, of the Company's shareholders (i) in favor of the Securities Purchase (or any similar transaction involving the Company and the Buyer (or an Affiliate thereof)), (ii) in favor of the Securities Purchase Agreement or other agreement evidencing any such transaction and in favor of any other related transactions or matters presented in connection with any such transaction, including the Company Voting Matters (as defined in the Securities Purchase Agreement), and (iii) against any other proposal which provides for any merger, sale of assets or other Third Party Business Combination (as defined in the Securities Purchase Agreement) between the Company (or any subsidiary of the Company) and any other person or entity or which would make it impractical for the Buyer to effect the Securities Purchase or other similar transaction involving the Company and the Buyer (or an Affiliate thereof); provided, however, that, until the consummation of the Securities Purchase, the Proxy shall not allow Buyer to vote against, or for the removal of, existing members of the Company's Board of Directors, except that the Proxy will be voted for the Company Voting Matters as contemplated by
Section 5.3 of the Securities Purchase Agreement. The Proxy is irrevocable, is coupled with an interest, and is granted in consideration of the Buyer's entering into this Agreement and the Securities Purchase Agreement; provided, however, that the Proxy shall be revoked upon the earlier to occur of (x) the termination of the Securities Purchase Agreement in accordance with its terms prior to the consummation of the Securities Purchase and (y) the failure of the aggregate "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Buyer, each member thereof, any affiliates of such members (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV, at any time following the consummation of the Securities Purchase, to constitute 15% or more of the outstanding Company Common Stock (after taking into account the

                                     III-2
conversion or exercise of all outstanding securities of the Company that are convertible into or exercisable for shares of Company Common Stock, provided, however, that the shares of Company Common Stock issuable upon exercise of the Warrant shall be taken into account only in the amount of the excess, if any, of the number of such shares over the number of shares of Company Common Stock issued to such parties as dividends on the Series B Preferred Stock). If the proxy granted in this Section 1 shall be determined to be invalid for any reason, the Shareholder hereby agrees to vote the Shares, in any circumstances set forth in this Section 1, in accordance with the written instructions of Buyer. Notwithstanding any implication to the contrary in this Agreement, the proxy granted in this Section 1 shall be revoked, and the agreement set forth in the immediately preceding sentence shall be terminated, with respect to any Shares upon the sale or transfer of such Shares to a third party (other than an Affiliate of the Shareholder), provided that such sale or transfer is otherwise permitted under the terms of this Agreement.

                  2. Legending of Certificates; Nominee Shares. The Shareholder agrees to submit to the Buyer contemporaneously with or promptly following execution of this Agreement (or promptly following receipt of any additional certificates representing any additional Shares) all certificates representing the Shares so that the Buyer may note thereon a legend referring to the transfer restrictions in this Agreement. If any of the Shares beneficially owned by the Shareholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to the Shares, "Nominee Shares"), the Shareholder agrees that, upon written notice by the Buyer requesting it, the Shareholder will within five days of the giving of such notice execute and deliver to the Buyer a limited power of attorney in such form as shall be reasonably satisfactory to the Buyer enabling the Buyer to require the Nominee to grant to the Buyer an irrevocable proxy to the same effect as
Section 1 hereof with respect to the Nominee Shares held by such Nominee and to submit to the Buyer the certificates representing such Nominee Shares for notation of the foregoing legend thereon.

                  3. [Intentionally omitted.]

                  4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Buyer that:

                           (a)  On the date hereof, the Shareholder is the sole,
true, lawful, record and beneficial owner of 3,501,000 shares of Company Common Stock. All of the Shares are validly

                                     III-3
issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and the Shareholder has good and valid title to the Shares, free and clear of any agreements, liens, adverse claims or encumbrances whatsoever with respect to the ownership of or the right to vote the Shares. The Shareholder has not granted any proxies with respect to the Shares except as contemplated by this Agreement.

                           (b)  The Shareholder has the full right, power and
authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by the Shareholder.

                           (c)  The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction or order of any court, arbitrator or governmental agency applicable to the Shareholder, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Shareholder under, or require the consent of any third party under, any agreement, instrument, judgment, order or decree to which the Shareholder is a party or by which the Shareholder may be bound.

                           (d) This Agreement is the valid and binding Agreement
of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.


                           (e) The Shares and the shares of Company Common Stock
owned of record by the Other Shareholders (in the case of Fleet National Bank of Connecticut, in its capacity as trustee under the trust referred to above) and the 60,000 shares of Company Common Stock owned of record by The Richard A. and Amelia Bernstein Foundation, Inc., a New York not-for-profit corporation (the "Bernstein Foundation"), are the only shares of Company Common Stock beneficially owned or owned of record by the Shareholder, the Other Shareholders and the Bernstein Foundation and, except for the 9,200 shares of Series A Preferred Stock, no par value, of the Company owned by the Shareholder and the 67,500 shares of Company Common Stock issuable to the Shareholder upon the exercise of options granted to him pursuant to the Company's Amended and Restated 1986 Employee Stock Option Plan, the Shareholder does not own any options to purchase or rights to subscribe for or otherwise

                                     III-4
acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company. The Shareholder shall not permit the Bernstein Foundation to acquire, directly or indirectly, any additional shares of Company Common Stock during the term of this Agreement.

                           (f) No investment banker, broker or finder is
entitled to a commission or fee from the Shareholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

                  5. Additional Covenants of the Shareholder. The Shareholder hereby covenants and agrees that:

                           (a)  Neither the Shareholder nor any Affiliate will
enter into any transaction, take any action, or by inaction permit any event to occur, that would result in any of the representations or warranties of the Shareholder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event.

                           (b)      Until the termination of this Agreement,
neither the Shareholder nor any Affiliate, whether directly, indirectly, or through any employee, agent or otherwise shall: (i) solicit or initiate any inquiry or submission of a proposal or an offer from any person or entity relating to any acquisition or purchase of (A) the assets, business or property of the Company or any subsidiary thereof, or (B) any equity interest in, or any merger, consolidation or business combination with, the Company or any of its subsidiaries (an "acquisition proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way or assist or facilitate any acquisition proposal by any other person or entity; provided, however, that the Shareholder, in his capacity as the Chairman of the Company's Board of Directors and the Company's Chief Executive Officer, may participate in discussions or negotiations with or furnish information to any other person or entity if the Company's Board of Directors, on advice of counsel, determines that the Shareholder, in his capacity as Chairman of the Company's Board of

Directors and the Company's Chief Executive Officer, should so participate or furnish such information. Subject to his fiduciary duties to the Company, the Shareholder shall promptly advise the Buyer of any communication (including the identity of the person or entity making such communication and the terms thereof) that the Shareholder may receive relating to any of the foregoing.

                                     III-5

                           (c)  Until the termination of this Agreement, subject
to his fiduciary duties to the Company, the Shareholder will at all times use his best efforts to prevent the Company from taking any action in violation of the Securities Purchase Agreement, including, but not limited to, any such action that would (i) amend or otherwise change its Certificate of Incorporation or Bylaws, (ii) issue or sell or authorize for issuance or sale any stock appreciation rights, stock options (other than pursuant to stock option plans in effect on the date hereof), warrants or additional shares of any class of capital stock, including the Company Common Stock, or any securities convertible into or exchangeable for shares of any class of capital stock, (iii) declare, set aside, make, pay or accelerate the time for declaration or payment of, any dividend or other distribution with respect to its capital stock, or (iv) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock.

                           (d) Until the termination of this Agreement, neither
the Shareholder nor any Affiliate shall, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any shares of capital stock of the Company during the term of this Agreement other than with the Other Shareholders. Neither the Shareholder nor any Affiliate shall seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and the Shareholder agrees to notify the Buyer promptly and to provide all details requested by the Buyer if the Shareholder shall be approached or solicited, directly or indirectly, by any person or entity with respect to any of the foregoing. Notwithstanding the foregoing, the Shareholder (and any Affiliate) shall be entitled, (i) so long as the Shareholder at all times, until the earlier to occur of the consummation of the Securities Purchase and the termination of this Agreement, retains the right to vote (and give consent in respect of) such Shares (subject to the terms of this Agreement), to transfer for no consideration up to 400,000 Shares in the aggregate to an organization that is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and (x) that is not an Affiliate of the Shareholder and (y) that is not a person or entity in respect of which the Shareholder or any Affiliate serves as trustee or in any other fiduciary capacity, (ii) at any

                                     III-6
time beginning three business days after the financial results of the Company for the fiscal year ending February 3, 1996 have been Publicly Disclosed (as defined below) by the Company, but not before consummation of the Securities Purchase, to sell all or a portion of the Shares to any purchaser, (x) in the case of non-negotiated, public, open-market transactions, in amounts not to exceed the limitations set forth in Rule 144(e) under the Securities Act (provided that the Shareholder and his Affiliates shall be considered one person for purposes of such limitations) and (y) in all other cases, other than to an Entrepreneurial Investor (as defined below), (iii) to pledge Shares in order to secure a loan from a bona fide lending institution, provided that (x) prior to such pledge such institution agrees in writing to enter into an agreement with the Buyer substantially identical to this Agreement and reasonably satisfactory in all respects to the Buyer, such agreement to take effect immediately prior to such institution's foreclosing or receiving any rights (other than a security interest therein) in respect of such Shares, and (y) prior to such foreclosure, the rights of such institution in respect of such Shares shall be limited to a security interest therein and be subject to this Agreement and (iv) to transfer Shares by will or pursuant to the laws of descent and distribution to an Affiliate of the Shareholder, provided that, at the time of such transfer, such transferee enters into an agreement with the Buyer substantially identical to this Agreement and reasonably satisfactory in all respects to the Buyer. The Shareholder shall provide the Buyer with prior written notice of any proposed transfer of Shares pursuant to this Section 5(d) and evidence of compliance therewith. For purposes of this Agreement, "Publicly Disclosed" means the Company's publicly announcing (which may include disclosure in the Proxy Statement mailed to the holders of Company Common Stock in connection with the Securities Purchase) the consolidated financial results of the Company and its consolidated subsidiaries for the fiscal year ending February 3, 1996 in the same detail as the Company's public announcement of such results for the fiscal year ended January 28, 1995 (containing at least the consolidated revenues, operating income and net income of the Company and its consolidated subsidiaries), and an "Entrepreneurial Investor" means any investor that (or any investor, any of whose Affiliates) (x) is listed on Schedule I hereto or (y) is unacceptable to John Vogelstein, in his sole discretion, provided that no individual or entity listed on Schedule II hereto shall be deemed an Entrepreneurial Investor.

                           (e) The Shareholder shall execute and deliver any
additional documents reasonably necessary or desirable, in the reasonable opinions of both the Buyer's counsel and the

                                     III-7

Shareholder's counsel, to evidence the Proxy granted in Section 1 with respect to the Shares or otherwise implement and effect the provisions of this Agreement.

                           (f) Effective upon consummation of the Securities
Purchase, the Shareholder shall resign from all of the positions then held by him with the Company and its subsidiaries, including, without limitation, from the offices of Chairman and Chief Executive Officer and from the Board of Directors of the Company, from the office of Chairman and from the Board of Directors of Western Publishing Company, Inc. and from the offices of Chairman,

President and Chief Executive Officer and from the Board of Directors of Penn Corporation.

                           (g) The Shareholder hereby agrees promptly to cause
the amendment, in a manner reasonably acceptable to the Buyer, of the trademark license agreement, dated September 11, 1995, between P&E Properties, Inc. ("P&E") and Western Publishing Company, Inc. relating to the right to display "The Poky Little Puppy" trademark on a corporate jet owned by P&E, provided that no royalties shall be payable for such right and that such right shall be not be assignable and shall terminate when such jet is no longer owned by P&E or an Affiliate thereof.

                  6. Representations and Warranties of the Buyer.

                  The Buyer represents and warrants to the Shareholder that:

                           (a) The Buyer has all requisite power and authority
to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer.

                           (b) Neither the execution, delivery or performance of
this Agreement by the Buyer nor the consummation of the transactions contemplated herein will violate the organizational documents of the Buyer or will conflict with or result in the breach of any material term, condition or provision of any instrument, indenture, contract, lease or other document or understanding, oral or written, to which the Buyer is a party or is otherwise bound or affected in such a manner as to materially and adversely affect the business of the Buyer.

                                     III-8

                  7. Termination. This Agreement may be terminated by any party hereto on or after the day of termination of the Securities Purchase Agreement in accordance with its terms, prior to the consummation of the Securities Purchase, and thereafter (i) by mutual written consent of both parties hereto, provided that Section 10 hereof shall survive termination of this Agreement or
(ii) at such time as the Shareholder and the Other Shareholders shall have disposed of direct and indirect "beneficial ownership" of all shares of Company Common Stock (excluding the 60,000 share of Company Common Stock owned by the Bernstein Foundation) in bona fide transactions that do not violate this Agreement.

                  8. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Except as contemplated by Section 5(d), the Shareholder shall not assign its rights or obligations hereunder without the Buyer's consent. The Buyer may assign its rights and obligations hereunder to an Affiliate.


                  9. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by Federal Express or other courier service or sent by express mail, postage prepaid, return receipt requested, addressed to the respective party at the applicable address below, on the date of such personal delivery or on the date received:


If to the Buyer:           Golden Press Holding, L.L.C.
                           c/o Warburg, Pincus Ventures, L.P.
                           466 Lexington Avenue
                           New York, New York  10017
                           Attention:  Joanne R. Wenig
                           Telecopy No.:  (212) 878-9351


with a copy to:            Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:  Jack H. Nusbaum, Esq.
                           Telecopy No.:  (212) 821-8111

                                     III-9

If to the Shareholder:     Richard A. Bernstein
                           444 Madison Avenue
                           Suite 601
                           New York, New York  10022
                           Telecopy No.:  (212) 888-5025

with a copy to:            James A. Cohen, Esq.
                           444 Madison Avenue
                           New York, New York  10022
                           Telecopy No.:  (212) 888-5025

with a copy to:            Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, New York  10005
                           Attention:  Lawrence Lederman, Esq.
                           Telecopy No.:  (212) 530-5219

Any party may change the foregoing address from time to time by giving the other party notice thereof.

                  10.      Injunctive Relief; Remedies Cumulative.

                           (a) Each party hereto acknowledges that the other
party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                           (b) No remedy conferred upon or reserved to any party
herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

                  11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof; provided, however, that the laws of the State of Delaware shall govern as to internal corporate matters.

                                    III-10

                  12. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single agreement.

                  13. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.

                  14. Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  15. Jurisdiction and Process. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto consents to process being served in any such proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested to such party at its address specified in Section 9 or at such other address of which such party shall then have been notified pursuant to said Section. Each party hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held be valid personal service upon and personal delivery to such party. Such service shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

                                    III-11

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


                                       GOLDEN PRESS HOLDING, L.L.C.

                                       By:  WARBURG, PINCUS VENTURES, L.P.
                                            Member



                                       By: ________________________________
                                           Name:
                                           Title:  General Partner




                                       -----------------------------------
                                       Richard A. Bernstein


                                    III-12

                            Index of Defined Terms


Affiliate                               1
beneficial ownership                    2
Bernstein Foundation                    4
Buyer                                   1
Company                                 1
Company Common Stock                    1
Nominee                                 3
Nominee Shares                          3
Other Shareholders                      1
P&E                                     8
Proxy                                   2
Publicly Disclosed                      7
Securities Act                          1
Securities Purchase                     1
Securities Purchase Agreement           1
Series B Preferred Stock                1
Shareholder                             1
Shares                                  1
Warrant                                 1
WPV                                     2

                                                                     APPENDIX IV

              CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                 PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE
                                PREFERRED STOCK
                                       OF
                        [WESTERN PUBLISHING GROUP, INC.]


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of [Western Publishing Group, Inc.], a Delaware corporation (hereinafter called the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under Article FOURTH of the Corporation's Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of 13,000 shares of Series B Convertible Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

                  1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 13,000.

                  2.  DIVIDENDS.

                  (a) The holders of Series B Preferred Stock (i) shall receive on the first day of February, May, August and November (each a "Dividend Date") of each twelve-month period following the date of initial issuance of the Series B Preferred Stock (the "Initial Issuance Date") through the fourth anniversary of the Initial Issuance Date, a stock dividend per share of Series B Preferred Stock equal to a number of shares of Common Stock of the

Corporation ("Common Stock") determined by multiplying the Conversion Rate (as determined pursuant to Sections 5 and 6 below) by .03 (such that at the initial Conversion Rate the holders of the Series B Preferred Stock shall receive in the aggregate 195,000 shares of Common Stock on a quarterly basis, resulting in the receipt of an aggregate of 780,000 shares of Common Stock in each of the first four years after the Initial Issuance Date, subject to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares), provided, however, that (x) in the event that the product of the number of shares of Common Stock per share of Series B Preferred Stock to be distributed in any quarter and the Market Price (as defined below) (the "Dividend Value") is less than $93.75, then, in addition to such shares of Common Stock, the holders shall receive on such date, out of legally available funds of the Corporation, cash per share of Series B Preferred Stock in an amount equal to the excess of $93.75 over the Dividend Value, compounded quarterly, and (y) in the event that the Dividend Value exceeds $187.50, then the number of shares of Common Stock to be so distributed shall be reduced by an amount sufficient to cause the Dividend Value to equal $187.50 (subject in each case to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares), and (ii) shall be entitled to receive thereafter, beginning on the first to occur of the first day of February, May, August or November after the fourth anniversary of the Initial Issuance Date, when and as declared, out of legally available funds of the Corporation, cash dividends (computed on the basis of a 360-day year of twelve 30-day months) at the rate of $150 per share (subject to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to any such shares), compounded quarterly, payable quarterly on the first day of February, May, August and November of each twelve-month period after the fourth anniversary of the Initial Issuance Date, on a pari passu basis with the Series A Preferred Stock of the Corporation (the "Series A Preferred Stock") (such stock and any other class or series of the preferred stock of the Corporation which shall rank with respect to the payment of dividends on a parity with the Series B Preferred Stock being referred to hereinafter, collectively, as "Parity Stock") and before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking with respect to the payment of dividends junior to the Series B Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. All dividends declared upon Series B Preferred Stock shall be declared pro rata per share.

                  For purposes of this Section 2, the term "Market Price" shall mean the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding the Dividend Date or the conversion date, as the case may be, as reported on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the Nasdaq National Market or any comparable system, or, if no such firm is then engaged in the business of reporting such prices, as reported by The Wall Street Journal, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such date shall be the fair market value thereof determined jointly by the Corporation and the holders of record of a majority of the Series B Preferred Stock then outstanding; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the holders of record of a majority of the Series B Preferred Stock then outstanding or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Corporation shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  (b) Dividends on the Series B Preferred Stock shall be cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, (i) unpaid dividends shall accumulate and no sums in any years shall be paid to the holders of the Junior Stock until all dividends payable on the Series B Preferred Stock have been paid in full, and (ii) no full dividends shall be declared or paid or set apart for payment on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not earned or declared) on the shares of the Series B Preferred Stock and any other Parity Stock, all dividends (other than Series B Preferred

Stock dividends paid in shares of Common Stock) declared upon shares of the Series B Preferred Stock and any other Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and other such Parity Stock bear to each other.

                  3.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $5,000 per share plus any dividends thereon cumulated or accrued but unpaid, whether or not declared (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of

Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series B Preferred Stock and Parity Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

                  4.  VOTING.

                  (a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 thereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration, including, without limitation, the election of all directors (the "Non-Series B Directors") other than those as to which the Series B Preferred Stock has rights voting separately as a class as set out in paragraphs (b) and
(c) below. Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock, and of any other outstanding Preferred Stock that is entitled to vote together with the holders of Common Stock as a single class, shall vote together with the holders of Common Stock as a single class.

                  (b) In addition to the right of the holders of Series B Preferred Stock to vote together with the holders of Common Stock as a single class with respect to the election of the Non-Series B Directors, for as long as at least (i) 40% of the shares of Series B Preferred Stock issued on the Initial Issuance Date (after taking into account any adjustments provided for hereunder)(the "Initial Series B Shares") are owned by Golden Press Holding, L.L.C. ("GP Holding"), any of its members, any Affiliates (as defined below) of such members (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV (GP Holding, its members, such Affiliates, WPV and such general partnership being herein collectively referred to as the "GP Holding Parties"), the holders of Series B

Preferred Stock shall have the exclusive right, voting separately as a class, to elect one-third of the members of the Corporation's Board of Directors (herein referred to as the "Series B Directors"), (ii) 30% of the Initial Series B Shares are owned by GP Holding Parties, the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect two Series B Directors, and (iii) 20% of the Initial Series B Shares are owned by GP Holding Parties, the holders of Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect one Series B Director. In case such number of members calculated pursuant to clause (i) of the immediately preceding sentence is not an integer, the number of Series B Directors shall be rounded up to the next integer. All such Series B Directors shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock either at meetings of stockholders at which directors are elected, a special meeting of holders of Series B Preferred Stock or by written consent without a meeting in accordance with the General Corporation Law of Delaware. Each Series B Director so elected shall serve for a term of one year and until his successor is elected and qualified, provided, however, that promptly upon any decrease in the number of Series B Directors that the holders of the Series B Preferred Stock are entitled to elect pursuant to the first sentence of this paragraph (b), the appropriate number of Series B Directors shall resign from the Corporation's Board of Directors. Any vacancy in the position of a Series B Director, other than pursuant to the proviso in the immediately preceding sentence, may be filled only by the holders of the Series B Preferred Stock. Each Series B Director may, during his term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series B Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series B Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent. On the Initial Issuance Date, the Board of Directors of the Corporation shall consist of nine members. For purposes hereof, "Affiliates" shall include persons included under the definition thereof in Rule 405 under the Securities Act of 1933, as amended, immediate family members and trusts, 25% or more of the beneficial interests of which are owned by such persons or one or more of their immediate family members.

                  (c) In addition to any other rights provided by law, for as long as at least one-half (1/2) of the Initial Series B Shares are owned by GP Holding Parties, the Corporation shall not (nor shall it, in the case of clauses
(ii), (iii), (iv) and (v), permit any of its subsidiaries to), without first obtaining the affirmative vote or written consent of the holders of record of a majority of the shares of the Series B Preferred Stock, voting as a separate class:

                  (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws, including without limitation a change in the number of members of the Board of Directors of the Corporation;

                  (ii) authorize or effect the incurrence or issuance of any Indebtedness (as defined below) (other than pursuant to an agreement to incur the same which has been approved in writing by holders of a majority of outstanding shares of Series B Preferred Stock, and other than pursuant to that certain Credit Agreement, dated September 29, 1995, between Western Publishing Company, Inc. and Heller Financial, Inc.) or shares of capital stock or rights to acquire capital stock other than, in the case of shares of Common Stock, (x) options to acquire up to 1,874,300 shares of Common Stock issued to employees of the Corporation pursuant to the Amended and Restated 1986 Employee Stock Option Plan of the Corporation (the "Stock Option Plan") or (y) thereafter approved with the consent of the holders of record of a majority of the then outstanding shares of Series B Preferred Stock; provided, however, that the incurrence of Indebtedness among the Corporation and its subsidiaries shall not require such consent;

                  (iii) authorize or effect (A) in one or in a series of two or more related transactions, any sale, lease, license, transfer or other disposition of assets for consideration in excess of $5,000,000 (other than in the ordinary course of business or among the Corporation and its subsidiaries); (B) any merger or consolidation or other reorganization involving the Corporation or any of its subsidiaries (other than with one another or in respect of which the aggregate consideration paid to or received by the Corporation or its subsidiaries is less than $5,000,000) or (C) a liquidation, winding up, dissolution or adoption of any plan for the same other than the liquidation, winding up, dissolution or adoption of any plan for the same of a subsidiary into the Corporation or another subsidiary thereof;

                  (iv) authorize or effect, in one or in a series of two or more related transactions, (A) any acquisition or lease of assets or (B) any license of patent, trademark or other rights relating to any intellectual property, in each case, that involves by its terms a per annum payment in excess of $5,000,000 as determined in good faith by the Corporation's Board of Directors, other than among the Corporation and its subsidiaries or in the ordinary course of business; or

                  (v) terminate the employment of the chief executive officer of the Corporation.

For purposes of this Section 4(c), "Indebtedness" means liability for borrowed money or the deferred purchase price of property or services (except payables arising in the ordinary course of business) and including any guaranties thereof.


                  Notwithstanding anything in paragraphs (b) or (c) to the contrary, in the event that the shares of Series B Preferred Stock are held by more than 10 holders, then (i) the right of the holders of Series B Preferred Stock to vote separately as a class to elect the Series B Directors shall terminate, and the holders of the Series B Preferred Stock shall have the right to vote together with the holders of Common Stock with respect to the election of all directors as set forth in paragraph (a) above and (ii) the restrictions on the Corporation set forth in this paragraph (c) shall terminate, provided that for purposes of this sentence, each member of GP Holding (other than WPV) together with the Affiliates of such member shall be deemed to be one holder (if such member or Affiliate directly owns shares of Series B Preferred Stock) and WPV and the general partnership that acts as a general partner of WPV together shall be deemed to be one holder (if any such entity directly owns shares of Series B Preferred Stock).

                  (d) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of record of at least a majority of the then outstanding aggregate number of shares of such adversely affected Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with, the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series B Preferred Stock.

                  5. OPTIONAL CONVERSION. Each share of Series B Preferred Stock may be converted at any time from and after the Initial Issuance Date, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series B Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock, as the case may be

(unless the Corporation defaults upon the payment due upon such redemption or liquidation).

                  (a) The applicable conversion rate ("Conversion Rate") and conversion price ("Conversion Price") of the Series B Preferred Stock from time to time in effect is subject to adjustment as hereinafter provided. The initial Conversion Rate shall be 500 shares of Common Stock for each one share of Series B Preferred Stock surrendered for conversion representing an initial Conversion Price (for purposes of Section 6) of $10.00 per share of Common Stock. Exercise of the conversion right set forth herein by the exercising holder shall not extinguish such holder's right to receive, and of the Corporation's obligation to pay, any and all accrued but unpaid dividends, whether or not declared, up to and including the time of conversion in respect of any shares of Series B

Preferred Stock then being converted. In the event any such accrued but unpaid dividends are not paid at the time of such conversion, interest on the unpaid amount of such dividends shall continue to accrue at the rate of 12% per annum, compounded quarterly, until such amount is paid.

                  (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series B Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction multiplied by the Market Price of one share of Common Stock, calculated to the nearest one-hundredth (1/100) of a share.

                  (c) Whenever the Conversion Rate and Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series B Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each holder of record of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

                  (d) In order to exercise the conversion privilege, the holder of record of any Series B Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent is at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (e) The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

                  (f) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except the right of the holder thereof to receive payment of any accrued but unpaid dividends thereon and shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                  6.  ANTI-DILUTION PROVISIONS.

                  (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 6(a). At any given time the Conversion Price, whether as the initial price of $10.00 per share or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Common Stock upon conversion of shares of Series B Preferred Stock. Upon each adjustment of the Conversion Price pursuant to Section 6, the Conversion Rate shall be adjusted such that the registered holders of shares of Series B Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of the Corporation's Series A Preferred Stock and Series B Preferred Stock and (z) the number of shares of Common Stock deemed to be outstanding under subparagraphs

6(b)(1) to (9), inclusive, at such time.

                  (b) Except as provided in paragraph 6(c) or 6(f) below, if and whenever on or after the Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with subparagraphs 6(b)(1) to (9), inclusive, be deemed to have granted, issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

                  (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

                  (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction, plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 6(b)(1) to (9) hereof) in connection with such Triggering Transaction;

provided, however, that the Conversion Price shall not be so reduced if (A) for so long as the holders of the Series B Preferred Stock have the right to elect one or more Series B Directors pursuant to Section 4(b) hereof or to approve certain transactions by the Corporation pursuant to Section 4(c) hereof, such Triggering Transaction involves a grant, issuance or sale of Common Stock to any GP Holding Party other than ratably to all holders of the Common Stock, and such Triggering Transaction has not been approved by a majority of the Non-Series B Directors (other than natural persons who are GP Holding Parties or officers, directors or employees of entities that are GP Holding Parties) or (B) the Triggering Transaction involves a grant, issuance or sale of Common Stock that has not been registered pursuant to the Securities Act of 1933, as amended, and an investment bank of national standing and reputation, engaged for a fee by the Corporation pursuant to a written engagement letter, has not been consulted by the Corporation with respect to the structure of such Triggering Transaction and participated in the negotiation of such Triggering Transaction.

                  For purposes of determining the adjusted Conversion Price under this paragraph 6(b), the following subsections (1) to (9), inclusive, shall be applicable:

                           (1) In case the Corporation at any time shall in any
                  manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such

                  Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2) In case the Corporation at any time shall in any
                  manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in respect of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3) If the purchase price provided for in any Options
                  referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or
                  (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or
                  (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                           (4) On the expiration of any Option or the
                  termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5) In case any Options shall be issued in connection
                  with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

                           (6) In case any shares of Common Stock, Options or
                  Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger, provided that, to the extent such value is not readily ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

                           (7) The number of shares of Common Stock outstanding
                  at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 6(b).

                           (8) In case the Corporation shall declare a dividend
                  or make any other distribution upon the stock of the Corporation (other than dividends payable on the

                  Series B Preferred Stock pursuant to Section 2 hereof) payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by subparagraph 6(c) or 6(d)), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (9) For purposes of this paragraph 6(b), in case the
                  Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  (c) In the event the Corporation shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries but without increasing the same as a result of any write-up of assets related to such dividend or any gain from the sale of any capital assets related to such dividend (herein referred to as "Liquidating Dividends"), then, the Corporation shall pay to the holders of the Series B Preferred Stock (in respect of each share of Class B Preferred Stock), at the time such dividend is paid to holders of the Common Stock and in addition to any other dividend required to be paid to the holders of the Series B Preferred Stock, an amount equal to the product of the Conversion Rate then in effect and the aggregate value at such time of all Liquidating Dividends paid in respect of one share of Common Stock. For the purposes of this paragraph 6(c), a dividend shall be considered payable out of earnings or earned surplus only if paid in cash and to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

                  (d) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation (other than pursuant to a liquidation subject to Section 3 hereof) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be pari passu with the rights of holders of Parity Stock and prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series B Preferred Stock) mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  (f) The provisions of this Section 6 shall not apply to any Common Stock issued or issuable to any person or entity, or deemed outstanding, under subparagraphs 6(b)(1) to (9) inclusive: (i) on exercise of options outstanding as of the Initial Issuance Date to acquire up to 1,874,300 shares of Common Stock issued to employees of the Corporation pursuant to the Stock Option Plan or any options approved by the holders of record of a majority of the outstanding shares of Series B Preferred Stock pursuant to Section 4(c)(ii)(y) hereof, (ii) pursuant to options granted to

Richard E. Snyder under the Stock Option Plan, as amended by the Corporation's Board of Directors on January 31, 1996, (iii) on conversion of the Series B Preferred Stock or Series A Preferred Stock, (iv) as a dividend on the Series B Preferred Stock, or (v) on exercise of the Warrant issued to GP Holding on the Initial Issuance Date.

                  (g)  In the event that:

                  (1) the Corporation shall declare any cash dividend upon its Common Stock, or

                  (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                  (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or


                  (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another individual or entity, or

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series B Preferred Stock:

                  (i) at least ten (10) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                  (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 6(b) hereof, then each holder of record of Series B Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 6(g)) and upon the terms applicable to such Purchase Rights either:

                  (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series B Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series B Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holders of the Series B Preferred Stock specifically to request delivery of such rights; or

                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                  (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d).

                  7.       REDEMPTION.

                  (a) The Corporation, at its option, may redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) all or a portion of the shares of Series B Preferred Stock at a price of $5,000 per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends thereon cumulated or accrued but unpaid, whether or not declared (such amount is hereinafter referred to as the "Redemption Price"), from time to time after the fourth anniversary of the Initial Issuance Date (any such date of redemption is hereafter referred to as a "Redemption Date"), if prior to such redemption all accrued but unpaid dividends on all outstanding shares of Series B Preferred Stock have been paid, provided, however, that, without the written consent of the holders of a majority of the outstanding shares of Class A Preferred Stock, the Corporation shall not redeem any shares of Class B Preferred Stock so long as any shares of Class A Preferred Stock remain outstanding.

                  (b) In the event of any redemption of only a part of the then outstanding Series B Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series B Preferred Stock held on the date of notice of redemption).

                  (c) At least thirty (30) days prior to any proposed Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series B Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of record of Series B Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock of the Corporation (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series B Preferred Stock. Any shares of Series B Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the amount of authorized Series B Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series B Preferred Stock at such price or prices as the Corporation and the selling holders of the Series B Preferred Stock may mutually determine, subject to the provisions of applicable law.

                  IN WITNESS WHEREOF, [Western Publishing Group, Inc.] has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred

Stock to be duly executed by its ______________ this ____ day of ____________, 1996.

                                       [WESTERN PUBLISHING GROUP, INC.]



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                             Index of Defined Terms

Affiliates                                      6
Common Stock                                    1
Conversion Price                                8
Conversion Rate                                 8
Convertible Securities                         12
Corporation                                     1

Dividend Date                                   1
Dividend Value                                  2

GP Holding                                      5
GP Holding Parties                              5

Indebtedness                                    7
Initial Issuance Date                           1
Initial Series B Shares                         5

Junior Stock                                    2

Liquidating Dividends                          16

Market Price                                    2

Non-Series B Directors                          5
Number of Common Shares Deemed Outstanding     11

Parity Stock                                    2

Redemption Date                                20
Redemption Notice                              21
Redemption Price                               20

Senior Preferred Stock                          4
Series A Preferred Stock                        2
Series B Directors                              5
Series B Preferred Stock                        1
Stock Option Plan                               7

Triggering Transaction                         11

WPV                                             5

                                                             WF&G DRAFT
                                                               1/31/96

                                                                      APPENDIX V

                                FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO [WESTERN PUBLISHING GROUP, INC.], QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                       [WESTERN PUBLISHING GROUP, INC.]

                         Common Stock Purchase Warrant

                  [Western Publishing Group, Inc.], a Delaware corporation (the "Company"), hereby certifies that, for value received, Golden Press Holding, L.L.C. (the "Holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on the earlier to occur of (i) the second anniversary of the date of issuance hereof and (ii) the date on which a bona fide Business Combination Proposal (as defined in the Securities Purchase Agreement, dated as of January 31, 1996, between the Company and the Holder) is publicly announced or a proxy solicitation for control of the Company's Board of Directors is initiated by any person or entity other than a Holder Party (as defined in Section 3.1 hereof)(the "Earliest Exercise Date"), and ending on , 2003, in whole or in part, an aggregate of 3,250,000 fully paid and non-assessable shares of the Common Stock of the Company at a purchase price, subject to the provisions of Paragraph 3 hereof, of $10.00 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant.

                  1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in New

York, New York, accompanied by payment of an amount (the "Exercise Amount") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Amount, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) in respect of such exercise equal to the Exercise Amount, or (iii) by a combination of the methods described in clauses (i) and (ii) above. In lieu of exercising this Warrant pursuant to the immediately preceding sentence, the holder may elect to receive a payment equal to the difference between (i) the Market Price multiplied by the number of shares as to which this Warrant is then being exercised and (ii) the Purchase Price with respect to such shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in respect of such exercise, by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office in New York, New York. For purposes hereof, the term "Market Price" shall mean the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding the date of exercise of this Warrant as reported on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the Nasdaq National Market or any comparable system, or, if no such firm is then engaged in the business of reporting such prices, as reported by The Wall Street Journal, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the holder of this Warrant or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  1.1 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or its nominee (upon payment by such holder of any applicable transfer taxes).

                  2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

                  3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

                  3.1. Adjustment for Issue or Sale of Common Stock at Less than Purchase Price. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall grant, issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have granted, issued or sold, any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the

"Triggering Transaction"), the Purchase Price shall, subject to subparagraphs
(1) to (9) of this Paragraph 3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by dividing:

(i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Purchase Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

(ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 3.1(1) to (9)) in connection with the Triggering Transaction;

provided, however, that the Purchase Price shall not be so reduced if (i) so long as the Holder has the right to elect as a class one or more directors of the Company's Board of Directors or to approve certain transactions by the Company pursuant to Section 4(b) or 4(c), respectively, of the Certificate of Designations of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), such Triggering Transaction involves a grant, issuance or sale of Common Stock to the Holder, any of its members, any affiliates of such members (other than of Warburg, Pincus Ventures, L.P. ("WPV")) and the general partnership that acts as a general partner of WPV (the Holder, its members, such affiliates and such general partnership being herein collectively referred to as the "Holder Parties"), other than ratably to all holders of the Common Stock, and such Triggering Transaction has not been approved by a majority of the Non-Series B Directors (as defined in said Certificate of Designations and excluding natural persons who are Holder Parties or officers, directors or employees of entities that are Holder Parties) or (ii) the Triggering Transaction involves a grant, issuance or sale of Common Stock that has not been registered pursuant to the Securities Act of 1933, as amended, and an investment bank of national standing and reputation, engaged for fee by the Company pursuant to a written engagement letter, has not been consulted by the Company with respect to the structure of such Triggering Transaction and participated in the negotiation of such Triggering Transaction.

                  For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of the Company's Series A Preferred Stock and Series B Convertible Preferred Stock and (z) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 3.1(1) to
(9), inclusive, at such time.

                  For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

                           (1) In case the Company at any time shall in any
manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options which relate to

Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                           (2)  In case the Company at any time shall in any
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                           (3)  If the purchase price provided for in any
Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common

Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

                           (4)  On the expiration of any Option or the
termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                           (5)  In case any Options shall be issued in
connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

                           (6)  In case any shares of Common Stock, Options or
Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor, less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger, provided that, to the extent such value is not ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                           (7)  The number of shares of Common Stock outstanding
at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.
                                      V-7

                           (8)  In case the Company shall declare a dividend or
make any other distribution upon the stock of the Company payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by Section 3.3 or 3.4), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.


                           (9)  For purposes of this Paragraph 3.1, in case the
Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                  3.2. Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries but without increasing the same as a result of any write-up of assets related to such dividend or any gain from the sale of any capital assets related to such dividend (herein referred to as "Liquidating Dividends"), then, the Company shall pay to the holder of this Warrant, at the time such dividend is paid to the holders of the Common Stock, an amount equal to the product of (i) the number of shares of Common Stock that the holder of this Warrant would be entitled to acquire upon exercise of this Warrant at the Purchase Price then in effect and (ii) the aggregate value at such time of all Liquidating Dividends paid in respect of one share of Common Stock. For the purposes of this Paragraph 3.2, a dividend shall be considered payable out of earnings or earned surplus only if paid in cash and to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

                  3.3. Subdivisions and Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  3.4. Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holder of this Warrant) mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  3.5. No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued or issuable to any person or entity, or deemed outstanding, under subparagraphs 3.1(1) to (9) inclusive: (i) on exercise of options outstanding on the date of issuance hereof to acquire up to 1,874,300 shares of Common Stock issued to employees of the Company pursuant to the Amended and Restated 1986 Employee Stock Option Plan of the Company (the "Stock Option Plan") or any options approved with the consent of the holders of record of a majority of the outstanding shares of Series B Preferred Stock; (ii) pursuant to options granted to Richard E. Snyder under the Stock Option Plan, as amended by the Company's Board of Directors on January 31, 1996; (iii) on conversion of the Series B Preferred

Stock or the Series A Preferred Stock of the Company; (iv) as a dividend on the Series B Preferred Stock; or (v) on exercise of this Warrant.

                  3.6.  Notices of Record Date, Etc.  In the event that:

                           (1)  the Company shall declare any cash dividend upon
its Common Stock, or

                           (2)  the Company shall declare any dividend upon its
Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                           (3)  the Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                           (4)  there shall be any capital reorganization or
reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                           (5)  there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;


then, in connection with such event, the Company shall give to the holder of this Warrant:

(i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

                  3.7. Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

(i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

(ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.


                  3.8. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the

Purchase Price as otherwise determined pursuant to any of the provisions of this
Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

                  3.9. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by the Nasdaq National Market, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

                  3.10. Officers' Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

                  4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

                  5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

                  6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

                  7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

                  8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

                  (a) Subject to the legend appearing on the first page hereof, at any time beginning on the Earliest Exercise Date, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

                  (b) Subject to Section 8(a), any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

                  (c) Until this Warrant is transferred on the books of the

Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except, in each case, as provided herein.

                  (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

                  9. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

                  10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                  11. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

                  12. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  13. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of shares Common Stock issued upon exercise of this Warrant, and shall be enforceable by any such holder.

                  14. MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court of agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceablilty of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

                  15. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                          [WESTERN PUBLISHING GROUP, INC.]


                                          By
                                             -------------------------------
                                             Name:
                                             Title:

Dated: _____________


Attest:

____________________

         [To be signed only upon exercise of Warrant]



To [Western Publishing Group, Inc.]

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of [Western Publishing Group, Inc.] and herewith makes payment of $ ___________________________[specify amount of cash and/or number, market value and type of securities being paid or whether a cashless exercise is elected], and requests that the certificates for such shares be issued in the name of, and be delivered to ________________, whose address is _______________________________________________.


Dated: ___________________



                  _______________________________
                  (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                  _______________________________
                              Address

         [To be signed only upon transfer of Warrant]



      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________ the right represented by the within Warrant to purchase the _____________ shares of the Common Stock of [Western Publishing Group, Inc.] to which the within Warrant relates, and appoints ___________________ attorney to transfer said right on the books of [Western Publishing Group, Inc.] with full power of substitution in the premises.

Dated:

__________________________



                  _____________________________
                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                  _____________________________
                            Address


In the presence of


_____________________________

Index of Defined Terms

ACT                                             1
Common Stock                                    1
Company                                         1
Convertible Securities                          5
Earliest Exercise Date                          1

Exercise Amount                                 2
Holder                                          1
Holder Parties                                  4
Liquidating Dividends                           8
Market Price                                    2
Number of Common Shares Deemed Outstanding      4
Purchase Price                                  1
Purchase Rights                                11
Series B Preferred Stock                        4
Stock Option Plan                               9
Triggering Transaction                          4
WPV                                             4

                                                                     APPENDIX VI

                         REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of __________ __, 1996, is entered into by and among [Western Publishing Group, Inc.], a Delaware corporation (the "Company"), and Golden Press Holding, L.L.C., a Delaware limited liability company ("GP Holding").

                  WHEREAS, the Company has agreed to issue to GP Holding, shares of its Series B Convertible Preferred Stock ("Preferred Stock") and a Warrant (the "Warrant") to purchase shares of its Common Stock ("Common Stock") and to grant to GP Holding and any subsequent holders of such Preferred Stock and such Warrant certain rights to have such Preferred Stock, such Warrant and certain shares of Common Stock registered under the Securities Act of 1933, as amended (the "Act").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

                  SECTION 1.  Definitions.

                  As used in this Agreement:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) the term "Holder" shall mean any holder of Registrable Securities;

                  (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

                  (e) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (f) ( the term "Registrable Securities" means (i) any shares of Preferred Stock, (ii) any shares of Common Stock issued upon conversion of shares of Preferred Stock, (iii) the Warrant or any portion thereof, (iv) ny shares of Common Stock issued upon exercise of the Warrant or any portion thereof and (v) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities referred to in clauses (i) through (iv) above. For purposes of this Agreement, a person will be deemed to be a Holder whenever such person has the right to acquire directly or indirectly Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected;

                  (g) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 2, 3 and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

                  (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                   SECTION 2.  Demand Registration.

                  (a) Request for Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                             (i) within five (5) days of receipt of such
                  request, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                            (ii) as soon as practicable, use its diligent best
                  efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this
                  Section 2:

                                       (x) In any particular jurisdiction in

                           which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder; or

                                       (y) After the Company has effected three
                           (3) such registrations pursuant to this Section 2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(b) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no absolute right to include any of its securities in any such registration.

                  The registration rights set forth in this Section 2 shall be assignable, in whole or in part, to any transferee of Registrable Securities who is a transferee of at least 5% of the then outstanding Registrable Securities, a member of GP Holding, an affiliate of E.M. Warburg, Pincus & Co., Inc. ("Warburg") or a limited or general partner of an investment fund affiliated with Warburg, and such transferee shall be bound by all obligations of this
Section 2.

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a).

                  If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 2, or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors (other than Registrable Securities) of the Company and the securities held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares originally proposed to be registered by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                       SECTION 3.  Company Registration.

                  (i) Request For Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                             (i) promptly give to each of the Holders a written
                  notice thereof which shall describe in reasonable detail the proposed registration and distribution (including those jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                            (ii) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.


                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein; provided, however, that GP Holding shall not be required to participate in such underwriting if GP Holding, or an affiliate of GP Holding who is a Holder, notifies the Company that it is seeking registration of its shares to enable it to distribute such shares to its members or to affiliates of Warburg or limited or general partners of investment funds affiliated with Warburg. The Holders whose shares are to be included in such registration (other than GP

Holding if GP Holding, or an affiliate of GP Holding who is a Holder, elects not to participate in such underwriting) shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting as the representative deems necessary and appropriate. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities, securities held by holders who by contractual right demanded such registration ("Demanding Holders") and securities held by "Holders" under the Registration Rights Agreement, dated as of January __, 1996, between the Company, Richard A. Bernstein, and certain of his affiliates (the "Bernstein Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and the Bernstein Holders (if the Bernstein Holders are not Demanding Holders) shall be reduced, on a pro rata basis (based on the number of shares originally proposed to be registered by each such person), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) Number and Transferability. Each of the Holders shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 3. The registration rights granted pursuant to this

Section 3 shall be assignable, in whole or in part, to any transferee of Registrable Securities who is a transferee of at least 5% of the then outstanding Registrable Securities, a member of GP Holding, an affiliate of Warburg or a limited or general partner of an investment fund affiliated with Warburg, and such transferee shall be bound by all obligations of this Section 3.

                  SECTION 4.  Form S-3 and Shelf Registration.

                  (a) Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 for secondary sales. So long as the Company is so qualified, Holders shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject only to the following:

                             (i) The Company shall not be required to effect a
                  registration pursuant to this Section 4(a) within 120 days of the effective date of the most recent registration pursuant to this Section 4(a) in which securities held by the requesting Holder could have been included for sale or distribution.

                            (ii) The Company shall not be required to effect a
                  registration pursuant to this Section 4(a) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement. In such event, the Company shall have the right to defer the filing of the registration statement no more than once during any twelve (12) month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 4(a).

                           (iii) The Company shall not be obligated to effect
                  any registration pursuant to this Section 4(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder.

                  The Company shall, within five (5) days of receipt of request for registration pursuant to this Section 4(a), give written notice to all Holders of the receipt of such request and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of
Section 2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its diligent best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

                  (b) Shelf Registration. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect a registration pursuant to Rule 415, or any successor rule under the Act, that would permit the sale of all or a part of the Registrable Securities from time to time:

                             (i) The Company shall use its best efforts to file
                  with the Commission and thereafter to cause to be declared effective as promptly as practicable a registration statement on an appropriate form under the Act as reasonably determined by the Company relating to the offer and sale of the Registrable Securities by the Holders from time to time pursuant to Rule 415, or any successor rule under the Act, in accordance with the methods of distribution set forth in such registration statement (a "Shelf Registration Statement").

                            (ii) The Company shall use its best efforts to keep
                  the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of 18 months from the effective date thereof or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold. Notwithstanding any other provision hereof, the Company may postpone or suspend the filing or the effectiveness of the Shelf Registration Statement (or any amendments or supplements thereto) if (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, other pending corporate developments, public filings with the Commission or other similar events, so long as the Company promptly thereafter complies with the requirements of
                  Section 6(a)(v) hereof, if applicable. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it intentionally takes any action not contemplated by clause (i) or (ii) above that would result in holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the period.

                  SECTION 5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

                            SECTION 6.  Registration Procedures.

                           (a)  In the case of each registration effected by the
Company pursuant to this Agreement, the Company will:

                             (i) provide the Holders of Registrable Securities
                  to be registered under the registration statement, their underwriters, if any, and their respective counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto (reflecting in each such document such comments as such persons may reasonably propose), and provide each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act;

                            (ii) notify each Holder as to the filing of the
                  registration statement and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

                           (iii) notify each Holder, promptly after it shall
                  receive notice thereof, of the time when such registration statement becomes effective or when any amendment or supplement to any prospectus forming a part of such registration statement has been filed;

                            (iv) notify each Holder promptly of any request by
                  the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                             (v) prepare and promptly file with the Commission,
                  and promptly notify each Holder of the filing of, any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and, in addition, prepare and file with the Commission, promptly upon the written request of any Holder, any amendments or supplements to such registration statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

                            (vi) prepare promptly upon request of the Holders or
                  any underwriters for the Holders such amendment or amendments to such registration statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                           (vii) advise each Holder promptly after the Company
                  shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

                          (viii) use its best efforts to qualify as soon as
                  reasonably practicable the Registrable Securities included in the registration statement for sale under the blue sky or other state securities laws of such states and jurisdictions within the United States as shall be reasonably requested by any Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

                            (ix) furnish each Holder, as soon as available,
                  copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as any Holder may from time to time reasonably request;


                             (x) furnish, at the request of any Holder
                  requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities, and
                  (ii) a letter, dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if customarily given to holders of securities to be sold in a registration, to the Holders requesting registration of Registrable Securities;

                            (xi) otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provision of Section 11(a) of the Act; and

                           (xii) enter into and perform an underwriting
                  agreement with the managing underwriter, if any, selected as provided in Section 2(b) or 3(b), containing customary (y) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (z) representations, warranties, covenants, indemnities, terms and conditions, provided that the Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the Company shall also be conditions precedent to the obligations of such Holders, and provided further that such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders and such Holders' intended method of distribution and any other representation required by law.

                  (b) At its expense, the Company will: keep each registration effected by the Company pursuant to this Agreement effective for a period of nine (9) months or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such nine-month period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to
Section 12 or 15(d) of the Exchange Act.

                            SECTION 7.  Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each of the Holders, each of its officers, directors, partners, members, managers, agents, representatives and affiliates of the foregoing, each underwriter (as defined in the Act), if any, and each person controlling each of the Holders or such underwriter within the meaning of the Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, partners, members, managers, agents, representatives and their affiliates, each such underwriter and each person controlling any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

                  (b)  To the extent permitted by law, each of the Holders will,

if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and representatives and each underwriter, if any, and each person controlling the Company or such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such directors, officers, agents, representatives, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this
Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders, and provided further that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided, however, that the obligations of each Holder shall be limited to an amount equal to the proceeds to such Holder from the sale of Registrable Securities as contemplated herein. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreements are subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                  (g)  The obligations of the Company and the Holders under this
Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

                  (h) The foregoing indemnity agreements shall include reasonable fees and expenses of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

                  SECTION 8. Information by the Holders. Each of the Holders shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to use its reasonable best efforts:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                  (c) furnish to any Holder upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents so filed by the Company and (iii) such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                  SECTION 10. Assignability. The rights to cause the Company to register Registrable Securities pursuant to this

Agreement may be assigned by a Holder to any transferee or assignee of Registrable Securities who is a transferee or assignee of at least 5% of the then outstanding Registrable Securities, a member of GP Holding, an affiliate of Warburg or a limited or general partner of an investment fund affiliated with Warburg. The Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Holders.

                  SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 12. Amendment. Any modification, amendment or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company and the Holders of not less than 50% of the Registrable Securities then outstanding, provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities.

                  SECTION 13. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed or delivered by any nationally recognized overnight delivery service to the Company at:

                           to the Company:

                           [Western Publishing Group, Inc.]
                           444 Madison Avenue
                           Suite 601
                           New York, New York  10022
                           Telecopy:  (212) 888-5025
                           Attn:  Richard A. Bernstein

                           with a copy to:

                           James A. Cohen, Esq.
                           Senior Vice President - Legal Affairs
                           [Western Publishing Group, Inc.]
                           444 Madison Avenue
                           New York, New York  10022
                           Telecopy:  (212) 888-5025
                           and a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, New York  10028
                           Telecopy: (212) 530-5219
                           Attn: Lawrence Lederman, Esq.

and to each Holder at such address set forth on the signature page hereof or as shall be furnished in writing to the Company. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepared), personally delivered, or telegraphed, be effective four (4) days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied or delivered by any nationally recognized overnight delivery service, shall be effective upon actual receipt.

                  SECTION 14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  SECTION 16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 17. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

                  SECTION 18. Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
                                     VI-19

                  IN WITNESS WHEREOF, the Company and each of the undersigned parties has executed this Agreement effective for all purposes as of the date first above written.


                                       [WESTERN PUBLISHING GROUP, INC.]



                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       GOLDEN PRESS HOLDING, L.L.C.

                                       By: WARBURG, PINCUS VENTURES, L.P
                                       Member



                                            By:
                                                ---------------------------
                                                Name:
                                                Title:


                                       Address for notices:

                                       Golden Press Holding, L.L.C.
                                       c/o Warburg, Pincus Ventures, L.P.
                                       466 Lexington Avenue
                                       New York, New York  10017
                                       Telecopy:  (212) 878-9351
                                       Attn:  Joanne R. Wenig

                                       with a copy to:

                                       Willkie Farr & Gallagher
                                       153 East 53rd Street
                                       New York, New York  10022
                                       Telecopy:  (212) 821-8111
                                       Attn:  Jack H. Nusbaum, Esq.

                                                                APPENDIX VII


                         EXECUTIVE OFFICER BONUS PLAN
                         ----------------------------

                        WESTERN PUBLISHING GROUP, INC.
                         Executive Officer Bonus Plan


                  1. Purpose. The purpose of the Executive Officer Bonus Plan (the "Plan") is to advance the interests of Western Publishing Group, Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives in the form of periodic cash bonus awards to certain senior executive officers of the Company.

                  2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "outside directors", as defined under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.

                  The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the employees and other individuals to be granted bonus awards ("Bonuses") under the Plan, to determine the size and terms of the Bonus to be made to each individual selected, to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in
Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect to Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

                                     VII-1

                  3. Participation. The Committee shall have exclusive power (except as may delegated as permitted herein) to select the senior executives of the Company who may participate in the Plan and be granted Bonuses under the Plan ("Participants"); provided that prior to the first purchase of securities of the Company by Golden Press Holdings LLC, the only person who may be designated by the Committee to become a Participant is Richard E. Snyder.


                  4. Bonuses under the Plan.

                           (a) The Committee may in its discretion award a
Bonus to a Participant for any fiscal year of the Company (a "Year") under the terms and conditions of this Section 4. Subject to subsections (b) and (c) of this Section 4, the amount of a Participant's Bonus shall be an amount (the "Maximum Bonus") determinable from written performance goals approved by the Committee not later than 90 days following the beginning of the Year to which such goals relate and while the outcome is substantially uncertain. The performance goals and formula applicable to each affected Participant shall be set forth in a written schedule established by the Committee (the "Bonus Schedule"). The performance goals, which must be objective, shall be based on the Company's actual versus budgeted earnings before interest, taxes, depreciation and amortization. The Bonus Schedule shall specify the manner in which the Maximum Bonuses shall be determined if the performance goals are met and the period or periods to which the performance goals apply.


                           (b) The performance goals and Maximum Bonus
applicable to any affected Participant may be adjusted in the discretion of the Committee in order to reflect a change in accounting method mandated by the Financial Accounting Standards Board, or such other adjustment as the Committee determines to be proper and may be made without a loss of deductibility of Bonuses under Section 162(m) of the Code. The previous sentence shall be applied in a manner which does not increase the amount of any Maximum Bonus, as calculated without giving effect to the change in accounting method.

                           (c) The Committee shall determine whether the
performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Maximum Bonus. No Bonuses will be paid until such certification is made by the Committee. The amount of the Bonus actually paid to any affected Participant may be less than the Maximum Bonus at the discretion of the Committee, but shall be no greater than the amount of such Participant's Maximum Bonus. No Bonus shall be paid unless the material terms of the Bonus, including the performance goals applicable thereto, have been disclosed to and approved by the shareholders of the Company in a manner designed to comply with the requirements of Section 162(m) of the Code.

                           (d) The provisions of this Section 4 shall be
administered and interpreted in accordance with Section 162(m) of

                                     VII-2
the Code to ensure the deductibility by the Company or its affiliates of the payment of Bonuses.

                           (e) Notwithstanding anything in the Plan to the
Contrary, in no event may a Participant's Maximum Bonus for any Year exceed $2 million.


                  5. Miscellaneous Provisions.

                           (a) No employee of the Company or other person
shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its affiliates, subject to the provisions of any applicable employment agreement.

                           (b) Except as may be approved by the Committee, a
Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its affiliates by the Participant.

                           (c) The Company and its affiliates shall have the
right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

                           (d) The Company is the sponsor and legal obligor
under the Plan, and shall make all payments hereunder, other than any payments to be made by any of its affiliates, which shall be made by such affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and the rights of Participants to the payment of Bonuses hereunder shall be no greater than the rights of the company's unsecured general creditors. All expenses involved in administering the Plan shall be borne by the Company.

                                     VII-3

                           (e) The validity, construction, interpretation,
administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                           (f) The Plan shall be effective as of February 1,
1996, subject to the receipt of shareholder approval prior to the payment of any Bonuses in accordance with the last sentence of Section 4(c).

                  6. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.



                  7. Plan Termination. The Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.
                  8. Actions and Decision Regarding the Business or Operations of the Company and/or its Affiliates. Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any affiliates.


                                     VII-4

                                                                APPENDIX VIII

                              CHARTER AMENDMENTS
                              ------------------

1.       Article FIRST of the Amended and Restated Certificate of
         Incorporation of the Company is hereby amended in its entirety to read as follows:



                           "FIRST:  The name of the corporation (the
                  "Corporation") is Golden Books Family Entertainment,
                  Inc."


2. Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company is hereby amended in its entirety to read as follows:

                           "FOURTH: The Corporation shall have the authority to
                  issue 60,200,000 shares, consisting of 60,000,000 shares of common stock, par value $.01, and 200,000 shares of preferred stock, without par value. The Board of Directors may authorize the issuance from time to time of preferred stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution."

                                    VIII-1

                                                            APPENDIX IX

                              FAIRNESS OPINION OF
                           BEAR, STEARNS & CO., INC.
                           -------------------------

January 31, 1996


Board of Directors
Western Publishing Group, Inc.
444 Madison Avenue
New York, NY 10222

Dear Sirs and Madame:

We understand that Western Publishing Group, Inc. ("Western Publishing" or the "Company") intends to enter into a transaction with E.M. Warburg Pincus Ventures, L.P. ("Warburg Pincus") and Mr. Richard E. Snyder (collectively, the "Warburg Pincus Group"), pursuant to which, among other things, a newly formed affiliate of the Warburg Pincus Group would purchase, for a purchase price of $65 million which will be paid in cash, shares of Series B Convertible Preferred Stock of Western Publishing with an aggregate redemption value of $65 million (the "Series B Convertible Preferred Stock") and a Warrant (the "Warrant") to purchase 3,250,000 shares of Common Stock of Western Publishing, all as more fully described below and in the draft of the Securities Purchase Agreement referred to below (collectively, the "Securities Issuance"). We further understand that in connection with the Securities Issuance, Western Publishing has agreed to reimburse the Warburg Pincus Group for up to $4 million of investment banking, legal and other expenses. In addition, we understand that the Company intends to redeem its currently outstanding shares of its Series A Convertible Preferred Stock due March 31, 1996 for approximately $10 million.

The Series B Convertible Preferred Stock would (i) entitle its holder to receive annual dividends at a rate of 780,000 shares of Common Stock of Western Publishing (subject to certain adjustments based on the prevailing market value of the shares of Common Stock when received) for four years and at 12.0% in cash (or accruing at 12.0%) thereafter, (ii) be convertible into shares of Common Stock of Western Publishing at a conversion price of $10.00, (iii) be redeemable at the option of the Company after four years and (iv) have the right to elect one-third of the Western Publishing directors voting separately as a class as well as to vote with the other stockholders in the election of all other directors, subject to certain limitations. The Warrant would be exercisable after two years, have a term of seven years and would be exercisable, in whole or in part, at a price of $10.00 per share (or in lieu thereof, the holder of the Warrant

Board of Directors
January 31, 1996
Page 2



may elect to receive a cash payment equal to the difference between the exercise price and the prevailing market price of the shares of Common Stock of Western Publishing multiplied by the number of shares for which the Warrant is exercisable and with respect to which this cash option is exercised).

You have asked us to render our opinion as to whether the consideration to be received by the Company pursuant to the Securities Issuance is fair, from a financial point of view, to Western Publishing. In that connection, we are not opining as to any other transactions or contractual arrangements to be entered into or payments to be made by or to Western Publishing or any other person concurrently with the Securities Issuance.

In the course of performing our valuation and financial analyses for rendering this opinion, we have:

1. Reviewed drafts of the Securities Purchase Agreement Between Golden Press Holdings, L.L.C. and Western Publishing Group, Inc.; the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Preferred Stock of Western Publishing Group, Inc.; the Form of Warrant; the Registration Rights Agreement; and certain related agreements;

2. Reviewed Western Publishing's Annual Reports to Shareholders for the fiscal years ended on or about January 31, 1993 through 1995; its Annual Reports on Form 10-K for the fiscal years ended on or about January 31, 1993 through 1995; and its Quarterly Reports on Form 10-Q for the periods ended April 29, 1995, July 29, 1995 and October 28, 1995;

3. Reviewed certain operating and financial information, including budgets and current estimates for Fiscal 1996 (FYE February 3, 1996) provided to us by the Company's senior management, relating to Western Publishing's businesses and prospects.

4. Met with certain members of Western Publishing's senior management to discuss the Company's businesses and operations, previous restructuring initiatives, historical financial performance, estimated financial performance for Fiscal 1996 (FYE February 3, 1996), current financial condition and liquidity, expected capital requirements and future prospects;

5. Met with Mr. Snyder and Warburg Pincus to discuss their prospective business strategy for Western Publishing and

Board of Directors
January 31, 1996
Page 3

         their views of the Company's corporate and operating management, previous business strategies, businesses and operations, previous restructuring initiatives, historical financial performance, estimated financial performance for Fiscal 1996 (FYE February 3, 1996), current financial condition and liquidity, expected capital requirements and future prospects;

6. Reviewed the historical prices, trading activity and valuation parameters of the shares of Common Stock of Western Publishing and the Company's 7.65% Senior Notes due 2002;

7. Reviewed publicly available financial data, stock market performance data and valuation parameters of certain companies which we deemed generally comparable to Western Publishing;

8. Reviewed the terms of selected precedent investment transactions, to the extent publicly available, which we deemed generally comparable to the Securities Issuance;

9. Reviewed the terms of selected precedent mergers and acquisitions, to the extent publicly available, involving companies which we deemed generally comparable to Western Publishing;

10. Reviewed the terms of selected issuances of convertible preferred stock in the public securities market; and

11. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by Western Publishing and representations of the Company's senior management related thereto. With respect to the Company's budgets and current estimates, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Western Publishing as to the expected future performance of Western Publishing. We have been informed by the senior management of the Company that no budget or forecast is available for Fiscal 1997 (FYE February 1, 1997). We have not assumed any responsibility for the information or current estimates provided to us and we have further relied upon the assurances of the senior management of Western Publishing that it is unaware of any facts that would make the information provided

Board of Directors
January 31, 1996
Page 4

to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Western Publishing. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

In rendering our opinion, we have considered (i) the reaction of the stock market and certain major shareholders to previous proposed transactions between Western Publishing and the Warburg Pincus Group which had been publicly disclosed during the Fall of 1995 and the potential positive impact on the prices of the Company's equity and debt securities of new senior management;
(ii) the Company's recent financial performance, current financial condition and future prospects; (iii) the potential negative impact on the prices of Western Publishing's equity and debt securities of the Company's expected financial performance for Fiscal 1996 (FYE February 3, 1996) in the absence of the proposed transaction with the Warburg Pincus Group or another similar extraordinary transaction; (iv) the fact that (a) no other potential equity investors or strategic acquirors have made a formal investment or acquisition proposal to the Company since the public announcement of the original agreement in principle between Western Publishing and Warburg Pincus on September 6, 1995 and (b) the Company had failed to effect a sale transaction or similar extraordinary transaction despite various discussions with potential financial and strategic buyers throughout 1995 and during a public auction conducted during 1994; (v) the Company's prospects for raising debt and/or equity in the public and private capital markets; and (vi) various terms and conditions of the Securities Issuance, including that (x) the Securities Issuance will be subject to a vote of the Company's shareholders, (y) the "no solicitation" and "termination" provisions of the Securities Purchase Agreement Between Golden Press Holdings, L.L.C. and Western Publishing Group, Inc. provide the Board of Directors of the Company with the flexibility to exercise its fiduciary duty to pursue certain alternative transactions in lieu of the Securities Issuance and
(z) the irrevocable proxies granted by Richard A. Bernstein and his affiliates to Warburg Pincus as condition to the Securities Issuance.

Based on and subject to the foregoing, it is our opinion that the consideration to be received by the Company pursuant to the Securities Issuance is fair, from a financial point of view, to Western Publishing.

We have acted as financial advisor to Western Publishing in connection with the Securities Issuance and will receive a fee for such services, payment of a significant portion of which is

Board of Directors
January 31, 1996
Page 5

contingent upon the consummation of the Securities Issuance. Previously, in November 1993, Bear Stearns and Morgan Stanley & Co. Incorporated ("Morgan Stanley") were jointly engaged by Western Publishing to assist the Company as its financial advisors in responding to "several companies expressing a desire to discuss a business combination." Bear Stearns and Morgan Stanley were charged with "exploring all alternatives to maximize shareholder value." Although such efforts by Bear Stearns and Morgan Stanley did not produce any offers for the Company in its entirety, Western Publishing did sell its games and puzzles business to Hasbro, Inc. In connection with the aforementioned sale of the games and puzzles business, Bear Stearns and Morgan Stanley were each paid a customary transaction fee. In September 1992, Bear Stearns lead-managed, with Morgan Stanley as co-manager, Western Publishing's $150 million offering of 7.65% Senior Notes due 2002.

It is understood that this letter is intended solely for the benefit and use of the Board of Directors of Western Publishing and is neither for the benefit of nor being rendered to the public securityholders of Western Publishing. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner for any purpose without our prior consent, except that this letter may be included in its entirety in Western Publishing's proxy statement to be distributed to the stockholders of the Company in connection with their approval of the Securities Issuance.

We have not reviewed any proxy statement or similar document that may be used in connection with the Securities Issuance as such materials had not been prepared as of the date of this letter.

Very truly yours,


BEAR, STEARNS & CO. INC.

By:_________________________
   Senior Managing Director

                                                                   APPENDIX X


                 FAIRNESS OPINION OF JEFFERIES & COMPANY, INC.
                 ---------------------------------------------


PRIVILEGED AND CONFIDENTIAL

                                                  January 31, 1996

The Board of Directors
WESTERN PUBLISHING GROUP, INC.
444 Madison Avenue
New York, NY 10022

To the Members of the Board of Directors:

                  You have requested our opinion as to the fairness, from a financial point of view, to Western Publishing Group, Inc., a Delaware corporation ("Western Publishing" or the "Company"), of the consideration to be received by Western Publishing pursuant to the Securities Issuance described below. With your consent, however, we are not opining with respect to, nor including within our understanding of the Securities Issuance, any other transactions or contractual arrangements to be entered into or payments to be made by or to Western Publishing or any other person in connection with that purchase and sale of securities.

                  We understand that, pursuant to a draft Securities Purchase Agreement (the "Securities Purchase Agreement") between the Company and Golden Press Holding, L.L.C., a Delaware limited liability company ("Golden") and an affiliate of E.M. Warburg, Pincus & Co., Inc., ("Warburg Pincus"), Golden will purchase from the Company, for an aggregate purchase price of $65,000,000, (i) 13,000 shares of a newly-created issue of Western Publishing Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and (ii) a Warrant (the "Warrant") to purchase an aggregate of 3,250,000 shares of Western Publishing Common Stock (such issuance and sale of the Series B Preferred Stock and the Warrant, the "Securities Issuance"). We understand that the Series B Preferred Stock will have the terms, limitations and relative rights and preferences set forth in the Certificate of Designations attached to the Securities Purchase Agreement as its draft Exhibit A, and that the Warrant will be in substantially the form of the draft Exhibit B attached to such Securities Purchase Agreement. We also understand that the Company will redeem the outstanding shares of Western Publishing's Convertible Preferred Stock, Series A, due March 31, 1996, for approximately $10 million. We further understand that Western Publishing has agreed to reimburse Golden for up to $4 million of costs, fees and other expenses incurred by Golden in connection with the Securities Issuance.


                  We also understand that Warburg Pincus will, through Golden, be permitted, subject to the approval of Western Publishing's stockholders, to designate a majority of the members of the Company's Board of Directors immediately following the consummation of the Securities Issuance. You have further informed us that, upon such consummation, Mr. Richard A. Snyder ("Mr. Snyder") will be named as the Chairman and Chief Executive Officer of Western Publishing.

                  Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with the mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In the ordinary course of our business, we may trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities. As you are aware, Jefferies did not participate in structuring or negotiating the terms of the Securities Issuance, and has not heretofore provided any investment banking services to the Company or any of its subsidiaries or affiliates.

                  As you are also aware, Jefferies has been engaged by the Company to provide the opinion contained herein, and will receive a fee for providing such opinion. In addition, we note that we have not been authorized by the Company or its Board of Directors to solicit, nor have we solicited, offers for transactions alternative to the Securities Issuance (including a sale of all of the Company's equity securities or of any of its constituent businesses), nor have we been asked to advise the Company or its Board as to financial alternatives to the Securities Issuance.

                  In connection with our opinion, we have reviewed the Securities Purchase Agreement (including the Exhibits thereto) and certain financial and other information that was publicly available or furnished to us by Western Publishing, including certain internal financial analyses, budgets, reports and other information prepared by the Company's management. We have also discussed with representatives of the management of Western Publishing the business, properties and prospects of the Company and undertaken such other reviews, analyses and inquiries relating to the Company as we deemed appropriate. We also conducted discussions with Mr. Snyder and with representatives of Warburg Pincus as to the Company's business, properties and prospects and as to their plans for Western Publishing following the consummation of the Securities Issuance.

                  In our review and analysis and in rendering the opinion contained herein, we have relied upon, and have not independently verified, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by or on behalf of Western Publishing, Mr. Snyder, Golden or Warburg Pincus or that was publicly available, and such opinion is conditioned upon such information (whether written or oral) being complete, accurate and fair in all material respects. We note that the Company has not prepared, and we have not accordingly reviewed or conducted valuation analyses based upon, any financial projections with respect to the estimated future performance of Western Publishing, and our opinion is, as a result, qualified by the absence of such reviews and analyses. We have not made an independent evaluation or appraisal or conducted a physical inspection of any of the assets of Western Publishing, nor have we been furnished with any such appraisals. Our opinion is based on economic, monetary, political, market and other conditions existing and which can be evaluated as of the date of this opinion; however, such conditions are subject to rapid and unpredictable change.

                  In conducting our analysis and arriving at the opinion expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others: (i) the business and financial aspects of the Securities Issuance; (ii) the historical and current markets for Western Publishing Common Stock; (iii) the financial impact of the Securities Issuance upon the Company; (iv) the discussions with Mr. Snyder and with representatives of Golden, Warburg Pincus and of the Company's management referred to above; (v) certain of the Company's operating and financial information; (vi) the Company's Annual Reports to Stockholders and Annual Reports on Form 10-K for its last three full fiscal years and its Quarterly Reports on Form 10-Q filed since the date of its most recent such Form 10-K; (vii) the potential negative impact on the prices of Western Publishing's equity and debt securities of the Company's expected financial performance for its fiscal year ending February 3, 1996 in the absence of the proposed transaction with Golden or another similar extraordinary transaction; (viii) the fact that (a) the Company was unsuccessful in effecting a sale or similar extraordinary transaction during a public auction conducted during 1994 or thereafter and (b) no other potential equity investors or strategic acquirors have made a formal investment or acquisition proposal to the Company since the public announcement of the original agreement in principle between the Company and Warburg Pincus on September 6, 1995; (ix) the degree of control that Golden and Warburg Pincus will have with respect to the Company; (x) the potentially positive impact of new senior management led by Mr. Snyder and the affiliation with Warburg Pincus on the prices of the Company's equity and debt securities, its capital raising capacity and its ability to access the capital markets; and
(xi) such other information as we deemed to be appropriate. We also conducted such other reviews, analyses and inquiries relating to the Company, Mr. Snyder, Golden and Warburg Pincus (in addition to those set forth above) as we considered proper.

                  With your permission, in rendering such opinion we have also assumed that: (i) the terms and provisions contained in the definitive Securities Purchase Agreement (including the Exhibits thereto) will not differ materially from those contained in the drafts of those documents we have heretofore reviewed; (ii) the conditions to the consummation of the Securities Issuance set forth in the Securities Purchase Agreement will be satisfied; and
(iii) there is not now, and there will not as a result of consummation of the transactions contemplated by the Securities Purchase Agreement be, any default, or event of default, under any indenture, credit agreement or other material instrument to which the Company or any of its subsidiaries or affiliates is a party.

                  Finally, in rendering the opinion set forth below we note

that: (i) the Company has elected to pursue the Securities Issuance following a thorough consideration of the financial alternatives available to it, in which process it was assisted by nationally recognized investment banking firm; (ii) the consummation of the Securities Issuance is conditioned upon the approval of Western Publishing's stockholders; (iii) in providing our opinion we are not recommending any action the Company, the Board of Directors or any of its security holders should take in connection with the Securities Issuance; and
(iv) we are not opining as to the prices at which any of the securities of the Company may trade upon and following the consummation of the Securities Issuance.

                  Based upon and subject to the foregoing, and upon such other matters as we consider relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration to be received by Western Publishing pursuant to the Securities Issuance is fair to Western Publishing from a financial point of view.

                  It is understood and agreed that this opinion is provided solely for the use of the Board of Directors of the Company as one element in such Board's consideration of the Securities Issuance, and may not be used for any other purpose, or otherwise referred to, relied upon or circulated, without our prior written consent. This opinion may be reproduced in full in any proxy statement mailed to holders of Western Publishing Common Stock in connection with the Securities Issuance but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                                   Sincerely,

                                                   JEFFERIES & COMPANY, INC.

                                                   By:________________________
                                                      Chris M. Kanoff
                                                      Executive Vice President

                                      X-5